Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Integrys Energy Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Integrys Energy Group, Inc.:

        You are cordially invited to attend a special meeting of the shareholders of Integrys Energy Group, Inc., which we refer to as Integrys, to be held on November 21, 2014 at 10:00 a.m. central time, in the Aon Building at 200 E. Randolph Street, South Lobby/Parking Level 1, Chicago, Illinois 60601. As previously announced, the boards of directors of Wisconsin Energy Corporation, which we refer to as Wisconsin Energy, and Integrys, have approved an agreement and plan of merger, dated as of June 22, 2014, as it may be amended from time to time, which we refer to as the merger agreement, that will result in Integrys becoming a wholly-owned subsidiary of Wisconsin Energy. Under the terms of the merger agreement, Integrys shareholders will have the right to receive 1.128 shares of Wisconsin Energy common stock, par value $0.01 per share, plus $18.58 in cash, per each share of Integrys common stock, par value $1.00 per share, outstanding at the time of the merger. Based on the closing price of Wisconsin Energy common stock on June 20, 2014, the last trading day before the public announcement of the merger, the aggregate value of the foregoing stock and cash merger consideration to be received by Integrys shareholders was approximately $5.8 billion. Based on the closing price of Integrys common stock on June 20, 2014, Integrys shareholders will receive a 17.3 percent premium to Integrys' closing price on June 20, 2014, and a 22.8 percent premium to the volume-weighted average share price over the 30 trading days ending on June 20, 2014. Upon closing of the transaction, Wisconsin Energy stockholders and Integrys shareholders will own approximately 72 percent and 28 percent, respectively, of the combined company. Subject to approval by Wisconsin Energy's shareholders of a name change proposal, as described in this joint proxy/prospectus, the combined company will be named "WEC Energy Group, Inc." The common stock of Wisconsin Energy and Integrys are listed on the New York Stock Exchange under the symbols "WEC" and "TEG," respectively. We urge you to obtain current market quotations for the shares of Wisconsin Energy and Integrys common stock.

        After careful consideration, our board of directors has determined that the transactions contemplated by the merger agreement are in the best interests of Integrys and its shareholders, and our board of directors has approved the merger agreement. In order to complete the merger, the shareholders of Integrys must approve the merger agreement. At the special meeting of shareholders of Integrys, you will be asked to vote on a proposal with respect to the adoption of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, which we refer to as the Merger proposal, a proposal with respect to an advisory vote on the merger-related compensation arrangements of Integrys' named executive officers, which we refer to as the Merger Related-Compensation proposal, and a proposal to adjourn the meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger proposal, which we refer to as the Integrys Meeting Adjournment proposal. Our board of directors unanimously recommends that you vote FOR the Merger proposal, FOR the Merger-Related Compensation proposal and FOR the Integrys Meeting Adjournment proposal.

        Your vote is very important, regardless of the number of shares you own. We cannot complete the merger unless the Merger proposal is approved by our shareholders at the special meeting. Only shareholders who owned shares of Integrys common stock at the close of business on October 13, 2014 will be entitled to vote at the special meeting. Whether or not you plan to be present at the special meeting, please complete, sign, date and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the internet as described in the instructions included with your proxy card. If you hold your shares in "street name," you should instruct your broker how to vote your shares in accordance with your voting instruction form. This joint proxy statement/prospectus explains the merger, the merger agreement and the transactions contemplated thereby and provides specific information concerning the special meeting. Please review this document carefully. You should carefully consider, before voting, the matters discussed under the heading "Risk Factors" beginning on page 32 of this joint proxy statement/prospectus.

        On behalf of our board of directors, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Charles A. Schrock Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Wisconsin Energy common stock to be issued in the merger or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated October 14, 2014, and is first being mailed to Integrys shareholders on or about October 21, 2014.

Integrys Energy Group, Inc.

200 East Randolph Street, Chicago, Illinois 60601

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 21, 2014

        The Integrys Energy Group, Inc. ("Integrys") special meeting will be held on November 21, 2014, at 10:00 a.m., Central daylight time, at the Aon Building at 200 E. Randolph Street, South Lobby/Parking Level 1, Chicago, Illinois 60601. Our shareholders are asked to take action with respect to:

  1.
  The adoption of a merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus (the "Merger" proposal);

  2.
  An advisory vote on the merger-related compensation arrangements of Integrys' named executive officers (the "Merger-Related Compensation" proposal); and

  3.
  Approval of any motion to adjourn the Integrys special meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger proposal (the "Integrys Meeting Adjournment" proposal).

        Approval of the Merger proposal by Integrys shareholders is required for completion of the merger. The Merger-Related Compensation proposal is not required to complete the merger.

        The Integrys board of directors has approved the merger agreement and the transactions contemplated thereby and recommends that you vote FOR the Merger proposal, FOR the Merger-Related Compensation proposal and FOR the Integrys Meeting Adjournment proposal. Only shareholders of record at the close of business on October 13, 2014, are entitled to notice of and to vote at the special meeting.

        You may vote your shares over the Internet at www.proxyvote.com, by calling toll-free 1-800-690-6903, by completing and mailing the enclosed proxy card, or in person at the special meeting. We request that you vote in advance whether or not you attend the special meeting. You may revoke your proxy at any time prior to the vote at the special meeting by notifying us in writing, voting your shares in person at the meeting, revoting through the website or telephone numbers listed above, or returning a later-dated proxy card.

        We do not know of any other matters to be presented at the special meeting, but if other matters are properly presented, the persons named as proxies will vote on such matters at their discretion.

INTEGRYS ENERGY GROUP, INC.
Jodi J. Caro Vice President, General Counsel and Secretary

Chicago, Illinois
October 14, 2014

        The board of directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the alternative voting options provided.

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about Wisconsin Energy and Integrys from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see "Where You Can Find More Information" beginning on page 174.

        You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from Morrow & Co., LLC, Wisconsin Energy's proxy solicitor, or Georgeson Inc., Integrys' proxy solicitor, at the following addresses and telephone numbers:

For Wisconsin Energy Stockholders:	For Integrys Shareholders:
Morrow & Co., LLC 470 West Avenue—3rd Floor Stamford, CT 06902 Banks and Brokers Call: (203) 658-9400 Stockholders Call Toll Free: (888) 836-9724 Email: wec.info@morrowco.com	Georgeson Inc. 480 Washington Blvd., 26th Floor Jersey City, NJ 07310 All Shareholders Please Call: (866) 482-5026 Email: TEGinfo@georgeson.com

        To receive timely delivery of the documents in advance of the special meetings, you should make your request no later than November 10, 2014.

        You may also obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge through the website of the Securities and Exchange Commission, which we refer to as the SEC, at www.sec.gov. In addition, you may obtain copies of documents filed by Wisconsin Energy with the SEC by accessing Wisconsin Energy's website at www.wisconsinenergy.com under the tab "Investors" and then under the heading "All SEC filings." You may also obtain copies of documents filed by Integrys with the SEC by accessing Integrys' website at www.integrysgroup.com under the tab "Investors" and then under the heading "SEC Filings."

        We are not incorporating the contents of the websites of the SEC, Wisconsin Energy, Integrys or any other entity into this joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS

        The following questions and answers briefly address some commonly asked questions about the Wisconsin Energy and Integrys special meetings and the merger described in this joint proxy statement/prospectus. They may not include all the information that is important to stockholders of Wisconsin Energy and shareholders of Integrys. Stockholders of Wisconsin Energy and shareholders of Integrys should carefully read this entire joint proxy statement/prospectus, including the annexes and the other documents referred to herein. Unless otherwise specified, all references in this joint proxy statement/prospectus to:

  •
  "initial merger" refer to the merger of merger sub with and into Integrys, with Integrys continuing as the surviving corporation and a wholly owned subsidiary of Wisconsin Energy;

  •
  "Integrys" refer to Integrys Energy Group, Inc.;

  •
  "merger" refer to the initial merger and subsequent merger, collectively;

  •
  "merger agreement" refer to the Agreement and Plan of Merger, dated as of June 22, 2014, between Integrys and Wisconsin Energy, a copy of which is attached as Annex A to this joint proxy statement/prospectus;

  •
  "merger sub" and "subsequent merger sub" refer to WEC Acquisition Corp. and GET Acquisition Corp., respectively, two direct, wholly owned subsidiaries of Wisconsin Energy which became parties to the merger agreement through execution of a joinder agreement;

  •
  "subsequent merger" refer to the merger of Integrys, as the surviving corporation in the initial merger, with and into subsequent merger sub, with subsequent merger sub continuing as the surviving corporation and a wholly owned subsidiary of Wisconsin Energy; and

  •
  "Wisconsin Energy" refer to Wisconsin Energy Corporation.

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
Wisconsin Energy and Integrys are sending this joint proxy statement/prospectus and the materials included herein to their stockholders and shareholders, respectively, to help them decide how to vote their shares of Wisconsin Energy common stock or Integrys common stock, as the case may be, with respect to the merger and other matters to be considered at their respective special meetings.

The merger cannot be completed unless Wisconsin Energy stockholders approve the issuance of Wisconsin Energy common stock in the merger, and Integrys shareholders approve the merger agreement. Each of Wisconsin Energy and Integrys is holding a special meeting of its stockholders and shareholders, as the case may be, to vote on the proposals necessary to complete the merger. Information about these special meetings, the merger and the other business to be considered by stockholders at each of the special meetings is contained in this joint proxy statement/prospectus.

This joint proxy statement/prospectus constitutes both a joint proxy statement of Wisconsin Energy and Integrys and a prospectus of Wisconsin Energy. It is a joint proxy statement because each of the boards of directors of Wisconsin Energy and Integrys are soliciting proxies from their respective shareholders. It is a prospectus because Wisconsin Energy will issue shares of its common stock in exchange for outstanding shares of Integrys common stock in the merger.

Q:
What will happen in the proposed merger?

A:
Wisconsin Energy and Integrys have entered into the merger agreement. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed business combination of Wisconsin Energy and Integrys. Pursuant to the merger agreement, merger sub will merge with and into Integrys, with

  Integrys continuing as the surviving corporation, and immediately thereafter, Integrys will merge with and into subsequent merger sub, with subsequent merger sub continuing as the surviving corporation. These transactions are referred to as the merger.

Q:
What will Integrys shareholders receive in the merger?

A:
In the merger, for each share of Integrys common stock, Integrys shareholders will receive 1.128 shares of Wisconsin Energy common stock, which we refer to as the stock consideration, and $18.58 in cash, which we refer to as the cash consideration. The stock consideration and cash consideration are collectively referred to as the merger consideration. Based on the closing price of Wisconsin Energy common stock on June 20, 2014, the last trading day before the public announcement of the merger, the aggregate value of the merger consideration was approximately $5.8 billion. Integrys shareholders will also receive cash in lieu of fractional shares. The merger consideration is fixed and will not be adjusted to reflect changes in the stock price of either company before the merger is completed. Wisconsin Energy stockholders will continue to own their existing shares of Wisconsin Energy common stock and will not receive any merger consideration.

Q:
When do Integrys and Wisconsin Energy expect to complete the merger?

A:
Wisconsin Energy and Integrys are working to complete the merger as soon as practicable. We currently expect that the merger will be completed in the second half of 2015. Neither Wisconsin Energy nor Integrys can predict, however, the actual date on which the merger will be completed because it is subject to conditions beyond each company's control, including the receipt of Wisconsin Energy stockholder approval and Integrys shareholder approval, and federal and state regulatory approvals. For additional information on the regulatory approvals required to complete the merger, please see "The Merger—Regulatory Approvals Required for the Merger" beginning on page 101. For additional information on the conditions to the completion of the merger, please see "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 117.

Q:
What am I being asked to vote on and why is this approval necessary?

A:
Wisconsin Energy stockholders are being asked to vote on the following proposals:

1.
to approve the issuance of common stock of Wisconsin Energy as contemplated by the merger agreement, as it may be amended from time to time, which we refer to as the Share Issuance proposal;

2.
to approve an amendment to Wisconsin Energy's restated articles of incorporation to change the name of Wisconsin Energy from "Wisconsin Energy Corporation" to "WEC Energy Group, Inc.", which we refer to as the Name Change proposal; and

3.
to adjourn the Wisconsin Energy special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Share Issuance proposal, which we refer to as the Wisconsin Energy Meeting Adjournment proposal.

Only the approval of the Share Issuance proposal is required to complete the merger. The Share Issuance proposal is not conditioned on the approval of the Name Change proposal. The Name Change proposal is conditioned on approval of the Share Issuance proposal and on completion of the merger.

Integrys shareholders are being asked to vote on the following proposals:

1.
to adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, which we refer to as the Merger proposal;

2.
to conduct an advisory vote on certain compensation that may be paid or become payable to Integrys' named executive officers that is based on or otherwise relates to the merger, which we refer to as the Merger-Related Compensation proposal; and

3.
to adjourn the Integrys special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger proposal, which we refer to as the Integrys Meeting Adjournment proposal.

Approval of the Merger proposal by Integrys shareholders is required for completion of the merger. The approval of the Merger-Related Compensation proposal is not required to complete the merger.

The Share Issuance proposal and the Merger proposal are collectively referred to as the "Merger-Related" proposals.

Q:
Why are Integrys shareholders being asked to approve, on a non-binding advisory basis, the Merger-Related Compensation proposal?

A.
The rules promulgated by the SEC under Section 14A of the Exchange Act require Integrys to seek a non-binding, advisory vote with respect to Merger-Related Compensation. For more information regarding such payments, see "Integrys Proposals—Item 2. The Merger-Related Compensation Proposal" beginning on page 152.

Q:
What will happen if Integrys shareholders do not approve, on a non-binding advisory basis, the Merger-Related Compensation proposal?

A.
The vote on the Merger-Related Compensation proposal is a vote separate and apart from the vote on the Merger proposal. Accordingly, Integrys shareholders may vote in favor of the Merger proposal and not in favor of the Merger-Related Compensation proposal, or vice versa. Approval of the Merger-Related Compensation proposal is not a condition to consummation of the merger, and it is advisory in nature only, meaning it will not be binding on Integrys. Accordingly, because Integrys is contractually obligated to pay such compensation, if the merger is completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

Q:
What vote is required to approve each proposal at the Wisconsin Energy special meeting?

A:
The Share Issuance proposal:    The affirmative vote of a majority of the votes cast by Wisconsin Energy stockholders is required to approve the Share Issuance proposal.

The Name Change proposal:    The affirmative vote of a majority of the shares of Wisconsin Energy common stock outstanding on the record date for the Wisconsin Energy special meeting is required to approve the Name Change proposal.

The Wisconsin Energy Meeting Adjournment proposal:    For the Wisconsin Energy Meeting Adjournment proposal to be approved, the votes cast in favor of the Wisconsin Energy Meeting Adjournment proposal must exceed the votes cast against the proposal.

Q:
What vote is required to approve each proposal at the Integrys special meeting?

A:
The Merger proposal:    The affirmative vote of a majority of the shares of Integrys common stock outstanding on the record date for the Integrys special meeting is required to approve the Merger proposal.

The Merger-Related Compensation proposal:    The affirmative vote of a majority of the shares of Integrys common stock represented (in person or by proxy) at the Integrys special meeting and entitled to vote on such proposal is required to approve the Merger-Related Compensation proposal. Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on either Integrys or Wisconsin Energy. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Integrys shareholders.

The Integrys Meeting Adjournment proposal:    For the Integrys Meeting Adjournment proposal to be approved, the votes cast in favor of the Integrys Meeting Adjournment proposal must exceed the votes cast against the proposal.

Q:
What constitutes a quorum?

A:
The representation of holders of at least a majority of the total number of shares of common stock outstanding as of the record date at the Wisconsin Energy special meeting or Integrys special meeting, as applicable, whether present in person or represented by proxy, is required in order to conduct business at each special meeting. This requirement is called a quorum. Abstentions, if any, which are described below, will be treated as present for the purposes of determining the presence or absence of a quorum for each special meeting.

Q:
How do the boards of directors of Wisconsin Energy and Integrys recommend that I vote?

A:
The board of directors of Wisconsin Energy, which we refer to as the Wisconsin Energy Board, recommends that holders of Wisconsin Energy common stock vote "FOR" the Share Issuance proposal, "FOR" the Name Change proposal and "FOR" the Wisconsin Energy Meeting Adjournment proposal.

The board of directors of Integrys, which we refer to as the Integrys Board, recommends that Integrys shareholders vote "FOR" the Merger proposal and "FOR" the Integrys Meeting Adjournment proposal. In addition, the Integrys Board recommends that holders of Integrys common stock vote "FOR" the Merger-Related Compensation proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable, to Integrys' named executive officers that is based on or otherwise relates to the merger.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in, or incorporated by reference into, this joint proxy statement/prospectus, please vote your shares by submitting your proxy as soon as possible so that your shares will be represented at your respective company's special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee. In order to assure that your vote is recorded, please vote your proxy as instructed on your proxy card(s) even if you currently plan to attend your respective company's special meeting in person.

Please do not submit your Integrys stock certificates at this time. If the merger is completed, you will receive instructions for surrendering your Integrys stock certificates in exchange for the merger consideration from the exchange agent.

Q:
How do I vote?

A:
If you are a stockholder of record of Wisconsin Energy as of October 13, 2014, which we refer to as the Wisconsin Energy record date, or a shareholder of record of Integrys as of October 13, 2014, which we refer to as the Integrys record date, you may submit your proxy before your respective company's special meeting in one of the following ways:

•
use the toll-free number shown on your proxy card;

•
visit the website shown on your proxy card to vote via the Internet; or

•
complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Stockholders of record of Wisconsin Energy and shareholders of record of Integrys may also cast their vote in person at their respective company's special meeting. If you wish to vote through the Internet or by telephone, please follow the instructions on your proxy card or the information forwarded to you by your bank or broker, as applicable. With respect to the Wisconsin Energy special meeting, the Internet and telephone voting facilities will close at 10:59 p.m., Central time, on November 20, 2014. With respect to the Integrys special meeting, the Internet and telephone voting facilities will close at 10:59 p.m., Central time, on November 20, 2014; provided, however, that votes representing shares held in the lntegrys Share Ownership Plans must be received by 10:59 p.m., Central time, on November 19, 2014, to be voted at the special meeting, and votes representing shares issued under the lntegrys Energy Group, lnc. Deferred Compensation Plan and the Omnibus lncentive Plans must be received by 10:59 p.m., Central time, on November 19, 2014, to be voted at the special meeting.

If your shares are held in "street name," through a broker, trustee or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" stockholders who wish to vote at the meeting will need to obtain a "legal proxy" form from their broker, trustee or other nominee.

If your shares are held through an employee plan, please see the questions below "What if I participate in Wisconsin Energy's Stock Plus Investment Plan or 401(k) plan?" beginning on page 7 or "What if I participate in Integrys' Employee Stock Ownership Plan, the Peoples Energy Employee Stock Ownership Plan, the Integrys Energy Group 401(k) Plan for Administrative Employees or the Peoples Energy Employee Thrift Plan?" beginning on page 7.

Q:
What does it mean if multiple members of my household are Wisconsin Energy stockholders or Integrys shareholders, as the case may be, but we received only one set of proxy materials for the applicable company?

A:
SEC rules permit public companies, under certain circumstances, to send a single set of proxy materials and annual reports to any household at which two or more stockholders reside if the company believes that they are members of the same family. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce the company's expenses.

In order to take advantage of this opportunity, Wisconsin Energy has delivered one set of proxy materials to Wisconsin Energy stockholders who share an address and Integrys has delivered one set of proxy materials to Integrys shareholders who share an address unless Wisconsin Energy or

  Integrys, as the case may be, received contrary instructions from the affected Wisconsin Energy stockholders or Integrys shareholders prior to the mailing date.

If you received multiple paper copies of the proxy materials from Wisconsin Energy, you may wish to contact Wisconsin Energy's transfer agent, Computershare, at 800-558-9663, to request householding, or you may provide written instructions to Wisconsin Energy Corporation, c/o Computershare, P.O. Box 30170, College Station, TX 77842-3170. If you wish to receive separate copies of such materials now or in the future, or to discontinue householding entirely, you may contact Wisconsin Energy's transfer agent using the contact information provided above. Upon request, Wisconsin Energy will promptly send a separate copy of such documents. Whether or not a Wisconsin Energy stockholder is householding, each Wisconsin Energy stockholder will continue to receive a proxy card.

If you received multiple paper copies of the proxy materials from Integrys, you may wish to contact Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, or call Broadridge at (800) 542-1061 to request householding.

If your shares are held in "street name," through a broker, trustee or other nominee, you may request householding by contacting the holder of record.

Q:
When and where is the Wisconsin Energy special meeting of stockholders? What must I bring to attend the special meeting?

A:
The special meeting of Wisconsin Energy stockholders will be held in the Auditorium of Wisconsin Energy's corporate headquarters, 231 West Michigan Street, Milwaukee, Wisconsin 53203 at 10:00 a.m., Central time, on November 21, 2014. Subject to space availability, all Wisconsin Energy stockholders as of the Wisconsin Energy record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:00 a.m., Central time.

You must pre-register and present a government-issued photo identification at the door in order to attend Wisconsin Energy's special meeting.

If you would like to attend, please contact Wisconsin Energy's Stockholder Services by email at WEC.Stockholder-Services.Contact@wisconsinenergy.com or by telephone at 800-881-5882 to pre-register. If you hold your shares in "street name" through an intermediary, such as a bank, brokerage firm or other nominee, and you would like to attend Wisconsin Energy's special meeting, please send a request to pre-register either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement, a copy of the voting instruction card provided by your broker, or a letter from the broker, trustee, bank or nominee holding your shares to: Stockholder Services, 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201; fax: 414-221-3888; or email: WEC.Stockholder-Services.Contact@wisconsinenergy.com. If Wisconsin Energy cannot confirm you are a registered stockholder or beneficial owner, we will contact you for further information. All attendees for Wisconsin Energy's special meeting will be asked to present a government-issued photo identification card, such as a driver's license, state identification card or passport at the door.

Q:
When and where is the Integrys special meeting of shareholders? What must I bring to attend the special meeting?

A.
The special meeting of Integrys shareholders will be held at the Aon Building at 200 E. Randolph Street, South Lobby/Parking Level 1, Chicago, Illinois 60601 at 10:00 a.m., Central time, on November 21, 2014. Subject to space availability, all Integrys shareholders as of the Integrys record date, or their duly appointed proxies, may attend the meeting. Each shareholder may be accompanied by one guest. If you hold your shares in "street name" through an intermediary, such as a bank, brokerage firm or other nominee, and you would like to attend Integrys' special meeting, you will need to provide proof of share ownership at the meeting, such as a bank or brokerage firm account statement, a copy of the voting instruction card provided by your broker, or a letter from the broker, trustee, bank or nominee holding your shares. All attendees for Integrys' special meeting will be asked to present a government-issued photo identification card, such as a driver's license, state identification card or passport, at the door.

Q:
What if I participate in Wisconsin Energy's Stock Plus Investment Plan or 401(k) plan?

A:
If you are a participant in Wisconsin Energy's Stock Plus Investment Plan, which we refer to as Stock Plus, or own shares through investments in the Wisconsin Energy Common Stock ESOP Fund in Wisconsin Energy's 401(k) plan, your proxy will serve as voting instructions for your shares held in those plans. The administrator for Stock Plus and the trustee for the 401(k) plan will vote your shares as you direct. If a proxy is not returned for shares held in Stock Plus, the administrator will not vote those shares. If a proxy is not returned for shares held in the 401(k) plan, the trustee will vote those shares in the same proportion that all shares in the WEC Common Stock ESOP Fund for which voting instructions have been received, are voted.

Stock owned in the 401(k) plan may NOT be voted in person at the Wisconsin Energy special meeting as the plan's trustee votes the plan shares about two days prior to the special meeting, after receiving voting instructions from the plan participants.

Q:
What if I participate in Integrys' Employee Stock Ownership Plan, the Peoples Energy Employee Stock Ownership Plan, the Integrys Energy Group 401(k) Plan for Administrative Employees or the Peoples Energy Employee Thrift Plan?

A:
If you are a participant in Integrys' Employee Stock Ownership Plan, the Peoples Energy Employee Stock Ownership Plan, the Integrys Energy Group 401(k) Plan for Administrative Employees or the Peoples Energy Employee Thrift Plan, which we refer to collectively as the Integrys Share Ownership Plans, your proxy will serve as voting instructions for your shares held in those plans. The trustee of the Integrys Share Ownership Plans will vote the plan shares as instructed by plan participants. If you participate in the Integrys Employee Stock Ownership Plan and you do not provide voting instructions, the trustee will not vote your shares in the plan. If you participate in the Peoples Energy Employee Stock Ownership Plan, the Peoples Energy Employee Thrift Plan or the Integrys Energy Group 401(k) Plan for Administrative Employees and you do not provide voting instructions, the trustee will vote shares allocated to your plan account in the same proportion as those votes cast by other plan participants submitting voting instructions.

Stock owned in these plans may NOT be voted in person at Integrys' special meeting as the plans' trustee votes the plan shares about two days prior to the special meeting, after receiving voting instructions from the plan participants.

Q:
If my shares are held in "street name" by a broker, trustee or other nominee, will my broker, trustee or other nominee vote my shares for me?

A:
If your shares are held in "street name" in a stock brokerage account or by a bank, trustee or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, trustee or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Wisconsin Energy or Integrys or by voting in person at your respective company's special meeting unless you provide a "legal proxy," which you must obtain from your broker, trustee or other nominee. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

Under the rules of the New York Stock Exchange, which we refer to as the NYSE, brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be "non-routine" without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Wisconsin Energy special meeting and the Integrys special meeting are such "non-routine" matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

If you are a Wisconsin Energy stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•
your broker, bank or other nominee may not vote your shares on the Share Issuance proposal, which broker non-votes will have no effect on the vote count for such proposal, except for determining whether a quorum is present;

•
your broker, bank or other nominee may not vote your shares on the Name Change proposal, which broker non-votes will have the same effect as a vote "AGAINST" such proposal; and

•
your broker, bank or other nominee may not vote your shares on the Wisconsin Energy Meeting Adjournment proposal, which broker non-votes will have no effect on the vote count for this proposal.

If you are an Integrys shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•
your broker, bank or other nominee may not vote your shares on the Merger proposal, which broker non-votes will have the same effect as a vote "AGAINST" this proposal;

•
your broker, bank or other nominee may not vote your shares on the Merger-Related Compensation proposal, which broker non-votes will have no effect on the vote count for this proposal; and

•
your broker, bank or other nominee may not vote your shares on the Integrys Meeting Adjournment proposal, which broker non-votes will have no effect on the vote count for this proposal.

Q:
What if I fail to vote or abstain?

A:
For purposes of each of the Wisconsin Energy special meeting and the Integrys special meeting, an abstention occurs when a stockholder attends the applicable special meeting in person and does not vote or returns a proxy with an "abstain" vote.

  Wisconsin Energy

Share Issuance proposal:    An abstention will have the same effect as a vote cast "AGAINST" the Share Issuance proposal. If a Wisconsin Energy stockholder is not present in person at the Wisconsin Energy special meeting and does not respond by proxy, it will have no effect on the vote count for the Share Issuance proposal.

Name Change proposal:    An abstention or failure to vote will have the same effect as a vote cast "AGAINST" the Name Change proposal.

Wisconsin Energy Meeting Adjournment proposal:    An abstention will have no effect on the vote count for the Wisconsin Energy Meeting Adjournment proposal.

  Integrys

Merger proposal:    An abstention or failure to vote will have the same effect as a vote cast "AGAINST" the Merger proposal.

Merger-Related Compensation proposal:    An abstention will have the same effect as a vote cast "AGAINST" the Merger-Related Compensation proposal. If an Integrys shareholder is not present in person at the Integrys special meeting and does not respond by proxy, it will have no effect on the vote count for the Merger-Related Compensation proposal (assuming a quorum is present).

Integrys Meeting Adjournment proposal:    An abstention will have no effect on the vote count for the Integrys Meeting Adjournment proposal.

Q:
What will happen if I return my proxy or voting instruction card without indicating how to vote?

A:
If you properly sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the Wisconsin Energy common stock represented by your proxy will be voted as recommended by the Wisconsin Energy Board with respect to that proposal and/or the Integrys common stock represented by your proxy will be voted as recommended by the Integrys Board with respect to that proposal. The proxyholders may use their discretion to vote on other matters that are properly brought before the Wisconsin Energy special meeting or the Integrys special meeting, as applicable.

Q:
What if I hold shares of both Wisconsin Energy common stock and Integrys common stock?

A:
If you are a stockholder of Wisconsin Energy and also a shareholder of Integrys, you will receive two separate packages of proxy materials. A vote as an Integrys shareholder will not constitute a vote as a Wisconsin Energy stockholder and vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from Wisconsin Energy or Integrys, or vote as both a Wisconsin Energy stockholder and as an Integrys shareholder by Internet or telephone.

Q:
May I change my vote after I have delivered my proxy or voting instruction card?

A:
Yes. If you are a record holder, you may change your vote at any time before your proxy is voted at the Wisconsin Energy special meeting or the Integrys special meeting, as applicable. You may do this in one of four ways:

•
by sending a notice of revocation to the corporate secretary of Wisconsin Energy or Integrys Investor Relations, as applicable;

•
by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so;

•
by sending a completed proxy card bearing a later date than your original proxy card; or

•
by attending the Wisconsin Energy special meeting or the Integrys special meeting, as applicable, and voting in person.

The Internet and telephone voting facilities for the Wisconsin Energy special meeting will close at 10:59 p.m., Central time, on November 20, 2014. The Internet and telephone voting facilities for the Integrys special meeting will close at 10:59 p.m., Central time, on November 20, 2014; provided, however, that votes representing shares held in the Integrys Share Ownership Plans must be received by 10:59 p.m., Central time, on November 19, 2014, to be voted in the special meeting, and votes representing shares issued under the Integrys Energy Group, Inc. Deferred Compensation Plan and the Omnibus Incentive Plans must be received by 10:59 p.m. Central time, on November 19, 2014, to be voted at the special meeting.

If your shares are held in an account at a broker, bank or other nominee and you have delivered your voting instruction card to your broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q:
What are the U.S. federal income tax consequences of the merger?

A:
It is a condition to the obligation of Integrys to complete the merger that Integrys receive a written opinion from Cravath, Swaine & Moore LLP, counsel to Integrys, which we refer to as Cravath, dated as of the completion of the merger, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

It is a condition to the obligation of Wisconsin Energy to complete the merger that Wisconsin Energy receive a written opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Wisconsin Energy, which we refer to as Skadden, dated as of the completion of the merger, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

An Integrys shareholder who, consistent with such opinions, receives cash (other than cash in lieu of a fractional share of Wisconsin Energy common stock) and shares of Wisconsin Energy common stock pursuant to a transaction constituting a reorganization within the meaning of Section 368(a) of the Code will recognize gain (but will not recognize any loss), and the gain recognized will be equal to the lesser of (i) any cash received (other than cash received in lieu of a fractional share of Wisconsin Energy common stock) and (ii) the excess, if any, of (x) the sum of the cash received (including cash received in lieu of a fractional share of Wisconsin Energy common stock) and the fair market value (determined at the effective time of the merger) of the Wisconsin Energy common stock received over (y) such Integrys shareholder's tax basis in the shares of Integrys common stock exchanged therefor. In addition, such Integrys shareholder will recognize gain or loss attributable to cash received in lieu of a fractional share of Wisconsin Energy common stock. Integrys shareholders should consult their tax advisors for a full understanding of all of the tax consequences of the offer and the merger to them.

Q:
Do I have dissenter's rights in connection with the merger?

A:
No. Under Wisconsin law, neither Integrys shareholders nor Wisconsin Energy stockholders will be entitled to exercise any dissenters' rights in connection with the merger or the other transactions contemplated by the merger agreement.

Q:
What if I hold Integrys stock options or restricted stock units?

A:
In connection with the merger:

•
Each Integrys stock option that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys stock option multiplied by the excess of (i) the sum of (x) the cash consideration and (y) 1.128 multiplied by the average of the volume weighted average price per share of Wisconsin Energy common stock on each of the 10 consecutive trading days ending on the second trading day prior to the completion of the merger (which amount, collectively with the cash consideration, we refer to as the equity award consideration) over (ii) the exercise price per share of such Integrys stock option (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys stock option award agreement and less any applicable withholding taxes).

  •
  Each Integrys restricted stock unit that is subject to time-based vesting conditions, which we refer to as an Integrys Time-Based RSU, that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys Time-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Time-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys Time-Based RSU award agreement and less any applicable withholding taxes).

  •
  Each Integrys restricted stock unit that vests based on performance-based criteria, which we refer to as an Integrys Performance-Based RSU, that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will vest (i) at the greater of the applicable target performance level and the projected actual performance level, if the completion of the merger occurs prior to the completion of the performance period applicable to such Integrys Performance-Based RSU or (ii) at the performance level determined in accordance with the terms of the Performance-Based RSU award agreement, if the completion of the merger occurs on or following the completion of the performance period applicable to such Integrys Performance-Based RSU, and in either case, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the vested portion of the Integrys Performance-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Performance-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys Performance-Based RSU award agreement and less any applicable withholding taxes).

  •
  Each outstanding stock unit credited to an account in the Integrys Deferred Compensation Plan, which we refer to as the DCP, that is payable in shares of or valued with respect to Integrys common stock, which we refer to as an Integrys Deferred Stock Unit, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to such Integrys Deferred Stock Unit immediately prior to the completion of the merger multiplied by the equity award consideration, together with any dividends credited to such Integrys Deferred Stock Unit and less any applicable withholding taxes, payable in accordance with the terms of the DCP.

Q:
Whom should I contact if I have any questions about the proxy materials or voting?

A:
If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for the company in which you hold shares.

If you are a Wisconsin Energy stockholder, you should contact Morrow & Co., LLC, the proxy solicitation agent for Wisconsin Energy, at (888) 836-9724. If you are an Integrys shareholder, you should contact Georgeson Inc., the proxy solicitation agent for Integrys, at (866) 482-5026.

SUMMARY

        This summary highlights selected information contained elsewhere in this joint proxy statement/prospectus and does not contain all the information that may be important to you with respect to the merger and other matters being considered at the Wisconsin Energy and Integrys special meetings. Wisconsin Energy and Integrys urge you to read carefully this joint proxy statement/prospectus in its entirety, including the annexes and the other documents to which we have referred to you. Additional, important information, which Wisconsin Energy and Integrys also urge you to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 174. We have included in this summary references to other portions of this joint proxy statement/prospectus to direct you to a more complete description of the topics presented below, which you should review carefully in their entirety.

The Parties (Page 139)

  Wisconsin Energy Corporation

        Wisconsin Energy was incorporated in the state of Wisconsin in 1981 and became a diversified energy holding company in 1986. Wisconsin Energy maintains its principal executive offices in Milwaukee, Wisconsin.

        Wisconsin Energy conducts its operations primarily in two reportable segments: a utility energy segment and a non-utility energy segment. Wisconsin Energy's primary subsidiaries are Wisconsin Electric Power Company, which we refer to as Wisconsin Electric, Wisconsin Gas LLC, which we refer to as Wisconsin Gas, and W.E. Power, LLC, which we refer to as We Power. In addition, Wisconsin Energy has a 26.24 percent equity interest in American Transmission Company LLC (an electric transmission company operating in Illinois, Michigan, Minnesota and Wisconsin, and which we refer to as ATC).

        For the year ended December 31, 2013, Wisconsin Energy had total operating revenues of approximately $4.5 billion and total net income from continuing operations of approximately $577.4 million. For the six months ended June 30, 2014, Wisconsin Energy had total operating revenues of approximately $2.7 billion and total net income from continuing operations of approximately $340.6 million.

  Integrys Energy Group, Inc.

        Integrys is a diversified energy holding company headquartered in Chicago, Illinois. Integrys was incorporated in Wisconsin in 1993. Its wholly owned subsidiaries provide products and services in both the regulated and nonregulated energy markets. In addition, Integrys has a 34.07 percent equity interest in ATC. Integrys has five reportable segments: regulated natural gas utility operations, regulated electric utility operations, Integrys energy services, electric transmission investment and holding company and other. On July 30, 2014, Integrys announced that it has agreed to sell its competitive retail electric and natural gas businesses through a sale of all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, Integrys Energy Services, Inc., to Exelon Generation Company, LLC, which we refer to as the IES Sale. The IES Sale will not include the Integrys' generation and solar asset businesses which will be moved from Integrys Energy Services, Inc. to Integrys or one of its affiliates. The IES Sale is expected to close the fourth quarter of 2014 or the first quarter of 2015.

        For the year ended December 31, 2013, Integrys had total revenues of approximately $5.6 billion and total net income attributed to common shareholders of approximately $351.8 million. For the six months ended June 30, 2014, Integrys had total revenues of approximately $4.4 billion and total net income attributed to common shareholders of approximately $159.6 million.

  WEC Acquisition Corp. and GET Acquisition Corp.

        WEC Acquisition Corp., which we refer to as merger sub, and GET Acquisition Corp., which we refer to as subsequent merger sub, are Wisconsin corporations formed on July 10, 2014 for the purpose of completing the merger. Each of merger sub and subsequent merger sub is a direct, wholly owned subsidiary of Wisconsin Energy and became party to the merger agreement through execution of a joinder agreement.

The Merger (Page 114)

        Pursuant to and in accordance with the merger agreement, in the initial merger, merger sub will merge with and into Integrys, with Integrys continuing as the surviving corporation and a wholly owned subsidiary of Wisconsin Energy. Immediately thereafter, Integrys will merge with and into subsequent merger sub, with subsequent merger sub continuing as the surviving corporation and a wholly owned subsidiary of Wisconsin Energy.

        The initial merger and the subsequent merger are referred to collectively in this joint proxy statement/prospectus as the merger.

        The merger will be completed only after the satisfaction or waiver of the conditions to the completion of the merger discussed below.

        The merger agreement is attached as Annex A to this joint proxy statement/prospectus. Wisconsin Energy and Integrys encourage you to read the merger agreement carefully and fully, as it is the legal document that governs the merger.

Consideration to be Received in the Merger by Integrys Shareholders (Page 114)

        In the merger, each share of Integrys common stock that is issued and outstanding immediately prior to the effective time of the initial merger (other than any shares of Integrys common stock owned or held directly or indirectly by Integrys, Wisconsin Energy, Merger Sub or Subsequent Merger Sub, which will be cancelled upon completion of the merger) will be converted into the right to receive 1.128 shares of Wisconsin Energy common stock, which we refer to as the stock consideration, and $18.58 in cash, which we refer to as the cash consideration. The stock consideration and cash consideration are collectively referred to as the merger consideration. Based on the closing price of Wisconsin Energy common stock on June 20, 2014, the last trading day before the public announcement of the merger, the aggregate value of the merger consideration was approximately $5.8 billion. Shares of Integrys common stock held by grantor trusts of Integrys will not be cancelled but will instead be converted into the right to receive the merger consideration. The merger consideration will be adjusted appropriately to fully reflect the effect of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event. No fractional shares of Wisconsin Energy common stock will be issued in connection with the merger, and holders of fractional shares of Integrys common stock will be entitled to receive cash in lieu thereof.

Treatment of Equity-Based Awards (Page 116)

  Integrys

        Upon completion of the merger, outstanding Integrys equity awards, including options, time-based restricted stock units, performance-based restricted stock units and deferred stock units, in each case, whether vested or unvested, will be cancelled. In connection with the merger:

  •
  Each Integrys stock option that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys stock option multiplied by the excess of the equity award consideration over the exercise price per share of such Integrys stock option (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys stock option award agreement and less any applicable withholding taxes).

  •
  Each Integrys Time-Based RSU that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys Time-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Time-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys Time-Based RSU award agreement and less any applicable withholding taxes).

  •
  Each Integrys Performance-Based RSU that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will vest (i) at the greater of the applicable target performance level and the projected actual performance level, if the completion of the merger occurs prior to the completion of the performance period applicable to such Integrys Performance-Based RSU or (ii) at the performance level determined in accordance with the terms of the Performance-Based RSU award agreement, if the completion of the merger occurs on or following the completion of the performance period applicable to such Integrys Performance-Based RSU, and in either case, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the vested portion of the Integrys Performance-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Performance-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys Performance-Based RSU award agreement and less any applicable withholding taxes).

  •
  Each outstanding Integrys Deferred Stock Unit, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to such Integrys Deferred Stock Unit immediately prior to the completion of the merger multiplied by the equity award consideration, together with any dividends credited to such Integrys Deferred Stock Unit and less any applicable withholding taxes, payable in accordance with the terms of the DCP.

        For further discussion of the treatment of Integrys options and other stock-based awards held by directors and executive officers of Integrys, see "The Merger—Interests of Directors and Executive Officers in the Merger—Interests of Directors and Executive Officers of Integrys in the Merger" beginning on page 89.

  Wisconsin Energy

        The merger will not affect Wisconsin Energy's stock options, restricted stock or other equity awards. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the merger.

Governance of Wisconsin Energy Following Completion of the Merger (Page 88)

  Board of Directors

        The parties have agreed that, upon completion of the merger:

  •
  The Wisconsin Energy Board will have 12 members, consisting of (a) all nine current directors from the Wisconsin Energy Board, including Mr. Gale E. Klappa, the current chairman of the

    Wisconsin Energy Board and chief executive officer of Wisconsin Energy, and (b) three directors to be selected by Integrys from among the current directors of Integrys, in consultation with Wisconsin Energy and subject to certain qualifications.

  •
  Mr. Klappa will continue as the chairman of the Wisconsin Energy Board.

  Management

        Wisconsin Energy and Integrys expect that immediately following completion of the merger, Mr. Klappa will become chairman and chief executive officer of the combined company, and that the other senior leadership roles in the combined company will be filled by current senior officers of Wisconsin Energy.

Name Change; Headquarters; Community Involvement (Page 89)

  Amendment to Wisconsin Energy's Charter

        In connection with the merger, if the Name Change proposal is approved, Wisconsin Energy will amend its charter to change its name from "Wisconsin Energy Corporation" to "WEC Energy Group, Inc." effective upon completion of the merger.

  Headquarters

        Upon completion of the merger, Wisconsin Energy has agreed to take all necessary action to cause (i) its corporate headquarters and principal executive offices to be located in metropolitan Milwaukee, Wisconsin, and (ii) its operational headquarters to be located in Milwaukee, Wisconsin, Chicago, Illinois, and Green Bay, Wisconsin.

  Community Involvement

        Upon completion of the merger, Wisconsin Energy has agreed to maintain historic levels of community involvement and charitable contributions in Integrys' and its subsidiaries' existing service territories following the merger.

Recommendations of the Wisconsin Energy Board of Directors (Page 52)

        After careful consideration, the Wisconsin Energy Board recommends that holders of Wisconsin Energy common stock vote "FOR" the Share Issuance proposal, the Name Change proposal and the Wisconsin Energy Meeting Adjournment proposal.

        At a meeting on June 22, 2014, the Wisconsin Energy Board unanimously (i) determined that it is in the best interest of Wisconsin Energy and its stockholders, and declared it advisable, to enter into the merger agreement, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, (iii) approved and declared the advisability of the Share Issuance, directed that the Share Issuance proposal be submitted to a vote at a meeting of Wisconsin Energy stockholders and recommended that Wisconsin Energy stockholders vote "FOR" the Share Issuance proposal and (iv) approved and declared the advisability of the Name Change, directed that the Name Change proposal be submitted to a vote at a meeting of Wisconsin Energy stockholders and recommended that Wisconsin Energy stockholders vote "FOR" the Name Change proposal.

Recommendations of the Integrys Board of Directors (Page 57)

        After careful consideration, the Integrys Board recommends that holders of Integrys common stock vote "FOR" the Merger proposal, the Merger-Related Compensation proposal and the Integrys Meeting Adjournment proposal.

        At a meeting on June 21, 2014, the Integrys Board unanimously (i) approved the merger agreement, (ii) declared that the merger and the other transactions contemplated by the merger agreement are in the best interest of Integrys and its shareholders, (iii) directed that the merger agreement be submitted to Integrys shareholders for approval at a duly held meeting of such shareholders for such purposes and (iv) recommended that Integrys shareholders vote "FOR" the Merger proposal.

Opinions of Financial Advisors (Page 64)

  Opinion of Wisconsin Energy's Financial Advisor

        In connection with the merger, on June 22, 2014, Barclays Capital Inc., which we refer to as Barclays, rendered its oral opinion (which was subsequently confirmed in writing on the same date) to the Wisconsin Energy Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be paid by Wisconsin Energy in the merger is fair, from a financial point of view, to Wisconsin Energy.

        The full text of Barclays' written opinion, dated June 22, 2014, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety.

        Barclays' opinion, the issuance of which was approved by Barclays' Valuation and Fairness Opinion Committee, is addressed to the Wisconsin Energy Board, addresses only the fairness, from a financial point of view, to Wisconsin Energy of the merger consideration to be paid by Wisconsin Energy and does not constitute a recommendation to any stockholder of Wisconsin Energy as to how such stockholder should vote with respect to the proposed transaction or any other matter. Barclays was not requested to address, and its opinion does not in any manner address, Wisconsin Energy's underlying business decision to proceed with or effect the proposed transaction. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration paid in the proposed transaction or otherwise. Under the terms of Barclays' engagement, Wisconsin Energy has agreed to pay Barclays a fee for its financial advisory services in connection with the merger, a significant portion of which is contingent upon completion of the merger.

        See "The Merger—Opinions of Financial Advisors—Opinion of Wisconsin Energy's Financial Advisor" beginning on page 64.

  Opinion of Integrys' Financial Advisor

        On June 21, 2014, Integrys' financial advisor, Lazard Frères & Co. LLC, which we refer to as Lazard, rendered its written opinion, consistent with its oral opinion rendered on the same date, to the Integrys Board that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration of (x) 1.128 shares of the common stock, par value $0.01 per share, of Wisconsin Energy and (y) $18.58 in cash per share of Integrys common stock to be paid to the holders of Integrys' common stock (other than to (i) Integrys (as the holder of treasury shares but not in respect of the shares held by Integrys' rabbi trusts) and (ii) Wisconsin Energy or the merger subs, which are collectively referred to as excluded holders) in the merger was fair, from a financial point of view, to such holders.

        The full text of Lazard's written opinion, dated June 21, 2014, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this registration statement as

Annex C and is incorporated by reference herein in its entirety. The foregoing summary of Lazard's opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Lazard's opinion, this section and the further discussion of Lazard's opinion included elsewhere in this prospectus carefully and in their entirety. Lazard's engagement and its opinion were for the benefit of the Integrys Board (in its capacity as such), and Lazard's opinion was rendered to the Integrys Board in connection with its evaluation of the merger and addressed only the fairness as of the date of the opinion, from a financial point of view, to holders of Integrys common stock (other than the "excluded holders") of the merger consideration to be paid to such holders in the merger. Lazard's opinion was not intended to, and does not, constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any matter relating thereto. In addition, Lazard expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration paid in the proposed transaction or otherwise. Under the terms of Lazard's engagement, Integrys has agreed to pay Lazard a fee for its financial advisory services in connection with the merger, a significant portion of which is contingent upon completion of the merger.

        See "The Merger—Opinions of Financial Advisors—Opinion of Integrys' Financial Advisor" beginning on page 74.

Risk Factors (Page 32)

        There are significant risks and uncertainties associated with the merger. You should carefully read and consider these risks and uncertainties and also other risks described in the documents that Wisconsin Energy and Integrys have filed with the SEC and which the companies have incorporated by reference into this joint proxy statement/prospectus.

Interests of Directors and Executive Officers in the Merger (Page 89)

        You should be aware that some of the directors and executive officers of Wisconsin Energy and Integrys have interests in the merger that are different from, or are in addition to, the interests of stockholders generally, including without limitation the following:

Interests of Directors and Executive Officers of Wisconsin Energy in the Merger

        The interests of Wisconsin Energy's directors and executive officers in the merger that are different from, or in addition to, those of the Wisconsin Energy stockholders generally are described below:

  •
  all nine members of the Wisconsin Energy Board will remain on the Wisconsin Energy Board;

  •
  Mr. Gale Klappa, the Chief Executive Officer of Wisconsin Energy and the Chairman of the Wisconsin Energy Board, will remain as the Chief Executive Officer of Wisconsin Energy and the Chairman of the Wisconsin Energy Board;

  •
  Mr. Allen Leverett, the President of Wisconsin Energy, will remain as the President of Wisconsin Energy; and

  •
  Mr. J. Patrick Keyes, the Chief Financial Officer of Wisconsin Energy, will remain as the Chief Financial Officer of Wisconsin Energy.

Interests of Directors and Executive Officers of Integrys in the Merger

        The interests of Integrys' directors and executive officers in the merger that are different from, or in addition to, those of the Integrys shareholders generally are described below. The Integrys Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by its shareholders. These interests include (i) the acceleration and "cash-out" of Integrys stock options, Time-Based RSUs, Performance-Based RSUs and Deferred Stock Units; (ii) certain severance benefits that may be payable upon termination following the consummation of the merger; (iii) accelerated vesting of certain pension or retirement benefits, and (iv) entitlement to continued indemnification and insurance coverage under the merger agreement. In addition, three members from the Integrys Board, who are to be selected by Integrys in consultation with Wisconsin Energy and subject to certain qualifications, will serve on the board of directors of the combined company.

U.S. Federal Income Tax Consequences of the Merger (Page 108)

        It is a condition to the obligation of Integrys to complete the merger that Integrys receive a written opinion from Cravath, counsel to Integrys, dated as of the completion of the merger, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Wisconsin Energy to complete the merger that Wisconsin Energy receive a written opinion from Skadden, counsel to Wisconsin Energy, dated as of the completion of the merger, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code. An Integrys shareholder who, consistent with such opinions, receives cash (other than cash in lieu of a fractional share of Wisconsin Energy common stock) and shares of Wisconsin Energy common stock pursuant to a transaction constituting a reorganization within the meaning of Section 368(a) of the Code will recognize gain (but will not recognize any loss), and the gain recognized will be equal to the lesser of (i) any cash received (other than cash received in lieu of a fractional share of Wisconsin Energy common stock) and (ii) the excess, if any, of (x) the sum of the cash received (including cash received in lieu of a fractional share of Wisconsin Energy common stock) and the fair market value (determined at the effective time of the merger) of the Wisconsin Energy common stock received over (y) such Integrys shareholder's tax basis in the shares of Integrys common stock exchanged therefor. In addition, such Integrys shareholder will recognize gain or loss attributable to cash received in lieu of a fractional share of Wisconsin Energy common stock. Integrys shareholders should consult their tax advisors for a full understanding of all of the tax consequences of the offer and the merger to them.

        The discussion of the U.S. federal income tax consequences of the merger contained in this joint proxy statement/prospectus is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws.

        Integrys shareholders are strongly urged to consult with their tax advisors regarding the tax consequences of the merger to them, including the effects of U.S. federal, state, local, foreign and other tax laws.

Accounting Treatment of the Merger (Page 101)

        Wisconsin Energy prepares its financial statements in accordance with accounting principles generally accepted in the United States. The merger will be accounted for by applying the acquisition method with Wisconsin Energy treated as the acquiror.

Dissenters' Rights (Page 108)

        Under Wisconsin law, Wisconsin Energy stockholders and Integrys shareholders are not entitled to dissenters' rights in connection with the merger.

 Regulatory Matters (Page 101)

        To complete the merger, Wisconsin Energy and Integrys must obtain certain authorizations, approvals or consents from a number of federal and state public utility, antitrust, and other regulatory authorities. There are certain filings, notices and waiting periods required in order for Wisconsin Energy and Integrys to obtain these required authorizations, approvals or consents. These include notifications to and authorizations, approvals or consents from the Federal Energy Regulatory Commission, which we refer to as the FERC, Federal Communications Commission, which we refer to as the FCC, Public Service Commission of Wisconsin, which we refer to as the PSCW, the Illinois Commerce Commission, which we refer to as the ICC, the Michigan Public Service Commission, which we refer to as the MPSC, and the Minnesota Public Utilities Commission, which we refer to as the MPUC. The transaction is also subject to the notification, clearance and reporting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act. We are not currently aware of any other material governmental filings, authorizations, approvals or consents that are required prior to the completion of the merger.

NYSE Listing of Wisconsin Energy Common Stock; Delisting and Deregistration of Integrys Common Stock (Page 108)

        Prior to the completion of the merger, Wisconsin Energy has agreed to use its commercially reasonable efforts to cause the shares of Wisconsin Energy to be issued in the merger to be approved for listing on the NYSE. If the merger is completed, Integrys common stock will cease to be listed on the NYSE and Integrys common stock will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Continued NYSE Listing of Wisconsin Energy Common Stock (Page 108)

        Shares of Wisconsin Energy common stock are expected to continue trading on the NYSE under the symbol "WEC" whether or not the merger is completed.

Litigation Related to the Merger (Page 112)

        In connection with the merger, purported shareholders of Integrys have filed putative class action lawsuits against Integrys, members of the Integrys Board and Wisconsin Energy, among others. The lawsuits generally allege, among other things, that the directors of Integrys breached their fiduciary duties to Integrys shareholders in connection with the merger. The lawsuits further allege that Integrys and Wisconsin Energy, among others, aided and abetted the Integrys directors in the breach of fiduciary duties. The lawsuits seek injunctive relief enjoining the merger, damages and costs, among other remedies.

        These lawsuits are in a preliminary stage. Integrys and Wisconsin Energy believe that the lawsuits are without merit and intend to defend these lawsuits vigorously.

Conditions to Completion of the Merger (Page 117)

        The obligations of each of Wisconsin Energy and Integrys to complete the merger are subject to the satisfaction of the following conditions:

  •
  the approval by Wisconsin Energy stockholders of the Share Issuance proposal and Integrys shareholders of the Merger proposal;

  •
  the approval of the shares of Wisconsin Energy common stock issuable in the merger for listing on the NYSE;

  •
  termination or expiration of any waiting period (and any extension thereof) applicable to the initial merger under the HSR Act;

  •
  the receipt of all required regulatory approvals, which, in the case of Wisconsin Energy, consist of filings with and approvals of the NYSE, notice to, and the consent and approval of, the FERC, pre-approvals of license transfers with the FCC, notice to and approval of the PSCW, the ICC and the MPSC, and, if required or advisable, the MPUC and, in the case of Integrys, consist of filings with and approvals of the NYSE, notice to, and the consent and approval of, the FERC, pre-approvals of license transfers with the FCC, notice to and approval of the ICC and the MPSC and, to the extent required, notice to and approval of the MPUC;

  •
  the absence of any law or injunction preventing, making illegal or prohibiting the consummation of the merger;

  •
  the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose, and Wisconsin Energy's receipt of all state securities or "blue sky" authorizations necessary for the issuance of the merger consideration;

  •
  the truth and correctness of the representations and warranties of the other party contained in the merger agreement (except for the representations and warranties concerning capital structure) on the date of the completion of the merger (or, if made as of an earlier date, as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on the other party, and the truth and correctness of the representations and warranties concerning capital structure in all material respects at and as of the date of the completion of the merger (except to the extent expressly made as of an earlier date, in which case they must be true and correct only as of such earlier date);

  •
  the prior performance by the other party, in all material respects, of all of its material obligations under the merger agreement;

  •
  the receipt by each of Wisconsin Energy and Integrys of a certificate executed by an executive officer of the other party as to the satisfaction of the conditions described in the preceding two bullets by such other party;

  •
  the absence of any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on the other party;

  •
  in the case of Integrys, the receipt of a written opinion from Cravath, counsel to Integrys, dated as of the completion of the merger, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code; and

  •
  in the case of Wisconsin Energy, the receipt of a written opinion from Skadden, counsel to Wisconsin Energy, dated as of the completion of the merger, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        In addition, the obligation of Wisconsin Energy to complete the initial merger is subject to the satisfaction of the condition that no legal restraint is in effect, and no proceeding is pending before any governmental entity seeking to impose any condition that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a "parent regulatory material adverse effect." A

"parent regulatory material adverse effect" is defined to mean any material adverse effect on the business, properties, financial condition or results of operations of Wisconsin Energy and its subsidiaries or of Integrys and its subsidiaries, in each case, taken as whole, except that, for purposes of determining whether an effect would constitute a parent regulatory material adverse effect, Wisconsin Energy and its subsidiaries, taken as a whole, will be deemed to be a consolidated group of entities the size and scale of Integrys and its subsidiaries, taken as whole.

Treatment of Integrys' Existing Debt; Financing (Page 106)

        There are no financing conditions to the merger and the merger is not conditioned upon the completion of the change of control refinancing, as described herein, or obtaining the financing to fund the cash consideration payable in the merger or otherwise consummate the transactions contemplated by the merger agreement.

        In connection with the merger agreement, if Wisconsin Energy submits a written request, Integrys will commence a tender offer to purchase Integrys' 8.00% senior notes, due June 1, 2016. To the extent that any of the notes are not validly tendered pursuant to that tender offer, or are tendered but then withdrawn, Integrys will make arrangements with the note holders' trustee to deliver a notice of optional prepayment for the notes, and will deposit funds with the trustee sufficient to prepay the untendered notes, in accordance with the terms of the indenture documents. This tender offer and notice of prepayment we refer to as the change of control refinancing.

        The change of control refinancing will be conditioned on completion of the merger. The merger is not conditioned on the change of control refinancing, and there are no other financing conditions to the merger.

        Under the merger agreement, Wisconsin Energy represents that it will have sufficient funds to consummate the merger and the other transactions contemplated by the merger agreement. Wisconsin Energy did not provide any commitment letters from lenders when the merger agreement was signed, but has agreed to use its reasonable best efforts to: (i) obtain the necessary funds from lenders to consummate the merger and the other transactions contemplated by the merger agreement; (ii) repay or refinance any outstanding indebtedness that becomes due and payable as a result of the merger; (iii) pay any fees and expenses required to be paid by Wisconsin Energy, merger sub and subsequent merger sub in connection with the merger and the financing; and (iv) satisfy any other payment obligations of Wisconsin Energy, merger sub or subsequent merger sub contemplated by the merger agreement.

        Integrys has agreed to cooperate with Wisconsin Energy in connection with obtaining the financing, within limits specified in the merger agreement.

        Barclays has delivered to Wisconsin Energy a "highly confident" letter with respect to securing financing for the cash consideration of the merger.

Timing of the Merger

        The merger is expected to be completed in the second half of 2015.

 No Solicitation of Other Offers (Page 125)

        In the merger agreement, each of Wisconsin Energy and Integrys has agreed that it will not directly or indirectly:

  •
  solicit, initiate, knowingly encourage, induce or knowingly facilitate any takeover proposal (as described in "The Merger Agreement—No Solicitation" beginning on page 125); or

  •
  participate in any discussions or negotiations with any person (other than each party's representatives) regarding, or furnish to any person any information with respect to, or cooperate in any way with any person (whether or not such person is making a takeover proposal) with respect to any takeover proposal or any inquiry or proposal that may reasonably be expected to lead to a takeover proposal.

        The merger agreement does not, however, prohibit either party from considering an unsolicited acquisition proposal from a third party if certain specified conditions are met.

Termination of the Merger Agreement; Termination Fees (Page 136)

        Generally, the merger agreement may be terminated and the merger may be abandoned at any time prior to completion of the merger, as specified below:

  •
  the initial merger is not consummated within 12 months of the date of the merger agreement, which we refer to as the end date and which date may be extended up to six months if required regulatory approvals are not received, provided that the failure of the initial merger to occur on or before such date is not the result of such terminating party's breach of the merger agreement or the failure of any representation or warranty of such party contained in the merger agreement to be true and correct;

  •
  (i) the closing condition that no legal restraint will be in effect that, and no suit, action or other proceeding will be pending before any governmental entity in which such governmental entity seeks to impose, or has imposed, any legal restraint that, prevents, makes illegal or prohibits the consummation of the merger fails to be satisfied and (ii) the legal restraint giving rise to such failure is final and non-appealable, provided that the failure to satisfy the aforementioned condition is not due to the terminating party's failure to comply with its obligations as described in "The Merger Agreement—Reasonable Best Efforts; Required Actions" beginning on page 129;

  •
  the Integrys shareholder approval is not obtained;

  •
  the Wisconsin Energy stockholder approval is not obtained;

  •
  the other party's board effects an adverse recommendation change and its required shareholder approval or stockholder approval, as the case may be, has not been obtained;

  •
  the other party breaches its respective representations, warranties, covenants or agreements in a manner that would cause the failure of the related closing condition and such breach is not cured within 30 days of the breaching party receiving notice thereof or curable before the end date, provided that the terminating party itself is not in breach of its respective representations, warranties, covenants or agreements in a manner that would cause the failure of the related closing condition;

  •
  the party's board exercises its pre-shareholder approval takeover termination right (as defined in the "The Merger Agreement—Board Recommendation, Termination for Superior Proposals and Adverse Recommendation Changes" beginning on page 127); or

  •
  the other party's board fails to reaffirm publicly and unconditionally the Wisconsin Energy board recommendation or the Integrys board recommendation, as applicable, with respect to the Wisconsin Energy stockholder approval or the Integrys shareholder approval, as applicable, within five business days of the terminating party's written request to do so (which request may be made at any time that a takeover proposal with respect to the other party is pending).

        The merger agreement provides that, upon a termination of the merger agreement under specified circumstances, Wisconsin Energy is required to pay a termination fee of $175 million to Integrys and, alternatively, Integrys is required to pay a termination fee of $175 million to Wisconsin Energy.

Voting by Wisconsin Energy and Integrys Directors and Executive Officers

        As of the Wisconsin Energy record date, directors and executive officers of Wisconsin Energy and their affiliates owned and were entitled to vote 2,628,197 shares of Wisconsin Energy common stock, representing approximately 1.17 percent of the total voting power of the shares of Wisconsin Energy common stock outstanding on that date. As of the Integrys record date, directors and executive officers of Integrys and their affiliates owned and were entitled to vote 752,472 shares of Integrys common stock (including share equivalents of common stock held in the Integrys Deferred Compensation Trust of which 60 percent of the shares have a voting right), representing approximately 0.94 percent of the total voting power of the shares of Integrys common stock outstanding on that date.

Differences Exist Between the Rights of Wisconsin Energy Stockholders and Integrys Shareholders (Page 166)

        The rights of Wisconsin Energy stockholders and Integrys shareholders are different as a result of the provisions of the articles of incorporation, bylaws and other corporate documents of each company.

 SELECTED HISTORICAL FINANCIAL DATA OF WISCONSIN ENERGY

        The following table sets forth selected consolidated financial information for Wisconsin Energy. Wisconsin Energy derived the selected statement of operations data for the six months ended June 30, 2014 and June 30, 2013 and the selected balance sheet as of June 30, 2014 and June 30, 2013 from Wisconsin Energy's unaudited condensed consolidated financial statements. Wisconsin Energy derived the selected statement of operations data for each of the years in the five year period ended December 31, 2013 and the selected balance sheet data as of December 31 for each of the five years in the period ended December 31, 2013 from Wisconsin Energy's consolidated audited financial statements. The following information is only a summary and is not necessarily indicative of the results of future operations of Wisconsin Energy or the combined company, and you should read the information together with Wisconsin Energy's consolidated financial statements, the notes related thereto and management's related reports on Wisconsin Energy's financial condition and performance, all of which are contained in Wisconsin Energy's reports filed with the SEC and incorporated herein by reference See "Where You Can Find More Information" beginning on page 174.

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in millions, except per share data)
Statement of Operations
Total operating revenues	$2,738.7	$2,287.5	$4,519.0	$4,246.4	$4,486.4	$4,202.5	$4,100.9
Total operating expenses	2,122.8	1,737.0	3,486.9	3,246.1	3,599.1	3,590.5	3,671.3
Other, net	6.6	—	48.0	—	—	198.4	230.7

Operating income	622.5	550.5	1,080.1	1,000.3	887.3	810.4	660.3
Equity in earnings of transmission affiliate	34.8	33.9	68.5	65.7	62.5	60.1	59.1
Other income and deductions, net	9.2	10.2	18.8	34.8	62.7	40.2	28.5
Interest expense	121.3	128.3	252.1	248.2	235.8	206.4	156.7

Income from continuing operations before income taxes	545.2	466.3	915.3	852.6	776.7	704.3	591.2
Income tax expense	204.6	170.7	337.9	306.3	263.9	249.9	215.5

Income from continuing operations	340.6	295.6	577.4	546.3	512.8	454.4	375.7
Income from discontinued operations, net of tax	—	—	—	—	13.4	2.1	6.7

Net income	$340.6	$295.6	$577.4	$546.3	$526.2	$456.5	$382.4

Common Stock Data
Earnings per share from continuing operations
Basic	$1.51	$1.29	$2.54	$2.37	$2.20	$1.94	$1.61
Diluted	1.50	1.28	2.51	2.35	2.18	1.92	1.59
Earnings per share from discontinued operations
Basic	$—	$—	$—	$—	$0.06	$0.01	$0.03
Diluted	—	—	—	—	0.06	0.01	0.03
Dividends per share of common stock	$0.78	$0.68	$1.445	$1.20	$1.04	$0.80	$0.675
Balance Sheet
Total assets	$14,619.8	$14,317.0	$14,769.4	$14,285.0	$13,862.1	$13,059.8	$12,697.9
Long-term debt (including current maturities) and capital lease obligations	$4,632.6	$4,797.8	$4,705.4	$4,865.9	$4,646.9	$4,405.4	$4,171.5

 SELECTED HISTORICAL FINANCIAL DATA OF INTEGRYS

        The following table sets forth selected consolidated financial information for Integrys. Integrys derived the selected statement of operations data for the six months ended June 30, 2014 and June 30, 2013 and the selected balance sheet as of June 30, 2014 and June 30, 2013 from Integrys unaudited condensed consolidated financial statements. Integrys derived the selected statement of operations data for each of the years in the five year period ended December 31, 2013 and the selected balance sheet data as of December 31 for each of the five years in the period ended December 31, 2013 from Integrys consolidated audited financial statements. The following information is only a summary and is not necessarily indicative of the results of future operations of Wisconsin Energy and Integrys or the combined company, and you should read the information together with Integrys consolidated financial statements, the notes related thereto and management's related reports on Integrys financial condition and performance, all of which are contained in Integrys reports filed with the SEC and incorporated herein by reference. See "Where You Can Find More Information" beginning on page 174.

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in millions, except per share data)
Statement of Operations
Total operating revenues	$4,357.5	$2,794.2	$5,634.6	$4,212.4	$4,685.9	$5,169.8	$7,464.7
Total operating expenses	4,078.2	2,508.0	5,066.9	3,744.9	4,279.1	4,707.1	7,383.6

Operating income	279.3	286.2	567.7	467.5	406.8	462.7	81.1
Earnings from equity method investments	46.8	45.1	91.5	87.2	79.4	78.2	76.1
Other income and deductions, net	11.0	11.2	29.8	9.3	5.3	13.3	12.9
Interest expense	77.8	57.9	128.2	120.2	128.2	146.7	163.7

Income from continuing operations before income taxes	259.3	284.6	560.8	443.8	363.3	407.5	6.4
Income tax expense	98.0	106.3	210.8	149.8	133.3	162.3	81.2

Income (loss) from continuing operations	161.3	178.3	350.0	294.0	230.0	245.2	(74.8)
Income (loss) from discontinued operations, net of tax	(0.2)	5.3	4.8	(9.7)	0.5	(21.5)	7.3

Net income	161.1	183.6	354.8	284.3	230.5	223.7	(67.5)
Preferred stock dividends of subsidiary	(1.6)	(1.6)	(3.1)	(3.1)	(3.1)	(3.1)	(3.1)
Noncontrolling interest in subsidiaries	0.1	0.1	0.1	0.2	—	0.3	1.0

Net income (loss) attributed to common shareholders	$159.6	$182.1	$351.8	$281.4	$227.4	$220.9	$(69.6)

Common Stock Data
Earnings per share from continuing operations
Basic	$1.99	$2.24	$4.37	$3.70	$2.89	$3.13	$(1.01)
Diluted	1.98	2.22	4.33	3.67	2.87	3.11	(1.01)
Earnings (loss) per share from discontinued operations
Basic	$—	$0.07	$0.06	$(0.12)	$—	$(0.28)	$0.10
Diluted	—	0.07	0.06	(0.12)	—	(0.28)	0.10
Dividends per share of common stock	$1.36	$1.36	$2.72	$2.72	$2.72	$2.72	$2.72
Balance Sheet
Total assets	$11,374.4	$10,777.0	$11,243.5	$10,327.4	$9,983.2	$9,816.8	$11,844.6
Long-term debt (excluding current portion)	$2,956.2	$1,886.2	$2,956.2	$1,931.7	$1,845.0	$2,134.6	$2,367.7

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

        The unaudited pro forma condensed combined consolidated income statement information for the six months ended June 30, 2014, and the year ended December 31, 2013, gives effect to the acquisition as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2014 gives effect to the acquisition as if it had occurred on June 30, 2014.

        We present the unaudited pro forma condensed combined consolidated financial information for illustrative purposes only, and they are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in this document under the heading "Risk Factors" beginning on page 32. You should read the following selected unaudited pro forma condensed combined consolidated financial information in conjunction with the "Unaudited Pro Forma Condensed Combined Consolidated Financial Information" and related notes included in this document beginning on page 154.

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
	(in millions, except per share data)
Pro Forma Condensed Combined Consolidated Statements of Income Information:
Operating Revenues	$7,096.2	$10,153.6
Net Income From Continuing Operations	493.3	897.6
Earnings Per Share From Continuing Operations (Basic)	1.56	2.83
Earnings Per Share From Continuing Operations (Diluted)	1.55	2.81

As of June 30, 2014
(in millions)
Pro Forma Condensed Combined Consolidated Balance Sheet Information:
Cash and Cash Equivalents	$78.4
Total Assets	28,472.3
Long-Term Debt (excluding current portion)	8,969.8
Total Common Equity	8,304.9
Total Capitalization	17,356.2
Total Liabilities and Capitalization	28,472.3

 COMPARATIVE HISTORICAL AND UNAUDITED
PRO FORMA COMBINED PER SHARE INFORMATION

        The following tables present: (1) historical per share information for Wisconsin Energy; (2) pro forma per share information of the combined company after giving effect to the acquisition; and (3) historical and equivalent pro forma per share information for Integrys.

        We derived the combined company pro forma per share information primarily by combining information from the historical consolidated financial information of Wisconsin Energy and Integrys. You should read these tables together with the historical consolidated financial statements of Wisconsin Energy and Integrys that are filed with the SEC and incorporated by reference into this document. You should not rely on the pro forma per share information as being necessarily indicative of actual results had the acquisition occurred on January 1, 2013, for statement of operations purposes or June 30, 2014, for book value per share data.

	As of and for the Six Months Ended June 30, 2014
	Wisconsin Energy			Integrys
	Historical	Pro Forma Combined		Historical	Pro Forma Equivalent
	$ per share
Per share data assuming exchange ratio of 1.128
Basic Earnings Per Share From Continuing Operations	$1.51	$1.56		$1.99	$1.76	(3)
Diluted Earnings Per Share From Continuing Operations	1.50	1.55		1.98	1.75	(3)
Book value per share(1)	19.36	26.35		41.60	29.72	(3)
Cash dividends declared per share	0.78	0.78	(2)	1.36	0.88	(3)

	As of and for the Year Ended December 31, 2013
	Wisconsin Energy			Integrys
	Historical	Pro Forma Combined		Historical	Pro Forma Equivalent
	$ per share
Per share data assuming exchange ratio of 1.128
Basic Earnings Per Share From Continuing Operations	$2.54	$2.83		$4.37	$3.19	(3)
Diluted Earnings Per Share From Continuing Operations	2.51	2.81		4.33	3.17	(3)
Cash dividends declared per share	1.445	1.445	(2)	2.72	1.63	(3)

(1)
Historical book value per share is computed by dividing common equity by the number of shares of Wisconsin Energy or Integrys stock outstanding, as applicable. Pro forma combined book value per share is computed by dividing pro forma combined total equity by the pro forma combined number of shares of Wisconsin Energy common stock that would have been outstanding as of June 30, 2014 had the merger been completed on that date.

(2)
The Wisconsin Energy pro forma cash dividends declared per common share represent Wisconsin Energy's historical cash dividends declared per common share.

(3)
Derived by multiplying the pro forma combined company per share information by 1.128, the merger exchange ratio.

 MARKET PRICES AND DIVIDENDS

Stock Prices and Dividends

        Wisconsin Energy common stock is traded on the NYSE under the symbol "WEC." Integrys common stock is traded on the NYSE under the symbol "TEG." The following table sets forth, for the periods indicated, the high and low sales prices per share of Wisconsin Energy common stock and Integrys common stock on the NYSE along with dividends declared with respect to such shares. In addition, the table also sets forth the quarterly cash dividends per share declared by Wisconsin Energy and Integrys with respect to their common stock. On the Wisconsin Energy record date (October 13, 2014), there were 225,517,341 shares of Wisconsin Energy common stock outstanding. On the Integrys record date (October 13, 2014), there were 79,963,091 shares of Integrys common stock outstanding.

	Wisconsin Energy Common Stock
	High	Low	Dividends Declared
2014
Fourth Quarter	$46.75	$43.01	—
[through October 13, 2014]
Third Quarter	$47.02	$41.90	$0.3900
Second Quarter	$49.21	$44.03	$0.3900
First Quarter	$46.76	$40.17	$0.3900
2013
Fourth Quarter	$43.00	$39.83	$0.3825
Third Quarter	$44.01	$39.52	$0.3825
Second Quarter	$45.00	$39.04	$0.3400
First Quarter	$42.95	$37.03	$0.3400
2012
Fourth Quarter	$38.93	$36.01	$0.3000
Third Quarter	$41.48	$36.64	$0.3000
Second Quarter	$40.00	$34.54	$0.3000
First Quarter	$35.35	$33.62	$0.3000

	Integrys Common Stock
	High	Low	Dividends Declared
2014
Fourth Quarter	$68.34	$64.63	—
[through October 13, 2014]
Third Quarter	$71.10	$63.59	$0.68
Second Quarter	$71.35	$56.46	$0.68
First Quarter	$59.83	$52.08	$0.68
2013
Fourth Quarter	$59.74	$52.70	$0.68
Third Quarter	$63.58	$53.80	$0.68
Second Quarter	$62.75	$55.39	$0.68
First Quarter	$58.27	$52.55	$0.68
2012
Fourth Quarter	$55.83	$51.14	$0.68
Third Quarter	$61.92	$51.79	$0.68
Second Quarter	$57.55	$50.89	$0.68
First Quarter	$54.88	$50.80	$0.68

 Dividends Policy

        Under the merger agreement, Wisconsin Energy and Integrys have agreed to coordinate with each other regarding the declaration and payment of dividends in respect of their common stock and the record dates and payment dates relating thereto, so to as ensure proper payment to stockholders of quarterly dividends with respect to their respective shares of Wisconsin Energy common stock and Integrys common stock.

        Further, under the merger agreement, the Wisconsin Energy board agreed to adopt and approve a new dividend policy to take effect upon completion of the merger relating to the payment of dividends on the outstanding Wisconsin Energy common stock after completion of the merger. The dividend policy will provide for a quarterly dividend per share of Wisconsin Energy common stock in an amount equal to the quarterly dividend amount paid per share by Integrys on the outstanding Integrys common stock on Integrys' most recent dividend payment date before completion of the merger divided by a dividend exchange ratio. As defined in the merger agreement, the dividend exchange ratio will be calculated by dividing the value of the merger consideration by the average of the volume weighted average price per share of Wisconsin Energy common stock on the NYSE on each of the 10 consecutive trading days ending with the second complete trading day prior to the completion of the merger.

        For further details regarding dividends, see "The Merger Agreement—Dividends" on page 135.

Merger and Market Share Price

        Shares of Wisconsin Energy common stock are listed and trade on the NYSE under the symbol "WEC". Shares of Integrys common stock are listed and trade on the NYSE under the symbol "TEG".

        The following table presents the closing sales prices of shares of Wisconsin Energy common stock and Integrys common stock, each as reported by the NYSE, on (i) June 20, 2014, the last trading day before various news outlets began reporting on a possible transaction involving Wisconsin Energy and Integrys and (ii) October 13, 2014, the last practicable trading day prior to the date of this joint proxy statement/prospectus. The table also presents the equivalent market value per share of Integrys common stock as of each such date, determined as described in the footnote accompanying the table.

	Wisconsin Energy Common Stock	Integrys Common Stock	Integrys Common Stock Equivalent Per Share
June 20, 2014	$46.89	$60.95	$71.47	(1)
October 13, 2014	$46.23	$67.62	$70.73

(1)
We calculated the equivalent per share data for Integrys common stock by multiplying the closing market price of a share of Wisconsin Energy common stock on each of the dates indicated by 1.128, the merger exchange ratio, plus $18.58 per share in cash.

        We encourage you to obtain current market quotations prior to making any decision with respect to the merger. The market prices of Wisconsin Energy common stock and Integrys common stock will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger. Wisconsin Energy and Integrys can give no assurance concerning the market price of Wisconsin Energy common stock or Integrys common stock before or after the effective time of the merger.

        Following the effective time of the acquisition, we expect the shares of Wisconsin Energy common stock will continue to trade on the NYSE under the symbol "WEC".

        The most recent quarterly dividend declared by Wisconsin Energy prior to the date of this joint proxy statement/prospectus was $0.39 per share of common stock declared on July 17, 2014, and paid on September 1, 2014. Wisconsin Energy's current dividend is $1.56 per share of common stock on an annual basis. The most recent quarterly dividend declared by Integrys prior to the date of this document was $0.68 per share of common stock declared on August 14, 2014, and paid on September 20, 2014. Integrys' current dividend is $2.72 per share of common stock on an annual basis.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus contains certain forward-looking statements with respect to the financial condition, results of operations and business of Wisconsin Energy and Integrys and the combined businesses of Integrys and Wisconsin Energy and certain plans and objectives of Wisconsin Energy and Integrys with respect thereto, including the expected benefits of the merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "hope", "aim", "continue", "will", "may", "would", "could" or "should" or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements.

        Such factors include, but are not limited to, those set forth under "Risk Factors" beginning on page 31 as well as, among others, the following:

  •
  the expected completion of the merger;

  •
  the possibility that the value creation from the merger will not be realized, or will not be realized within the expected time period;

  •
  the risk that the businesses of Wisconsin Energy and Integrys will not be integrated successfully;

  •
  disruption from the merger making it more difficult to maintain business and operational relationships;

  •
  the risk that unexpected costs will be incurred;

  •
  changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters;

  •
  the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions;

  •
  the risk that financing for the merger may not be available on favorable terms; and

  •
  the risk that Integrys may not complete the sale of Integrys Energy Services, Inc.

        These forward-looking statements are based on numerous assumptions and assessments made by Wisconsin Energy and/or Integrys in light of their experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that each party believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this joint proxy statement/prospectus could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this joint proxy statement/prospectus are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this joint proxy statement/prospectus. Neither Wisconsin Energy nor Integrys assumes any obligation to update the information contained in this joint proxy statement/prospectus (whether as a result of new information, future events or otherwise), except as required by applicable law.

        A further list and description of risks and uncertainties at Wisconsin Energy can be found in Wisconsin Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K. A further list and description of risks and uncertainties at Integrys can be found in Integrys' Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K. See "Where You Can Find More Information" beginning on page 174 for a list of the SEC documents incorporated by reference herein.

RISK FACTORS

        In addition to the other information included or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in "Cautionary Note Regarding Forward-Looking Statements" on page 31, you should carefully consider the following risks before deciding how to vote.

 Risks Related to the Merger

Because the merger consideration is fixed and the market price of shares of Wisconsin Energy common stock will fluctuate, Integrys shareholders cannot be sure of the value of the merger consideration they will receive.

        Upon completion of the merger, each outstanding share of Integrys common stock will be converted into the right to receive 1.128 shares of Wisconsin Energy common stock and $18.58 in cash. Based on the closing price of Wisconsin Energy common stock on June 20, 2014, the last trading day before the public announcement of the merger, the aggregate value of the merger consideration was approximately $5.8 billion. The number of shares of Wisconsin Energy common stock to be issued pursuant to the merger agreement for each share of Integrys common stock is fixed and will not change to reflect changes in the market price of Wisconsin Energy or Integrys common stock. Because the exchange ratio will not be adjusted to reflect any changes in the market value of Wisconsin Energy common stock or Integrys common stock, the market value of the Wisconsin Energy common stock issued in connection with the merger and the Integrys common stock surrendered in connection with the merger may be higher or lower than the values of those shares on earlier dates. Stock price changes may result from, among other things, changes in the business, operations or prospects of Wisconsin Energy or Integrys prior to or following the merger, litigation or regulatory considerations, general business, market, industry or economic conditions and other factors both within and beyond the control of Wisconsin Energy and Integrys. The market price of Wisconsin Energy common stock at the time of completion of the merger may vary significantly from the market prices of Wisconsin Energy common stock on the date the merger agreement was executed, the date of this joint proxy statement/prospectus and the date of the respective special meetings. Accordingly, at the time of the Integrys special meeting, you will not know or be able to calculate the market value of the merger consideration you will receive upon completion of the merger. Neither Wisconsin Energy nor Integrys is permitted to terminate the merger agreement solely because of changes in the market price of either company's common stock.

Current Wisconsin Energy stockholders and Integrys shareholders will have a reduced ownership and voting interest after the merger.

        As a result of the issuance of Wisconsin Energy common stock to Integrys shareholders in the merger, current Wisconsin Energy stockholders and Integrys shareholders are expected to hold approximately 72 percent and 28 percent, respectively, of the combined company's outstanding common stock immediately following completion of the merger.

        Wisconsin Energy stockholders and Integrys shareholders currently have the right to vote for their respective directors and on other matters affecting the applicable company. When the merger occurs, each Integrys shareholder that receives shares of Wisconsin Energy common stock will become a stockholder of Wisconsin Energy with a percentage ownership of the combined company that will be smaller than the shareholder's percentage ownership of Integrys. Correspondingly, each Wisconsin Energy stockholder will remain a stockholder of Wisconsin Energy with a percentage ownership of the combined company that will be smaller than the stockholder's percentage of Wisconsin Energy prior to the merger. As a result of these reduced ownership percentages, Wisconsin Energy stockholders will have less voting power in the combined company than they now have with respect to Wisconsin Energy, and former Integrys shareholders will have less voting power in the combined company than they now have with respect to Integrys.

The merger agreement limits each of Wisconsin Energy's and Integrys' ability to pursue alternatives to the merger, which could discourage a potential acquirer of either Integrys or Wisconsin Energy from making an alternative transaction proposal and, in certain circumstances, could require Wisconsin Energy or Integrys to pay to the other a significant termination fee.

        Under the merger agreement, Wisconsin Energy and Integrys are restricted, subject to limited exceptions, from pursuing or entering into alternative transactions in lieu of the merger. In general, unless and until the merger agreement is terminated, both Wisconsin Energy and Integrys are restricted from, among other things, soliciting, initiating, knowingly encouraging, inducing or knowingly facilitating a competing acquisition proposal from any person. Each of the Wisconsin Energy Board and the Integrys Board is limited in its ability to change its recommendation with respect to the merger-related proposals. Wisconsin Energy or Integrys may terminate the merger agreement and enter into an agreement with respect to a superior offer only if specified conditions have been satisfied, including compliance with the non-solicitation provisions of the merger agreement, the expiration of certain waiting periods during which the other party may propose changes to the merger agreement so the superior offer is no longer a superior offer and the payment of the required termination fee. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Wisconsin Energy or Integrys from considering or proposing such an acquisition, even if such third party were prepared to pay consideration with a higher per share cash or market value than the consideration proposed to be received or realized in the merger, or might result in a potential acquirer proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination fee that may become payable. As a result of these restrictions, neither Wisconsin Energy nor Integrys may be able to enter into an agreement with respect to a more favorable alternative transaction without incurring potentially significant liability to the other. See "The Merger Agreement—No Solicitation" beginning on page 125 and "The Merger Agreement—Board Recommendation, Termination for Superior Proposal and Adverse Recommendation Changes" beginning on page 127.

Wisconsin Energy and Integrys will be subject to various uncertainties and contractual restrictions while the merger is pending that could adversely affect their financial results.

        Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on Wisconsin Energy and/or Integrys. These uncertainties may impair Wisconsin Energy's and/or Integrys' ability to attract, retain and motivate key personnel until the merger is completed and for a period of time thereafter, and could cause customers, suppliers and others who deal with Wisconsin Energy or Integrys to seek to change existing business relationships with Wisconsin Energy or Integrys. Employee retention and recruitment may be particularly challenging prior to completion of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

        The pursuit of the merger and the preparation for the integration of the two companies may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of Wisconsin Energy, Integrys and/or the combined company.

        In addition, the merger agreement restricts each of Wisconsin Energy and Integrys, without the other's consent, from making certain acquisitions and dispositions and taking other specified actions while the merger is pending. These restrictions may prevent Wisconsin Energy and/or Integrys from pursuing attractive business opportunities and making other changes to their respective businesses prior to completion of the merger or termination of the merger agreement. See "The Merger Agreement—Conduct of Business Prior to Closing" beginning on page 121.

If completed, the merger may not achieve its intended results, and Wisconsin Energy and Integrys may be unable to successfully integrate their operations.

        Wisconsin Energy and Integrys entered into the merger agreement with the expectation that the merger will result in various benefits, including, among other things, accretion to the combined company's earnings per share in the first full calendar year following completion of the merger. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether the businesses of Wisconsin Energy and Integrys can be integrated in an efficient and effective manner, whether U.S. federal and state public utility, antitrust and other regulatory authorities whose approval is required to complete the merger impose conditions on the completion of the merger, which may have an adverse effect on the combined company, including its ability to achieve the anticipated benefits of the merger, general market and economic conditions, general competitive factors in the marketplace and higher than expected costs required to achieve the anticipated benefits of the merger.

        It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, the disruption of each company's ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the combined company's ability to achieve the anticipated benefits of the merger. The combined company's results of operations could also be adversely affected by any issues attributable to either company's operations that arise or are based on events or actions that occur prior to the closing of the merger. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect the combined company's future business, financial condition, operating results and prospects.

Pending litigation against Wisconsin Energy and Integrys could result in an injunction preventing completion of the merger, the payment of damages in the event the merger is completed and/or may adversely affect the combined company's business, financial condition or results of operations following the merger.

        In connection with the merger, purported shareholders of Integrys have filed putative stockholder class action lawsuits against Integrys and its directors and Wisconsin Energy. Among other remedies, the plaintiffs seek to enjoin the merger. See "The Merger—Litigation Related to the Merger" on page 112. In addition, one of the conditions to the closing of the merger is that no law or judgment issued by any court of competent jurisdiction shall be in effect that, and no suit, action or other proceeding shall be pending before any governmental entity in which such governmental entity seeks to impose any legal restraint that, makes illegal or prohibits the consummation of the merger. Consequently, if one of the plaintiffs is successful in obtaining an injunction prohibiting Integrys or Wisconsin Energy from consummating the merger on the agreed-upon terms, then the injunction may prevent the merger from being completed within the expected timeframe, or at all. Furthermore, if the defendants are not able to resolve these lawsuits, the lawsuits could result in substantial costs to Wisconsin Energy and Integrys, including any costs associated with the indemnification of directors. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the combined company's business, financial condition or results of operations.

Wisconsin Energy and Integrys may be unable to obtain the regulatory approvals required to complete the merger or, in order to do so, Wisconsin Energy and Integrys may be required to comply with material restrictions or conditions that may negatively affect the combined company after the merger is completed or cause them to abandon the merger.

        Completion of the merger is contingent upon, among other things, the receipt of all required regulatory approvals, which, in the case of Wisconsin Energy, consist of filings with and approvals of the NYSE, notice to, and the consent and approval of, the FERC, pre-approvals of license transfers with the FCC, notice to and approval of the PSCW, the ICC and the MPSC, and, if required or advisable, the MPUC and, in the case of Integrys, consist of filings with and approvals of the NYSE, notice to, and the consent and approval of, the FERC, pre-approvals of license transfers with the FCC, notice to and approval of the ICC and the MPSC, and, to the extent required, notice to and approval of the MPUC. The transaction also is subject to the notification, clearance and reporting requirements under the HSR Act. Wisconsin Energy and Integrys can provide no assurance that all required regulatory authorizations, approvals or consents will be obtained or that the authorizations, approvals or consents will not contain terms, conditions or restrictions that would be detrimental to the combined company after completion of the merger. See "The Merger—Regulatory Approvals Required for the Merger" beginning on page 101.

        The special meetings of Wisconsin Energy stockholders and Integrys shareholders at which the Merger-related proposals will be considered may take place before all of the required regulatory approvals have been obtained and before all conditions to such approvals, if any, are known. In this event, if the Merger-related proposals are approved, Wisconsin Energy and Integrys may subsequently agree to conditions without further seeking stockholder approval and/or shareholder approval, as the case may be, even if such conditions could have an adverse effect on Wisconsin Energy, Integrys or the combined company.

Delays in completing the merger may substantially reduce the expected benefits of the merger

        Satisfying the conditions to, and completion of, the merger may take longer than, and could cost more than, Wisconsin Energy and Integrys expect. Any delay in completing or any additional conditions imposed in order to complete the merger may materially adversely affect the benefits that Wisconsin Energy and Integrys expect to achieve from the merger and the integration of their respective businesses. In addition, each of Wisconsin Energy and Integrys may terminate the merger agreement if the merger is not completed by June 22, 2015, except that such date may be extended to December 22, 2015 if the only unsatisfied conditions to the completion of the merger are those regarding the receipt of required regulatory approvals.

Failure to complete the merger could negatively affect the share prices and the future businesses and financial results of Wisconsin Energy and Integrys.

        Completion of the merger is not assured and is subject to risks, including the risks that approval of the transaction by stockholders of Wisconsin Energy and shareholders of Integrys or by governmental agencies will not be obtained or that certain other closing conditions will not be satisfied. If the merger is not completed, the ongoing businesses and financial results of Wisconsin Energy or Integrys may be adversely affected and Wisconsin Energy and Integrys will be subject to several risks, including:

  •
  having to pay certain significant costs relating to the merger without receiving the benefits of the merger, including, in certain circumstances, a termination fee of $175 million in the case of both Wisconsin Energy and Integrys;

  •
  the attention of management of Wisconsin Energy and Integrys may have been diverted to the merger rather than to each company's own operations and the pursuit of other opportunities that could have been beneficial to that company;

  •
  the potential loss of key personnel during the pendency of the merger as employees may experience uncertainty about their future roles with the combined company;

  •
  Wisconsin Energy and Integrys will have been subject to certain restrictions on the conduct of their businesses which may have prevented them from making certain acquisitions or dispositions or pursuing certain business opportunities while the merger was pending;

  •
  the share price of Wisconsin Energy and/or Integrys may decline to the extent that the current market prices reflect an assumption by the market that the merger will be completed; and

  •
  each of Wisconsin Energy and Integrys may be subject to litigation related to any failure to complete the merger.

        In addition, ten purported class action and/or derivative lawsuits have been filed against Integrys, members of the Integrys Board and Wisconsin Energy, seeking, among other things, an injunction prohibiting the consummation of the merger. While we believe these lawsuits are without merit, neither Wisconsin Energy nor Integrys can make any assurances as to the outcome of these lawsuits. See "The Merger—Litigation Related to the Merger" on page 112 and the above risk factor with the heading "—Pending litigation against Wisconsin Energy and Integrys could result in an injunction preventing completion of the merger, the payment of damages in the event the merger is completed and/or may adversely affect the combined company's business, financial condition or results of operations following the merger."

        The occurrence of any of these events individually or in combination could negatively affect the trading price of Wisconsin Energy common stock or Integrys common stock and the future businesses and financial results of each company.

The merger will combine two companies that are currently affected by developments in the regulated utility industry, including changes in regulation. A failure to adapt to the changing regulatory environment after the merger could adversely affect the stability of earnings and could result in erosion of the combined company's revenues and profits.

        Wisconsin Energy, Integrys and their respective subsidiaries are regulated in the United States at the federal level and in Wisconsin and Michigan. Integrys and its subsidiaries are also regulated in Illinois and Minnesota. As a result, the two companies have been and will continue to be impacted by legislative and regulatory developments in those jurisdictions, as will the combined company following the merger. After the merger, the combined company will be subject to extensive federal regulation, including environmental regulation, as well as subject to state and local regulation in all of the jurisdictions noted above.

The pro forma financial statements included in this joint proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company's financial condition or results of operations following the merger.

        The pro forma financial statements contained in this joint proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company's financial condition or results of operations following the merger for several reasons. See "Unaudited Pro Forma Condensed Combined Consolidated Financial Statements" beginning on page 154. The actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company's financial condition or results of operations following the merger. Any potential decline in the combined company's financial condition or results of operations may cause significant variations in the stock price of the combined company.

The merger may not be accretive to earnings per share, which may negatively affect the market price of Wisconsin Energy's common stock.

        Wisconsin Energy currently anticipates that the merger will be accretive to earnings per share in the first full calendar year after closing. This expectation is based on preliminary estimates that are subject to change. Wisconsin Energy also could encounter additional transaction and integration-related costs, may fail to realize all of the benefits anticipated in the merger or be subject to other factors that affect preliminary estimates. Any of these factors could cause a decrease in Wisconsin Energy's earnings per share or decrease or delay the expected accretive effect of the merger and contribute to a decrease in the price of Wisconsin Energy's common stock.

The fairness opinions obtained by the Wisconsin Energy Board and the Integrys Board from their respective financial advisors will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

        Barclays, Wisconsin Energy's financial advisor, has delivered to the Wisconsin Energy Board a written opinion, dated as of June 22, 2014, as to the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to Wisconsin Energy.

        Lazard, Integrys' financial advisor, rendered its written opinion dated as of June 21, 2014, consistent with its oral opinion rendered on the same date, to the Integrys Board that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration per share of Integrys common stock to be paid to the holders of Integrys' common stock (other than to (i) Integrys (as the holder of treasury shares but not in respect of the shares held by Integrys' rabbi trusts) and (ii) Wisconsin Energy or the merger subs, which are collectively referred to as excluded holders) in the merger was fair, from a financial point of view, to such holders.

        Neither the Wisconsin Energy Board nor the Integrys Board has obtained an updated fairness opinion as of the date of this joint proxy statement/prospectus from Barclays, Wisconsin Energy's financial advisor, or Lazard, Integrys' financial advisor.

        The opinions do not reflect changes that may occur or may have occurred after the date of the opinions, including changes in the operations and prospects of Wisconsin Energy or Integrys, general market and economic conditions and other factors that may be beyond the control of Wisconsin Energy or Integrys, and on which the fairness opinions were based, that may alter the value of Wisconsin Energy or Integrys or the prices of shares of Wisconsin Energy common stock or Integrys common stock by the time the merger is completed. The opinions do not speak as of the time the merger will be completed or as of any date other than the dates of such opinions. Because neither Wisconsin Energy nor Integrys anticipates asking its financial advisor to update its opinion, neither the opinion of Barclays nor the opinion of Lazard addresses the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. The opinions are included as Annexes B and C to this joint proxy statement/prospectus. For a description of the opinion that the Wisconsin Energy Board received from Barclays and a summary of the material financial analyses it provided to the Wisconsin Energy Board in connection with rendering such opinion, please refer to "The Merger—Opinions of Financial Advisors—Opinion of Wisconsin Energy's Financial Advisor" beginning on page 64. For a description of the opinions that the Integrys Board received from Lazard and a summary of the material financial analyses it provided to the Integrys Board in connection with rendering such opinion, please see "The Merger—Opinions of Financial Advisors—Opinion of Integrys' Financial Advisor" beginning on page 74.

Wisconsin Energy and Integrys will incur substantial transaction fees and costs in connection with the merger.

        Wisconsin Energy and Integrys expect to incur non-recurring expenses totaling approximately $60 million. Additional unanticipated costs may be incurred in the course of the integration of the businesses of Wisconsin Energy and Integrys. The companies cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the two businesses will offset the transaction and integration costs in the near term, or at all.

Wisconsin Energy anticipates that it will need to obtain new financing in connection with the payment of the cash consideration in the merger.

        Wisconsin Energy expects to finance the cash consideration in the merger with new financing. There is no assurance that the new financing will be obtained on desired terms and within a desired timeframe or will not contain terms, conditions or restrictions that would be detrimental to the combined company after the completion of the merger. There are no financing conditions to the merger, and the merger is not conditioned upon obtaining the financing to fund the cash consideration of the merger. Accordingly, Wisconsin Energy may be required to complete the merger whether or not debt financing is available at all or on acceptable terms.

Certain directors and executive officers of Wisconsin Energy and Integrys have interests in the merger that are different from, or in addition to, those of other Wisconsin Energy stockholders and Integrys shareholders, which could have influenced their decisions to support or approve the merger.

        In considering whether to approve the proposals at the special meetings, Wisconsin Energy stockholders and Integrys shareholders should recognize that certain directors and executive officers of Wisconsin Energy and Integrys have interests in the merger that differ from, or that are in addition to, their interests as stockholders of Wisconsin Energy and shareholders of Integrys. These interests include, among others, ownership interests in the combined company, continued service as a director or an executive officer of the combined company, and/or the accelerated vesting of certain equity awards and/or severance benefits as a result of termination of employment in connection with the merger. These interests, among others, may influence the directors and executive officers of Wisconsin Energy and/or Integrys to approve and/or recommend Merger-Related proposals. The Wisconsin Energy Board and the Integrys Board were aware of and considered these interests at the time each approved the merger agreement. See "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 89.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees of Wisconsin Energy or Integrys which could adversely affect the future business and operations of the combined company following the merger.

        Wisconsin Energy and Integrys are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. The combined company's success after the merger will depend in part upon its ability to retain key management personnel and other key employees of Wisconsin Energy and Integrys. Current and prospective employees of Wisconsin Energy and Integrys may experience uncertainty about their future roles with the combined company following the merger, which may materially adversely affect the ability of each of Wisconsin Energy and Integrys to attract and retain key personnel during the pendency of the merger. Accordingly, no assurance can be given that the combined company will be able to retain key management personnel and other key employees of Wisconsin Energy and Integrys.

The combined company's hedging activities may not be fully protected from fluctuations in commodity prices and cannot eliminate the risks associated with these activities.

        Wisconsin Energy currently enters into hedging agreements, including contracts to purchase or sell commodities at future dates and at fixed prices, in order to manage the commodity price risks inherent in its power generation operations. Integrys currently engages in hedging activities to manage the risks associated with volatility in prices for electricity, fuel and emissions allowances. Wisconsin Energy and Integrys expect that the combined company will use appropriate hedging strategies to manage this risk, including opportunistically hedging over multiple year periods to reduce the variability in realized gross margin from its expected generation. The combined company cannot provide assurance that these activities will be successful in managing its price risks or that they will not result in net losses as a result of future volatility in electricity, fuel and emissions markets. Actual power prices and fuel costs may differ from the combined company's expectations.

        Furthermore, the hedging procedures that the combined company will have in place may not always be followed or may not always work as planned. If any of the combined company's employees were able to engage in unauthorized hedging and related activities, it could result in significant penalties and financial losses. As a result of these and other factors, we cannot predict the outcome that risk management decisions may have on the business, operating results or financial position of the combined company.

The shares of Wisconsin Energy common stock to be received by Integrys shareholders as a result of the merger will have different rights from the shares of Integrys common stock.

        Upon completion of the merger, Integrys shareholders will become Wisconsin Energy stockholders and their rights as stockholders will be governed by Wisconsin Energy's articles of incorporation and bylaws. Certain of the rights associated with Wisconsin Energy common stock are different from the rights associated with Integrys common stock. Please see "Comparison of Shareholder Rights" beginning on page 166 for a discussion of the different rights associated with Wisconsin Energy common stock.

Risks Relating to Wisconsin Energy and Integrys

        Wisconsin Energy and Integrys are, and will continue to be, subject to the risks described in the following periodic reports, each of which is incorporated by reference into this joint proxy statement/prospectus:

  •
  Wisconsin Energy's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed by Wisconsin Energy on February 27, 2014 with the SEC;

  •
  Wisconsin Energy's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, which were filed by Wisconsin Energy with the SEC on May 2, 2014 and August 1, 2014, respectively;

  •
  Integrys' Annual Report on Form 10-K for the year ended December 31, 2013, which was filed by Integrys on February 27, 2014 with the SEC; and

  •
  Integrys' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, which were filed by Integrys with the SEC on May 2, 2014 and August 7, 2014, respectively.

        Please see "Where You Can Find More Information" beginning on page 174 for how you can obtain information incorporated by reference into this joint proxy statement/prospectus.

THE MERGER

        The following is a discussion of the merger and the material terms of the merger agreement between Wisconsin Energy and Integrys. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein.

 Background of the Merger

        The Wisconsin Energy Board and senior management regularly review and evaluate the possibility of pursuing various business combination transactions as part of their ongoing efforts to strengthen their business and enhance stockholder value, taking into account economic, competitive and other conditions, as well as their acquisition criteria. As part of this process, from time to time, Wisconsin Energy senior management has had conversations and communications with various investment banking firms regarding potential transaction opportunities and, from time to time, has had conversations with representatives of other companies regarding a potential business combination transaction, though none of these conversations, other than those with Integrys, resulted in significant discussions.

        The Integrys Board and senior management regularly review and evaluate the possibility of pursuing various business combination transactions as part of their ongoing efforts to strengthen their business and enhance shareholder value, taking into account economic, competitive and other conditions, as well as their acquisition criteria. Integrys' goal is to create long-term value for shareholders and customers through growth in its core regulated businesses. As an essential component of this strategy, the Integrys Board and senior management continuously assess existing assets, the acquisition of assets and contractual commitments to complement Integrys' existing business and strategy. As part of this process, from time to time, Integrys senior management has had conversations and communications with various investment banking firms regarding potential transaction opportunities. In particular, Lazard has been engaged by Integrys since September 2011 to assist Integrys with its strategic planning and to periodically review with the Integrys Board potential strategic alternatives.

        From time to time, Integrys has also had conversations with representatives of other companies regarding potential business combination transactions, though none of these conversations, prior to the discussions on the merger, resulted in significant discussions.

        During the third and fourth quarters of 2013, Wisconsin Energy senior management, together with representatives of Barclays, reviewed various financial analyses and related information with respect to multiple potential transaction opportunities, including a potential acquisition of Integrys. Throughout the third and fourth quarters of 2013, those financial analyses were periodically updated and revised based on publicly available information.

        On December 5, 2013, at a regularly scheduled meeting of the Wisconsin Energy Board, Mr. Gale E. Klappa, Chairman and Chief Executive Officer of Wisconsin Energy, discussed with the Board a potential acquisition of Integrys. During the meeting, Mr. Klappa, along with Mr. Allen L. Leverett, President of Wisconsin Energy, reviewed with the Board the preliminary evaluation that had been done to date on a potential acquisition of Integrys, based only on publicly available information. Messrs. Klappa and Leverett described the financial merits of and strategic rationale for a potential transaction with Integrys. Following discussion at the meeting, the Wisconsin Energy Board authorized management to explore an acquisition of Integrys and authorized Mr. Klappa to discuss the possibility of a potential transaction with his counterpart at Integrys.

        On December 9, 2013, Mr. Klappa telephoned Mr. Charles A. Schrock, Chairman and Chief Executive Officer of Integrys, to request a meeting with him. During this discussion, Mr. Klappa briefly described to Mr. Schrock Wisconsin Energy's general interest in exploring a possible transaction with

Integrys. Mr. Schrock also informed Lazard about Wisconsin Energy's interest and confirmed that Lazard was free from any conflicts of interest that would impair Lazard's ability to advise Integrys with respect to any such potential transaction. Given Lazard's familiarity with Integrys and the industry landscape, Integrys senior management determined to request the Integrys Board to engage Lazard as financial advisor in connection with the potential transaction with Wisconsin Energy, subject to negotiation of an acceptable fee arrangement.

        On December 12, 2013, the Integrys Board held a regularly scheduled meeting at which representatives of Lazard were present. At the meeting, the Integrys Board met in executive session with Mr. Schrock present, during which Mr. Schrock informed the Integrys Board of Wisconsin Energy's general interest in exploring a possible transaction with Integrys.

        On December 18, 2013, Messrs. Klappa and Schrock met for dinner. At this initial meeting, Mr. Klappa described to Mr. Schrock Wisconsin Energy's view of the possible strategic benefits of an acquisition of Integrys by Wisconsin Energy. Mr. Klappa described to Mr. Schrock the criteria by which Wisconsin Energy evaluates potential acquisitions. Messrs. Klappa and Schrock further discussed Integrys' projected growth plan, a possible transaction structure and the regulatory approval process for and implications of a transaction. Mr. Schrock agreed to consider the discussion further and provide a preliminary response to Mr. Klappa within several weeks, and emphasized that ultimately the Integrys Board would have the decision-making authority with respect to any strategic transaction.

        On January 15, 2014, Mr. Schrock telephoned Mr. Klappa in response to their discussion at their December 18, 2013 dinner meeting. Mr. Schrock stated that he and the Integrys Board would evaluate a potential transaction and respond to Wisconsin Energy after analysis and discussion, but did not provide a specific timeframe for a response. He expressed an interest in maintaining a dialogue with Mr. Klappa as they each considered a possible transaction further, although they did not discuss a timeline or process for such evaluation, nor did they determine when they would next speak.

        On January 16, 2014, the Wisconsin Energy Board held a regularly scheduled meeting. At the meeting, Mr. Klappa provided the Wisconsin Energy Board with an update on his discussions with Mr. Schrock. The Wisconsin Energy Board and management engaged in additional discussion regarding the strategic rationale and benefits of a possible transaction with Integrys, as well as potential risks, and authorized management to continue to evaluate a potential transaction and engage in further discussions with Integrys.

        On January 16, 2014, Wisconsin Energy contacted Skadden to serve as legal counsel in connection with a potential transaction with Integrys.

        On January 20, 2014, Integrys issued a press release announcing that Integrys had entered into a definitive agreement with Balfour Beatty Infrastructure Partners LP, or BBIP, to sell 100 percent of the stock of Upper Peninsula Power Company, or UPPCO, to BBIP.

        On January 22, 2014, Mr. Schrock telephoned Mr. Klappa to discuss the January 20, 2014 UPPCO sale announcement. Mr. Schrock stated that the pending sale of UPPCO would not alter Integrys' evaluation of a potential transaction with Wisconsin Energy.

        On February 13, 2014, the Integrys Board held a regularly scheduled meeting at which representatives of Lazard were present. Mr. Schrock summarized his communications with Mr. Klappa since December 18, 2013. A representative of Lazard provided an overview of Integrys' management plan and potential strategic alternatives that could complement Integrys' long-term financial and strategic plan. A representative of Lazard reviewed selected potential strategic alternatives with potential counterparties, which included four strategic buyers, three potential merger parties and one potential strategic target. The representative also discussed a potential take private alternative. The representative discussed with the Integrys Board Lazard's preliminary analysis of a potential transaction with each such counterparty and the industrial logic of a potential transaction. The representative of

Lazard also reviewed Lazard's views on the likely strategic interest of each such counterparty of a potential M&A transaction, in general and specifically with respect to Integrys, as well as the likely ability of such counterparty to consummate a potential transaction and the perceived likelihood that any such counterparty would approach Integrys with a proposal offering better value than Wisconsin Energy's proposal. The Integrys Board discussed the likelihood of any other of the identified potential buyers making an offer for Integrys that would represent more value to Integrys' shareholders than Wisconsin Energy's proposal and discussed the strong strategic rationale of a transaction with Wisconsin Energy. After discussion, during which the Integrys Board also considered the risk of a leak if any of the potential buyers were contacted and the risk to Wisconsin Energy's proposal posed by that leak, the Integrys Board determined that it would defer a decision about whether to contact other potential counterparties until it had more clarity with respect to Wisconsin Energy's proposal.

        On February 20, 2014, Mr. Schrock telephoned Mr. Klappa to request a meeting to further discuss a potential transaction. Messrs. Klappa and Schrock agreed to a meeting on Tuesday, March 4, 2014 in Milwaukee, Wisconsin.

        On March 1, 2014, the Integrys Board held a special meeting at which representatives of Lazard and Foley & Lardner LLP, referred to as Foley, were present. A representative of Foley provided an overview of certain matters under Wisconsin law, including an overview of director and officer fiduciary duties and considerations in strategic transactions. Senior management reviewed Integrys' financial and strategic plan as a stand-alone entity and Wisconsin Energy's strategic plan. A representative of Lazard discussed Lazard's preliminary analysis of Integrys' financial and strategic plan, preliminary valuation and options relating to a potential strategic transaction. Mr. Schrock reviewed management's observations of Lazard's preliminary analysis and discussed constituent considerations, including customer, employee and regulatory concerns. The Integrys Board discussed the Integrys financial and strategic plan, potential counterparties for strategic transactions and alternatives that would be in the best interests of Integrys shareholders. At this meeting, the Integrys Board resolved to formally engage Lazard to provide advisory services to Integrys in regard to potential strategic transactions.

        On March 4, 2014, Messrs. Klappa and Schrock met. At the meeting, Messrs. Klappa and Schrock mutually agreed to proceed to evaluate a potential acquisition of Integrys by Wisconsin Energy. They agreed to instruct their respective management teams to enter into a mutual confidentiality agreement and proceed to exchange non-public information. They further agreed to establish a schedule for conducting management presentations to be given by each party. They discussed retention of financial advisors (with Mr. Klappa identifying Barclays, though Barclays was not formally engaged until April 25, 2014, and Mr. Schrock identifying Lazard) and discussed allowing their respective financial advisors to exchange information. Messrs. Klappa and Schrock discussed targeting the end of June 2014 to complete the evaluation and discussions of a potential transaction. Messrs. Schrock and Klappa agreed that the next step would be for Wisconsin Energy to provide a non-binding indicative offer letter to Integrys that would address key issues such as a preliminary price and form of consideration, regulatory strategy and certain governance issues, including management of a combined company and headquarters location. There was no discussion of any continuing role for any of the senior management of Integrys, including Mr. Schrock. Mr. Schrock requested that, if Wisconsin Energy determined to make a non-binding indicative offer, it do so in a letter delivered to Integrys by mid-April, 2014.

        On March 6, 2014, representatives of Integrys sent a draft mutual confidentiality agreement to representatives of Wisconsin Energy, which contained customary standstill provisions applicable to both companies. Representatives of Wisconsin Energy provided comments to representatives of Integrys shortly thereafter. On that same day, Wisconsin Energy retained the firm of Economists Incorporated to assist in the evaluation of federal regulatory implications of the proposed transaction (and subsequently retained the firm of Compass Lexecon to further assist in the evaluation).

        Later on March 6, 2014, the Wisconsin Energy Board held a telephonic special meeting. Mr. Klappa discussed the details of his most recent meeting with Mr. Schrock and described the agreed upon process and timeline for further consideration of the potential acquisition. Mr. Klappa discussed with the Wisconsin Energy Board developing a non-binding indicative offer letter that would address, among other things, preliminary price and form of consideration, management of the combined company and headquarters location. The Wisconsin Energy Board engaged in discussion of the proposed process and timeline and the issues to be addressed in the non-binding offer letter and related implications, and authorized management to engage in further evaluation and discussions in accordance with the agreed process and timeline.

        On March 7, 2014, Wisconsin Energy and Integrys executed the mutual confidentiality agreement, with customary standstill provisions applicable to both companies to remain in effect for one year. After execution of the mutual confidentiality agreement, the parties began to exchange certain non-public information through an electronic data room site and in person and telephonic meetings between members of each company's senior management teams, representatives of Barclays and Lazard and each company's legal representatives. In addition, Mr. Schrock informed Mr. Klappa that since late 2013 Integrys has been planning the divestiture of certain of its non-regulated businesses and would continue to pursue this divestiture.

        On March 15, 2014, representatives of Barclays and representatives of Lazard participated in a teleconference during which they discussed the matters to be addressed at an upcoming meeting between senior management teams of Wisconsin Energy and Integrys to be held on March 28, 2014.

        On March 21, 2014, as a follow-up to the discussions between Messrs. Klappa and Schrock on March 4, 2014, representatives of Lazard sent to representatives of Barclays an "Indicative Offer Checklist" that identified information to be included in a non-binding indication of interest letter, including a non-binding indication of price to be paid per share of Integrys and the form such consideration would take, a description of key assumptions underlying such consideration, a description of pro forma dividend policy, information regarding the regulatory approval process, information regarding board approvals to which any offer would be subject and confirmation that an indicative offer has been approved by the Wisconsin Energy Board, a list of significant business questions that are important to Wisconsin Energy's final determination of price or that could materially impact price or Wisconsin Energy's ability to purchase Integrys, key governance terms such as pro forma board representation, pro forma management team composition, proposed headquarters location and other key governance terms, and an expected timeline to signing a definitive agreement. The checklist further requested that the non-binding offer be delivered to Integrys on April 21, 2014.

        On March 26, 2014, members of Wisconsin Energy's and Integrys' senior management teams, along with their respective financial advisors, participated in a teleconference during which they discussed financial models for both Wisconsin Energy and Integrys in anticipation of the management presentation meeting to be held on March 28, 2014.

        On March 28, 2014, the senior management teams of Wisconsin Energy and Integrys, together with their respective financial advisors, met. At the meeting, the parties shared non-public information regarding their respective businesses, including company overviews and information regarding their respective strategic plans and historical performance, upcoming rate cases, labor relations, pending legal matters and debt profiles. The parties also discussed their respective views on the merits of an acquisition of Integrys by Wisconsin Energy.

        On April 4, 2014, representatives of Barclays and representatives of Lazard held a teleconference during which they discussed their respective views regarding the valuation of Integrys.

        On April 7, 2014, members of senior management of Wisconsin Energy and Integrys, together with their respective financial advisors, met to discuss Integrys' non-regulated businesses and its plan to divest. The discussion related to Integrys Energy Services, Inc., a subsidiary of Integrys referred to as IES, and its business segments involved in marketing electricity and natural gas in various retail markets, referred to as the IES Retail Business, and investing in energy assets with renewable attributes, referred to as the IES Solar Business, as well as to Integrys' compressed natural gas business.

        On April 8, 2014, members of senior management of Wisconsin Energy and Integrys, together with their respective financial advisors, held a teleconference in which they discussed initial expectations relating to Wisconsin Energy's non-binding indicative offer.

        On April 9, 2014, the Integrys Board held a special telephonic meeting, with representatives of Lazard present. Mr. Schrock reviewed the status of discussions with Wisconsin Energy and described the continued evaluation of additional potential counterparties by Integrys senior management and its advisors. The Integrys Board reviewed the proposed engagement of outside counsel and resolved to engage Cravath, Swaine & Moore LLP, referred to as Cravath, Foley and other local counsel as needed to support Integrys' evaluation of strategic alternatives.

        On April 16, 2014. Messrs. Klappa and Schrock spoke over the telephone regarding the status of discussions to date and a timeline and process for continued evaluation of a potential transaction. Mr. Klappa notified Mr. Schrock that the Wisconsin Energy Board would meet the following day and engage in an extensive discussion of a proposed acquisition of Integrys, including review of the terms for a non-binding indication of interest letter to be delivered to Integrys shortly thereafter. Messrs. Klappa and Schrock discussed a timeline for continuing due diligence review and set a target date of April 23, 2014 or April 24, 2014 to meet again for further discussion.

        On April 17, 2014, the Wisconsin Energy Board held a regularly scheduled meeting, with representatives of Barclays present. At the meeting, Mr. Klappa reviewed the status of discussions with Integrys. Mr. Leverett reviewed with the Wisconsin Energy Board proposed terms to be set forth in a non-binding indication of interest letter to be delivered to Integrys, including preliminary price and form of consideration and certain governance issues such as board representation, management of the combined company and headquarters location. At the meeting, Mr. Leverett and representatives of Barclays reviewed various financial aspects of a proposed transaction and discussed various combinations of cash and equity consideration in relation to their impact on the satisfaction of Wisconsin Energy's acquisition criteria. Following discussion of the possible transaction, including the proposed terms outlined by Messrs. Klappa and Leverett and associated risks and benefits of an acquisition of Integrys, the Wisconsin Energy Board authorized management to deliver the non-binding indication of interest letter to Integrys using a combination of cash and equity consideration that would result in the satisfaction of Wisconsin Energy's acquisition criteria. The Wisconsin Energy Board also met in executive session with Mr. Klappa present to further discuss issues of leadership and governance in connection with the proposed acquisition of Integrys.

        On April 23, 2014, Messrs. Klappa and Schrock met. At the meeting, Mr. Klappa presented Mr. Schrock with a non-binding indication of interest letter. The letter set forth a non-binding proposal for the acquisition of Integrys by Wisconsin Energy. The letter addressed terms including a proposed amount and structure of the consideration to be paid to Integrys shareholders, the post-closing dividend policy, conditions to the proposal, general scope of due diligence, post-closing management and board composition and headquarters location. Under the April 23, 2014 letter, Integrys shareholders would receive $71.68 per share of Integrys common stock, comprised of base consideration of $54.90 in Wisconsin Energy common stock (representing a fixed exchange ratio of 1.142 shares of Wisconsin Energy common stock for each share of Integrys common stock) and $12.05 in cash, and a special dividend of the after-tax net proceeds and certain balance sheet adjustments from the sale of IES (which was assumed to occur prior to the closing of the transaction) expected to be $4.73 per share. The letter confirmed that the offer would not be subject to a financing contingency, but that Wisconsin

Energy would engage with credit rating agencies with respect to the structure of the potential transaction to ensure that financing would be structured to allow Wisconsin Energy to minimize any changes to its credit ratings following the closing of the proposed transaction. The letter did not include any offers of positions with the combined company for members of the Integrys senior management team. The letter contemplated that, following the closing of the transaction, the Wisconsin Energy Board would be expanded so as to include appropriate representation from the existing Integrys Board of Directors, without specifying the number or identity of the Integrys directors that would join the Wisconsin Energy Board. The letter also stated that the non-binding proposal was subject to execution of an exclusivity agreement by the parties. Messrs. Klappa and Schrock discussed Wisconsin Energy's views with respect to valuation, as well as the proposed terms set forth in the non-binding letter. Mr. Klappa also discussed with Mr. Schrock his preliminary views on regulatory strategy.

        During the period from April 23, 2014 to April 30, 2014, representatives of Barclays and representatives of Lazard had numerous discussions to clarify the proposed amount and structure of the consideration to be paid to Integrys shareholders, including replacing the special dividend to Integrys shareholders of the proceeds from a sale of IES with a different form of consideration.

        On April 29, 2014, the Integrys Board held a special telephonic meeting at which representatives of Lazard and Cravath were present. Mr. Schrock reviewed the status of discussions with Wisconsin Energy. A representative of Lazard described the non-binding indicative offer that Wisconsin Energy delivered to Integrys on April 23, 2014. The Integrys Board and Integrys' advisors also discussed the benefits and risks of the proposed terms and items of clarification to discuss with Wisconsin Energy. In particular, the Integrys Board discussed with the advisors the benefits and risks of entering into an exclusivity agreement with Wisconsin Energy and determined that it would not be in Integrys' interest to enter into such an agreement at that time.

        On April 30, 2014, Mr. Schrock telephoned Mr. Klappa to request a revised proposal from Wisconsin Energy that would provide for two alternative consideration structures to address the contingent nature of the sale of IES. Mr. Klappa committed to evaluate an alternative consideration structure and provide a response to Mr. Schrock, though he did not provide a timeline for any such response. Mr. Schrock also informed Mr. Klappa that Integrys was not prepared to enter into an exclusivity agreement with Wisconsin Energy at that time.

        On May 2, 2014, the Wisconsin Energy Board held a regularly scheduled meeting at which Messrs. Klappa and Leverett provided an update on discussions with Integrys and evaluation of a possible acquisition. Senior management of Wisconsin Energy discussed Mr. Schrock's request for an alternative contingent consideration component relating to the sale of IES. After discussion, the Wisconsin Energy Board authorized management to proceed with proposing an alternative consideration structure to Integrys through an updated non-binding indication of interest letter, which contained the same terms as the April 23, 2014 letter, other than with respect to the proposal on alternative consideration. As requested by Mr. Schrock, the proposal on alternative consideration involved two alternative consideration structures.

        On May 7, 2014, at the direction of Messrs. Klappa and Schrock, members of the senior management of Wisconsin Energy and Integrys held a teleconference to review and discuss the updated non-binding indication of interest letter, which provided for two alternative structures of consideration to be paid to Integrys shareholders and updated the proposed valuation based on current respective share prices. Under the first alternative structure, Integrys shareholders would receive $71.62 per share of Integrys common stock, comprised of base consideration of $54.84 in Wisconsin Energy common stock (representing a fixed exchange ratio of 1.142 shares of Wisconsin Energy common stock for each share of Integrys common stock) and $12.05 in cash, and a special dividend of the after-tax net proceeds and certain balance sheet adjustments from the IES sale expected to be $4.73 per share. Under the second alternative structure, Integrys shareholders would receive the same base consideration, an additional $3.00 per share in cash consideration, and contingent consideration equal to the amount, if any, by which the per share after tax net proceeds from the IES sale exceeded $3.00. Later that same day, Wisconsin Energy provided the updated letter to Integrys. The letter was otherwise substantially similar in all respects to the non-binding indication of interest letter delivered April 23, 2014, including being subject to execution of an exclusivity agreement by the parties.

        On May 7, 2014, representatives of Barclays and representatives of Lazard discussed the updated non-binding indication of interest letter that Wisconsin Energy had provided to Integrys earlier that day.

        On May 9, 2014, the Integrys Board held a special meeting at which representatives of Lazard, Cravath and Foley were present. Mr. Schrock reviewed the status of discussions with Wisconsin Energy. Senior management reviewed the status of negotiations to sell the IES Retail Business. The Integrys Board discussed the timing of the sale of the IES Retail Business and the timing of negotiations with Wisconsin Energy. The Integrys Board discussed suspending negotiations with Wisconsin Energy until the sale of the IES Retail Business was complete, but concluded that it was appropriate to continue with both processes and to consider whether appropriate consideration was offered by Wisconsin Energy for Integrys in light of the value of the IES Retail Business. A representative of Lazard described the revised non-binding indicative offer that Wisconsin Energy delivered to Integrys on May 7, 2014, which included two alternative structures of consideration. The Integrys Board and Integrys' advisors discussed the benefits and risks of the proposed terms and items of clarification to discuss with Wisconsin Energy. They also compared the initial non-binding indicative offer with the revised non-binding indicative offer, compared Integrys' stand-alone plan with Wisconsin Energy's plan and discussed the timing of the sale of the IES Retail Business. The Integrys Board and Integrys' advisors also discussed other potential strategic alternatives Integrys might pursue, including strategic transactions with other counterparties. The Integrys Board discussed the request for exclusivity included in the revised non-binding indicative offer and the benefits and risks of agreeing to such request. The Integrys Board also directed management to seek clarification of certain proposed terms of the revised non-binding indicative offer.

        On May 12, 2014, representatives of Barclays and representatives of Lazard participated in a teleconference during which they discussed and clarified the revised non-binding indicative offer, including the merger consideration and alternative structures of consideration. Representatives of Lazard confirmed to representatives of Barclays that Integrys intended to retain the IES Solar Business and sell the IES Retail Business. Representatives of Lazard asked the representatives of Barclays to consider what adjustment to the contingent consideration structure alternative would be necessary in the event of a sale by Integrys of the IES Retail Business only.

        On May 12, 2014, senior management of Wisconsin Energy and Integrys met to discuss the credit implications of a proposed transaction.

        On May 13, 2014, Messrs. Klappa and Schrock spoke by telephone. Mr. Schrock advised Mr. Klappa that he would be discussing the updated non-binding indication of interest letter with the Integrys Board at their May 15, 2014 meeting.

        On May 15, 2014, the Integrys Board held a regular scheduled meeting at which representatives of Lazard, Cravath and Foley were present. A representative of Lazard reviewed Lazard's revised analysis of Integrys' management plan, Wisconsin Energy's long-term plan and Wisconsin Energy's revised non-binding indicative offer. A representative of Lazard reviewed Lazard's preliminary pro forma financial analysis of a combined Integrys and Wisconsin Energy company and compared the revised non-binding indicative offer with precedent transactions. The Integrys Board discussed the request for exclusivity included in the revised non-binding indicative offer and the benefits and risks of agreeing to such request. The Integrys Board and Integrys' advisors also discussed potential alternative strategic transactions with other counterparties. A representative from Lazard discussed with the Integrys Board

Lazard's analysis of the other potential counterparties. The Integrys Board discussed the likelihood of any other of the identified potential buyers making an offer for Integrys that would represent more value to Integrys' shareholders than Wisconsin Energy's proposal, as well as the risk of a leak if any of the potential buyers were contacted and the risk to Wisconsin Energy's proposal posed by that leak. A representative of Lazard reviewed with the Integrys Board the universe of potential buyers that might have the strategic interest in pursuing, and the financial capability to pursue, a potential acquisition of Integrys and gave Lazard's preliminary observation that it was highly unlikely that any such third parties would propose a transaction exceeding the value proposed by Wisconsin Energy at that time. The Integrys Board further discussed the strong strategic rationale for a transaction with Wisconsin Energy and the need to receive a strong premium on top of Integrys' financial base plan as a stand-alone entity. After discussion, the Integrys Board determined not to actively seek proposals from other potential transaction counterparties at that time, but determined that Integrys would not enter into an exclusivity agreement with Wisconsin Energy. The Integrys Board authorized Mr. Schrock and Integrys management to proceed negotiating a definitive merger agreement with Wisconsin Energy. The Integrys Board also resolved to establish a committee consisting of Mr. Budney, Mr. Jones and Ms. Keller Koeppel (the "Transaction Committee") to oversee and work together with management in connection with Integrys' exploration of a strategic transaction with Wisconsin Energy. The Transaction Committee was established to facilitate close participation of members of the Integrys Board in the negotiation process, but was not authorized by the Board to make any decisions with respect to the proposed transaction.

        On May 16, 2014, Mr. Schrock telephoned Mr. Klappa and reported that the Integrys Board had discussed the potential transaction and authorized management to proceed to negotiate a definitive merger agreement. During this and a second call that same day, Messrs. Klappa and Schrock agreed on a process for moving forward with necessary additional due diligence and negotiations of a definitive agreement to be conducted over a 30 to 40 day period. Mr. Schrock notified Mr. Klappa that Integrys was not prepared to execute an exclusivity agreement with Wisconsin Energy.

        Later on May 16, 2014, Mr. Klappa provided an update to the Wisconsin Energy Board summarizing his conversations with Mr. Schrock from earlier in the day.

        On May 20, 2014, representatives of Barclays and representatives of Lazard participated in a teleconference during which they discussed the amount and structure of the merger consideration, including the exchange ratio and percentages of cash and stock portions of the merger consideration.

        On May 22, 2014, the Integrys Transaction Committee held a special telephonic meeting to review the status of discussions with Wisconsin Energy. Mr. Schrock discussed with the Transaction Committee key activities related to the potential transaction.

        On May 23, 2014, Mr. Klappa provided another update to the Wisconsin Energy Board summarizing progress on the due diligence review that had been conducted on Integrys to date, as well as an update on the ongoing regulatory analysis being conducted by Economists Incorporated, Compass Lexecon and Skadden. Mr. Klappa further notified the Board of a schedule for review and negotiation of a draft merger agreement.

        During the period from May 16 to May 31, 2014, members of the senior management teams of Wisconsin Energy and Integrys and their respective legal and financial advisors held numerous discussions and continued to engage in mutual due diligence.

        On May 27, 2014, the Integrys Board held a special telephonic meeting at which representatives of Lazard and Cravath were present. Mr. Schrock reviewed the status of discussions with Wisconsin Energy, including discussions regarding due diligence matters, the IES Retail Business and the IES Solar Business and executive compensation, including the development of a retention plan and the suspension of the transition to a plan-based change in control program. Mr. Schrock reported that Integrys had authorized Wisconsin Energy and two third-party rating agencies to proceed with a credit assessment of the potential transaction.

        On May 29, 2014, members of Wisconsin Energy's management team met with representatives from Moody's and Standard and Poor's to discuss the potential credit ratings of the combined company following completion of the merger.

        On June 2, 2014, Cravath delivered an initial draft merger agreement to Skadden.

        On June 3, 2014, members of Wisconsin Energy's and Integrys' senior management teams participated in a teleconference during which they discussed Wisconsin Energy's analysis of federal regulatory matters.

        On June 3, 2014, Messrs. Klappa and Schrock spoke about the status of the draft merger agreement.

        On June 3, 2014, the Integrys Board held a special telephonic meeting at which representatives of Lazard and Cravath were present. Mr. Schrock reviewed the status of discussions with Wisconsin Energy, including discussions regarding due diligence matters, Wisconsin Energy's analysis of federal regulatory matters and the third-party credit assessment of the potential transaction. Senior management reviewed the potential sale of the IES Retail Business. Mr. Schrock informed the Integrys Board that Integrys delivered a draft definitive merger agreement to Wisconsin Energy on June 2, 2014 and described the general timing of the merger agreement negotiations.

        From June 4, 2014 until the execution of the merger agreement on June 22, 2014, the parties and their respective legal and financial advisors exchanged numerous drafts of, and engaged in numerous discussions and negotiations concerning the terms of, the merger agreement (and related disclosure schedules and exhibits). Significant areas of discussion and negotiation included the structure of the merger and potential tax implications, the structure of the merger consideration, including consideration relating to an assumed value and likelihood of sale of the IES Retail Business, the scope and degree of reciprocity of the representations and warranties and interim operating covenants and the scope thereof, provisions relating to the regulatory approval process and associated conditions to closing of the transaction, provisions relating to Wisconsin Energy's financing of the transaction, potential termination events and fees (including the size of the termination fee payable by either party upon the occurrence of certain events), the circumstances under which the respective boards of directors could change their recommendations and the termination fees paid in connection therewith, the treatment of Integrys outstanding equity awards and 401(k) plans, and the size and terms of any retention or severance plan (or adjustments to existing plans) relating to Integrys employees.

        On June 5 and June 6, 2014, Messrs. Klappa and Schrock spoke about the significant issues raised in the draft merger agreement.

        On June 6, 2014, Mr. Klappa provided an update to the Wisconsin Energy Board summarizing the status of discussions and negotiations to date with Integrys.

        On June 6, 2014, representatives of Barclays and representatives of Lazard participated in a teleconference during which they again discussed the amount and structure of the merger consideration, including the exchange ratio and percentages of cash and stock portions of the merger consideration.

        On June 9, 2014, representatives of Barclays and representatives of Lazard had a discussion regarding the structure of the consideration to be paid to Integrys shareholders, including the contingent consideration component relating to the sale of the IES Retail Business.

        On June 10, 2014, the Integrys Board held a special telephonic meeting at which representatives of Lazard and Cravath were present. Mr. Schrock reviewed the status of discussions with Wisconsin Energy, including open issues in the merger agreement negotiations and due diligence discussions. Senior management reviewed the potential sale of the IES Retail Business. Following discussion, the Integrys Board determined to communicate to Wisconsin Energy that the terms of the revised non-binding indicative offer did not represent sufficient value to Integrys' shareholders especially in light of the contingent consideration component of the offer.

        On June 11, 2014, members of Wisconsin Energy's and Integrys' management teams, along with their respective financial advisors, participated in a teleconference during which they discussed the results of the third-party rating agency review.

        On June 12, 2014, representatives of Barclays and representatives of Lazard participated in a teleconference during which they again discussed the amount and structure of the merger consideration, including the exchange ratio and percentages of cash and stock portions of the merger consideration.

        On June 12, 2014, members of Wisconsin Energy's and Integrys' senior management teams, along with their respective financial advisors, participated in a teleconference during which they discussed regulatory strategy.

        On June 13, 2014, members of Wisconsin Energy's and Integrys' senior management teams, including Messrs. Klappa and Schrock, along with their respective outside legal counsel and financial advisors, participated in a teleconference during which they discussed the status of several issues, including the federal regulatory analysis, rating agency feedback, regulatory strategy and open issues in the merger agreement.

        On June 13, 2014, the Integrys Transaction Committee held a special telephonic meeting to review the status of discussions with Wisconsin Energy. Mr. Schrock discussed with the Transaction Committee key activities related to the potential transaction.

        On June 13 and June 14, 2014, and every day from June 16, 2014 until the execution of the merger agreement on June 22, 2014, Messrs. Klappa and Schrock spoke about the outstanding issues in the draft merger agreement, including the provisions in the merger agreement relating to the regulatory approval process and associated conditions to closing of the transaction.

        On June 14, 2014, Mr. Lawrence T. Borgard, President and Chief Operating Officer of Integrys, called Mr. Leverett to discuss the status of Integrys' efforts to sell the IES Retail Business. The next day, Integrys provided Wisconsin Energy with a redacted copy of the agreement pursuant to which Integrys was considering selling the IES Retail Business.

        On June 16, 2014, representatives of Barclays and representatives of Lazard participated in a teleconference during which they again discussed the amount and structure of the merger consideration, including the exchange ratio and percentages of cash and stock portions of the merger consideration.

        On June 16, 2014, the Integrys Board held a special telephonic meeting at which representatives of Lazard, Cravath and Foley were present. Mr. Schrock informed the Integrys Board that Wisconsin Energy had submitted a revised proposal earlier that day and reviewed the terms of the proposal. The proposal, which was based on closing prices on June 13, 2014, included total consideration value of $69.27 per share of Integrys common stock, consisting of $18.43 in cash and 1.128 shares of Wisconsin Energy common stock per share of Integrys common stock. Mr. Schrock added that the revised proposal did not include any contingent consideration mechanism related to the potential sale of the IES Retail Business. Integrys senior management then reviewed the potential sale of the IES Retail Business and the status of the due diligence process with Wisconsin Energy. A representative of Lazard reviewed Lazard's preliminary financial analysis of the revised proposal. Mr. Schrock then discussed the status of the merger agreement negotiations, including outstanding issues on the merger agreement. After discussion, the Integrys Board directed management to ask Wisconsin Energy to submit an updated proposal that would provide additional value for Integrys' shareholders.

        On June 17, 2014, Mr. Schrock telephoned Mr. Klappa to provide him with a summary of the meeting of the Integrys Board held on June 16, 2014. Mr. Schrock notified Mr. Klappa that the

Integrys directors had considered and discussed various matters relating to the proposed transaction, including valuation of Integrys, the proposed termination fee, the treatment of equity awards, the ongoing commitment to community of the combined company, the number of Integrys directors to be appointed to the board of the combined company, the size of the retention pool and the status of the sale of the IES Retail Business. Mr. Schrock informed Mr. Klappa that it was important that Integrys be permitted to select the Integrys directors to be appointed to the combined company board, but there was no discussion on which Integrys directors would be so appointed.

        On June 18, 2014, Messrs. Klappa and Schrock spoke again via telephone. Messrs. Klappa and Schrock discussed several key transaction issues relating to valuation of Integrys, the amount of a proposed termination fee, the treatment of equity awards, the number of Integrys directors to be appointed to the board of the combined company, the size of the retention pool and the sale of the IES Retail Business.

        On June 18, 2014, the Wisconsin Energy Board held a special meeting by teleconference for purposes of considering the proposed transaction with Integrys. Members of senior management of Wisconsin Energy, representatives of Barclays and a representative of Skadden were present at the meeting. Mr. Klappa briefed the Board on the status of negotiations with Integrys regarding the outstanding principal terms of the transaction, including the size of the termination fee payable by each party under certain circumstances, the scope of certain key interim operating covenants of each party, the treatment of Integrys outstanding equity awards and 401(k) plans, the size and terms of any retention or severance plan (or adjustments to existing plans) relating to Integrys employees, and the size and composition of the combined company's board, including Integrys' request to add three of the incumbent directors from the Integrys Board to the Wisconsin Energy Board upon completion of the merger. Mr. Klappa notified the Wisconsin Energy Board that the parties had agreed, subject to approval of the Wisconsin Energy Board, that the corporate headquarters and principal executive offices of Wisconsin Energy would be located in metropolitan Milwaukee, Wisconsin, with operational headquarters in Chicago, Illinois, Milwaukee and Green Bay, Wisconsin. The Wisconsin Energy Board and senior management also discussed changing the name of Wisconsin Energy to "WEC Energy Group, Inc." upon completion of the merger, in order to reflect the combined company's broader geographic presence, and decided that it made sense to do so. A representative of Skadden described for the Wisconsin Energy Board the approvals that would be required to complete the proposed transaction, including regulatory approvals and the approvals of the stockholders of both Wisconsin Energy and Integrys, reviewed with the Wisconsin Energy Board the terms of a proposed merger agreement, including the significant outstanding issues, and summarized the Wisconsin Energy Board's fiduciary duties. Messrs. Klappa and Leverett reviewed with the Wisconsin Energy Board the risks associated with the transaction, including risks relating to financing of the cash portion of the merger consideration (including describing the receipt by Wisconsin Energy of a letter from Barclays indicating that Barclays was "highly confident" in its ability to secure financing) and risks relating to the regulatory review and approval process of the transaction and the associated conditions to closing of the transaction. Representatives from Barclays reviewed with the Wisconsin Energy Board Barclays' financial analysis performed in connection with the proposed merger. After considering and discussing the foregoing, the Wisconsin Energy Board authorized management to continue negotiations with Integrys toward finalizing the outstanding terms of the merger agreement, subject to final approval of the Wisconsin Energy Board.

        On June 18, 2014, the Integrys Board held a special meeting for purposes of considering the proposed transaction with Wisconsin Energy. Members of senior management of Integrys and representatives of Lazard, Cravath and Foley were present at the meeting. Mr. Schrock discussed the potential sale of the IES Retail Business. The Integrys Board resolved to authorize the officers of Integrys to negotiate and approve the proposed sale of the IES Retail Business. Representatives of Cravath and Foley reviewed the Integrys Board's fiduciary duties. A representative of Lazard summarized the latest revised proposal from Wisconsin Energy, which included $18.58 in cash consideration and 1.128 shares of Wisconsin Energy common stock for every share of Integrys common stock, representing total consideration of $69.60 per share of Integrys common stock. A representative of Lazard discussed Lazard's updated analysis of the proposal, reviewed the premium implied by the proposal and compared the proposal to precedent transactions. Mr. Schrock then described the status of negotiations of the merger agreement. Integrys senior management reviewed the status of the due diligence process with Wisconsin Energy. A representative of Cravath summarized the key terms of the merger agreement and reviewed outstanding issues in the merger agreement negotiations, including the size of the termination fee, the allocation of regulatory risk and the treatment of equity awards. Mr. Schrock, the Integrys Board and senior management discussed constituent considerations, including customer, employee and regulatory concerns, and the need to maintain charitable commitments and community presence. After considering and discussing the foregoing, the Integrys Board authorized management to continue negotiations with Wisconsin Energy toward finalizing the outstanding terms of the merger agreement, subject to final approval of the Integrys Board.

        Throughout the day on June 20, 2014 and June 21, 2014, representatives of Wisconsin Energy, Integrys, Skadden and Cravath engaged in discussions and negotiations of the remaining outstanding issues in the merger agreement and related disclosure schedules and exhibits, and exchanged numerous drafts.

        On June 21, 2014, the Integrys Board held a special telephonic meeting for the purpose of considering the proposed transaction with Wisconsin Energy. Members of senior management of Integrys and representatives of Lazard, Cravath and Foley were present at the meeting. Mr. Schrock reviewed the status of negotiations with Wisconsin Energy on a definitive merger agreement. A representative of Cravath reviewed with the Board the material changes to the proposed merger agreement since the last meeting of the Integrys Board. A representative of Lazard reviewed the terms of Wisconsin Energy's latest proposal, which included $18.58 in cash consideration and 1.128 shares of Wisconsin Energy common stock for every share of Integrys common stock representing total consideration of $71.47 per share of Integrys common stock. A representative of Lazard reviewed with the Integrys Board the universe of potential buyers that might have the strategic interest in pursuing, and the financial capability to pursue, a potential acquisition of Integrys and observed that it was highly unlikely that any such third parties would propose a transaction exceeding the value proposed by Wisconsin Energy at that time. A representative of Lazard stated that, based upon and subject to the qualifications and conditions set forth in Lazard's written fairness opinion, Lazard was of the opinion that, as of the date thereof, the consideration to be paid to holders of Integrys common stock (other than excluded holders, as defined in the fairness opinion) in the proposal was fair, from a financial point of view, to such holders. After considering and discussing the foregoing and the proposed terms of the merger agreement, and taking into consideration the factors described under "—Recommendation of the Integrys Board of Directors and Integrys' Reasons for the Merger" and "—Opinions of Financial Advisors—Opinion of Integrys' Financial Advisor," the Integrys Board unanimously (i) approved the merger agreement and declared that the mergers and the other transactions contemplated thereby are in the best interests of Integrys and its shareholders, (ii) recommended that Integrys shareholders vote "FOR" the merger agreement and directed that the merger agreement be submitted to Integrys shareholders for approval at a duly held meeting of such shareholders for such purpose, and (iii) authorized officers of Integrys to execute transactions contemplated by the merger agreement and make required regulatory and other filings.

        Following the meeting of the Integrys Board, Mr. Schrock telephoned Mr. Klappa and informed him of the action taken by the Integrys Board.

        On June 22, 2014, the Wisconsin Energy Board held a telephonic special meeting to consider the proposed transaction with Integrys, with senior management of Wisconsin Energy and representatives of Barclays and Skadden in attendance. At the meeting, Mr. Klappa provided an update to the Wisconsin Energy Board regarding the final discussions of the merger agreement and the resolution of remaining outstanding issues. Representatives of Barclays rendered their oral opinions (and subsequently confirmed in writing June 22, 2014), that as of the date of the opinion and subject to and based upon the factors, procedures, assumptions, qualifications and limitations discussed in the opinion, the merger consideration to be paid in the merger was fair, from a financial point of view, to Wisconsin Energy. Wisconsin Energy senior management and a representative of Skadden addressed director questions regarding resolution of outstanding issues in the merger agreement and various due diligence matters. After considering and discussing the foregoing and the proposed terms of the merger agreement, and taking into consideration the factors described under "—Recommendation of the Wisconsin Energy Board of Directors and Wisconsin Energy's Reasons for the Merger" and "—Opinions of Financial Advisors—Opinion of Wisconsin Energy's Financial Advisor," the Wisconsin Energy Board unanimously (i) determined that it is in the best interest of Wisconsin Energy and its stockholders, and declared it advisable, to enter into the merger agreement, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, (iii) approved and declared the advisability of the Share Issuance, directed that the Share Issuance proposal be submitted to a vote at a meeting of Wisconsin Energy stockholders and recommended that Wisconsin Energy stockholders vote "FOR" the Share Issuance proposal, and (iv) approved and declared the advisability of the Name Change, directed that the Name Change proposal be submitted to a vote at a meeting of Wisconsin Energy stockholders and recommended that Wisconsin Energy stockholders vote "FOR" the Name Change proposal.

        Following approval by both the boards of directors of both companies, Wisconsin Energy and Integrys executed the merger agreement on June 22, 2014. Early in the morning of June 23, 2014, Wisconsin Energy and Integrys issued a joint press release announcing the execution of the merger agreement.

Recommendations of the Wisconsin Energy Board of Directors and Wisconsin Energy's Reasons for the Merger

        At a meeting on June 22, 2014, the Wisconsin Energy Board unanimously (i) determined that it is in the best interest of Wisconsin Energy and its stockholders, and declared it advisable, to enter into the merger agreement, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, (iii) approved and declared the advisability of the Share Issuance, directed that the Share Issuance proposal be submitted to a vote at a meeting of Wisconsin Energy stockholders and recommended that Wisconsin Energy stockholders vote "FOR" the Share Issuance proposal, and (iv) approved and declared the advisability of the Name Change, directed that the Name Change proposal be submitted to a vote at a meeting of Wisconsin Energy stockholders and recommended that Wisconsin Energy stockholders vote "FOR" the Name Change proposal.

        In evaluating the merger agreement and the transactions contemplated thereby, including the Share Issuance and the Name Change, the Wisconsin Energy Board consulted with Wisconsin Energy's management, as well as Wisconsin Energy's legal and financial advisors and, in reaching its determinations, considered a variety of factors with respect to the merger, including those matters discussed in "—Background of the Merger" and the factors listed below.

Strategic Considerations

        The Wisconsin Energy Board considered a number of factors pertaining to the strategic rationale for the merger, including the following:

  •
  Complementary Geographic Footprints.  The merger will bring together two well-regarded utility operators with complementary geographic footprints to create a larger, more diverse Midwest electric and natural gas delivery company.

  •
  Increased Scale and Scope.  The merger will create a leading electric and natural gas utility in the Midwest, serving more than four million customers across four states (Minnesota, Wisconsin, Illinois and Michigan) with seven natural gas, electric and steam utility subsidiaries. The combined entity is expected to have a regulated rate base of $16.8 billion in 2015, will serve more than 4.3 million total gas and electric customers across Wisconsin, Illinois, Michigan and Minnesota, and will operate nearly 71,000 miles of electric distribution lines and more than 44,000 miles of gas transmission and distribution lines. In addition, the combined company's majority economic ownership of American Transmission Company—with its stand-alone, transmission-only business model—is expected to position the combined company for future transmission growth.

  •
  Economic Conditions.  The prevailing macroeconomic conditions, and the economic environment of, and the trends and competitive developments in, the industries in which Wisconsin Energy and Integrys operate, which the Wisconsin Energy Board viewed as supporting the rationale for seeking a strategic transaction intended to create a stronger, more diversified combined company.

  •
  Stronger Regulated Utility Platform.  The combined company is expected to be almost entirely regulated, with a mix of vertically-integrated electric, FERC transmission and natural gas distribution. The Wisconsin Energy Board also considered the fact that the combined company will be a more diverse regulated utility company as compared to Wisconsin Energy on a stand-alone basis.

  •
  Compatible Cultures and Operational Philosophies.  The cultures and operational philosophies of Wisconsin Energy and Integrys are compatible in that both companies are committed to reliability, customer satisfaction, safety and environmental stewardship.

  •
  Impact on Customers.  For customers, the combination is expected to create a larger, more diverse company that is better positioned to meet customer needs and support economic growth in its service areas. The combined company's strong cash flow will enable it to continue to make significant investments in upgrading and expanding critical energy infrastructure. It is also expected that customers of the combined entity will benefit from the operational efficiency that comes with the increased scale and geographic proximity of the combined company.

  •
  Alternatives to the Merger.  The Wisconsin Energy Board considered alternatives to the merger, including continuing to operate as a stand-alone entity.

Financial Considerations

        The Wisconsin Energy Board considered a number of factors pertaining to the financial rationale for the merger, including the following:

  •
  Earnings and Rate Base Investment.  The Wisconsin Energy Board considered the expected financial impact of the merger on Wisconsin Energy, including that the merger is expected to be accretive to earnings-per-share in the first full calendar year after closing. In addition, the earnings per share growth rate of the combined company is projected to be greater than Wisconsin Energy's stand-alone growth rate. More than 99 percent of those earnings of the combined company are expected to come from regulated businesses, consistent with Wisconsin Energy's commitment to a regulated business model. Further, the rate base investment of the combined company is expected to increase by 70 percent by the end of 2015 as compared to Wisconsin Energy's stand-alone rate base investment at the end of 2013, with double the annual capital spending.

  •
  Financial Terms of the Merger.  The review by the Wisconsin Energy Board of the financial terms of the merger, including the value of the merger consideration based on the exchange ratio relative to the then-current market prices and historical trading prices of Wisconsin Energy common stock and Integrys common stock; the fact that stockholders of Wisconsin Energy will own approximately 72 percent of the common stock of the combined company following the closing of the merger; and the expectation that the initial merger and the subsequent merger, taken together as a single transaction, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

  •
  Impact on Credit Profile and Liquidity.  The merger is not expected to detract from Wisconsin Energy's commitment to its investment grade credit ratings. The combined company's strong balance sheet is expected to support Wisconsin Energy's continued broad and reliable access to the capital markets and other sources of liquidity following completion of the merger.

Other Considerations

        The Wisconsin Energy Board considered a number of other factors pertaining to the rationale for the merger, including the following:

  •
  Due Diligence.  The scope of the due diligence investigation of Integrys conducted by Wisconsin Energy's management and outside advisors, and the results of that investigation.

  •
  Recommendation by Management.  The recommendations of Wisconsin Energy's management in favor of the merger, the Share Issuance proposal and the Name Change proposal.

  •
  Opinion of Wisconsin Energy's Financial Advisor.  The oral opinion of Barclays (which was subsequently confirmed in writing June 22, 2014), to the Wisconsin Energy Board, that as of the date of the opinion and subject to and based upon the factors, procedures, assumptions, qualifications and limitations discussed in the opinion (as more fully described below under the heading "The Merger—Opinions of Financial Advisors—Opinion of Wisconsin Energy's Financial Advisor" beginning on page 64), the merger consideration to be paid in the merger was fair, from a financial point of view, to Wisconsin Energy.

  •
  Likelihood of Completion of the Merger.  The likelihood that the merger will be completed on a timely basis, including the likelihood that each of the Merger proposal, the Share Issuance proposal and the Name Change proposal will receive the required stockholder approval, and the likelihood that all necessary regulatory approvals will be obtained on the anticipated schedule without the imposition of unacceptable conditions.

  •
  Commitment of the Parties.  The commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement.

  •
  Terms of the Merger Agreement.  The terms of the merger agreement, including the representations, warranties, obligations and rights of the parties under the merger agreement, the conditions to each party's obligations to complete the merger, and the circumstances in which each party is permitted to terminate the merger agreement. See "The Merger Agreement" beginning on page 114 for a detailed discussion of the terms and conditions of the merger agreement. In particular, the Wisconsin Energy Board noted the following terms of the merger agreement:

  •
  Ability to Satisfy Fiduciary Duties.    The fact that the merger agreement allows the Wisconsin Energy Board to participate in discussions with respect to, and furnish information in connection with, a bona fide alternative transaction proposal that the Wisconsin Energy Board determines constitutes or would reasonably be expected to lead to a superior proposal. In addition, the merger agreement allows the Wisconsin Energy Board to change or withdraw its recommendation with respect to the Share Issuance proposal in the event a superior proposal is received or certain material developments or changes in circumstances occur after the execution of the merger agreement, and even to terminate the merger agreement in order to accept a superior proposal if, in any of these cases, the Wisconsin Energy Board determines that a failure to change its recommendation or terminate the merger agreement, as applicable, would be inconsistent with its fiduciary duties under applicable law, subject to compliance with the terms and conditions of the merger agreement, including the payment of a $175 million termination fee upon termination under certain circumstances.

    •
    Termination Fee.    The fact that Integrys would be obligated to pay Wisconsin Energy a termination fee of $175 million in connection with the termination of the merger agreement under certain circumstances. See "The Merger Agreement—Termination of the Merger Agreement—Termination Fees" beginning on page 136.

    •
    Parent Regulatory Material Adverse Effect.    The fact that Wisconsin Energy has a right not to complete the merger in the event of a "parent regulatory material adverse effect." See "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 117.

    •
    Governance of the Combined Company.    The governance arrangements contained in the merger agreement under which, after completion of the merger, the board of directors of Wisconsin Energy will have 12 members, consisting of the current Wisconsin Energy Board, plus three members from the current Integrys Board, provided that such directors satisfy the NYSE independence requirements and the FERC interlocking directorship requirements, and taking into account Wisconsin Energy's corporate governance guidelines.

    •
    Headquarters.    The fact the merger agreement provides that Wisconsin Energy will have corporate headquarters located in metropolitan Milwaukee, Wisconsin, with operating headquarters in Green Bay, Wisconsin, Chicago, Illinois and Milwaukee, Wisconsin.

  •
  Impact of the Merger on Communities.  The expected impact of the merger on the communities served by Wisconsin Energy and Integrys.

Potential Risks of the Merger

        The Wisconsin Energy Board also considered potential risks and other negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following:

  •
  Fixed Exchange Ratio.  The merger agreement provides for a fixed exchange ratio and thus the exchange ratio will not change based on changes in the trading prices of Wisconsin Energy or Integrys common stock or changes in the business performance or financial results of Wisconsin Energy or Integrys. Accordingly, if the value of Integrys' businesses declines relative to the value of Wisconsin Energy's businesses prior to completion of the merger, Integrys shareholders' percentage ownership in the combined company may exceed Integrys' relative contribution to the combined company. However, the Wisconsin Energy Board determined that the method for determining the exchange ratio was appropriate and the risks acceptable in view of the relative intrinsic values and financial performance of Wisconsin Energy and Integrys and the historic trading prices of Wisconsin Energy and Integrys common stock. The Wisconsin Energy Board also noted the inclusion in the merger agreement of certain structural protections, such as Wisconsin Energy's right to not complete the merger in the event of a material adverse change with respect to Integrys.

  •
  Integrys Business Risks.  Certain risks inherent in Integrys' business and operations, including risks relating to future rates and returns associated with Integrys' business operations and risks associated with Integrys' contingent liabilities. Taking into account input from management and outside advisers regarding the due diligence process, the Wisconsin Energy Board believed that these risks were manageable as part of the ongoing business of the combined company. For more information about Integrys, see "Where You Can Find More Information" beginning on page 174.

  •
  Regulatory Approvals.  Various regulatory approvals are required to complete the merger, which present a risk that the applicable governmental authorities may condition their grant of required approvals or consents on the imposition of unfavorable terms or conditions or that such approvals and consents will not be able to be obtained at all. The Wisconsin Energy Board also evaluated the potential length of the regulatory approval process and the risk of a required government approval imposing a condition that constitutes a "parent regulatory material adverse effect." See "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 117.

  •
  Failure to Close.  There are risks and contingencies relating to the announcement and pendency of the merger and risks and costs to Wisconsin Energy if the closing of the merger is not timely, or if the merger does not close at all, including the potential impact on the relationships between Wisconsin Energy and its customers, suppliers and other third parties, as well as the potential impact on the trading prices of Wisconsin Energy common stock. Additionally, there is the possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of Wisconsin Energy and/or Integrys.

  •
  Non-solicitation Obligation and Termination Fee.  The merger agreement prohibits each of Wisconsin Energy and Integrys from soliciting or engaging in discussions regarding any alternative transactions during the pendency of the merger, subject to limited exceptions. The merger agreement also requires the payment by Wisconsin Energy of a termination fee of $175 million to Integrys if the merger agreement is terminated under certain circumstances. See "The Merger Agreement—Termination of the Merger Agreement—Termination Fee" beginning on page 136. While these provisions could have the effect of discouraging alternative transaction proposals, these provisions would not preclude bona fide alternative transaction proposals, and the Wisconsin Energy Board determined that the size of the termination fee payable by Wisconsin Energy is reasonable in light of the size and benefits of the merger and not preclusive of a superior offer, if one were to emerge.

  •
  Restrictions on Interim Operations. The provisions of the merger agreement impose certain restrictions on the operations of Wisconsin Energy until completion of the merger. For further information, see "The Merger Agreement—Conduct of Business Prior to Closing" beginning on page 121.

  •
  Transaction Costs.  Substantial costs will be incurred by both Wisconsin Energy and Integrys in connection with the merger, including legal fees, financial advisory fees and financing fees, as well as the costs of integrating the businesses of Wisconsin Energy and Integrys.

  •
  Integration.  There are challenges inherent in the combination of two business enterprises of the size and scope of Wisconsin Energy and Integrys, including the possibility that the benefits sought to be obtained from the merger might not be achieved in the time frame contemplated or at all.

  •
  Diversion of Focus.  There is a risk that management focus, employee attention and resources for other strategic opportunities, as well as employee attention to operational matters, could be diverted for an extended period of time while the parties work to complete the merger and integration process.

  •
  Interests of Directors and Officers.  The interests that certain executive officers and directors of Wisconsin Energy may have with respect to the merger in addition to their interests as stockholders of Wisconsin Energy. See "The Merger—Interests of Directors and Executive Officers in the Merger—Interests of Directors and Executive Officers of Wisconsin Energy in the Merger" beginning on page 89. The Wisconsin Energy Board also took into account the interests that certain executive officers and directors of Integrys may have with respect to the merger in addition to their interests as shareholders of Integrys, including accelerated payments under Integrys' equity plans.

  •
  Corporate Governance.  The Wisconsin Energy Board considered the composition of the board of directors of the combined company and the potential for disagreement among directors selected from two different organizations.

  •
  Employment Matters.  There are differences between Wisconsin Energy's and Integrys' compensation practices and philosophies, which could present issues associated with the transition of Integrys employees to Wisconsin Energy's compensation and benefit plans. The Wisconsin Energy Board also noted the risk of loss of key Integrys employees and steps appropriate to retain those people through the completion of the merger and thereafter.

  •
  Other Risks Considered.  The Wisconsin Energy Board also considered the types and nature of the risks described under "Risk Factors" beginning on page 32, and the matters described under "Cautionary Note Regarding Forward-Looking Statements" beginning on page 31.

        In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Wisconsin Energy Board did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the different factors it considered in reaching its decision.

        The Wisconsin Energy Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Wisconsin Energy Board conducted an overall review of the factors described above, including discussions with the senior management team and outside legal and financial advisors. In considering the factors described above, individual members of the Wisconsin Energy Board may have given different weight to different factors.

Recommendations of the Integrys Board of Directors and Integrys' Reasons for the Merger

        At a meeting on June 21, 2014, the Integrys Board unanimously (i) approved the merger agreement, (ii) declared that the merger and the other transactions contemplated by the merger agreement are in the best interest of Integrys and its shareholders, (iii) directed that the merger agreement be submitted to Integrys shareholders for approval at a duly held meeting of such shareholders for such purposes and (iv) recommended that Integrys shareholders vote "FOR" the Merger proposal.

        In evaluating the merger agreement and the transactions contemplated thereby, the Integrys Board consulted with Integrys' senior management, as well as Integrys' outside legal and financial advisors and, in reaching its determinations, considered a variety of factors with respect to the merger, including those matters discussed in "—Background of the Merger" and the factors listed below.

Considerations and Factors Weighing For the Merger

Strategic Considerations

        The Integrys Board considered a number of factors pertaining to the strategic rationale for the merger, including the following:

  •
  the fact that the combination of Integrys' and Wisconsin Energy's businesses will create a leading Midwest electric and natural gas regulated utility company with a broader customer base than Integrys on a stand-alone basis and the operational expertise, scale and financial resources to meet the region's future energy needs;

  •
  the fact that both Integrys and Wisconsin Energy own well-known and respected brands and share a strong commitment to high-quality customer service, innovative energy efficiency programs, environmental stewardship, reliability and safety;

  •
  the expectation that the combination of the operational expertise of the companies and sharing of best practices around outage response, energy efficiency and call centers across a larger organization will allow the combined company to deliver additional benefits and better, more efficient service to existing Integrys customers;

  •
  the benefits of the enhanced size and scale of the combined company, including the lower cost of capital and the increased potential for growth, development and profitability of a combined company (taking into account the results of Integrys' due diligence review of Wisconsin Energy), which compared favorably to Integrys on a stand-alone basis;

  •
  the fact that the combined company would gain majority economic ownership of American Transmission Company;

  •
  the expectation that the combined company will have a strengthened balance sheet and greater liquidity and resources to invest in future growth opportunities in comparison to Integrys on a stand-alone basis, including the potential for the combined company to pursue Integrys' substantial rate base investment opportunities and fund other strategic opportunities that might otherwise not be available to Integrys as a result of its lack of balance sheet flexibility;

  •
  Wisconsin Energy's commitment to Integrys' program of accelerated investments in existing Integrys service territories, including Integrys' five-year plan to invest up to $3.5 billion in future infrastructure and operational initiatives, as well as to continue initiatives such as Integrys' main replacement project in Chicago and the ReAct emissions control project in Wisconsin;

  •
  the projected financial results of Integrys through 2018 as a stand-alone company and the risk that Integrys would not achieve strategic goals previously established by the Integrys Board;

  •
  other strategic alternatives that may be available to Integrys, including continuing to operate as an independent company, the possibility of growing its business through acquisitions and internal growth and whether there were other potential parties that might have an interest in and be financially capable of engaging in an alternative strategic transaction with Integrys, and the valuation, regulatory and financing issues that might arise in connection with pursuing an alternative strategic transaction; and

  •
  the diversity of regulatory jurisdictions of the combined company, with greater concentration in the attractive Wisconsin jurisdiction.

Shareholder Value; Financial Considerations

        The Integrys Board considered a number of factors pertaining to the value to be received by Integrys shareholders pursuant to the merger and other financial rationales for the merger, including the following:

  •
  the risk-adjusted probabilities associated with achieving Integrys' long-term strategic plan as a stand-alone company as compared to the opportunity afforded to Integrys shareholders via the merger consideration;

  •
  the value to be received by Integrys shareholders in the merger, including the fact that the merger consideration to be received by Integrys shareholders represented a premium of approximately 17.3 percent over the closing price of Integrys common stock on June 20, 2014, and a premium of approximately 22.8 percent over the volume-weighted average price of Integrys common stock for the 30 trading days ending June 20, 2014;

  •
  the fact that approximately 72 percent of the merger consideration is payable in Wisconsin Energy common stock, which affords Integrys shareholders both the opportunity to participate in the strong business performance, accelerated growth and other opportunities expected of the combined company through the stock component and to receive cash for the value of their shares through the cash component for immediate liquidity;

  •
  the enhanced pro forma dividend for shareholders of the combined company;

  •
  the historical and current market prices of Integrys common stock and Wisconsin Energy common stock;

  •
  Wisconsin Energy's implied valuation creates a "floor" for any bids by other potential acquirers of Integrys going forward;

  •
  the expected qualification of the merger as a tax-free "reorganization" pursuant to Section 368(a) of the Code, which generally would allow Integrys shareholders to defer the recognition of any gain from the receipt of the stock portion of the merger consideration;

  •
  the financial analysis of Lazard, Integrys' financial advisor in connection with the merger, and the opinion of Lazard to the Integrys Board, dated as of June 21, 2014, which stated that as of such date and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the stock consideration and the cash consideration to be paid to the holders of Integrys common stock (other than to the excluded holders) in the merger was fair, from a financial point of view, to such holders, as more fully described in the section titled "The Merger—Opinion of Financial Advisors—Opinion of Integrys' Financial Advisor" beginning on page 74; and

  •
  the Integrys Board's belief that the merger should over time generate cost savings and operating efficiencies through consolidation and integration of certain functions.

Terms of the Merger Agreement and Other Considerations

        The Integrys Board considered the terms and conditions of the merger agreement and a number of other factors pertaining to the rationale for the merger, including the following:

  •
  the fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, the conditions to closing and the form and structure of the merger consideration, are fair and reasonable;

  •
  the fact that the terms of the merger agreement provide that, under certain circumstances, Integrys is permitted to participate in discussions with respect to, and furnish information in connection with, a bona fide alternative transaction proposal that the Integrys Board determines constitutes or would reasonably be expected to lead to a superior proposal and that the Integrys Board is permitted to (1) withdraw its approval or recommendation with respect to the merger agreement in the event a superior proposal is received or certain material developments or changes in circumstances occur after the execution of the merger agreement and (2) terminate the merger agreement in order to accept a superior proposal if, in any of these cases, the Integrys Board determines that a failure to change its recommendation or terminate the merger agreement, as applicable, would be inconsistent with its fiduciary duties under applicable law, subject to compliance with the terms and conditions of the merger agreement, which may include the payment of a break-up fee;

  •
  that the break-up fee described above is approximately equal to 3.0 percent of the equity value of Integrys, which break-up fee the Integrys Board did not believe would preclude any other party from making a competing proposal for Integrys;

  •
  the Integrys Board's view that the terms of the merger agreement provide a significant degree of certainty that the merger will be completed, including the fact that (i) the conditions required to be satisfied prior to completion of the merger, such as the receipt of shareholder approvals and regulatory clearance, are expected to be fulfilled and (ii) the merger agreement contains no financing condition;

  •
  Wisconsin Energy's commitments in the merger agreement to use its reasonable best efforts to consummate the proposed merger, including to obtain all regulatory approvals (subject to the terms and conditions of the merger agreement);

  •
  Wisconsin Energy's commitment in the merger agreement to maintain Integrys' historic levels of charitable contributions and community involvement;

  •
  the fact that Wisconsin Energy received, prior to the signing of the merger agreement, confirmation from the rating agencies that it would not lose its investment grade credit ratings as a result of the merger;

  •
  the Integrys' senior management team's belief that the merger would offer better value for shareholders than Integrys' long-term strategic plan as a stand-alone company; and

  •
  the fact that, immediately following the merger, the combined company board would include three new directors designated by Integrys, subject to approval by Wisconsin Energy and subject to certain conditions.

Risks and Factors Weighing Against the Merger

        The Integrys Board also identified and considered the potential adverse impact of other factors weighing negatively against the merger, including, but not limited to, the following:

  •
  the possibility that the consummation of the merger may be delayed or not occur at all in the event of a failure of certain closing conditions, including in particular, (i) the approval by Wisconsin Energy's stockholders of the Share Issuance proposal, (ii) regulatory clearances and (iii) that regulatory approvals might impose conditions which could adversely affect the operations and value of the combined company, and the adverse impact that such event would have on Integrys and its business;

  •
  the restrictions on the conduct of Integrys' business during the period between execution of the merger agreement and the consummation of the merger, which may delay or prevent Integrys from undertaking business opportunities that may arise during the term of the merger agreement;

  •
  because the stock portion of the merger consideration is a fixed number of shares of Wisconsin Energy common stock, Integrys shareholders could be adversely affected by a decrease in the trading price of Wisconsin Energy common stock following the announcement of the merger, and the merger agreement does not provide Integrys with a price-based termination right or other similar protection for Integrys or its shareholders, such as a "collar" with respect to Wisconsin Energy's stock price;

  •
  the risk of incurring substantial expenses related to the merger;

  •
  the challenges inherent in the combination of two businesses of the size and complexity of Integrys and Wisconsin Energy, including unforeseen difficulties in integrating operations and systems and difficulties in integrating employees;

  •
  the fact that forecasts of future results of operations and cost and growth synergies are necessarily estimates based on assumptions, and that for these and other reasons there is a risk of not capturing all the anticipated synergies and cost savings between Integrys and Wisconsin Energy and the risk that other anticipated benefits may not be realized;

  •
  the possible disruption to Integrys' business that may result from announcement of the merger and the resulting distraction of management's attention from the day-to-day operations of the business;

  •
  that some of Integrys' directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Integrys shareholders generally, including the treatment of Integrys stock options, deferred stock units and restricted stock units held by such directors and executive officers in the merger and Wisconsin Energy's agreement to indemnify Integrys directors and officers against certain claims and liabilities;

  •
  the risk that the pendency of the merger could adversely affect Integrys' relationships with its customers, suppliers and any other persons with whom Integrys has a business relationship, or pose difficulties in attracting and retaining key employees; and

  •
  the other potential risks described in the section titled "Risk Factors" beginning on page 32.

        In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Integrys Board did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the different factors it considered in reaching its decision.

        The Integrys Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Integrys Board conducted an overall review of the factors described above, including discussions with Integrys' senior management team and outside legal and financial advisors. In considering the factors described above, individual members of the Integrys Board may have given different weight to different factors.

        It should be noted that this explanation of the reasoning of the Integrys Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled "Cautionary Note Regarding Forward-Looking Statements" beginning on page 31.

Certain Unaudited Prospective Financial Information Utilized by Wisconsin Energy and Integrys

        Wisconsin Energy and Integrys are including in this joint proxy statement/prospectus certain financial forecasts that Wisconsin Energy and Integrys prepared for their respective boards of directors in connection with the proposed merger. These financial forecasts also were provided to Wisconsin Energy's and Integrys' respective financial advisors and utilized in the financial analyses performed in connection with rendering their respective opinions. See "The Merger—Opinions of Financial Advisors" beginning on page 64. Wisconsin Energy and Integrys do not as a matter of course make public projections as to prospective financial information. These financial forecasts were not prepared with a view toward public disclosure or compliance with the guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of Wisconsin Energy's and Integrys' respective managements, were prepared on a reasonable basis. The inclusion of this information in this joint proxy statement/prospectus should not be regarded or considered as an indication by Wisconsin Energy, Integrys or any other recipient of this information, that such information is necessarily predictive of future results. The inclusion of the financial forecasts in this joint proxy statement/prospectus shall not be deemed an admission or representation by Wisconsin Energy or Integrys that such information is material.

        The financial forecasts of Wisconsin Energy and Integrys included in this joint proxy statement/prospectus were prepared by, and are the responsibility of, Wisconsin Energy's management and Integrys' management, respectively, and are unaudited. Neither Wisconsin Energy's nor Integrys' independent auditors, nor any other independent registered public accounting firm, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial forecasts, nor have they expressed any opinion or given any form of assurance on the financial forecasts or their achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the financial forecasts:

  •
  relating to Wisconsin Energy were prepared by Wisconsin Energy in March 2014 (in the case of the Wisconsin Energy Management Case described below) and May 2014 (in the case of the Wisconsin Energy Adjusted Management Case described below);

  •
  relating to Integrys were prepared by Integrys in April 2014;

  •
  make numerous assumptions, as further described below, many of which reflect factors that are beyond the control of Wisconsin Energy and Integrys and may not prove to be accurate;

  •
  do not necessarily reflect revised prospects for Wisconsin Energy's and Integrys' businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

  •
  are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below;

  •
  do not give effect to the merger; and

  •
  should not be regarded as a representation that the financial forecasts will be achieved.

        These financial forecasts were prepared by the respective managements of Wisconsin Energy and Integrys based on information they had at the time of preparation and are not a guarantee of future performance. These financial forecasts were prepared solely for use by Wisconsin Energy's and Integrys' respective boards of directors and financial advisors and are subjective in many respects and thus subject to interpretation. In connection with their respective consideration of the financial forecasts, each of the Wisconsin Energy Board and the Integrys Board, in accordance with its customary practice, believed that it was reasonable to rely on the financial forecasts prepared by each company's management but did not make any formal determination that such financial forecasts were accurate or complete. Neither Wisconsin Energy nor Integrys can assure you that their respective financial forecasts will be realized or that their respective future financial results will not materially vary from the financial forecasts. The financial forecasts cover multiple years and such information by its nature becomes less predictive with each succeeding year.

        The financial forecasts were prepared on reasonable assumptions at the time and do not take into account any circumstances or events occurring after the date they were prepared. Wisconsin Energy and Integrys do not intend to update or revise the financial forecasts. The financial forecasts are forward-looking statements. For more information on factors which may cause Wisconsin Energy's and Integrys' future financial results to materially vary from those projected in the financial forecasts, see "Cautionary Note Regarding Forward-Looking Statements" beginning on page 31 and "Risk Factors" beginning on page 32, as well as Wisconsin Energy's and Integrys' Annual Reports on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the period ended June 30, 2014 and respective future SEC filings for a description of risk factors with their respective businesses, results of operations and financial condition.

  Wisconsin Energy Unaudited Prospective Financial Information

        In the course of their mutual due diligence, Wisconsin Energy provided Integrys with non-public financial forecasts for the years ending December 31, 2014, 2015, 2016, 2017 and 2018, which forecasts are collectively referred to as the Wisconsin Energy Management Case. In addition, Barclays used in its analysis, and relied primarily on, non-public financial forecasts for the years ending December 31, 2014, 2015, 2016, 2017 and 2018, which forecasts are collectively referred to as the Wisconsin Energy Adjusted Management Case. The Wisconsin Energy Adjusted Management Case was also made available to the Wisconsin Energy Board in connection with the presentation of Barclays' financial analyses. The Wisconsin Energy Management Case and the Wisconsin Energy Adjusted Management Case are collectively referred to as the Wisconsin Energy forecast.

        The key factor in Wisconsin Energy's performance is the ability to execute on and achieve its strategic plan. The Wisconsin Energy forecast makes certain assumptions, including the full recovery of costs incurred by our regulated utilities and the assumed return on equity rates authorized by the utility commissions that regulate Wisconsin Energy regulated utility business segments for periods after the applicable current rate settlements expire in the various regulated markets Wisconsin Energy serves, as well as future capital expenditures being incorporated into customer rates.

  Wisconsin Energy Management Case

	Year Ended December 31,
	2014E	2015E	2016E	2017E	2018E
	($ in millions)
EBITDA(1)	$1,553	$1,548	$1,693	$1,761	$1,799
Net Income	$596	$611	$648	$675	$691
Capital Expenditures	$711	$1,094	$662	$664	$671

(1)
Non-GAAP measure. For this purpose, EBITDA represents net income before interest, tax, depreciation, and amortization.

  Wisconsin Energy Adjusted Management Case

	2014E	2015E	2016E	2017E	2018E
	($ in millions)
EBITDA(2)	$1,677	$1,642	$1,795	$1,891	$1,936
Net Income	$597	$581	$621	$647	$665
Capital Expenditures	$711	$1,094	$662	$664	$671

(2)
Non-GAAP measure. For this purpose, EBITDA represents net income before interest, tax, depreciation, and amortization. For this purpose, EBITDA also includes proportional ATC EBITDA.

WISCONSIN ENERGY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE WISCONSIN ENERGY FORECAST TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

  Integrys Unaudited Prospective Financial Information

        The non-public financial forecasts provided by Integrys for the years ending December 31, 2014, 2015, 2016, 2017 and 2018, are collectively referred to as the Integrys forecast and, based on the assumptions used when prepared, are separately classified as Integrys Base case, Integrys Enhanced Status Quo case and Downside case, as referred to in this joint proxy statement/prospectus. In the course of their mutual due diligence, Integrys provided Wisconsin Energy with the Integrys Base case. Lazard relied on the Integrys Base case for its analysis, but also referred to the Downside case and the Enhanced Status Quo case that were provided by Integrys for the same periods. The Integrys Downside case and the Enhanced Status Quo case were also made available to the Integrys Board for informational purposes in connection with the presentation of Lazard's financial analyses. The key factor in Integrys' performance is the ability to execute on and achieve its strategic plan. The Integrys forecast makes certain assumptions, including the full recovery of costs incurred by our regulated utilities and the assumed return on equity rates authorized by the utility commissions that regulate Integrys regulated utility business segments for periods after the applicable current rate settlements expire in the various regulated markets Integrys serves, as well as future capital expenditures being incorporated into customer rates.

  Integrys Base case

	Year Ended December 31,
	2014E	2015E	2016E	2017E	2018E
	($ in millions)
EBITDA	$912	$932	$1,032	$1,074	$1,204
Net Income	$435	$294	$328	$337	$386
Capital Expenditures	$1,077	$799	$916	$896	$772

  Integrys Enhanced Status Quo case

	Year Ended December 31,
	2014E	2015E	2016E	2017E	2018E
	($ in millions)
EBITDA	$912	$988	$1,123	$1,182	$1,347
Net Income	418	317	368	383	447
Capital Expenditures	1,247	875	1,033	1,015	837

  Integrys Downside case

	Year Ended December 31,
	2014E	2015E	2016E	2017E	2018E
	($ in millions)
EBITDA	$904	$911	$994	$1,029	$1,120
Net Income	409	282	306	312	347
Capital Expenditures	1,057	773	783	676	777

INTEGRYS DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE INTEGRYS FORECAST TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

 Opinions of Financial Advisors

  Opinion of Wisconsin Energy's Financial Advisor

        Wisconsin Energy engaged Barclays to act as its exclusive financial advisor with respect to the acquisition of Integrys. On June 22, 2014, Barclays rendered its oral opinion (which was subsequently confirmed in writing on the same date) to the Wisconsin Energy Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration, to be paid by Wisconsin Energy in the merger is fair, from a financial point of view, to Wisconsin Energy.

        The full text of Barclays' written opinion, dated as of June 22, 2014, is attached as Annex B to this joint proxy statement/prospectus. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays' opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Barclays' opinion, the issuance of which was approved by Barclays' Valuation and Fairness Opinion Committee, is addressed to the Board of Wisconsin Energy, addresses only the fairness, from a financial point of view, to Wisconsin Energy of the merger consideration to be paid by Wisconsin Energy and does not constitute a recommendation to any stockholder of Wisconsin Energy as to how such stockholder should vote with respect to the proposed transaction or any other matter. The terms of the proposed transaction were determined through arm's-length negotiations between Wisconsin Energy and Integrys and were unanimously approved by the Wisconsin Energy Board. Barclays was not requested to address, and its opinion does not in any manner address, Wisconsin Energy's underlying business decision to proceed with or effect the proposed transaction. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration paid in the proposed transaction or otherwise. No limitations were imposed by the Wisconsin Energy Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

        In arriving at its opinion, Barclays, among other things reviewed and analyzed:

  •
  a draft of the merger agreement, dated as of June 21, 2014, and the specific terms of the proposed transaction;

  •
  publicly available information concerning Wisconsin Energy and Integrys that Barclays believed to be relevant to its analysis, including (i) each of their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014 and other relevant filings with the SEC and (ii) Federal Energy Regulatory Commission Form No. 1 and FERC Electric & Gas Form No. 3Q filings for Integrys;

  •
  financial and operating information with respect to the business, operations and prospects of Wisconsin Energy furnished to Barclays by management of Wisconsin Energy, including financial projections of Wisconsin Energy prepared by management of Wisconsin Energy;

  •
  financial and operating information with respect to the business, operations and prospects of lntegrys furnished to Barclays by management of Wisconsin Energy, including financial projections of lntegrys prepared by management of Wisconsin Energy;

  •
  the trading history of Wisconsin Energy's Common Stock from June 20, 2012 through June 20, 2014 and the trading history of Integrys' common stock from June 20, 2012 through June 20, 2014 and a comparison of each of their trading histories with those of other companies that Barclays deemed relevant;

  •
  a comparison of the historical financial results and present financial condition of Wisconsin Energy and Integrys with each other and with those of other companies that Barclays deemed relevant;

  •
  comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Barclays deemed relevant;

  •
  the pro forma impact of the proposed transaction on the future financial performance of the combined company;

  •
  the relative contributions of Wisconsin Energy and Integrys to the historical and future financial performance of the combined company on a pro forma basis;

        In addition, Barclays had discussions with the management of Wisconsin Energy and Integrys concerning each of Wisconsin Energy's and Integrys' business, operations, assets, liabilities, financial condition and prospects; and undertook such other studies, analyses and investigations as Barclays deemed appropriate.

        In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information. Barclays further relied upon the assurances of management of Wisconsin Energy that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Wisconsin Energy and Integrys, upon the advice of Wisconsin Energy, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Wisconsin Energy as to the future financial performance of Wisconsin Energy and Integrys and that Wisconsin Energy and Integrys would perform substantially in accordance with such projections. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Wisconsin Energy or Integrys and did not make or obtain any evaluations or appraisals of the assets or liabilities of Wisconsin Energy or Integrys. Barclays' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, June 22, 2014. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after June 22, 2014. Barclays expressed no opinion as to the price at which shares of common stock of Wisconsin Energy would trade following the announcement of the proposed transaction. Barclays' opinion should not be viewed as providing any assurance that the market value of the shares of common stock of Wisconsin Energy to be held by the stockholders of Wisconsin Energy after the consummation of the proposed transaction will be in excess of the market value of common stock of Wisconsin Energy owned by such stockholders at any time prior to the announcement or consummation of the proposed transaction.

        Barclays assumed that the executed merger agreement would conform in all material respects to the last draft reviewed by Barclays. In addition, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of Wisconsin Energy, that all material governmental, regulatory and third party approvals, consents and releases for the proposed transaction would be obtained within the constraints contemplated by the merger agreement and that the proposed transaction would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof, and that the financing for the proposed transaction would be obtained in accordance with the terms described by Wisconsin Energy. Additionally, Barclays assumed, upon the advice of Wisconsin Energy, that the proposed transaction would qualify as a "reorganization" for United States federal income tax purposes. Barclays did not express any opinion as to any tax or other consequences that might result from the proposed transaction, nor did Barclays' opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that Wisconsin Energy had obtained such advice as it deemed necessary from qualified professionals.

        In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Wisconsin Energy common stock but rather made its determination as to fairness, from a financial point of view, to Wisconsin Energy's stockholders of the consideration to be offered by Wisconsin Energy in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

        In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

        The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Wisconsin Energy Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Wisconsin Energy or any other parties to the proposed transaction. None of Wisconsin Energy, Integrys, merger sub, subsequent merger sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Historical Share Price Analysis

        To provide background information and perspective with respect to the historical trading prices of Wisconsin Energy common stock and Integrys common stock, Barclays considered historical data with regard to the trading prices of Wisconsin Energy common stock and Integrys common stock for the period from June 20, 2012 through June 20, 2014.

        Barclays noted that during the period from June 20, 2012 through June 20, 2014, the closing price of Wisconsin Energy common stock increased 21.4 percent, compared to Integrys which increased 7.1 percent.

Selected Comparable Companies

        In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to Wisconsin Energy and Integrys with selected companies that Barclays, based on its experience in the public utilities industry, deemed comparable to Wisconsin Energy and Integrys. The selected comparable companies were:

  •
  Ameren Corp.

  •
  CMS Energy Corp.

  •
  DTE Energy Co.

  •
  Alliant Energy Corporation

  •
  Northeast Utilities

  •
  Xcel Energy Inc.

        Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Wisconsin Energy and Integrys. However, because no selected comparable company is exactly the same as Wisconsin Energy and Integrys, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Wisconsin Energy and Integrys and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Wisconsin Energy and Integrys and the companies included in the selected company analysis.

Selected Comparable Company P/E Trading Analysis

        As part of its selected comparable company analysis, Barclays calculated and analyzed for each of Wisconsin Energy and Integrys the ratio of its current stock price to its historical and projected earnings per share (commonly referred to as a price earnings ratio, or P/E ratio). Based upon the judgments described in the "Selected Comparable Companies" section above, to calculate a range of implied prices per share of Wisconsin Energy and Integrys, Barclays selected (i) an average of 15.9x 2014 estimated P/E ratios applied to management projections for Wisconsin Energy and Integrys and 15.0x 2015 estimated P/E ratios applied to such management projections for the low end of the range and (ii) the average of 17.9x 2014 estimated P/E ratios applied to such management projections and 17.0x 2015 estimated P/E ratios applied to such management projections for the high end of the range. The following summarizes the result of these calculations:

	Implied Equity Value Per Share
	Low	High
Wisconsin Energy	$40.46	$45.69
Integrys	$55.88	$63.10

        Using these implied prices per share, Barclays calculated a range of implied exchange ratios from 1.223x to 1.560x. Barclays noted that on the basis of the selected comparable company P/E Trading analysis, the implied acquisition exchange ratio of 1.524x (assuming 100 percent stock consideration) was within this range of implied exchange ratios.

Selected Comparable Company EV/EBITDA Analysis

        In addition to calculating implied prices per share based on estimated P/E ratios, Barclays calculated and analyzed for each of Wisconsin Energy and Integrys the ratio of its enterprise value (calculated by adding its short-term and long-term debt to the sum of the market value of its common equity and the book value of any preferred and minority interest, and subtracting its unrestricted cash and cash equivalents) to its projected earnings before interest, taxes and depreciation and amortization (commonly referred to as an EV/EBITDA ratio). Proportional amounts of EBITDA and debt relating to American Transmission Company were included in the calculations of EBITDA and debt to EV. Based upon the judgments described in the "Selected Comparable Companies" section above, to calculate a range of implied prices per share of Wisconsin Energy and Integrys, Barclays selected (i) the average of 8.6x of the 2014 estimated EV/EBITDA ratios applied to management projections for Wisconsin Energy and Integrys and 8.2x of the 2015 estimated EV/EBITDA ratios applied to such management projections for the low end of the range and (ii) the average of 9.6x of the 2014 estimated EV/EBITDA ratios applied to such management projections and the average of 9.2x of the 2015 estimated EV/EBITDA ratios applied to such management projections for the high end of the range. The following summarizes the result of these calculations:

	Implied Equity Value Per Share
	Low	High
Wisconsin Energy	$36.31	$43.56
Integrys	$56.87	$69.60

        Using these implied prices per share, Barclays calculated a range of implied exchange ratios from 1.306x to 1.917x. Barclays noted that on the basis of the selected comparable company EV/EBITDA analysis, the implied acquisition exchange ratio of 1.524x (assuming 100 percent stock consideration) was within this range of implied exchange ratios.

Selected Precedent Transaction Analysis

        Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Integrys with respect to the size, mix, margins and other characteristics of their businesses. The transactions reviewed by Barclays are set forth in the table below. Using publicly available information for each of the selected precedent transactions, Barclays calculated the ratio of the acquisition stock price to the target's one-year forward projected earnings per share (commonly referred to as a price earnings ratio, or P/E ratio) and the ratio of the target's acquisition enterprise value to the target's one-year forward projected earnings before interest, taxes and depreciation and amortization (commonly referred to as an EV/EBITDA ratio). The equity value of the target was calculated as the acquisition stock price multiplied by the shares outstanding at the date of announcement. The enterprise value of the target was calculated as the aforementioned equity value plus the short-term and long-term debt and the book value of any preferred and minority interest, and subtracting unrestricted cash and cash equivalents.

Ann. Date	Acquiror	Target	FY1 EV / EBITDA	FY1 P/E
April 2014	Exelon Corporation	Pepco Holdings Inc.	9.8x	22.5x
December 2013	Fortis Inc.	UNS Energy Corp.	8.2x	18.0x
May 2013	MidAmerican Energy Holdings Company	NV Energy	9.0x	18.3x
February 2012	Fortis Inc.	CH Energy Group	10.1x	20.2x
June 2011	Gaz Métro Inc.	Central Vermont Public Service Corporation	N/A	21.4x
April 2011	AES Corp.	DPL Inc.	7.8x	12.4x
December 2010	AGL Resources	Nicor Gas Company	7.3x	17.2x

        The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Wisconsin Energy and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and Integrys. Based upon these judgments, Barclays selected the highest FY1 P/E multiple in the precedent list and applied it to the management projections for both Wisconsin Energy and Integrys and the highest FY1 EV / EBITDA multiple in the precedent list and applied it to management projections for both Wisconsin Energy and Integrys. For Wisconsin Energy, the larger of the two implied Wisconsin Energy equity values was used to calculate the high end of the implied equity value per share range, and for Integrys, the larger of the two implied Integrys equity values was used to calculate the high end of the implied equity value per share range. Barclays selected the lowest FY1 P/E multiple in the precedent list and applied it to the management projections for both Wisconsin Energy and Integrys and the lowest FY1 EV / EBITDA multiple in the precedent list applied to management projections for both Wisconsin Energy and Integrys. For Wisconsin Energy, the lower of the two implied Wisconsin Energy equity values was used to calculate the low end of the implied equity value per share range, and for Integrys, the lower of the two implied Integrys equity values was used to calculate the low end of the implied equity value per share range. The following summarizes the result of these calculations:

	Implied Equity Value Per Share
	Low	High
Wisconsin Energy	$28.81	$59.36
Integrys	$38.56	$81.32

        Using these implied prices per share, Barclays calculated a range of implied exchange ratios from 0.650x to 2.822x. Barclays noted that on the basis of the selected comparable company analysis, the implied acquisition exchange ratio of 1.524x (assuming 100 percent stock consideration) was within this range of implied exchange ratios.

Discounted Cash Flow Analysis

        In order to estimate the present value of Wisconsin Energy common stock and the Integrys common stock, Barclays performed a discounted cash flow analysis of each of Wisconsin Energy and Integrys, respectively. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the "present value" of estimated future cash flows of the asset. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

        To calculate the estimated enterprise value of Wisconsin Energy and Integrys using the discounted cash flow method, Barclays added each of Wisconsin Energy's and Integrys' respective (i) the present value of projected after-tax unlevered free cash flows for fiscal years 2015 through 2018 based on management projections to (ii) the present value of the "terminal value" at the end of fiscal year 2018 for each of Wisconsin Energy and Integrys, which present values were discounted using a range of selected discount rates based on a December 31,2014 valuation date. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and taxes (using a marginal tax rate of 38 percent and including the proportion attributable to American Transmission Company), adding back the aggregate of depreciation and amortization (including the proportion attributable to American Transmission Company), subtracting capital expenditures (including the proportion attributable to American Transmission Company) and adjusting for changes in working capital, deferred taxes and any other changes in cash flows from operations and investments. The residual value of Wisconsin Energy and Integrys, respectively, at the end of the forecast period, or "terminal value," was estimated by averaging a range of terminal value multiples based on forward EBITDA of 8.6x to 9.6x, and forward earnings of 15.9x to 17.9x which was derived by analyzing the results from the selected comparable company analysis and applying such range to the management projections. The range of after-tax discount rates of 4.78 percent to 5.78 percent for Wisconsin Energy and 5.82 percent to 6.82 percent for Integrys were selected based on an analysis of the weighted average cost of capital of Wisconsin Energy and Integrys, respectively. Barclays then calculated a range of implied prices per share of the common stock of each of Wisconsin Energy and Integrys by subtracting estimated net debt, preferred and minority interest as of the end of 2014 (including proportional amounts for American Transmission Company) from the estimated enterprise value of each of Wisconsin Energy and Integrys, respectively, using the discounted cash flow method and dividing such amount by the fully diluted number of shares of common stock of each of Wisconsin Energy and Integrys, respectively. The following summarizes the result of these calculations:

	Discounted Cash Flow Value Range
	Low	High
Wisconsin Energy	$42.55	$51.34
Integrys	$63.46	$78.35

        Using these implied prices per share, Barclays calculated a range of implied exchange ratios from 1.236x to 1.841x. Barclays noted that on the basis of the discounted cash flow analysis, the implied acquisition exchange ratio of 1.524x (assuming 100 percent stock consideration) was within this range of implied exchange ratios

Contribution Analysis

        Barclays performed a relative contribution analysis of Wisconsin Energy and Integrys in which Barclays reviewed selected estimated future financial information for Wisconsin Energy and Integrys to determine Wisconsin Energy's and Integrys' relative contribution to the combined company after the merger. Barclays analyzed Wisconsin Energy's and Integrys' relative contribution to estimated leverage adjusted EBITDA, net income and cash flow from operations of the combined company for the calendar years of 2015 through 2018. Leverage adjusted EBITDA for each year reviewed was calculated by applying the EBITDA contribution percentage of one company to the sum of each company's total enterprise value and then subtracting out that company's projected net debt amount for that year. Financial data of Wisconsin Energy and Integrys were based on the forecasts provided to Barclays management by Wisconsin Energy.

        Based on the relative contributions of Wisconsin Energy and Integrys to the combined company calculated in the contribution analysis, Barclays determined a range of implied exchange ratios for Wisconsin Energy common shares to Integrys common shares. The following table reflects the results of the analysis, as compared to the implied acquisition exchange ratio of 1.524x (assuming 100 percent stock consideration):

Implied Exchange Ratio Based on Contributions to the Combined Company
2015E Leverage Adjusted EBITDA	1.770x
2016E Leverage Adjusted EBITDA	1.600x
2017E Leverage Adjusted EBITDA	1.711x
2018E Leverage Adjusted EBITDA	1.837x
2015E Net Income from Continuing Operations	1.422x
2016E Net Income from Continuing Operations	1.473x
2017E Net Income from Continuing Operations	1.507x
2018E Net Income from Continuing Operations	1.566x
2015E Cash Flow from Operations	2.154x
2016E Cash Flow from Operations	2.321x
2017E Cash Flow from Operations	2.230x
2018E Cash Flow from Operations	2.033x
Low - High Range	1.300x - 2.321x

Pro Forma Accretion/Dilution Analysis

        Barclays analyzed and considered the impact of the merger on the estimated earnings per share and dividends per share of Wisconsin Energy for each of the years 2015 through 2018, using projections provided by management of Wisconsin Energy. Barclays assumed that, among other things: (i) the closing of the transaction would occur on December 31, 2014, (ii) $1.7 billion of Wisconsin Energy debt would be issued upon the closing of the transaction, (iii) Wisconsin Energy's current share repurchase plan would be eliminated and (iv) an increase in Wisconsin Energy's dividend level would occur following the closing of the transaction, to a level consistent with Integrys' then-indicated dividend as adjusted for the exchange ratio and portion of the value received by Integrys' stockholders in the form of cash consideration.

        Based on this analysis, the merger is expected to result in an increase in earnings per share and dividends per share when compared to Wisconsin Energy's estimated earnings per share and dividends per share in the projections provided by management of Wisconsin Energy on a stand-alone basis in the years 2015 through 2018.

Historical Exchange Ratio Analysis

        To provide background information and perspective with respect to the historical share prices of Wisconsin Energy common stock and Integrys common stock, Barclays reviewed the daily historical closing share prices of Wisconsin Energy common stock and Integrys common stock for the period from June 20, 2012 to June 20, 2014. Barclays analyzed the ratio of the daily closing common share price for Wisconsin Energy to the corresponding common share price of Integrys over the two year period. In addition, Barclays reviewed the implied relative exchange ratio of the closing common share price for Wisconsin Energy and closing common share price of Integrys based on the spot, 5-trading-day, 10-trading-day, 20-trading-day, 30-trading-day, 60-trading-day and one-year and two-year volume weighted average prices, respectively, as of June 20, 2014. The following table exhibits the results of this analysis, reflecting implied relative exchange ratios ranging from 1.273x to 1.360x Wisconsin Energy common shares per Integrys common share, as compared to the implied acquisition exchange ratio of 1.524x (assuming 100 percent stock consideration).

VWAP
	Average
	Wisconsin Energy	Integrys	Exchange Ratio
June 20, 2014—Spot	$46.89	$60.95	1.300x
5 Trading Day VWAP	$46.24	$59.85	1.294x
10 Trading Day VWAP	$45.60	$59.15	1.297x
20 Trading Day VWAP	$45.49	$58.52	1.286x
30 Trading Day VWAP	$45.46	$58.21	1.280x
60 Trading Day VWAP	$46.52	$59.23	1.273x
1 Year VWAP	$43.14	$57.15	1.325x
2 Year VWAP	$41.62	$56.60	1.360x

52 Week Low/ High Analysis

        Barclays reviewed for informational purposes the 52-week low and 52-week high prices of Wisconsin Energy common shares ($39.05 to $49.21) and Integrys common shares ($52.08 to $63.58) as of June 20, 2014 and calculated the implied exchange ratio range by dividing the 52-week low price for Integrys common shares by the 52-week high price for Wisconsin Energy common shares for the low end of the range and dividing the 52-week high price for Integrys common shares by the 52-week low price for Wisconsin Energy common shares for the high end of the range. The following table reflects the results of the analysis, as compared to the implied acquisition exchange ratio of 1.524x (assuming 100 percent stock consideration):

52 Week Low/High
Implied Exchange Ratio	1.058x - 1.628x

Equity Research Analyst Price Targets

        Barclays reviewed for informational purposes publicly available research per share price targets for Wisconsin Energy common shares ($43.00 to $49.00) and Integrys common shares ($57.00 to $64.00) provided by equity research firms and calculated the implied exchange ratio range by dividing the lowest price target for Integrys common shares by the highest price target for Wisconsin Energy common shares for the low end of the range and dividing the highest price target for Integrys common shares by the lowest price target for Wisconsin Energy common shares for the high end of the range. The price targets published by the equity research firms do not necessarily reflect current market trading prices for Wisconsin Energy common shares and Integrys common shares and these estimates are subject to uncertainties, including the future financial performance of Wisconsin Energy and Integrys and future financial market conditions. The following table reflects the results of the analysis, as compared to the implied acquisition exchange ratio of 1.524x (assuming 100 percent stock consideration):

Research Estimates
Implied Exchange Ratio	1.163x - 1.488x

General

        Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Wisconsin Energy Board selected Barclays because of its familiarity with Wisconsin Energy and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

        Barclays is acting as financial advisor to Wisconsin Energy in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, Wisconsin Energy paid Barclays a fee of $2 million upon the delivery of Barclays' opinion. Additional compensation of $3 million will be payable upon receipt of approval by Wisconsin Energy's shareholders of the transaction and an additional $19 million will be payable on completion of the proposed transaction. The amount paid for the opinion will be credited against the amount payable upon completion of the transaction. In addition, Wisconsin Energy has agreed to reimburse Barclays for a portion of its expenses incurred in connection with the proposed transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by Wisconsin Energy and the rendering of Barclays' opinion. Barclays has performed various investment banking and financial services for Wisconsin Energy in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the past two years, Barclays has performed the following investment banking and financial services (i) acted as active joint bookrunner and billing and delivery agent of $250 million senior debentures for Wisconsin Electric Power Company, (ii) acted as joint lead arranger in connection with the refinancing of $1.25 billion of revolving credit facilities for Wisconsin Energy and its affiliates, and (iii) served as purchase agent for Wisconsin Energy's open market share repurchase program. Barclays has not performed services for lntegrys in the past two years.

        Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Wisconsin Energy and Integrys for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

  Opinion of Integrys' Financial Advisor

        Integrys (which for purposes of this section refers only to Integrys Energy Group, Inc. but not its subsidiaries) retained Lazard to provide it with financial advisory services and a fairness opinion in connection with the merger. On June 21, 2014, Lazard rendered its written opinion, consistent with its oral opinion rendered on the same date, to the Integrys Board that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration of (x) 1.128 shares of the common stock, par value $0.01 per share, of Wisconsin Energy and (y) $18.58 in cash per share of Integrys common stock to be paid to the holders of Integrys' common stock, other than the "excluded holders", in the merger was fair, from a financial point of view, to such holders. For purposes of this section, "excluded holders" means (i) Integrys (as the holder of treasury shares but not in respect of the shares held by Integrys' rabbi trusts) and (ii) Wisconsin Energy or the merger subs.

        The full text of Lazard's written opinion, dated June 21, 2014, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this joint proxy statement/prospectus as Annex C and is incorporated by reference herein in its entirety. The following summary of Lazard's opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Lazard's opinion and this section carefully and in their entirety.

        Lazard's engagement and its opinion were for the benefit of the Integrys Board (in its capacity as such), and Lazard's opinion was rendered to the Integrys Board in connection with its evaluation of the merger and addressed only the fairness as of the date of the opinion, from a financial point of view, to holders of Integrys common stock (other than the excluded holders) of the merger consideration to be paid to such holders in the merger. Lazard's opinion was not intended to, and does not, constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any matter relating thereto. Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. Lazard did not express any opinion as to the prices at which shares of Integrys common stock or Wisconsin Energy common stock may trade at any time subsequent to the announcement of the merger. In connection with its engagement, Lazard was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction with Integrys. In addition, Lazard's opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which Integrys might engage or the merits of the underlying decision by Integrys to engage in the merger.

        In connection with its opinion, Lazard:

  •
  Reviewed the financial terms and conditions of a final draft of the merger agreement, dated June 20, 2014;

  •
  Reviewed certain publicly available historical business and financial information relating to Integrys and Wisconsin Energy;

  •
  Reviewed various financial forecasts and other data provided to it by Integrys relating to the business of Integrys and a financial forecast and other data provided by Wisconsin Energy relating to the business of Wisconsin Energy, which forecasts are set forth in "The Merger—Certain Unaudited Prospective Financial Information Utilized by Wisconsin Energy and Integrys" beginning on page 61;

  •
  Held discussions with members of the senior managements of Integrys and Wisconsin Energy with respect to the businesses and prospects of Integrys and Wisconsin Energy, respectively, and reviewed the illustrative synergies and other benefits, including the amount and timing thereof, anticipated by management of Integrys to be realized from the transaction;

  •
  Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Integrys and Wisconsin Energy, respectively;

  •
  Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Integrys and Wisconsin Energy, respectively;

  •
  Reviewed historical stock prices of Integrys common stock and Wisconsin Energy common stock; and

  •
  Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

        Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Integrys or Wisconsin Energy or concerning the solvency or fair value of Integrys or Wisconsin Energy, and Lazard was not furnished with any such valuation or appraisal. Management of Integrys advised Lazard that management's base case financial forecasts, which are referred to in this section as the "Base case," represent the best currently available estimates and judgments as to the future financial performance of Integrys and, accordingly, for purposes of Lazard's analyses in connection with its opinion, Integrys directed Lazard to utilize the "Base case" set forth in Integrys' financial forecasts. With respect to the financial forecasts utilized in Lazard's analyses, including those related to the illustrative synergies and other benefits anticipated by management of Integrys to be realized from the merger, as well as Wisconsin Energy's financial forecasts, which are referred to in this section as the Wisconsin Energy management plan, Lazard assumed, at the direction of Integrys, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Integrys and Wisconsin Energy, respectively, and such synergies and other benefits. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based.

        In rendering its opinion, Lazard assumed, with the consent of Integrys, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any terms or conditions material to Lazard's analysis. Representatives of Integrys advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard, dated June 20, 2014, in all material respects. Lazard also assumed, with the consent of Integrys, that obtaining the necessary governmental, regulatory or third-party approvals and consents for the merger would not have an adverse effect on Integrys, Wisconsin Energy or the merger. Lazard further assumed, with the consent of Integrys, that the merger qualifies for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did Lazard's opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Integrys had obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the per share merger consideration to the extent expressly specified in the opinion) of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the per share merger consideration or otherwise.

        In connection with rendering its opinion, Lazard performed certain financial analyses and reviews of certain information that Lazard deemed appropriate in connection with rendering its opinion as summarized below under "—Summary of Lazard Financial Analyses" and "—Other Analyses." The summary of the analyses and reviews provided below under "—Summary of Lazard Financial Analyses" and "—Other Analyses" is not a complete description of the analyses and reviews underlying Lazard's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to partial analysis or summary description. Considering selected portions of these analyses and reviews or the summary contained in "—Summary of Lazard Financial Analyses" and "—Other Analyses," without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard's opinion. In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any particular analysis or review or application thereof considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

        For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Integrys. No company, business or transaction used in Lazard's analyses and reviews, as a comparison, is identical to Integrys, its business or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard's analyses and reviews. The estimates contained in Lazard's analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual results or values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard's analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard's analyses and reviews are inherently subject to substantial uncertainty.

Summary of Lazard Financial Analyses

        The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard's analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard's analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard's analyses and reviews.

        Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 20, 2014, and is not necessarily indicative of current market conditions.

Selected Comparable Company Multiples Analysis

        Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to selected comparable publicly traded regulated utility companies whose operations Lazard believed, based on its experience with companies in the regulated utility industry and its professional judgment, to be generally relevant in analyzing each of Integrys' and Wisconsin Energy's operations for the purposes of this analysis. Lazard compared such information of the selected comparable companies to the corresponding information for Integrys and Wisconsin Energy.

        The selected group of companies used in this analysis with respect to Integrys, which we refer to in this registration statement as the Integrys comparable companies, was as follows:

  •
  Alliant Energy Corporation

  •
  Ameren Corporation

  •
  CMS Energy Corporation

  •
  Vectren Corporation

  •
  Wisconsin Energy

  •
  Xcel Energy Inc.

        The selected group of companies used in this analysis with respect to Wisconsin Energy, which we refer to in this registration statement as the Wisconsin Energy comparable companies, was as follows:

  •
  Alliant Energy Corporation

  •
  Ameren Corporation

  •
  CMS Energy Corporation

  •
  Integrys

  •
  Xcel Energy Inc.

        Lazard selected the companies reviewed in this analysis because, among other things, the Integrys comparable companies and the Wisconsin Energy comparable companies operate businesses similar to the businesses of Integrys and Wisconsin Energy, respectively. However, no selected company is identical to Integrys or Wisconsin Energy. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of each of Integrys and Wisconsin Energy and the Integrys comparable companies and Wisconsin Energy comparable companies, respectively, that could affect the public trading values of each company are also relevant. For purposes of reviewing Wisconsin Energy as an Integrys comparable company and Integrys as a Wisconsin Energy comparable company in this analysis, Lazard utilized publicly available information for the companies instead of the internal projections provided in the "Base case" and the Wisconsin Energy management plan, as applicable.

        Lazard calculated and compared various financial multiples and ratios of each of the comparable companies, including, among other things:

  •
  the ratio of each company's June 20, 2014 closing share price to its calendar year 2014 and 2015 estimated earnings per share, commonly referred to as "EPS" (which ratio is referred to in this registration statement as the "P/E Multiple");

  •
  the ratio of each company's enterprise value, which Lazard calculated as the market capitalization of each company (based on each company's closing share price as of June 20, 2014 and fully-diluted share count as of March 31, 2014 (or the applicable date specified in its Form 10-K or Form 10-Q, as applicable, for the calendar year or quarter ended March 31, 2014, respectively)), plus debt, less cash, cash equivalents and marketable securities as of March 31, 2014, to its calendar year 2014 and 2015 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as "EBITDA";

  •
  the actual rate of return on an investment in each company, which Lazard calculated by adding each company's dividend yield and long-term growth rate, commonly referred to as "Total Return"; and

  •
  the ratio of each company's 2014 P/E Multiple divided by its Total Return.

        The EPS, EBITDA and Total Return estimates for each of the Integrys and Wisconsin Energy comparable companies used by Lazard in its analysis were based on Wall Street research, which represents publicly available consensus estimates. The following table summarizes the results of this review:

	Integrys Comparable Companies Multiples	Wisconsin Energy Comparable Companies Multiples
Share Price to 2014E EPS ("2014 P/E Multiple")	15.8x - 18.5x	15.8x - 17.3x
Share Price to 2015E EPS ("2015 P/E Multiple")	15.1x - 17.3x	15.1x - 16.4x
Enterprise Value to 2014E EBITDA	7.8x - 9.9x	8.2x - 9.9x
Enterprise Value to 2015E EBITDA	7.6x - 9.6x	7.8x - 9.8x
Total Return	8.0 percent - 12.0 percent	8.2 percent - 12.0 percent
2014 P/E Multiple to Total Return	1.38x - 2.31x	1.38x - 2.01x

        Based on Lazard's analysis of the relevant metrics for each of the Integrys comparable companies, as well as its professional judgment and experience, Lazard derived ranges of multiples of:

  •
  16.0x to 17.0x for 2014 P/E Multiple of Integrys (applied to Integrys' 2014 estimated EPS of $3.61) and 15.25x to 16.25x for 2015 P/E Multiple of Integrys (applied to Integrys' 2015 estimated EPS of $3.86);

  •
  8.0x to 8.5x for enterprise value to estimated 2015 EBITDA of Integrys (applied to Integrys' 2015 estimated EBITDA of $932 million); and

  •
  1.70x to 1.85x for 2014 P/E Multiple of Integrys divided by Integrys' estimated annual Total Return (applied to Integrys' 2014 estimated EPS of $3.61 and Integrys' estimated Total Return of 9.5 percent)(1).

        Based on Lazard's analysis of the relevant metrics for each of the Wisconsin Energy comparable companies, as well as its professional judgment and experience, Lazard derived ranges of multiples of:

  •
  16.5x to 17.5x for 2014 P/E Multiple of Wisconsin Energy (applied to Wisconsin Energy's 2014 estimated EPS of $2.63) and 15.75x to 16.75x for 2015 P/E Multiple of Wisconsin Energy (applied to Wisconsin Energy's 2015 estimated EPS of $2.73);

  •
  9.0x to 9.5x for enterprise value to estimated 2014 EBITDA of Wisconsin Energy (applied to Wisconsin Energy's 2014 estimated EBITDA of $1,625 million) and 8.75x to 9.5x for enterprise value to estimated 2015 EBITDA of Wisconsin Energy (applied to Wisconsin Energy's 2015 estimated EBITDA of $1,624 million); and

(1)
Integrys EPS, EBITDA and Total Return figures derived from the Integrys "Base case".

  •
  1.90x to 2.05x for 2014 P/E Multiple of Wisconsin Energy divided by Wisconsin Energy's estimated annual Total Return (applied to Wisconsin Energy's 2014 estimated EPS of $2.63 and Wisconsin Energy's estimated Total Return of 8.3 percent)(2).

        Lazard applied each such range of multiples for the Integrys comparable companies and the Wisconsin Energy comparable companies to the relevant financial statistics of Integrys and Wisconsin Energy, respectively, as reflected in the "Base case" financial forecasts for Integrys, and the Wisconsin Energy management plan for Wisconsin Energy. Lazard averaged the results of these calculations and, from this analysis, estimated an implied value range for shares of Integrys common stock and an implied value range for shares of Wisconsin Energy common stock.

        This analysis resulted in an implied price per share range for shares of Integrys common stock and shares of Wisconsin Energy common stock, as compared to the per share merger consideration provided in the merger agreement, as set forth below:

Implied Integrys Price Per Share Range	Implied Wisconsin Energy Price Per Share Range	Merger Consideration
$58.25 - $62.75	$41.75 - $45.25	$18.58 in cash and 1.128 shares of common stock of Wisconsin Energy (equivalent to $71.47 per share based upon Wisconsin Energy's closing share price on June 20, 2014)

Consolidated Discounted Cash Flow Analysis

        Lazard performed a discounted cash flow analysis of each of Integrys and Wisconsin Energy, which is a valuation methodology used to derive a valuation of a company by calculating the present value of its estimated future cash flows. "Future cash flows" refers to projected unlevered free cash flows of a company. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors. Lazard calculated the discounted cash flow value for each of Integrys and Wisconsin Energy as the sum of the net present value, as of December 31, 2013, which we refer to as the discount date, of each of:

  •
  the estimated future cash flows that the company will generate for each of years 2014 through 2018; and

  •
  the estimated value of the company at the end of 2018, or the terminal value.

        The estimated future cash flow for each of Integrys and Wisconsin Energy was calculated by Lazard based on the "Base case" as set forth in Integrys' financial forecasts, and the Wisconsin Energy management plan as summarized above in "—Opinion of Lazard Frères & Co. LLC". For its discounted cash flow calculations for both companies, Lazard applied discount rates ranging from 5.25 percent to 5.75 percent. Such discount rates were based on Lazard's estimated range of weighted average cost of capital, derived from a number of factors, including, among others, the median unlevered risk profile of each company's selected group of comparable companies as set forth above in "—Selected Comparable Company Multiples Analysis", each company's weighted cost to maturity of its long-term debt and each company's consolidated leverage ratio.

        The terminal value of the companies was calculated applying terminal year EBITDA multiples ranging from 8.5x to 9.0x to Integrys' projected terminal year EBITDA of $1,220 million and

(2)
Wisconsin Energy EPS, EBITDA and Total Return figures derived from the Wisconsin Energy management plan, Wisconsin Energy public filings and Wall Street research.

9.0x to 9.5x to Wisconsin Energy's projected terminal year EBITDA of $1,984 million, and applying terminal year P/E Multiples, ranging from 16.0x to 17.0x to Integrys' projected terminal year earnings of $388 million and 16.5x to 17.5x to Wisconsin Energy's projected terminal year earnings of $717 million. The exit terminal year EBITDA multiples for Integrys and Wisconsin Energy were selected by Lazard by reference to enterprise value to EBITDA trading multiples calculated for Integrys and Wisconsin Energy as well as the enterprise value to EBITDA trading multiples of the Integrys comparable companies and the Wisconsin Energy comparable companies, respectively. The exit terminal year P/E Multiples were selected by Lazard by reference to P/E trading multiples calculated for Integrys and Wisconsin Energy as well as the P/E Multiples of the Integrys comparable companies and the Wisconsin Energy comparable companies, respectively. As part of the total implied equity value calculated for Integrys and Wisconsin Energy, Lazard calculated and deducted from enterprise value the book value of the outstanding financial debt less cash, cash equivalents and marketable securities.

        Lazard averaged the price per share ranges implied by these calculations and, based on that analysis, reviewed the implied price per share range for shares of Integrys common stock and shares of Wisconsin Energy common stock as compared to the per share merger consideration provided in the merger agreement as set forth below:

Implied "Base case" Integrys Price Per Share Range	Implied Wisconsin Energy Price Per Share Range	Merger Consideration
$62.25 - $69.50	$47.25 - $51.75	$18.58 in cash and 1.128 shares of common stock of Wisconsin Energy (equivalent to $71.47 per share based upon Wisconsin Energy's closing share price on June 20, 2014)

Sum-of-the-Parts Discounted Cash Flow Analysis

        A sum-of-the-parts valuation analysis reviews a company's operating performance and outlook on a segment-by-segment basis to determine an implied market value for the enterprise as a whole. With respect to Integrys, Lazard performed a sum-of-the-parts valuation analysis based on the Integrys "Base case" for the following segments:

  •
  Integrys' electric utility business, referred to as "Total Electric";

  •
  Integrys' gas utility business, referred to as "Total Gas";

  •
  Integrys' interest in American Transmission Company LLC, referred to as "ATC"; and

  •
  Certain other businesses of Integrys, including Integrys Business Services, referred to as "Other".

        To value the Total Electric and Total Gas segments, Lazard performed a five-year discounted cash flow analysis using the discount rate range used in the consolidated discounted cash flow analysis described above in "—Consolidated Discounted Cash Flow Analysis". For the Total Electric segment, Lazard used a terminal value based on an exit terminal year EBITDA multiple range of 8.5x to 9.0x and an exit terminal year P/E Multiple range of 15.5x to 17.0x. For the Total Gas segment, Lazard used a terminal value based on an exit terminal year EBITDA multiple range of 8.25x to 8.75x and an exit terminal year P/E Multiple range of 16.5x to 18.0x.

        To value the ATC and Other segments, Lazard performed a five-year discounted cash flow analysis using the discount rate range and discount date used in the consolidated discounted cash flow analysis described above in "—Consolidated Discounted Cash Flow Analysis". For the ATC segment, Lazard used a terminal value based on an exit terminal year P/E Multiple range of 16.75x to 18.0x. For the Other segment, Lazard used a terminal value based on an exit terminal year EBITDA multiple range of 8.5x to 9.0x.

        Also included in the Sum-of-the-Parts Discounted Cash Flow Analysis valuation was an assumption (based on Integrys management's "Base case" financial forecast) of the after-tax proceeds to equity from the sales of Upper Peninsula Power Company ("UPPCO"), Integrys Energy Services and Integrys Transportation Fuels for $136 million, $311 million and $140 million, respectively, for a total of $586 million in after-tax proceeds. Lazard used the Integrys "Base case" for the Sum-of-the-Parts Discounted Cash Flow Analysis valuation at the direction of Integrys management.

        The following table represents the results of the analysis performed by Lazard of the Integrys business segments:

	Equity Value(3)
Integrys Business Segments	Low	High
Total Electric	$2,014	$2,297
Total Gas	$1,850	$2,136
ATC	$1,091	$1,190
Other	$(594)	$(577)
After-tax Proceeds to Equity from Sales of UPPCO, IES and ITF	$586	$586

Equity Value	$4,947	$5,632

(3)
Dollars in millions.

        With respect to Wisconsin Energy, Lazard also performed a sum-of-the-parts valuation analysis for the following segments:

  •
  Wisconsin Energy's electric utility business, referred to as "Wisconsin Electric Power";

  •
  Wisconsin Energy's gas utility business, referred to as "Wisconsin Gas";

  •
  Wisconsin Energy's interest in American Transmission Company LLC, referred to as "ATC";

  •
  Wisconsin Energy's generation business, referred to as "Power the Future"; and

  •
  Certain other businesses of Wisconsin Energy, referred to as "Other".

        To value the Wisconsin Electric Power, Wisconsin Gas and Power the Future segments, Lazard performed a five-year discounted cash flow analysis using the discount rate range used in the consolidated discounted cash flow analysis described above in "—Consolidated Discounted Cash Flow Analysis". For the Wisconsin Electric Power segment, Lazard used a terminal value based on an exit EBITDA multiple range of 8.5x to 9.0x and an exit terminal year P/E Multiple range of 15.5x to 17.0x. For the Wisconsin Gas segment, Lazard used a terminal value based on an exit terminal year EBITDA multiple range of 8.75x to 9.25x and an exit terminal year P/E Multiple range of 17.25x to 18.75x. For the Power the Future segment, Lazard used a terminal value based on an exit terminal year EBITDA multiple range of 10.0x to 10.75x and an exit terminal year P/E Multiple range of 19.0x to 20.5x.

        To value ATC and Other segments, Lazard performed a five-year discounted cash flow analysis using the discount rate range and discount date used in the consolidated discounted cash flow analysis described above in "—Consolidated Discounted Cash Flow Analysis". For the ATC segment, Lazard used a terminal value based on an exit terminal year P/E Multiple range of 16.75x to 18.0x. For the Other segment, Lazard used a terminal value based on an exit terminal year EBITDA multiple range of 9.0x to 9.5x.

        The following table represents the results of the analysis performed by Lazard of the Wisconsin Energy business segments:

	Equity Value(4)
Wisconsin Energy Business Segments	Low	High
Wisconsin Electric Power	$5,569	$6,193
Wisconsin Gas	$1,013	$1,151
Power the Future	$3,222	$3,569
ATC	$855	$933
Other	$(118)	$(100)

Equity Value	$10,542	$11,746

(4)
Dollars in millions.

        Based on Lazard's analysis of the Integrys and Wisconsin Energy business segments, Lazard calculated the implied value per share range for shares of Integrys and Wisconsin Energy common stock as compared to the per share merger consideration provided in the transaction as set forth below:

Implied "Base case" Integrys Value Per Share Range	Implied Wisconsin Energy Value Per Share Range	Merger Consideration
$61.00 - $69.50	$46.75 - $52.00	$18.58 in cash and 1.128 shares of common stock of Wisconsin Energy (equivalent to $71.47 per share based upon Wisconsin Energy's closing share price on June 20, 2014)

Sum-of-the-Parts Public Market Valuation Analysis

        A sum-of-the-parts public market valuation analysis reviews public trading multiples on a segment-by-segment basis for a company's segments to determine an implied market value for the enterprise as a whole. With respect to Wisconsin Energy, Lazard also performed a sum-of-the-parts public market valuation analysis for the following segments:

  •
  Wisconsin Energy's electric utility business, referred to as "Wisconsin Electric Power";

  •
  Wisconsin Energy's gas utility business, referred to as "Wisconsin Gas";

  •
  Wisconsin Energy's interest in American Transmission Company LLC, referred to as "ATC";

  •
  Wisconsin Energy's generation business, referred to as "Power the Future"; and

  •
  Certain other businesses of Wisconsin Energy, referred to as "Other".

        To value the Wisconsin Electric Power, Wisconsin Gas and Power the Future segments, Lazard applied public market trading multiples to each of the segments. For the Wisconsin Electric Power segment, Lazard used a valuation methodology based on a multiple of 15.5x to 17.0x of Wisconsin Electric Power's 2014 estimated net income of $346 million. For the Wisconsin Gas segment, Lazard used a valuation methodology based on a multiple of 17.25x to 18.75x of Wisconsin Gas's 2014 estimated net income of $50 million. For the Power the Future segment, Lazard used a valuation methodology based on a multiple of 19.0x to 20.5x of Power the Future's 2014 estimated net income of $165 million. For the ATC segment, Lazard used a valuation methodology based on a multiple of 16.75x to 18.0x of ATC's 2014 estimated net income of $44 million. For the Other segment, Lazard used a valuation methodology based on a multiple of 16.5x to 17.5x of Other 2014 estimated net income of negative $8 million.

        The following table represents the results of the analysis performed by Lazard of the Wisconsin Energy business segments:

	Equity Value(5)
Wisconsin Energy Business Segments	Low	High
Wisconsin Electric Power	$5,368	$5,887
Wisconsin Gas	$858	$933
Power the Future	$3,129	$3,376
ATC	$731	$785
Other	$(145)	$(136)

Total Equity Value	$9,941	$10,845

(5)
Dollars in millions.

        Based on Lazard's analysis of the Wisconsin Energy business segments, Lazard calculated the implied value per share range for shares of Wisconsin Energy common stock as set forth below:

Implied Wisconsin Energy Value Per Share Range
$44.00 - $48.00

Selected Precedent Transactions Multiples Analysis

        Lazard reviewed and analyzed selected precedent merger and acquisition transactions involving companies in the power and utilities industry it viewed as generally relevant in analyzing Integrys. In performing this analysis, Lazard reviewed certain financial information and transaction multiples relating to the companies involved in such selected transactions. Specifically, Lazard reviewed 21 merger and acquisition transactions announced since May 2005 involving companies in the power and utilities industry for which sufficient public information was available.

        The selected group of transactions reviewed in this analysis was as follows:

Announcement Date	Acquiror	Target
4/30/2014	Exelon Corporation	Pepco Holdings, Inc.
4/7/2014	Laclede Gas Company	Energen Corp. (Alagasco)
12/11/2013	Fortis Inc.	UNS Energy Corporation
5/29/2013	Berkshire Hathaway Energy Company (f/k/a MidAmerican Energy Holdings Company)	NV Energy, Inc.
2/21/2012	Fortis Inc.	CH Energy Group, Inc.
7/12/2011	Gaz Métro Limited Partnership	Central Vermont Public Service Corporation
4/28/2011	Exelon Corporation	Constellation Energy Group, Inc.
4/20/2011	The AES Corporation	DPL Inc.
1/10/2011	Duke Energy Corporation	Progress Energy, Inc.
12/7/2010	AGL Resouroces Inc.	Nicor Gas Company
5/25/2010	UIL Holdings Corporation	Iberdrola USA (New England Gas Utilities)
2/11/2010	FirstEnergy Corp.	Allegheny Energy, Inc.
10/26/2007	Macquarie Infrastructure Partners	Puget Energy, Inc.
6/25/2007	Iberdrola, S.A.	Energy East Corporation
2/26/2007	KKR/TPG: Texas Energy Future Holdings Limited Partnership	TXU Corp.
2/7/2007	Great Plains Energy Incorporated / Black Hills Corp.	Aquila, Inc.
7/10/2006	WPS Resources Corp.	Peoples Energy Corp.
7/5/2006	Macquarie Infrastructure Partners and Diversified Utility and Energy Trusts	Duquesne Light Holdings
2/27/2006	National Grid USA	KeySpan Corporation
5/24/2005	Berkshire Hathaway Energy Company (f/k/a MidAmerican Energy Holdings Company)	PacifiCorp
5/9/2005	Duke Energy Corporation	Cinergy Corp.

        To the extent publicly available, Lazard reviewed, among other things, the P/E Multiples of each of the target companies implied by the selected transactions by comparing the per share acquisition price to the relevant target company's estimated EPS at the time of the transaction for the fiscal year immediately following the fiscal year in which the relevant transaction was announced, and the enterprise value to EBITDA multiples of each of the target companies implied by the selected transactions by comparing the enterprise value implied by the acquisition price to the relevant target company's estimated EBITDA for the second fiscal year immediately following the fiscal year in which the relevant transaction was announced. Estimated EPS and EBITDA amounts for the target companies were based on publicly available Wall Street consensus estimates or other publicly available financial information and analyst research. The following table summarizes the results of this review:

	Selected Precedent Transactions P/E Multiples	Selected Precedent Transactions Enterprise Value to EBITDA Multiples
High	22.8x	9.8x
Mean	17.2x	8.3x
Median	17.7x	8.4x
Low	11.9x	6.3x

        Lazard averaged the selected precedent transactions' P/E Multiples and enterprise value to EBITDA multiples and, based on that analysis, reviewed the implied price per share range for shares of Integrys common stock as compared to the per share merger consideration provided in the merger agreement as set forth below:

Implied Integrys Price Per Share Range	Merger Consideration
$58.75 - $70.00	$18.58 in cash and 1.128 shares of common stock of Wisconsin Energy (equivalent to $71.47 per share based upon Wisconsin Energy's closing share price on June 20, 2014)

Other Analyses

        The analyses and data described below were presented to the Integrys Board for informational purposes only and did not provide the basis for, and were not otherwise considered in connection with, the rendering of Lazard's opinion.

52-Week High / Low Trading Prices

        Lazard reviewed the range of trading prices of shares of Integrys common stock and shares of Wisconsin Energy common stock for the 52 weeks ended on June 20, 2014. Lazard observed that, during such period, the daily closing share prices of Integrys common stock ranged from $52.00 per share to $63.50 per share, as compared to the per share merger consideration of $18.58 in cash and 1.128 shares of Wisconsin Energy common stock. Lazard also observed that, during such period, the daily closing share prices of Wisconsin Energy common stock ranged from $39.00 per share to $49.25 per share.

Research Analyst Price Targets

        Lazard reviewed recently available equity analyst price targets based on published, publicly available Wall Street equity research reports prepared by equity analysts covering Integrys, which indicated 12-month target prices that ranged from $56.50 to $62.25 (adjusted to reflect quarterly dividends and discounted at Integrys' cost of equity of approximately 7.25 percent), as compared to the per share merger consideration of $18.58 in cash and 1.128 shares of Wisconsin Energy common stock.

        Lazard also reviewed recently available equity price targets based on published, publicly available Wall Street equity research reports prepared by equity analysts covering Wisconsin Energy, which indicated 12-month target prices that ranged from $40.50 to $48.00 (adjusted to reflect quarterly dividends and discounted at Wisconsin Energy's cost of equity of approximately 7.25 percent).

Downside Case and Enhanced Status Quo Case Consolidated Discounted Cash Flow Analysis

        As discussed in "—Consolidated Discounted Cash Flow Analysis" beginning on page 78, Lazard performed a consolidated discounted cash flow analysis of each of Integrys and Wisconsin Energy. Lazard then applied the same metrics for Integrys to the "Downside case" and the "Enhanced Status Quo case". Based on these analyses, Lazard reviewed the implied price per share range for shares of Integrys common stock as set forth below:

Implied "Downside case" Integrys Price Per Share Range	Implied "Enhanced Status Quo case" Integrys Price Per Share Range
$57.25 - $63.75	$70.25 - $78.50

Downside Case and Enhanced Status Quo Case Sum-of-the-Parts Discounted Cash Flow Analysis

        As discussed in "—Sum-of-the-Parts Discounted Cash Flow Analysis" beginning on page 79, Lazard performed a sum-of-the-parts discounted cash flow analysis of each of Integrys and Wisconsin Energy. Lazard then applied the same metrics for Integrys to the "Downside case" and the "Enhanced Status Quo case". Based on these analyses, Lazard reviewed the implied price per share range for shares of Integrys common stock as set forth below:

Implied "Downside Case" Integrys Value Per Share Range	Implied "Enhanced Status Quo Case" Integrys Value Per Share Range
$56.00 - $63.75	$64.75 - $74.24

Dividend Discount Analysis

        Lazard performed a dividend discount analysis of shares of Integrys common stock, which calculates an implied equity value per share by discounting to the present the value of the future dividends per share of Integrys common stock expected to be paid by Integrys, as reflected in the "Base case" financial forecasts for Integrys prepared by the management of Integrys, based on an assumed equity discount rate ranging from 6.75 percent to 7.75 percent and an assumed dividend growth rate beyond 2018 ranging from approximately 1.5 percent to 2.5 percent.

        Lazard applied these assumptions and calculated the range of present value of Integrys' 2014 to 2018 dividends as $11.69 to $11.95 per share and the present value of Integrys' post-2018 dividends as $33.43 to $52.02 per share. This analysis resulted in an implied price per share range for shares of Integrys common stock, as compared to the per share merger consideration provided in the merger agreement, as set forth below:

Implied Price Per Share Range	Merger Consideration
$45.12 - $63.97	$18.58 in cash and 1.128 shares of common stock of Wisconsin Energy (equivalent to $71.47 per share based upon Wisconsin Energy's closing share price on June 20, 2014)

        Lazard also performed a dividend discount analysis of shares of Wisconsin Energy common stock, which calculates an implied equity value per share by discounting to the present the value of the future dividends per share of Wisconsin Energy common stock expected to be paid by Wisconsin Energy, as reflected in the Wisconsin Energy management plan, based on an assumed equity discount rate ranging from 6.75 percent to 7.75 percent and an assumed dividend growth rate beyond 2018 ranging from approximately 1.5 percent to 2.5 percent.

        Lazard applied these assumptions and calculated the range of present value of Wisconsin Energy's 2014 to 2018 dividends as $7.47 to $7.65 per share and the present value of Wisconsin Energy's post-2018 dividends as $23.05 to $35.86 per share. This analysis resulted in an implied price per share range for shares of Wisconsin Energy common stock as set forth below:

Implied Price Per Share Range
$30.52 - $43.51

Pro Forma Total Shareholder Return Analysis

        In order to determine the implied total shareholder return resulting from the merger relative to the standalone case in each of 2014, 2015, 2016, 2017 and 2018, which we refer to as the observed years, Lazard compared (i) Integrys' estimated future stock price based on stand-alone EPS (using a forward P/E Multiple of 16.9x) and cumulative dividends for each of the observed years as reflected in the "Base case" with (ii) Integrys' per share value based on (x) estimated EPS (derived from the stand-alone estimates for each of Integrys and Wisconsin Energy reflected in the "Base case" and Wisconsin Energy management plan, respectively, and reflecting an illustrative blended P/E Multiple of 17.8x) and (y) cumulative dividends of the pro forma combined company for each of those years, adjusted to reflect the merger consideration of 1.128 shares of the common stock of Wisconsin Energy and $18.58 in cash per share of Integrys common stock.

        In conducting this analysis, Lazard assumed (i) a transaction closing date of December 31, 2014, (ii) estimated total retained synergies of $101 million achieved in the third year following the transaction, with $32 million of synergies achieved in the first year and $66 million in the second year, (iii) the exclusion of potential purchase accounting adjustments resulting from write-ups or write-downs of certain accounts, (iv) that Integrys will not effect a $300 million share repurchase in 2014, (v) that the pro forma dividend would be set at the greater of Integrys' and Wisconsin Energy's dividends, as determined in accordance with their respective policies, in each year, (vi) no change in equity stock issuances or repurchases from Integrys' and Wisconsin Energy's standalone policies, (vii) that the pro forma combined company trades at Wisconsin Energy's one-year forward P/E Multiple of 17.8x, (viii) a pro forma minimum cash balance equal to Integrys' and Wisconsin Energy's combined estimated year-end cash balance in 2014 of $1 million and (ix) that debt from the transaction would be issued at a 4.0 percent interest rate.

        This analysis indicated that the value accrued by Integrys shareholders through the merger is expected to be accretive relative to the value accrued by such shareholders through the "Base case" for Integrys for each of the observed years.

Miscellaneous

        In connection with Lazard's services as financial advisor to Integrys with respect to the merger, Integrys agreed to pay Lazard a fee equal to approximately $18.5 million (calculated based on the transaction value as of June 24, 2014), of which one-fourth became payable upon the rendering of Lazard's opinion and the remainder is contingent upon the closing of the merger. Integrys has also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard's engagement and to indemnify Lazard and certain related persons under certain circumstances against various liabilities that may arise from or be related to Lazard's engagement. Lazard in the past has provided, currently is providing and in the future may provide certain investment banking services to Integrys, for which Lazard has received and may receive compensation. Lazard and its affiliates have received fees of $450,000 over the past three years for providing such investment banking services to Integrys. Lazard and its affiliates have not received fees for providing financial advisory services to Wisconsin Energy during the last three years.

        Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In addition, in the ordinary course, Lazard and its respective affiliates and employees may trade securities of Integrys, Wisconsin Energy and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Integrys, Wisconsin Energy and certain of their respective affiliates. The issuance of Lazard's opinion was approved by the opinion committee of Lazard.

        Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to Integrys because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in the utility industry specifically, as well as its familiarity with the business of Integrys.

        Integrys and Wisconsin Energy determined the merger consideration of $18.58 in cash and 1.128 shares of the common stock, par value $0.01 per share, of Wisconsin Energy per share of Integrys common stock to be paid to the holders of Integrys common stock (other than the excluded holders) in the merger through arm's-length negotiations, and the Integrys Board unanimously approved such per share merger consideration. Lazard did not recommend any specific consideration to the Integrys Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the merger. Lazard's opinion was one of many factors considered by the Integrys Board, as discussed further in "The Merger—Recommendations of the Integrys Board of Directors and Integrys' Reasons for the Merger" beginning on page 57.

Governance of Wisconsin Energy Following Completion of the Merger

  Board of Directors

        The parties have agreed that, upon completion of the merger:

  •
  The Wisconsin Energy Board will have 12 members, consisting of (a) all 9 current directors from the Wisconsin Energy Board, including Mr. Gale E. Klappa, the current chairman of the Wisconsin Energy Board and chief executive officer of Wisconsin Energy, and (b) three current directors of Integrys to be selected by Integrys, in consultation with Wisconsin Energy, provided that such directors satisfy the NYSE independence requirements and the FERC interlocking directorship requirements and that Wisconsin Energy's corporate governance guidelines are taken into account.

  •
  Mr. Klappa will continue as the chairman of the Wisconsin Energy Board.

        For discussion of the material interests of directors of Wisconsin Energy and Integrys in the merger that may be in addition to, or different from, their interests as stockholders, see "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 89.

  Management

        Upon completion of the merger, assuming no change in the individuals serving as directors and senior management of Wisconsin Energy prior to the completion of the merger, the corporate leadership team of the combined company will consist of Mr. Klappa as chief executive officer, and other senior leadership roles in the combined company will be filled by current senior officers of Wisconsin Energy. For a further discussion of the material interests of executive officers of Wisconsin Energy and Integrys in the merger that may be in addition to, or different from, their interests as stockholders, see "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 89.

 Name Change; Headquarters; Community Involvement

  Amendment to Wisconsin Energy's Charter

        In connection with the merger, upon approval of the Name Change proposal, Wisconsin Energy will amend its charter to change its name from "Wisconsin Energy Corporation" to "WEC Energy Group, Inc." to reflect the combined company's larger geographic scope.

  Headquarters

        Upon completion of the merger, Wisconsin Energy has agreed to take all necessary action (i) to cause its corporate headquarters and principal executive offices to be located in metropolitan Milwaukee, Wisconsin, and (ii) to have operational headquarters in Milwaukee, Wisconsin, Chicago, Illinois and Green Bay, Wisconsin.

  Community Involvement

        Upon completion of the merger, Wisconsin Energy has agreed to maintain historic levels of community involvement and charitable contributions in Integrys' and its subsidiaries' existing service territories following the merger.

Interests of Directors and Executive Officers in the Merger

Interests of Directors and Executive Officers of Wisconsin Energy in the Merger

        In considering the recommendations of the Wisconsin Energy Board with respect to its approval of the merger agreement, Wisconsin Energy stockholders should be aware that Wisconsin Energy's directors and executive officers have interests in the merger that are different from, or in addition to, those of the Wisconsin Energy stockholders generally. The Wisconsin Energy Board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the Wisconsin Energy stockholders vote "FOR" the proposals set forth in this joint proxy statement/prospectus. See "The Merger—Recommendations of the Wisconsin Energy Board of Directors and Wisconsin Energy's Reasons for the Merger" beginning on page 52. These interests are as follows:

  •
  all 9 members of the Wisconsin Energy Board will serve on the board of directors of the combined company;

  •
  Mr. Gale Klappa, the Chief Executive Officer of Wisconsin Energy and the Chairman of the Wisconsin Energy Board, will serve as the Chief Executive Officer of the combined company and the Chairman of the board of directors of the combined company;

  •
  Mr. Allen Leverett, the President of Wisconsin Energy, will serve as the President of the combined company; and

  •
  Mr. J. Patrick Keyes, the Chief Financial Officer of Wisconsin Energy, will serve as the Chief Financial Officer of the combined company.

Interests of Directors and Executive Officers of Integrys in the Merger

  Overview

        Integrys executive officers and directors have interests in the merger that are different from, or in addition to, those of Integrys' shareholders generally. In considering the recommendations of the Integrys Board, including that you vote to approve the Merger proposal, you should be aware of these interests. In reaching its decision to make such recommendations and to approve the merger, the Integrys Board was aware of these interests and considered them, along with other matters described in

"The Merger—Recommendations of the Integrys Board of Directors and Integrys' Reasons for the Merger" beginning on page 57. As described in more detail below, these interests include:

  •
  the vesting of each Integrys stock option that is outstanding immediately prior to the completion of the merger, and the cancellation of such stock option in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys stock option multiplied by the excess of the equity award consideration over the exercise price per share of such Integrys stock option (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys stock option award agreement and less any applicable withholding taxes);

  •
  the vesting of each Integrys Time-Based RSU that is outstanding immediately prior to the completion of the merger, and the cancellation of such Integrys Time-Based RSU in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys Time-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Time-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys Time-Based RSU award agreement and less any applicable withholding taxes);

  •
  the vesting of each Integrys Performance-Based RSU that is outstanding immediately prior to the completion of the merger (i) at the greater of the applicable target performance level and the projected actual performance level, if the completion of the merger occurs prior to the completion of the performance period applicable to such Integrys Performance-Based RSU or (ii) at the performance level determined in accordance with the terms of the Performance-Based RSU award agreement, if the completion of the merger occurs on or following the completion of the performance period applicable to such Integrys Performance-Based RSU, and in either case, the cancellation of each Integrys Performance-Based RSU in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the vested portion of the Integrys Performance-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Performance-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys Performance-Based RSU award agreement and less any applicable withholding taxes);

  •
  the vesting of each outstanding Integrys Deferred Stock Unit, and the cancellation of such Integrys Deferred Stock Unit in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to such Integrys Deferred Stock Unit immediately prior to the completion of the merger multiplied by the equity award consideration, together with any dividends credited to such Integrys Deferred Stock Unit and less any applicable withholding taxes, payable in accordance with the terms of the DCP;

  •
  for executive officers with account balances under the DCP, the periodic funding of a rabbi trust associated with the DCP, pursuant to its terms, prior to and following the completion of the merger in an amount sufficient to satisfy the actuarial present value of obligations under the DCP;

  •
  for executive officers eligible to participate in the Integrys nonqualified Pension Restoration and Supplemental Retirement Plan, which we refer to as the SERP, additional service credit for purposes of vesting in supplemental retirement benefits under the SERP upon certain types of terminations of employment following the completion of the merger;

  •
  certain severance payments and benefits under Integrys executive officers' executive employment agreements or under the Integrys Executive Change in Control Severance Plan payable upon certain types of terminations of employment following the completion of the merger;

  •
  the entitlement to the indemnification benefits in favor of Integrys directors and executive officers described in more detail below in "The Merger Agreement—Indemnification, Exculpation and Insurance" beginning on page 131; and

  •
  three members from the Integrys Board, who are to be selected by Integrys in consultation with Wisconsin Energy and subject to certain qualifications, serving on the board of directors of the combined company.

  Consideration Payable for Shares in the Merger

        Integrys executive officers and directors who own Integrys common stock will receive the same merger consideration on the same terms and conditions as other Integrys shareholders. The following table sets forth the number of shares of Integrys common stock (rounded to the nearest whole share) beneficially owned by each of our executive officers and directors as of June 30, 2014, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus, and the aggregate merger consideration that would be payable for such shares of Integrys common stock. The amounts shown in this table also include Integrys Time-Based RSUs and Integrys Performance-Based RSUs that are expected to vest pursuant to their terms between June 30, 2014 and June 22, 2015 (the end date, as described above in "Termination of the Merger Agreement; Termination Fees" beginning on page 22), assuming the achievement of performance conditions at target level and without regard to any additional deferrals or tax withholding with respect thereto but do not include other unvested Integrys Equity-Based Awards (as defined below). For purposes of this table, the merger consideration is assumed to equal $69.62, the average closing market price of Integrys common stock on the NYSE over the first five business days following the first public announcement of the transaction on June 23, 2014. As discussed in the section entitled "The Merger Agreement—Effect of the Merger on Capital Stock—Conversion of Common Stock of Integrys" beginning on page 114, the value of the merger consideration on the closing date will depend on the per share price of Wisconsin Energy common stock on the closing date and therefore the actual aggregate merger consideration received may be different from the amount shown below.

        For a description of the treatment of Integrys stock options, Integrys Time-Based RSUs, Integrys Performance-Based RSUs and Integrys Deferred Stock Units (which we refer to collectively as the Integrys Equity-Based Awards) held by Integrys executive officers and directors, please see below under "—Treatment of Stock Options, RSUs and Deferred Stock Units."

Name	Shares Beneficially Owned (#)	Aggregate Merger Consideration ($)
Executive Officers
Charles A. Schrock	71,712	4,992,589
James F. Schott	8,101	563,992
Lawrence T. Borgard	23,225	1,616,925
Phillip M. Mikulsky	15,036	1,046,806
Mark A. Radtke	39,530	2,752,079
Linda M. Kallas	12,692	883,617
William J. Guc	7,426	516,998
William D. Laakso	10,793	751,409
Jodi J. Caro	9,730	677,403
Daniel J. Verbanac	14,204	988,882
Charles A. Cloninger	8,987	625,675
William E. Morrow	10,051	699,751
Directors
William J. Brodsky	3,914	272,493
Albert J. Budney, Jr.	3,700	257,594
Ellen Carnahan	2,265	157,689
Michelle L. Collins	200	13,924
Kathryn M. Hasselblad-Pascale	4,945	344,271
John W. Higgins	0	0
Paul W. Jones	2,200	153,164
Holly Keller Koeppel	0	0
Michael E. Lavin	5,378	374,416
William F. Protz, Jr.	156,418	10,889,821

  Treatment of Integrys Stock Options, RSUs and Deferred Stock Units

        Upon completion of the merger, outstanding Integrys equity awards, including Integrys stock options, Integrys Time-Based RSUs, Integrys Performance-Based RSUs and Integrys Deferred Stock Units, in each case, whether vested or unvested, will be cancelled. In connection with the merger:

  •
  Each Integrys stock option that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys stock option multiplied by the excess of the equity award consideration over the exercise price per share of such Integrys stock option (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys stock option award agreement and less any applicable withholding taxes);

  •
  Each Integrys Time-Based RSU that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys Time-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Time-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys Time-Based RSU award agreement and less any applicable withholding taxes);

  •
  Each Integrys Performance-Based RSU that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will vest (i) at the greater of the applicable target performance level and the projected actual performance level, if the completion of the merger occurs prior to the completion of the performance period applicable to such Integrys Performance-Based RSU or (ii) at the performance level determined in accordance with the terms of the Performance-Based RSU award agreement, if the completion of the merger occurs on or following the completion of the performance period applicable to such Integrys Performance-Based RSU, and in either case, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the vested portion of the Integrys Performance-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Performance-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys Performance-Based RSU award agreement and less any applicable withholding taxes); and

  •
  Each outstanding Integrys Deferred Stock Unit, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to such Integrys Deferred Stock Unit immediately prior to the completion of the merger multiplied by the equity award consideration, together with any dividends credited to such Integrys Deferred Stock Unit and less any applicable withholding taxes, payable in accordance with the terms of the DCP.

        The table below sets forth, for each Integrys executive officer and director, (i) the number of Integrys stock options (both vested and unvested), (ii) the number of Integrys Time-Based RSUs and Integrys Performance-Based RSUs (assuming the achievement of performance conditions at target level) and (iii) the number of Integrys Deferred Stock Units, each held by such executive officers and directors as of June 30, 2014, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus. The table below also sets forth the total amount, per individual, payable in respect of such Equity-Based Awards on the closing date, with such amounts calculated by multiplying the number of Integrys stock options by the excess, if any, of the equity award consideration over the exercise price per share of Integrys common stock, and by multiplying the number of Integrys Time-Based RSUs, Integrys Performance-Based RSUs and Integrys Deferred Stock Units by the equity award consideration. For purposes of this table, the equity award consideration is assumed to equal $69.62, the average closing market price of Integrys common stock on the NYSE over the first five business days following the first public announcement of the transaction on June 23, 2014.

        The equity award consideration depends on the per share price of Wisconsin common stock prior to the closing date (which is not determinable at this time) and therefore the actual equity award consideration may be different from the estimated equity award consideration. The amounts shown do not include any Integrys Time-Based RSUs and Integrys Performance-Based RSUs that are expected to vest pursuant to their terms between June 30, 2014 and June 22, 2015 (the end date, as described above in "Termination of the Merger Agreement; Termination Fees" beginning on page 22). Instead, such awards are included in the table above in "—Consideration Payable for Shares in the Merger" beginning on page 91. The amounts shown do not attempt to forecast any grants, dividends, additional deferrals or forfeitures of Equity-Based Awards following the date of this joint proxy statement/prospectus. Depending on when the closing date occurs, certain Equity-Based Awards shown in the table may vest in accordance with their terms. Pursuant to the terms of the original award agreements, any executive officer who has attained age 62, or age 55 and completed 10 years of service, would remain entitled to retain his or her Equity-Based Awards, whether or not vested, in the event of such executive officer's termination of employment, regardless of whether the merger transaction occurs.

	Integrys Equity Awards
Name	Vested and Unvested Stock Options (#)	RSUs (#)	Deferred Stock Units (#)	Amount ($)
Executive Officers
Charles A. Schrock	554,924	69,967	105,800	23,580,352
James F. Schott	76,484	14,424	6,528	2,791,056
Lawrence T. Borgard	166,362	33,480	29,865	7,049,587
Phillip M. Mikulsky	46,084	17,584	35,807	4,410,093
Mark A. Radtke	93,303	17,233	28,707	4,854,458
Linda M. Kallas	28,423	4,802	0	812,061
William J. Guc	18,077	4,472	4,738	928,574
William D. Laakso	34,230	6,423	3,729	1,309,117
Jodi J. Caro	51,136	11,869	0	1,767,116
Daniel J. Verbanac	61,904	14,676	28,554	4,042,143
Charles A. Cloninger	27,678	6,520	5,048	1,256,703
William E. Morrow	9,782	3,960	0	421,436
Directors
William J. Brodsky	0	0	36,225	2,521,985
Albert J. Budney, Jr.	0	0	20,611	1,434,938
Ellen Carnahan	0	0	29,886	2,080,663
Michelle L. Collins	0	0	9,069	631,384
Kathryn M. Hasselblad-Pascale	0	0	26,290	1,830,310
John W. Higgins	0	0	14,003	974,889
Paul W. Jones	0	0	4,953	344,828
Holly Keller Koeppel	0	0	5,853	407,486
Michael E. Lavin	0	0	14,003	974,889
William F. Protz, Jr.	0	0	37,226	2,591,674

  Deferred Compensation Plan

        Pursuant to the DCP, certain key employees and nonemployee directors may defer payment of a portion of their compensation or fees to a deferral account on a pre-tax basis. Compensation is generally deferred in the form of cash and is indexed to certain investment options or units of Integrys common stock.

        In connection with the execution of the merger agreement, Integrys has and will continue to make periodic contributions to the rabbi trust associated with the DCP, pursuant to its terms, in an amount sufficient to satisfy the actuarial present value of obligations under the DCP.

  Pension Restoration and Supplemental Retirement Plan

        Pursuant to the SERP, certain Integrys executive officers are entitled to receive nonqualified supplemental retirement benefits that provide income replacement which, when taking into account other retirement benefits provided to the executive, ensures that the executive will receive a retirement benefit of 60 percent of his or her final average pay (calculated to include both base salary and short-term incentive compensation payments over the last 36 months or the 3 preceding years, whichever is higher). To qualify for the full supplemental retirement benefit, the executive must have completed 15 years of service and retired or terminated employment after age 62. Reduced benefits are payable if the executive has attained age 55 and completed 10 years of service at retirement or termination of employment.

        Under the terms of the SERP, in the event an executive is terminated by Integrys without "cause" (as defined in the SERP) or resigns for "good reason" (as defined below under "—Individual Employment Arrangements and Executive Change in Control Severance Plan") following completion of the merger and prior to the second anniversary thereof, if the executive is eligible to participate in the SERP but is not yet eligible for a supplemental retirement benefit thereunder, such executive will nevertheless be entitled to a supplemental retirement benefit if such executive has a vested benefit under the Integrys pension plan and has completed five or more years of credited service as of the date of such executive's termination.

        Mr. Borgard, Mr. Radtke and Mr. Verbanac participate in the SERP and have not yet attained age 55.

  Individual Employment Arrangements and Executive Change in Control Severance Plan

        Each of Integrys' executive officers is either party to an Employment and Severance Agreement with Integrys, which we refer to collectively as the Executive Agreements, or a participant in Integrys' Executive Change in Control Severance Plan, which we refer to as the Change in Control Plan. Both the Executive Agreements and the Change in Control Plan provide enhanced benefits in the event an executive officer experiences a qualifying termination in conjunction with the completion of a transaction such as the merger. Mr. Mikulsky's Executive Agreement expired pursuant to its terms upon his attainment of normal retirement age, and was renewed in connection with the merger.

        The Executive Agreements and the Change in Control Plan generally provide that, in the event the executive is terminated by Integrys without "cause" (as defined below) or resigns for "good reason" (as defined below) following completion of the merger and prior to the second anniversary thereof, subject to the executive officer's execution and non-revocation of a release of claims in favor of Integrys he or she will be paid a lump sum cash amount (less any required withholding taxes) equal to the sum of (i) the executive officer's applicable severance multiple times the sum of such executive's annual base salary during the 180-day period prior to completion of the merger and the greater of such executive officer's target annual incentive award for the year of termination or the year in which the merger occurred, payable in a lump sum on the last business day of the seventh month following the month in which the executive's termination of employment occurs, and (ii) an amount equal to the greater of the actual incentive award the executive officer would be entitled to for the year of termination or the prorated target annual incentive award, payable at the same time as annual incentive awards are normally paid. The severance multiple for Messrs. Schrock, Radtke, Borgard and Verbanac is 2.99; the severance multiple for Messrs. Laakso, Schott, Cloniger, Mikulsky and Morrow and Ms. Caro is 2.0 and the severance multiple for Mr. Guc and Ms. Kallas is 1.0.

        In addition, each executive would also be entitled to reimbursement for limited outplacement assistance, continued welfare benefits (ranging from one to two years following the completion of the merger or the date on which the executive has attained age 65 (other than Mr. Mikulsky) or obtained comparable coverage under a new employer, if earlier) and limited reimbursement for fees and expenses of consultants and/or legal or accounting advisors engaged by the executive to advise as to matters related to the Executive Agreements or the Change in Control Plan, as applicable.

        Under the Executive Agreements and the Change in Control Plan, in the event the executive's employment is terminated without cause and the completion of the merger occurs within 180 days after the executive's termination, then, for all purposes, such termination will be deemed a qualifying termination and will entitle the executive to the severance and benefits described above unless Integrys determines that such termination (i) was not at the request of Wisconsin Energy or (ii) would not have otherwise arisen in connection with or in anticipation of the completion of the merger.

        For purposes of the Executive Agreements and the Change in Control Plan, "cause" is generally defined as the occurrence of any of the following events: (i) the executive engaging in intentional conduct not taken in good faith that has caused demonstrable and serious financial injury to Integrys and/or a subsidiary, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative; (ii) conviction of a felony (as evidenced by binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion of all rights of appeal) which substantially impairs the executive's ability to perform his duties or responsibilities; and (iii) continuing willful and unreasonable refusal by the executive to perform the executive's duties or responsibilities (unless such duties or responsibilities are significantly changed without the executive's consent).

        For purposes of the Executive Agreements and the Change in Control Plan, "good reason" is generally defined as: (i) any breach of the Executive Agreements or the Change in Control Plan by Integrys, including, specifically, any breach by Integrys of its agreements contained in the sections regarding duties, compensation and annual compensation adjustments; (ii) the removal of the executive from, or any failure to reelect or reappoint the executive to, any of the positions held with Integrys or the employer on the date of the completion of the merger or any other positions with Integrys or the employer to which the executive will thereafter be elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to the termination by Integrys of the executive's employment for Cause or by reason of disability; (iii) a good faith determination by the executive that there has been a significant adverse change, without the executive's written consent, in the executive's working conditions or status with Integrys or the employer from such working conditions or status in effect at any time during the 180-day period immediately prior to the completion of the merger, including but not limited to a significant change in the nature or scope of the executive's authority, powers, functions, duties or responsibilities; or (iv) failure by Integrys to obtain a successor's assumption of the obligations under the Executive Agreements and the Change in Control Plan.

        Each of the executive officers are subject to a reduction of their payments under the Executive Agreements or the Change in Control Plan if such payments are subject to the golden parachute excise tax under Section 4999 of the Code to the extent such reduction would result in the executive retaining a greater after-tax amount of such payments.

        Each of the executive officers is also subject to one-year post-termination non-solicitation and non-competition covenants under the Executive Agreements and Change in Control Plan.

  New Management Arrangements

        As of the date of this joint proxy statement/prospectus, there are no employment, equity contribution or other agreement, arrangement or understanding between any Integrys executive officer or director, on the one hand, and Integrys or Wisconsin Energy, on the other hand. The merger is not conditioned upon any executive officer or director of Integrys entering into any such agreement, arrangement or understanding.

  Golden Parachute Compensation

        The following tables show the estimated amounts of payments and benefits that each executive officer of Integrys would receive in connection with the merger, assuming the consummation of the merger occurred on June 22, 2015 (the end date, as defined in "The Merger Agreement—Termination of the Merger Agreement—Termination Rights" beginning on page 136) and the employment of the executive officer was terminated without "cause" on such date.

        The first table below, entitled "Potential Change-in-Control Payments to Named Executive Officers", along with its footnotes, sets forth the information required by Item 401(t) of Regulation S-K regarding the compensation payable to Integrys' chief executive officer, chief financial officer and three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement, each, which we refer to as a named executive officer, which compensation is subject to an advisory vote of Integrys' shareholders, as described below in "Integrys Proposals—Item 2. The Merger-Related Compensation Proposal" beginning on page 152.

        The second table below, entitled "Potential Change-in-Control Payments to Other Executive Officers", along with its footnotes, shows the compensation payable to Integrys' other executive officers and is not subject to an advisory vote.

        The calculations in the tables below do not include amounts the Integrys executive officers were already entitled to receive or vested as of the date hereof or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of Integrys.

Potential Change in Control Payments to Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Pension(3)	Total ($)(4)
Named Executive Officers
Charles A. Schrock	6,292,906	6,821,960	0	13,114,866
James F. Schott	1,644,800	1,427,517	0	3,072,317
Lawrence T. Borgard	3,493,300	3,141,008	2,991,224	9,625,532
Phillip M. Mikulsky	1,681,957	1,627,879	0	3,309,836
Mark A. Radtke	2,209,026	1,595,360	1,212,124	5,016,510

(1)
As described above in "—Individual Employment Arrangements and Executive Change in Control Severance Plan", the cash payments to the named executive officers consist of the sum of (i) the named executive officer's applicable severance multiple (2.99 in the case of Messrs. Schrock, Borgard and Radtke, or 2.0 in the case of Messrs. Schott and Mikulsky) times the sum of his annual base salary and target annual incentive award for the year of termination and (ii) an amount equal to the greater of the actual incentive award for the year of termination to which the named executive officer is entitled or the named executive officer's prorated target annual incentive award. In addition, each named executive officer would also be entitled to reimbursement outplacement assistance not to exceed 15 percent of the named executive officer's annual base salary, continued welfare benefits (until the earlier of the second anniversary of the completion of the merger, the named executive officer's attainment of age 65 (other than Mr. Mikulsky) or the date on which the named executive officer has obtained comparable coverage under a new employer) and reimbursement of up to $10,000 for legal, consulting and/or accounting fees. Any amounts shown above that are subject to the golden parachute excise tax under Section 4999 of the Code may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.

The above payments are "double-trigger" in nature as they will only be payable in the event of a termination of employment without cause or for good reason following the completion of the merger, or in the event of a termination without cause in anticipation of the completion of the merger, as described above, The amounts shown in this column are based on the compensation and benefit levels in effect on August 5, 2014, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above.

  The cash payments described in this column (1) include the following components:

Name	Multiple of Base Salary and Annual Incentive Award ($)	Prorated Target Annual Incentive Award ($)	Cost of Certain Benefits ($)	Reimbursement for Outplacement Services and Fees ($)	Total ($)
Named Executive Officers
Charles A. Schrock	5,640,958	471,652	28,800	151,496	6,292,906
James F. Schott	1,408,000	132,000	28,800	76,000	1,644,800
Lawrence T. Borgard	3,139,500	225,000	28,800	100,000	3,493,300
Phillip M. Mikulsky	1,440,576	135,054	28,800	77,527	1,681,957
Mark A. Radtke	1,983,638	124,392	28,800	72,196	2,209,026
(2)
As described above in "—Treatment of Integrys Stock Options, RSUs and Deferred Stock Units", the equity amounts consist of the accelerated vesting and cash-out of unvested Integrys stock options, Integrys Time-Based RSUs, Integrys Performance-Based RSUs (assuming the achievement of performance conditions at target level) and Integrys Deferred Stock Units. The amount shown is based on the number of such Equity-Based Awards held by each named executive officer as of June 30, 2014, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus. The amounts shown do not include any such awards that are expected to vest pursuant to their terms between such date and June 22, 2015, and do not attempt to forecast any grants, dividends, additional deferrals or forfeitures of Equity-Based Awards following the date of this joint proxy statement/prospectus. Depending on when the closing date occurs, certain Equity-Based Awards will vest in accordance with their terms. For purposes of this column, the equity award consideration is assumed to equal $69.62, the average closing market price of Integrys common stock on the NYSE over the first five business days following the first public announcement of the transaction on June 23, 2014 and therefore the amounts shown above may be different than the actual amounts the executives will be entitled to receive. Pursuant to the terms of the original award agreements, any named executive officer who has attained age 62, or age 55 and completed 10 years of service, would remain entitled to retain his Equity-Based Awards, whether or not vested, in the event of his termination of employment, regardless of whether the merger transaction occurs.

The above payments are "single-trigger" in nature as they will become payable immediately upon the completion of the merger, (or, in the case of Integrys Deferred Stock Units, will vest on the closing date and will become payable in accordance with their terms) whether or not employment is terminated.

For a description of the treatment of vested Integrys Equity-Based Awards held by Integrys executive officers and directors, please see the section above under "—Treatment of Integrys Stock Options, RSUs and Deferred Stock Units" beginning on page 92.

  The equity payments described in this column (2) include the following components:

	Integrys Equity Awards
Name	Unvested Stock Options ($)	Unvested RSUs ($)	Unvested Deferred Stock Units ($)	Total ($)
Named Executive Officers
Charles A. Schrock	1,691,731	4,871,103	259,126	6,821,960
James F. Schott	333,717	1,004,199	89,601	1,427,517
Lawrence T. Borgard	776,504	2,330,878	33,626	3,141,008
Phillip M. Mikulsky	403,681	1,224,198	0	1,627,879
Mark A. Radtke	395,599	1,199,761	0	1,595,360
(3)
As described above in the sections entitled "—Pension Restoration and Supplemental Retirement Plan", the nonqualified pension payments to the named executive officers consist of additional service credit for purposes of vesting in supplemental retirement benefits under the SERP.

The above payments are "double-trigger" in nature as they will only be payable in the event of a termination of employment without cause or for good reason following the completion of the merger, or in the event of a termination without cause in anticipation of the completion of the merger. The amounts shown in this column are based on the compensation and benefit levels in effect on August 5, 2014, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus; therefore, if compensation and benefit levels are increased after such date, actual payments to an executive officer may be greater than those provided for above.

The amounts shown in this column do not include any amounts previously accrued and vested under the DCP.

(4)
The amounts in this column represent the total of all compensation in columns (1), (2) and (3).

The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts, respectively, for each named executive officer are as follows:

Name	Single-Trigger Payments ($)	Double-Trigger Payments ($)
Named Executive Officers
Charles A. Schrock	6,821,960	6,292,906
James F. Schott	1,427,517	1,644,800
Lawrence T. Borgard	3,141,008	6,484,524
Phillip M. Mikulsky	1,627,879	1,681,957
Mark A. Radtke	1,595,360	3,421,150

Potential Change in Control Payments to Other Executive Officers

Name	Cash ($)(5)	Equity ($)(6)	Pension ($)(7)	Total ($)(8)
Other Executive Officers
Linda M. Kallas	475,735	441,130	0	916,865
William J. Guc	441,837	413,946	0	855,783
William D. Laakso	1,085,320	678,125	0	1,763,445
Jodi J. Caro	1,425,800	1,084,064	0	2,509,864
Daniel J. Verbanac	1,961,526	1,413,451	1,077,976	4,452,953
Charles A. Cloninger	986,866	625,233	0	1,612,099
William E. Morrow	988,550	365,629	0	1,354,179

(5)
As described above in "—Individual Employment Arrangements and Executive Change in Control Severance Plan", the cash payments to the other executive officers consist of the sum of (i) the executive officer's applicable severance multiple (2.99 in the case of Mr. Verbanac, 2.0 in the case of Messrs. Laakso, Morrow and Cloninger and Ms. Caro, or 1.0 in the case of Mr. Guc and Ms. Kallas) times the sum of his or her annual base salary and target annual incentive award for the year of termination and (ii) an amount equal to the greater of the actual incentive award the executive officer is entitled to for the year of termination or the executive's prorated target annual incentive award. In addition, each executive would also be entitled to reimbursement outplacement assistance not to exceed 15 percent of the executive's annual base salary, continued welfare benefits (until the earlier of the second anniversary of the completion of the merger (or the first anniversary of the completion of the merger, in the case of Mr. Guc and Ms. Kallas), the executive's attainment of age 65 or the date on which the executive has obtained comparable coverage under a new employer and reimbursement of up to $10,000 for legal, consulting and/or accounting fees. Any amounts shown above that are subject to the golden parachute excise tax under Section 4999 of the Code may be subject to reduction to the extent such reduction would result in the executive officer retaining a greater after-tax amount of such payment.

The above payments are "double-trigger" in nature, as they will only be payable in the event of a termination of employment without cause or for good reason following the completion of the merger or in the event of a termination without cause in anticipation of the completion of the merger. The amounts shown in this column are based on the compensation and benefit levels in effect on August 5, 2014, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above.

The cash payments described in this column (5) include the following components:

Name	Multiple of Base Salary and Annual Incentive Award ($)	Prorated Target Annual Incentive Award ($)	Cost of Certain Benefits ($)	Reimbursement for Outplacement Services and Fees ($)	Total ($)
Other Executive Officers
Linda M. Kallas	361,068	51,581	14,400	48,686	475,735
William J. Guc	333,950	47,707	14,400	45,780	441,837
William D. Laakso	923,400	76,950	28,800	56,170	1,085,320
Jodi J. Caro	1,216,000	114,000	28,800	67,000	1,425,800
Daniel J. Verbanac	1,757,417	110,206	28,800	65,103	1,961,526
Charles A. Cloninger	839,509	65,134	28,800	53,423	986,866
William E. Morrow	841,000	65,250	28,800	53,500	988,550
(6)
As described above in "—Treatment of Integrys Stock Options, RSUs and Deferred Stock Units", the equity amounts consist of the accelerated vesting and cash out of unvested Integrys stock options, Integrys Time-Based RSUs, Integrys Performance-Based RSUs (assuming the achievement of performance conditions at target level) and Integrys Deferred Stock Units. The amount shown is based on the number of such Equity-Based Awards held by each named executive officer as of June 30, 2014, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus. The amounts shown do not include any such awards that are expected to vest pursuant to their terms between such date and June 22, 2015, and do not attempt to forecast any grants, dividends, additional deferrals or forfeitures of Equity-Based Awards following the date of this joint proxy statement/prospectus. Depending on when the closing date occurs, certain Equity-Based Awards will vest in accordance with their terms. For purposes of this column, the equity award consideration is assumed to equal $69.62, the average closing market price of Integrys common stock on the NYSE over the first five business days following the first public announcement of the transaction on June 23, 2014. Pursuant to the terms of the original award agreements, any executive officer who has attained age 62, or age 55 and completed 10 years of service, would remain entitled to retain his or her Equity-Based Awards, whether or not vested, in the event of his or her termination of employment, regardless of whether the merger transaction occurs.

  The above payments are "single-trigger" in nature as they will become payable immediately upon the completion of the merger, (or in the case of Integrys Deferred Stock Units, will become vested on the closing date and will become payable in accordance with their terms) whether or not employment is terminated.

  For a description of the treatment of vested Integrys Equity-Based Awards held by Integrys executive officers and directors, please see the section above under "—Treatment of Integrys Stock Options, RSUs and Deferred Stock Units" beginning on page 92.

  The equity payments described in this column (6) include the following components:

	Integrys Equity Awards
Name	Unvested Stock Options ($)	Unvested RSUs ($)	Unvested Deferred Stock Units ($)	Total ($)
Other Executive Officers
Linda M. Kallas	106,815	334,315	0	441,130
William J. Guc	102,605	311,341	0	431,946
William D. Laakso	167,880	447,169	63,076	678,125
Jodi J. Caro	257,744	826,320	0	1,084,064
Daniel J. Verbanac	350,493	1,021,743	41,215	1,413,451
Charles A. Cloninger	153,836	453,922	17,475	625,233
William E. Morrow	89,934	275,695	0	365,629
(7)
As described above in the sections entitled "—Pension Restoration and Supplemental Retirement Plan", the nonqualified pension payments to the other executive officers consist of additional service credit for purposes of vesting in supplemental retirement benefits under the SERP.

The above payments are "double-trigger" in nature as they will only be payable in the event of a termination of employment without cause or for good reason following the completion of the merger or in the event of a termination without cause in anticipation of the completion of the merger. The amounts shown in this column are based on the compensation and benefit levels in effect on August 5, 2014, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus; therefore, if compensation and benefit levels are increased after such date, actual payments to an executive officer may be greater than those provided for above.

The amount shown in this column do not include any amounts previously accrued and vested under the DCP.

(8)
The amounts in this column represent the total of all compensation in columns (5), (6) and (7).

  The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts, respectively, for each executive officer are as follows:

Name	Single-Trigger Payments ($)	Double-Trigger Payments ($)
Other Executive Officers
Linda M. Kallas	441,130	475,735
William J. Guc	413,946	441,837
William D. Laakso	678,125	1,085,320
Jodi J. Caro	1,084,064	1,425,800
Daniel J. Verbanac	1,413,451	3,039,502
Charles A. Cloninger	625,233	986,866
William E. Morrow	365,629	988,550

Accounting Treatment

        Wisconsin Energy prepares its financial statements in accordance with accounting principles generally accepted in the United States. The merger will be accounted for by applying the acquisition method, which requires the determination of the acquiror, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any. The accounting guidance for business combinations, which we refer to as ASC 805, provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

        Based on current Wisconsin Energy board members representing a majority of the board of directors of the combined company, as well as the terms of the merger, with Integrys shareholders receiving a premium (as of closing on the last full trading date preceding the merger announcement) over the fair market value of their shares on such date, Wisconsin Energy is considered to be the acquiror of Integrys for accounting purposes. This means that Wisconsin Energy will allocate the purchase price to the fair value of Integrys' assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill.

Regulatory Approvals Required for the Merger

  General

        To complete the merger, there are certain filings, notices and waiting periods required in order for Wisconsin Energy and Integrys to obtain required authorizations, approvals or consents from a number of federal and state public utility, antitrust, and other regulatory authorities. These include authorizations, approvals or consents from, or notifications to, the FERC, the FCC, the PSCW, the ICC, the MPSC, and the MPUC. Integrys' subsidiary, Minnesota Energy Resources Corporation, which we refer to as MERC, has also filed a notice with the MPUC and, should the MPUC determine that it has jurisdiction, MERC will be requesting approval. The transaction is also subject to the notification, clearance and reporting requirements under the HSR Act. We are not currently aware of any other material governmental filings, authorizations, approvals or consents that are required prior to their completion of the merger.

        Wisconsin Energy and Integrys currently anticipate completing the merger during the second half of 2015. Although Wisconsin Energy and Integrys believe that they will receive the required authorizations, approvals and consents described below to complete the merger within that time frame, there can be no assurance as to the precise timing of or the ultimate ability of Wisconsin Energy and Integrys to obtain such authorizations, approvals or consents (or any additional authorizations, approvals or consents which may otherwise become necessary). Nor can there be assurance that such authorizations, approvals or consents will be obtained on terms and subject to conditions satisfactory to Wisconsin Energy and Integrys.

        The following is a brief summary of required federal and state regulatory filings/approvals related to the merger.

  Hart-Scott-Rodino Act

        The merger is subject to the requirements of the HSR Act, and the rules and regulations promulgated thereunder, which provide that certain acquisition transactions may not be completed until required information has been furnished to the U.S. Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and until certain waiting periods have been terminated or have expired. Wisconsin Energy and Integrys expect to file their required HSR notification and report forms with the DOJ and FTC during the third quarter of 2014.

        The HSR Act requires the parties to observe a 30-day waiting period after the submission of their HSR filings before consummating their transaction, unless the waiting period is terminated early by the DOJ and FTC. The initial 30-day waiting period can be extended if the DOJ or the FTC issues a Request for Additional Information and Documentary Material, which we refer to as a Second Request, to Wisconsin Energy and Integrys. A Second Request is a request that the parties to a merger or acquisition provide the DOJ or FTC with information, documents and data that allows the agency to further consider whether the proposed transaction violates the federal antitrust laws. The issuance of a Second Request extends the required waiting period to consummate the transaction for an additional 30 days, measured from the time both Wisconsin Energy and Integrys certify that they have complied with the Second Request, unless that waiting period is earlier terminated by the DOJ or FTC, as applicable.

        The expiration or earlier termination of any HSR Act waiting period would not preclude the DOJ or the FTC from challenging the merger on antitrust grounds or from seeking to preliminarily or permanently enjoin the proposed merger. Neither Wisconsin Energy nor Integrys believes that the merger will violate federal antitrust laws, but there can be no guarantee that the DOJ or the FTC will not take a different position. If the merger is not completed within 12 months after the expiration or early termination of the applicable HSR Act waiting period, Wisconsin Energy and Integrys will be required to submit new information to the DOJ and the FTC, and a new HSR Act waiting period will have to expire or be granted early termination before the merger could be completed.

  Federal Power Act

        Wisconsin Energy and Integrys are diversified energy holding companies, each having subsidiaries deemed to be public utilities subject to the jurisdiction of the FERC under the Federal Power Act, which we refer to as the FPA. Section 203 of the FPA requires prior authorization from FERC for certain types of corporate transactions including those resulting in the direct or indirect change of control over a FERC jurisdictional public utility and the acquisition of the securities of a holding company in a holding company system that includes an electric utility company or the merger or consolidation of such a holding company with another holding company that owns an electric utility company. As described above, the merger will be accomplished through a two-step transaction whereby Integrys (and its public utility subsidiaries) will become wholly owned subsidiaries of Wisconsin Energy. Thus, the merger will result in an indirect change of control over the public utility subsidiaries of Integrys (WPS and UPPCO, if the pending sale of UPPCO to an unaffiliated third party has not been completed by the completion of the merger) and the acquisition of the securities of a holding company (Integrys) that owns electric utility companies and consequently, will require prior approval by FERC under Section 203 of the FPA.

        FERC must authorize a merger or transaction under Section 203 of the FPA if it finds that the merger or transaction is consistent with the public interest. FERC has stated that, in analyzing a merger or transaction, it will evaluate the following criteria:

  •
  the effect of the merger or transaction on competition in wholesale electric power markets;

  •
  the effect of the merger or transaction on the applicants' FERC-jurisdictional ratepayers; and

  •
  the effect of the merger or transaction on state and federal regulation of the applicants.

        In addition, in accordance with the Energy Policy Act of 2005, FERC also must find that the merger or transaction will not result in the cross-subsidization by public utility subsidiaries of other subsidiaries or improper encumbrances or pledges of utility assets and, if such cross-subsidization or encumbrances were to occur, whether they are consistent with the public interest.

        FERC will review the foregoing factors to determine whether the merger or transaction is consistent with the public interest. If FERC finds that the merger or transaction would adversely affect competition in wholesale electric power markets, rates for transmission or the wholesale sale of electric energy, or regulation, or that the merger or transaction would result in cross-subsidies or improper encumbrances that are not consistent with the public interest, it may impose remedial conditions intended to mitigate such effects or it may decline to authorize the merger or transaction.

        In the event FERC chooses to impose remedial conditions, Wisconsin Energy and Integrys would then review such conditions in light of the requirements imposed under the merger agreement. Based on FERC precedent, Wisconsin Energy and Integrys believe that the merger should satisfy FERC's merger guidelines as well as its standards regarding cross-subsidization and encumbrances, and that any mitigation conditions imposed by FERC would not have a material adverse effect of the type described by the merger agreement that would permit either company to refuse to accept such conditions. However, there can be no guarantee that FERC will agree with the parties' characterization of FERC precedent or that FERC will not change its analytic framework in a manner adverse to the parties.

        Wisconsin Energy, Integrys and their respective public utility subsidiaries plan to file their application for approval of the merger under Section 203 during the third quarter of 2014. As part of their application, the parties will submit a detailed market power analysis demonstrating that the merger does not raise any significant competitive concerns under FERC's merger guidelines. The application also will demonstrate that the merger satisfies the other criteria considered by FERC in its review. We expect FERC will notice the application for public comment and that third parties will be given 60 days to file comments to or protests of the application.

        FERC is required to rule on a completed merger application not later than 180 days from the date on which the completed application is filed. Such a ruling could either approve or deny the application. FERC may, however, for good cause, issue an order extending the time for its consideration of the merger application by an additional 180 days. If no order is issued within the statutory deadline, then the transaction is deemed to be approved. We expect that FERC will approve the merger within the initial 180-day review period without an evidentiary hearing. However, there is no guarantee that FERC will approve the merger or that it will not extend the time period for its review or not impose remedial conditions on its approval that are unacceptable to the parties in light of the requirements imposed under the merger agreement.

        Aside from the required authorization under Section 203 of the FPA, the merger may require the parties to prepare and submit certain filings under Sections 204 and 205 of the FPA related to financings and market-based rate authorizations of their public utility subsidiaries. None of these filings is a required regulatory approval for completing the merger.

  Federal Communications Commission (FCC)

        Under FCC regulations implementing provisions of the Communications Act of 1934, as amended, an entity holding private radio licenses for internal communications purposes generally must obtain the approval of the FCC before the direct or indirect transfer of control or assignment of those licenses. Subsidiaries of Wisconsin Energy and Integrys hold certain FCC licenses for private internal communications and, thus, must obtain prior FCC approval to assign or transfer indirect control of those licenses. The parties believe they will be able to obtain the required FCC approvals.

  State Regulatory Approvals

        The merger is subject to the approval of the PSCW, the ICC and the MPSC, and a notice and information filing with the MPUC, and the approval of the MPUC if it determines it has jurisdiction. The following subheadings contain a brief description of the relevant state regulatory approval requirements for the completion of the merger. While the parties believe they will be able to obtain the required approvals as described below, there is no assurance that the relevant jurisdictions will approve the merger or that such approvals will not include terms, conditions or restrictions that are unacceptable to the parties in light of the requirements imposed under the merger agreement.

  Public Service Commission of Wisconsin (PSCW)

        Under the takeover provisions of the Wisconsin public utility holding company law, prior approval of the PSCW is required for the direct or indirect acquisition of more than 10 percent of the outstanding voting securities of a public utility holding company, with the unconditional power to vote those shares. A holding company is defined as any company that owns or controls (directly or indirectly) more than 5 percent of the voting shares of a public utility.

        The electric and gas utility subsidiaries of Wisconsin Energy and one such Integrys subsidiary are public utilities and Integrys and Wisconsin Energy are holding companies subject to regulation by the PSCW. Wisconsin Energy is also seeking approval of certain affiliated interest agreements. Therefore, Wisconsin Energy will require PSCW approval for the transactions contemplated under the merger agreement whereby Wisconsin Energy will acquire 100 percent of the voting shares of Integrys and Integrys and its public utility subsidiaries will become indirect, wholly owned subsidiaries within the Wisconsin Energy holding company system. Wisconsin Energy filed an application for PSCW approval of the merger on August 6, 2014. Under Wisconsin law, in order to approve the merger, the PSCW must find that the proposed transaction is "in the best interests of utility consumers, investors, and the public." The parties believe that the time needed for completing PSCW action on the merger application will be approximately 5-8 months from the date of filing.

  Michigan Public Service Commission (MPSC)

        Under the provisions of Michigan's public utility law and MPSC regulations governing mergers and acquisitions, prior approval by the MPSC is required for any person to, "acquire, control, or merge, directly or indirectly, in whole or in part, with a jurisdictional regulated utility . . . ." Michigan's public utility law also provides that, "a jurisdictional regulated utility [shall not] sell, assign, transfer, or encumber its assets to another person without first applying to and receiving the approval of the commission." Certain of the electric utility subsidiaries of Wisconsin Energy and certain of the electric and gas utility subsidiaries of Integrys are subject to regulation by the MPSC regarding retail utility service in Michigan. Thus, the parties will require MPSC approval for the transactions contemplated under the merger agreement whereby Integrys and its utility subsidiaries will become wholly owned subsidiaries of Wisconsin Energy.

        In considering a proposed transaction, Michigan law requires that the MPSC consider "among other[s]," five specific factors:

            (i)  Whether the proposed action would have an adverse impact on the rates of the customers affected by the acquisition, transfer, merger, or encumbrance.

           (ii)  Whether the proposed action would have an adverse impact on the provision of safe, reliable, and adequate energy service in the state.

          (iii)  Whether the action will result in the subsidization of a nonregulated activity of the new entity through the rates paid by the customers of the jurisdictional regulated utility.

          (iv)  Whether the action will significantly impair the jurisdictional regulated utility's ability to raise necessary capital or to maintain a reasonable capital structure.

           (v)  Whether the action is otherwise inconsistent with public policy and interest.

        Additionally, the MPSC will review the parties' application, and its supporting testimony and exhibits, to determine whether it meets the requirements of its rules. In granting an order approving a proposed merger, the MPSC may impose reasonable terms and conditions on the transaction to protect: (i) the assets of the jurisdictional regulated utility or (ii) the customers of the jurisdictional regulated utility. The jurisdictional regulated utility may reject the terms and conditions imposed by the commission and not proceed with the transaction.

        The parties filed an application for MPSC approval of the merger on August 6, 2014. Although Michigan law requires technically that the MPSC issue an order either approving or rejecting a proposed transaction within 180 days from the date an application is filed, the law is silent on whether there are any consequences if the MPSC does not act within that time frame. Michigan law does clearly state that the merger may not occur without MPSC approval.

  Illinois Commerce Commission (ICC)

        Under Illinois law, prior approval of the ICC is required for a reorganization transaction involving an Illinois public utility where "reorganization" means any transaction which, regardless of the means by which it is accomplished, results in a change in (i) the ownership of a majority of the voting capital stock of an Illinois public utility; or (ii) the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility. Integrys' Peoples Gas and North Shore gas utility subsidiaries are subject to regulation by the ICC. ATC is an Illinois transmission-only public utility, and is subject to regulation by the ICC, as well. Thus, the parties will require ICC approval for the transactions contemplated under the merger agreement whereby Wisconsin Energy will acquire ownership and control of Integrys and indirect ownership and control of its subsidiaries, as well as ownership of a majority of the voting capital stock of ATC.

        In order to approve the merger, the ICC must find that the proposed transaction satisfies the following standards:

            (i)  the proposed reorganization will not diminish the utilities' ability to provide adequate, reliable, efficient, safe and least-cost public utility service

           (ii)  the proposed reorganization will not result in the unjustified subsidization of non-utility activities by the utilities or their customers;

          (iii)  costs and facilities are fairly and reasonably allocated between utility and non-utility activities in such a manner that the ICC may identify those costs and facilities which are properly included by the utilities for ratemaking purposes;

          (iv)  the proposed reorganization will not significantly impair the utilities' ability to raise necessary capital on reasonable terms or to maintain a reasonable capital structure;

           (v)  the utilities will remain subject to all applicable laws, regulations, rules, decisions and policies governing the regulation of Illinois public utilities;

          (vi)  the proposed reorganization is not likely to have a significant adverse effect on competition in those markets over which the ICC has jurisdiction; and

         (vii)  the proposed reorganization is not likely to result in any adverse rate impacts on retail customers.

        The parties filed an application for ICC approval of the merger on August 6, 2014. The parties also requested approval of an affiliated interest agreement. Under Illinois law, the ICC must act on the merger application within 11 months of the date of the filing. The ICC may extend this date for up to three months to consider amendments to the application and reasonably unforeseeable changes in circumstances.

  Minnesota Public Utilities Commission (MPUC)

        Under Minnesota law, prior MPUC approval is required for certain transactions whereby a public utility proposes to (i) sell or acquire operating facilities or systems in Minnesota with a value in excess $100,000; (ii) merge or consolidate with another public utility operating in Minnesota; or (iii) purchase the voting shares of another public utility operating in Minnesota. Integrys' natural gas distribution utility, MERC, is a public utility subject to regulation by the MPUC.

        The parties do not believe under Minnesota law that there is any action necessary by the MPUC for the transactions contemplated under the merger agreement whereby Integrys and its Minnesota Energy Resources Corporation gas utility subsidiary would become indirect, wholly owned subsidiaries of Wisconsin Energy, which is not a Minnesota public utility. However, there is precedent in Minnesota for entities from outside the state to seek MPUC approval for transactions of this type, notwithstanding the lack of clear authority under the Minnesota Public Utilities Act.

        MERC filed a petition for notice and information regarding the merger with the MPUC on August 6, 2014. The parties do not believe that under Minnesota law that there is any action necessary by the MPUC as part of that proceeding. Although the parties believe that MPUC approval is not necessary, there is no guarantee that the MPUC will not take a different position and require approval of the transaction and a finding that the merger is consistent with the public interest, if it asserts jurisdiction. If the MPUC determines to review the merger, we anticipate that such review could reasonably be completed and an order issued within 4-6 months of the date of the filing although the regulatory approval process could take considerably longer if the application is set for an evidentiary hearing or other regulatory processes.

Treatment of Integrys' Existing Debt; Financing

        There are no financing conditions to the merger and the merger is not conditioned upon the completion of the change of control refinancing, as described herein, or obtaining the financing to fund the cash consideration payable in the merger or otherwise consummate the transactions contemplated by the merger agreement.

        In connection with the merger agreement, if Wisconsin Energy submits a written request, Integrys will commence a tender offer to purchase Integrys' 8.00% senior notes due June 1, 2016. To the extent that any of the notes are not validly tendered pursuant to that tender offer, or are tendered but then withdrawn, Integrys will make arrangements with the note holders' trustee to deliver a notice of optional prepayment for the notes, and will deposit funds with the trustee sufficient to prepay the untendered notes, in accordance with the terms of the indenture documents. This tender offer and notice of prepayment we refer to as the "change of control refinancing."

        Wisconsin Energy will assist Integrys in connection with the change of control refinancing. Amongst other things, Wisconsin Energy will prepare all of the necessary and appropriate documentation. Wisconsin Energy (or one of its subsidiaries) will also provide the amounts to fund the change of control refinancing, will reimburse Integrys' expenses, and will provide limited indemnification to Integrys and certain related parties.

        The change of control refinancing will be conditioned on completion of the merger. The merger is not conditioned on the change of control refinancing, and there are no other financing conditions to the merger.

        Under the merger agreement, Wisconsin Energy represents that it will have sufficient funds to consummate the merger and the other transactions contemplated by the merger agreement. Wisconsin Energy did not provide any commitment letters from lenders when the merger agreement was signed, but has agreed to use its reasonable best efforts to: (i) obtain the necessary funds from lenders to consummate the merger and the other transactions contemplated by the merger agreement; (ii) repay or refinance any outstanding indebtedness that becomes due and payable as a result of the merger; (iii) pay any fees and expenses required to be paid by Wisconsin Energy, merger sub and subsequent merger sub in connection with the merger and the financing; and (iv) satisfy any other payment obligations of Wisconsin Energy, merger sub or subsequent merger sub contemplated by the merger agreement.

        Integrys has agreed to cooperate with Wisconsin Energy in connection with obtaining the financing, within limits specified in the merger agreement.

        Barclays has delivered to Wisconsin Energy a "highly confident" letter with respect to securing financing for the cash consideration of the merger.

Treatment of Integrys Stock Options and Restricted Stock Units

        Upon completion of the merger, outstanding Integrys equity awards, including Integrys stock options, Integrys Time-Based RSUs, Integrys Performance-Based RSUs and Integrys Deferred Stock Units, in each case, whether vested or unvested, will be cancelled. Holders of:

  •
  Integrys stock options will be entitled to receive an amount in cash equal to (i) the excess, if any, of (A) the equity award consideration over (B) the exercise price of the stock option multiplied by (ii) the number of Integrys shares subject to the stock option immediately prior to the completion of the merger;

  •
  Integrys Time-Based RSUs will be entitled to receive an amount in cash equal to the product of (i) the equity award consideration multiplied by (ii) the number of Integrys common shares subject to time-based restricted stock units immediately prior to the completion of the merger, together with any credited dividends;

  •
  Integrys Performance-Based RSUs will be entitled to receive an amount in cash equal to the product of (i) the equity award consideration multiplied by (ii) the number of Integrys common shares subject to performance-based restricted stock units immediately prior to the completion of the merger, together with any credited dividends; and

  •
  Integrys Deferred Stock Units will be entitled to receive an amount in cash equal to the product of (i) the equity award consideration multiplied by (ii) the number of Integrys common shares subject to deferred stock units immediately prior to the completion of the merger, together with any credited dividends.

        For a more complete discussion of the treatment of Integrys Equity-Based Awards, see "The Merger Agreement—Treatment of Equity-Based Awards—Integrys Stock Options, Restricted Stock Units and Deferred Stock Units" on page 116. For further discussion of the treatment of Integrys Equity Based-Awards held by directors and executive officers of Integrys, see "The Merger—Interests of Directors and Executive Officers in the Merger—Interests of Directors and Executive Officers of Integrys in the Merger" beginning on page 89.

Dissenters' Rights

        Neither holders of Wisconsin Energy common stock nor holders of Integrys common stock will have any dissenters' rights under the Wisconsin Business Corporation Law or under Wisconsin Energy's or Integrys' articles of incorporation, respectively, in connection with the merger. Neither Wisconsin Energy nor Integrys will independently provide their respective shareholders with any such rights.

NYSE Listing of Wisconsin Energy Common Stock; Delisting and Deregistration of Integrys Common Stock

        Prior to the completion of the merger, Wisconsin Energy has agreed to use its commercially reasonable efforts to cause the shares of Wisconsin Energy to be issued in the merger to be approved for listing on the NYSE. The listing of shares of Wisconsin Energy common stock is also a condition to completion of the merger.

        If the merger is completed, Integrys common stock will cease to be listed on the NYSE and Integrys common stock will be deregistered under the Exchange Act.

        Shares of Wisconsin Energy common stock are expected to continue trading on the NYSE under the symbol "WEC" whether or not the merger is completed.

U.S. Federal Income Tax Consequences

        The following is a discussion of the U.S. federal income tax consequences of the merger to U.S. persons (as defined below) who hold Integrys common stock. For purposes of this discussion, we use the term "U.S. person" to mean a beneficial owner which is:

  •
  a citizen or individual resident of the United States;

  •
  a corporation or other entity taxable as a corporation for United States federal income tax purposes created in or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income tax without regard to its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        Holders of Integrys common stock who are not U.S. persons may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under U.S. and non-U.S. laws. The discussion applies only to shareholders who hold Integrys common stock as a capital asset within the meaning of Section 1221 of the Code. The discussion assumes that the merger will be completed in accordance with the merger agreement and as further described in this joint proxy statement/prospectus. This discussion is not a complete description of all of the consequences of the merger relevant to a particular holder, and, in particular, may not address U.S. federal income tax considerations applicable to Integrys shareholders subject to special treatment under U.S. federal income tax law, including, without limitation:

  •
  financial institutions or insurance companies;

  •
  mutual funds;

  •
  tax-exempt organizations;

  •
  pass-through entities or investors in such entities;

  •
  dealers or brokers in securities or foreign currencies;

  •
  shareholders who hold individual retirement or other tax-deferred accounts;

  •
  traders in securities who elect to apply a mark-to-market method of accounting;

  •
  shareholders who actually or constructively own 5 percent or more of the outstanding shares of Integrys common stock;

  •
  shareholders who hold Integrys common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; or

  •
  shareholders who acquired their shares of Integrys common stock pursuant to the exercise of employee stock options or otherwise as compensation.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, is an Integrys shareholder, the tax treatment of a partner in the partnership will depend upon the status of that partner and the activities of the partnership. A partner in a partnership that is an Integrys shareholder is strongly urged to consult with its own tax advisor regarding the tax consequences of the merger to it.

        In addition, tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and under state, local and foreign laws, the alternative minimum tax or under federal laws other than federal income tax laws, are not addressed in this joint proxy statement/prospectus.

        This discussion is based, and the tax opinions referred to in the following paragraphs will be based, upon the provisions of the Code, applicable Treasury Regulations, published positions of the Internal Revenue Service, which we refer to as the IRS, judicial decisions and other applicable authorities, as in effect on the date of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part or the date of the tax opinions, as the case may be. There can be no assurance that future legislative, administrative or judicial changes or interpretations, which changes or interpretations could apply retroactively, will not affect the accuracy of this discussion or the statements or conclusions set forth in the tax opinions referred to in the following paragraphs. No rulings have been or will be sought from the IRS concerning the tax consequences of the merger, and none of the tax opinions of counsel to be received in connection with the offer and the merger will be binding on the IRS or any court. As such, there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the offer and the merger described in this discussion or the tax opinions of counsel, or that any such contrary position would not be sustained.

        Tax matters are complicated, and the tax consequences of the offer and the merger to Integrys shareholders will depend on each such shareholder's particular tax situation.

        Integrys shareholders are strongly urged to consult with their own tax advisors regarding the tax consequences of the merger to them, including the effects of U.S. federal, state, local, foreign and other tax laws.

  U.S. Federal Income Tax Consequences to Integrys Shareholders

        It is a condition to the obligation of Integrys to complete the merger that Integrys receive a written opinion from Cravath, counsel to Integrys, dated as of the completion of the merger, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Wisconsin Energy to complete the merger that Wisconsin Energy receive a written opinion from Skadden, counsel to Wisconsin Energy, dated as of the completion of the merger, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Neither Integrys nor Wisconsin Energy currently intends to waive this opinion condition to its obligation to effect the merger. If either Wisconsin Energy or Integrys waives this opinion condition after this registration statement is declared effective by the SEC, and if the U.S. federal income tax consequences of the merger to Integrys shareholders have materially changed, Wisconsin Energy and Integrys will recirculate this joint proxy statement/prospectus and resolicit the votes of Wisconsin Energy stockholders and Integrys shareholders. The opinions will rely on assumptions, representations and covenants contained in representation letters of officers of Wisconsin Energy and Integrys. An opinion of counsel represents counsel's best legal judgment and is not binding on the IRS, or any court, nor does it preclude the IRS from adopting a contrary position. No ruling has been or will be sought from the IRS on the U.S. federal income tax consequences of the merger.

        Accordingly, and on the basis of the foregoing opinions, as a result of the merger qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, in general:

  •
  An Integrys common shareholder who exchanges his or her shares of Integrys common stock for cash (other than cash in lieu of a fractional share of Wisconsin Energy common stock, which will be treated as discussed below) and shares of Wisconsin Energy common stock pursuant to the offer and/or the merger will recognize gain (but will not recognize any loss), and the gain recognized will be equal to the lesser of (i) any cash received (other than cash received in lieu of a fractional share of Wisconsin Energy common stock) and (ii) the excess, if any, of (x) the sum of the cash received (including cash received in lieu of a fractional share of Wisconsin Energy common stock) and the fair market value (determined at the effective time of the merger) of the Wisconsin Energy common stock over (y) the Integrys shareholder's tax basis in the shares of Integrys common stock exchanged therefor. The amount of gain (or non-recognized loss) must be computed separately for each block of Integrys common stock (that is, stock that was purchased by the Integrys shareholder in the same transaction at the same price), and a loss realized on one block of stock may not be used to offset a gain realized on another block of stock. An Integrys shareholder to whom these rules may apply should consult his or her tax advisor regarding the manner in which gain or loss should be computed for different blocks of Integrys common stock surrendered in the transaction. Any recognized gain will generally be long-term capital gain if the shareholder's holding period for the shares of Integrys common stock surrendered is more than one year at the effective time of the initial merger.

  •
  Notwithstanding the above, if the cash received (other than cash in lieu of a fractional share of Wisconsin Energy common stock) has the effect of a distribution of a dividend, any recognized gain will be treated as a dividend to the extent of the Integrys shareholder's ratable share of earnings and profits as computed for U.S. federal income tax purposes. In general, the determination of whether any gain recognized in the offer and the merger will be treated as capital gain or dividend income will depend upon whether, and to what extent, the exchange in the merger reduces the Integrys shareholder's deemed percentage ownership interest in

    Wisconsin Energy after the merger. For purposes of this determination, an Integrys shareholder will be treated as if he or she first exchanged all of his or her shares of Integrys common stock solely for shares of Wisconsin Energy common stock and then Wisconsin Energy immediately redeemed a portion of those shares in exchange for the cash that the Integrys shareholder actually received (excluding cash in lieu of a fractional share of Wisconsin Energy common stock). In determining whether the receipt of cash has the effect of a distribution of a dividend, the Code's constructive ownership rules must be taken into account. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder who owns a small number of shares in a publicly and widely held corporation and who exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. Each Integrys shareholder should consult his or her tax advisor regarding the application of these rules.

  •
  Each Integrys shareholder's aggregate tax basis in the shares of Wisconsin Energy common stock received in the merger (including any fractional share of Wisconsin Energy common stock for which cash is received) will be the same as his or her aggregate tax basis in the Integrys common stock surrendered in the merger, increased by the amount of gain recognized (including any portion of the gain that is treated as a dividend as described above, but excluding any gain attributable to the receipt of cash in lieu of a fractional share of Wisconsin Energy common stock) and decreased by (i) any cash received (other than cash received in lieu of a fractional share of Wisconsin Energy common stock) and (ii) the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the shares of Wisconsin Energy common stock received in the merger by an Integrys shareholder will include the holding period of the shares of Integrys common stock that he or she surrendered in the merger. If an Integrys shareholder has differing tax bases and/or holding periods in respect of the shareholder's shares of Integrys common stock, the shareholder should consult with a tax advisor in order to identify the tax bases and/or holding periods of the particular shares of Wisconsin Energy common stock that the shareholder receives.

  •
  A cash payment received by an Integrys shareholder in lieu of a fractional share of Wisconsin Energy common stock generally will be treated as if the Integrys shareholder received a fractional share in the merger and then received the cash in exchange for that fractional share. As a result, such an Integrys shareholder should generally recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the basis of the Integrys common stock allocable to the fractional share. The gain or loss will be long-term capital gain or loss if the Integrys common stock is considered to have been held for more than one year at the effective time of the merger, as the case may be. The deductibility of capital losses is subject to limitations.

        Integrys shareholders who hold their Integrys common stock with differing bases or holding periods should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of Wisconsin Energy common stock received in the merger.

  Information Reporting and Backup Withholding

        Holders of Integrys common stock may be subject to information reporting and backup withholding on any cash payments they receive in the merger. Payments will not be subject to backup withholding if the shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides Wisconsin Energy or the exchange agent, as appropriate, with the shareholder's correct taxpayer identification number and completes an IRS Form W-9 or a substitute Form W-9 in which the shareholder certifies that the shareholder is not subject to backup withholding. The taxpayer identification number of an individual is his or her Social Security number.

        Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against an Integrys shareholder's U.S. federal income tax liability, provided such shareholder timely furnishes the required information to the IRS.

        The discussion of the U.S. federal income tax consequences set forth above is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. Moreover, the discussion set forth above does not address tax consequences that may vary with, or are contingent upon, individual circumstances. In addition, the discussion set forth above does not address any non-income tax or any foreign, state or local tax consequences of the merger and does not address the tax consequences of any transaction other than the merger.

 Restrictions on Sales of Shares of Wisconsin Energy Common Stock Received in the Merger

        All shares of Wisconsin Energy common stock received by Integrys shareholders in the merger will be freely tradable for purposes of the Securities Act of 1933, as amended, and the Exchange Act, except for shares of Wisconsin Energy common stock received by any Integrys shareholder who becomes an "affiliate" of Wisconsin Energy after completion of the merger.

Litigation Related to the Merger

        Since the June 23, 2014 announcement of the merger agreement, ten purported class action and/or derivative complaints have been filed in state or federal courts by the alleged shareholders of Integrys against Integrys, the individual directors of Integrys and Wisconsin Energy. Two lawsuits were filed in the Circuit Court of Milwaukee County, Wisconsin—a putative class action lawsuit captioned, Amo v. Integrys Energy Group, Inc., et al., Case No. 14CV0053562 (June 25, 2014) (the "Amo Action") and a putative class and derivative action lawsuit captioned Inman v. Schrock, et al., Case No. 14CV007289 (August 29, 2014) (the "Inman Action"). Two putative class action lawsuits were filed in Circuit Court of Cook County, Illinois captioned, Taxman v. Integrys Energy Group, Inc., et al., C.A. No. 2014CH10977 (July 1, 2014) and Curley v. Integrys Energy Group, Inc., et al., C.A. No. 2014CH11508 (July 14, 2014) (the "Illinois Actions"). Three putative class action lawsuits were filed in the Circuit Court of Brown County, Wisconsin: Rubin v. Integrys Energy Group, Inc.,  et al., Case No. 14CV942 (June 27, 2014); Blachor v. Integrys Energy Group, Inc., et al., Case No. 14CV987 (July 8, 2014); Albera v. Integrys Energy Group, Inc., et al., Case No. 2014CV1014 (July 11, 2014) (the "Brown County Actions"). Three lawsuits were filed in the United States District Court for the Northern District of Illinois—two putative class and derivative action lawsuits captioned Steiner v. Budney,  et al., C.A. No. 1:14-CV-06509 (August 22, 2014, amended September 8, 2014) and Collision v. Schrock, et al., C.A. No. 1:14-CV-07011 (September 10, 2014) (the "Steiner and Collision Actions") and a putative class action lawsuit captioned Tri-State Joint Fund v. Integrys Energy Group, Inc., et al., C.A. No. 1:14-CV-06816 (the "Tri-State Action") (September 4, 2014).

        The Amo Action and Illinois Actions allege, among other things, that members of the Integrys Board breached their fiduciary duties in connection with the proposed transaction, and that the merger agreement involves an unfair price, was the product of an inadequate sales process, and contains unreasonable deal protection devices that purportedly preclude competing offers. The complaints further variously allege that Integrys, Wisconsin Energy and/or its acquisition subsidiaries aided and abetted the purported breaches of fiduciary duty. The plaintiffs in these lawsuits seek, among other things, (i) a declaration that the merger agreement was entered into in breach of Integrys' directors' fiduciary duties, (ii) an injunction enjoining the Integrys Board from consummating the merger, (iii) an order directing the Integrys Board to exercise their duties to obtain a transaction which is in the best interests of Integrys' shareholders, (iv) an order granting the class members any benefits allegedly improperly received by the defendants, (v) a rescission of the merger or damages, in the event that it is consummated, and/or (vi) an order directing additional disclosure regarding the merger.

        The Inman Action generally asserts similar claims on behalf of the purported class and derivatively on behalf of Integrys and, in addition, alleges that this registration statement omits material information.

        The Steiner and Collision Actions generally allege that the members of the Integrys Board breached their fiduciary duties by conducting an inadequate sales process that resulted in an unfair price, and by filing a materially deficient registration statement. The Steiner and Collision Actions further allege that Wisconsin Energy aided and abetted those breaches of fiduciary duty. The plaintiffs in the Steiner and Collision Actions, seek, among other things, to enjoin the proposed transaction or an award of damages in the event the merger is consummated. In addition, the Collision complaint alleges that the members of the Integrys Board were unjustly enriched at the expense of Integrys and seeks a court order directing the Integrys board members to disgorge all benefits or compensation obtained as a result of their purported breaches of fiduciary duty.

        The Tri-State Action seeks to enjoin the proposed transaction and alleges that Integrys, the Integrys Board, Wisconsin Energy and Mr. Klappa violated Sections 14(a) and 20(a) of the 1934 Securities Exchange Act and Rule 14a-9 promulgated thereunder. It alleges, among other things, that the registration statement misrepresented or omitted material facts, including material information about the allegedly unfair and conflicted sales process, the inadequate consideration offered in the proposed transaction, and the actual intrinsic value of Integrys.

        On August 6, 2014, Integrys, the Integrys Board and Wisconsin Energy filed a Motion to Dismiss or Stay the Illinois Actions, seeking to dismiss or stay them in deference to the Wisconsin Actions. On August 11, 2014, Integrys, the Integrys Board and Wisconsin Energy filed Motions to Dismiss the Amo Action. Also on August 11, 2014, the plaintiffs in the Wisconsin Actions filed a letter with the courts in which those actions are pending requesting that the Wisconsin Actions be stayed pending resolution of the Illinois Actions. Integrys, the Integrys Board and Wisconsin Energy filed a letter opposing that request on August 12, 2014.

        On August 12, 2014, plaintiffs in the Brown County Actions voluntarily dismissed their suits without prejudice. On August 18, 2014, plaintiff in the Amo Action moved the Wisconsin court to stay his action in favor of the Illinois Actions. Following a hearing on September 4, 2014, the Wisconsin court denied plaintiff's motion to stay the Amo Action.

        On August 27, 2014, plaintiff in the Taxman action filed a motion for leave to amend his complaint seeking to add allegations that the defendants breached their fiduciary duty of candor by filing a materially deficient registration statement.

        On September 30, 2014, the Illinois court dismissed the Illinois Actions in favor of the Amo Action and Inman Action. On October 3, 2014, plaintiff in the Amo Action, joined by plaintiffs from the Brown County Actions, filed an amended purported class action complaint adding allegations that the defendants breached their fiduciary duties by filing a materially deficient registration statement.

        Integrys and Wisconsin Energy believe the allegations of the complaints are without merit and intend to defend these lawsuits vigorously.

THE MERGER AGREEMENT

        This section of this joint proxy statement/prospectus describes the material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following summary is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. You are urged to read the full text of the merger agreement because it is the legal document that governs the merger.

        The representations, warranties and covenants contained in the merger agreement were made only for purposes of the merger agreement, as of a specific date. These representations were made solely for the benefit of the parties to the merger agreement and may be subject to important qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating risk between parties to the merger agreement rather than the purpose of establishing these matters as facts, and may apply standards of materiality in ways that are different from what may be viewed as material by investors. These representations do not survive completion of the merger. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation, warranty or covenant may have been included or incorporated by reference into this joint proxy statement/prospectus. As of the date of this joint proxy statement/prospectus, except as set forth in Wisconsin Energy's and Integrys' public disclosures, there are no specific material facts that exist that the parties believe contradict their respective representations, warranties and covenants in the merger agreement. Wisconsin Energy and Integrys will provide additional disclosure in their public reports to the extent they become aware of the existence of any specific material facts that are required to be disclosed under U.S. federal securities laws and might contradict the representations, warranties and covenants contained in the merger agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 174.

The Merger

        The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, and in accordance with the Wisconsin Business Corporation Law, (i) in the initial merger, the merger sub will merge with and into Integrys, with Integrys continuing as the surviving corporation and a wholly owned subsidiary of Wisconsin Energy, and (ii) in a subsequent merger to occur immediately after the initial merger, Integrys will merge with and into the subsequent merger sub, with the subsequent merger sub continuing as the surviving corporation and a wholly owned subsidiary of Wisconsin Energy. The initial merger and the subsequent merger, taken together, are referred to in this section as the merger.

Effect of the Merger on Capital Stock

  Conversion of Common Stock of Integrys

        At the effective time of the initial merger, each share of Integrys common stock issued and outstanding immediately prior to the effective time of the initial merger (other than any shares of Integrys common stock owned directly or indirectly by Wisconsin Energy, Integrys, or the merger subs, which will be cancelled at the effective time of the initial merger), will be converted automatically into and shall thereafter represent the right to receive (i) $18.58 in cash, without interest, which we refer to as the cash consideration, and (ii) 1.128 shares of Wisconsin Energy common stock, which we refer to collectively with the cash consideration as the merger consideration, as it may be adjusted as described in this paragraph. Shares of Integrys common stock held by grantor trusts of Integrys will not be cancelled but will instead be converted into the right to receive the merger consideration. The merger consideration will be adjusted appropriately to fully reflect the effect of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event, of either Wisconsin Energy common stock or Integrys common stock prior to the completion of the initial merger.

        Wisconsin Energy will not issue fractional shares of Wisconsin Energy common stock in the initial merger. Instead, each holder of shares of Integrys common stock who would otherwise be entitled to receive fractional shares of Wisconsin Energy common stock in the initial merger (after taking into account all shares of Integrys common stock exchanged by such holder) will be entitled to cash, without interest, in lieu of such fractional shares, in an amount equal to such fractional amount multiplied by the average of the volume weighted average price per share of Wisconsin Energy common stock on the New York Stock Exchange on each of the ten consecutive trading days ending with the second complete trading day prior to the completion of the merger.

  Conversion of Common Stock of the Merger Sub

        At the effective time of the initial merger, each share of common stock of the merger sub issued and outstanding immediately prior to the effective time of the initial merger will be converted into one share of common stock of Integrys, as the surviving corporation in the initial merger.

  Effect on Common Stock of Initial Surviving Corporation and the Subsequent Merger Sub

        At the effective time of the subsequent merger, (i) each share of common stock of the surviving corporation in the initial merger issued and outstanding immediately prior to the effective time of the subsequent merger will be cancelled, and (ii) the shares of the subsequent merger sub will remain outstanding as shares of the surviving corporation in the subsequent merger.

Procedures for Surrendering Integrys Stock

        Prior to the closing of the merger, Wisconsin Energy and Integrys will agree upon and appoint a bank or trust company to act as the exchange agent for the payment of the merger consideration. As promptly as practicable (and no later than two business days) following the completion of the initial merger, the exchange agent will mail to each registered holder of a certificate or certificates that, immediately prior to the completion of the merger, represented outstanding shares of Integrys common stock a form of letter of transmittal for the surrender of such certificate or certificates to the exchange agent for cancellation, and instructions for use thereof.

        Upon surrender of a certificate formerly representing shares of Integrys common stock to the exchange agent for cancellation, together with the letter of transmittal, duly completed and validly executed, and any other documents as may reasonably be required by the exchange agent, the holder of such certificate will be entitled to receive, in exchange for the shares of Integrys common stock represented by such certificate, (i) $18.58 in cash, without interest, per share, (ii) 1.128 shares of Wisconsin Energy common stock per share, and (iii) any cash in lieu of fractional shares of Wisconsin Energy common stock that the holder has the right to receive. Until properly surrendered to the exchange agent, each certificate that represented shares of Integrys common stock prior to the completion of the merger will, following the completion of the initial merger, be deemed to represent only the right to receive the merger consideration. No interest will be paid or will accrue on any consideration or any cash payable to holders of certificates upon surrender of the certificates. The shares of Wisconsin Energy common stock to be issued in the merger may be in the form of a certificate or in book-entry form through a direct registration system.

PLEASE DO NOT SUBMIT YOUR INTEGRYS STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL AND TRANSMITTAL INSTRUCTIONS FROM THE EXCHANGE AGENT.

        If you own shares of Integrys common stock in book-entry form, you will not need to submit stock certificates representing such shares to the exchange agent. However, the registered holder of such shares will need to deliver a duly completed and validly executed letter of transmittal to the exchange agent in order to receive the merger consideration.

Treatment of Equity-Based Awards

  Integrys Stock Options, Restricted Stock Units and Deferred Stock Units

        Each Integrys stock option that is outstanding immediately prior to completion of the merger, whether vested or unvested, will fully vest immediately prior to the completion of the merger and will be cancelled in exchange for the right to receive a cash payment equal to the number of shares of Integrys common stock subject to the Integrys stock option multiplied by the excess of the equity award consideration over the exercise price per share of such Integrys stock option (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys stock option award agreement and less any applicable withholding taxes).

        Each Integrys Time-Based RSU that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will fully vest immediately prior to the completion of the merger and will be cancelled in exchange for the right to receive a cash payment from the surviving corporation equal to the number of shares of Integrys common stock subject to the Integrys Time-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Time-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys restricted stock unit award agreement and less any applicable withholding taxes).

        Each Integrys Performance-Based RSU that is outstanding immediately prior to the completion of the merger, whether vested or unvested, will vest at the completion of the merger (i) at the greater of the applicable target performance level and the projected actual performance level, if the completion of the merger occurs prior to the completion of the performance period applicable to such Integrys Performance-Based RSU or (ii) at the performance level determined in accordance with the terms of the Performance-Based RSU award agreement, if the completion of the merger occurs on or following the completion of the performance period applicable to such Integrys Performance-Based RSU, and in either case, will be cancelled in exchange for the right to receive a cash payment from the surviving corporation equal to the number of shares of Integrys common stock subject to the vested portion of the Integrys Performance-Based RSU multiplied by the equity award consideration, together with any dividends credited to such Integrys Performance-Based RSU (together with any interest on such amount required to be paid in accordance with the terms of the applicable Integrys restricted stock unit award agreement and less any applicable withholding taxes).

        Each outstanding Integrys Deferred Stock Unit, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment from the surviving corporation equal to the number of shares of Integrys common stock subject to such Integrys Deferred Stock Unit immediately prior to the completion of the merger multiplied by the equity award consideration, together with any dividends credited to such Integrys Deferred Stock Unit and less any applicable withholding taxes, payable in accordance with the terms of the Integrys Deferred Compensation Plan.

  Wisconsin Energy

        The merger will not affect Wisconsin Energy's stock options, restricted stock or other equity awards. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the merger.

 Post-Merger Governance of Wisconsin Energy; Headquarters; Community Involvement

  Board of Directors

        Wisconsin Energy will take all necessary action, effective upon completion of the initial merger, to increase the size of the Wisconsin Energy Board to twelve directors, consisting of (i) nine directors from the Wisconsin Energy Board prior to the merger, and (ii) three directors who served on the Integrys Board immediately prior to the initial merger. As of the date of this joint proxy statement/prospectus, the Wisconsin Energy Board consists of nine directors and all nine directors are expected to remain on the Wisconsin Energy Board following the completion of the merger. The three directors serving on the Integrys Board will be selected by Integrys in consultation with Wisconsin Energy, provided that such directors satisfy the New York Stock Exchange independence requirements and the FERC interlocking directorship requirements and that Wisconsin Energy's corporate governance guidelines are taken into account.

  Headquarters

        Wisconsin Energy has agreed to take all necessary action, effective upon completion of the initial merger, to cause (i) its corporate headquarters and principal executive offices to be located in metropolitan Milwaukee, Wisconsin, and (ii) to have operational headquarters in Milwaukee, Wisconsin, Chicago, Illinois and Green Bay, Wisconsin.

  Community Involvement

        Upon completion of the initial merger, Wisconsin Energy has agreed to maintain historic levels of community involvement and charitable contributions in Integrys' and its subsidiaries' existing service territories following the merger.

Completion of the Merger

        Unless Wisconsin Energy and Integrys agree to another date, the parties are required to complete the merger on the second business day after satisfaction or waiver of all the conditions described under "Conditions to Completion of the Merger" below. The merger will be effective at the time the certificate of merger is filed with the Department of Financial Institutions of the State of Wisconsin.

Conditions to Completion of the Merger

        The obligations of each of Wisconsin Energy and Integrys to complete the merger are subject to the satisfaction of the following conditions:

  •
  the approval by Wisconsin Energy stockholders of the Share Issuance proposal and Integrys shareholders of the Merger proposal;

  •
  the approval of the shares of Wisconsin Energy common stock issuable in the merger for listing on the New York Stock Exchange;

  •
  termination or expiration of any waiting period (and any extension thereof) applicable to the initial merger under the HSR Act;

  •
  the receipt of all required regulatory approvals, which, in the case of Wisconsin Energy, consist of filings with and approvals of the NYSE, notice to, and the consent and approval of, the FERC, pre-approvals of license transfers with the FCC, notice to and approval of the PSCW, the ICC and the MPSC, and, if required or advisable, the MPUC and, in the case of Integrys, consist of filings with and approvals of the NYSE, notice to, and the consent and approval of, the FERC, pre-approvals of license transfers with the FCC, notice to and approval of the ICC and the MPSC and, to the extent required, notice to and approval of the MPUC;

  •
  the absence of any law or injunction preventing, making illegal or prohibiting the consummation of the merger;

  •
  the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose, and Wisconsin Energy's receipt of all state securities or "blue sky" authorizations necessary for the issuance of the merger consideration;

  •
  the truth and correctness of the representations and warranties of the other party contained in the merger agreement (except for the representations and warranties concerning capital structure) on the date of the completion of the merger (or, if made as of an earlier date, as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on the other party, and the truth and correctness of the representations and warranties concerning capital structure in all material respects at and as of the date of the completion of the merger (except to the extent expressly made as of an earlier date, in which case they must be true and correct only as of such earlier date);

  •
  the prior performance by the other party, in all material respects, of all of its material obligations under the merger agreement;

  •
  the receipt of a certificate executed by an executive officer as to the satisfaction of the conditions described in the preceding two bullets; and

  •
  the absence of any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on the other party;

  •
  receipt of a legal opinion of its counsel, dated as of the completion of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        In addition, the obligation of Wisconsin Energy to complete the initial merger is subject to the satisfaction of the condition that no legal restraint is in effect, and no proceeding is pending before any governmental entity seeking to impose any condition that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a "parent regulatory material adverse effect." A "parent regulatory material adverse effect" is defined to mean any material adverse effect on the business, properties, financial condition or results of operations of Wisconsin Energy and its subsidiaries or of Integrys and its subsidiaries, in each case, taken as whole, except that, for purposes of determining whether an effect would constitute a parent regulatory material adverse effect, Wisconsin Energy and its subsidiaries, taken as a whole, will be deemed to be a consolidated group of entities the size and scale of Integrys and its subsidiaries, taken as whole.

Representations and Warranties

        Each of Wisconsin Energy and Integrys has made representations and warranties with respect to itself and its subsidiaries regarding, among other things:

  •
  due organization, good standing, requisite corporate power, organizational documents and qualifications necessary to conduct business;

  •
  ownership of subsidiaries;

  •
  capital structure and equity awards;

  •
  corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement and approval of the merger agreement by each party's board of directors;

  •
  absence of conflicts with or defaults under organizational documents, contracts, permits and applicable laws as a result of the transactions contemplated by the merger agreement;

  •
  required regulatory filings and consents and approvals of governmental entities;

  •
  required SEC filings since January 1, 2012, including financial statements, exhibits and other information incorporated therein;

  •
  internal controls and compliance with Sarbanes-Oxley, the Exchange Act or the Securities Act, and applicable SEC regulations;

  •
  the absence of undisclosed material liabilities;

  •
  material truth and accuracy of certain information supplied for inclusion in this joint proxy statement/prospectus;

  •
  since December 31, 2013, the conduct of business in the ordinary course in all material respects and the absence of certain matters, including any fact, circumstance, effect, event or development, individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on such party, the payment of any dividend (other than regular quarterly dividends), a split, reverse split, combination, subdivision or reclassification of any capital stock or voting securities or other equity interests, the incurrence of material indebtedness, a material increase in executive officer compensation, a change in accounting methods, or a material change in tax elections;

  •
  tax matters;

  •
  employee benefits and benefit plans;

  •
  pending or threatened investigations or litigation;

  •
  compliance with applicable law and possession and compliance with requisite permits;

  •
  environmental matters;

  •
  matters with respect to material contracts;

  •
  real and personal property matters;

  •
  intellectual property matters;

  •
  maintenance of insurance policies;

  •
  labor and employment matters;

  •
  absence of undisclosed brokers' fees and expenses;

  •
  receipt of opinions of financial advisors;

  •
  regulatory matters; and

  •
  engagement in physical commodity transactions, exchange traded futures and options transactions, and over-the-counter derivatives transactions.

        For Wisconsin Energy, the merger agreement contains additional representations and warranties regarding access to sufficient funds to consummate the merger, ownership of Integrys common stock and, with respect to the merger subs, the authority of the merger subs to enter into a joinder agreement to become parties to the merger agreement, the ownership of the merger subs and no prior business activities of the merger subs.

        For Integrys, the merger agreement contains additional representations and warranties regarding compliance with derivatives trading policies, inapplicability of state takeover laws and ownership of Wisconsin Energy common stock.

        The representations and warranties noted above are subject to qualifications and limitations agreed to by Wisconsin Energy and Integrys, including being qualified by confidential disclosures agreed upon by the parties, in connection with negotiating the terms of the merger agreement. Many of the representations and warranties in the merger agreement are qualified by a "material adverse effect" standard—that is, they will not be deemed to be untrue or incorrect unless the failure to be true or correct, individually or in the aggregate, would reasonably be expected to have a material adverse effect.

        For purposes of the merger agreement, a "material adverse effect" with respect to any person means any fact, circumstance, effect, change, event or development that materially adversely affects the business, properties, financial condition or results of operations of such person and its subsidiaries, taken as a whole, excluding any effect (except as noted below with respect to disproportionate effects) to the extent resulting from or arising out of:

  •
  changes or conditions generally affecting the industries in which such person and any of its subsidiaries operates, but only to the extent not disproportionately affecting in any material respect the party making the representation and its subsidiaries, taken as a whole, as compared to other participants in the industries in which such person and its subsidiaries operate;

  •
  general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, and in each case, only to the extent not disproportionately affecting in any material respect the party making the representation and its subsidiaries, taken as a whole, as compared to other participants in the industries in which such person and its subsidiaries operate;

  •
  any failure in and of itself to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect);

  •
  the execution and delivery of the merger agreement or the public announcement or pendency of the initial merger or any of the other transactions contemplated by the merger agreement;

  •
  any change in the market price for commodities, but only to the extent not disproportionately affecting in any material respect the party making the representation and its subsidiaries, taken as a whole, as compared to other participants in the industries in which such person and its subsidiaries operate;

  •
  any change, in and of itself, in the market price, credit rating or trading volume of the parties' securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect);

  •
  any change in applicable law, regulation or generally accepted accounting principles (or authoritative interpretation thereof), including changes to any compliance requirements of or by the North American Electric Reliability Corporation, but only to the extent not disproportionately affecting in any material respect the party making the representation and its subsidiaries, taken as a whole, as compared to other participants in the industries in which such person and its subsidiaries operate;

  •
  geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement, but only to the extent not disproportionately affecting in any material respect the party making the representation and its subsidiaries, taken as a whole, as compared to other participants in the industries in which such person and its subsidiaries operate;

  •
  system-wide changes or developments in electric or natural gas transmission or distribution systems, but only to the extent not disproportionately affecting in any material respect the party making the representation and its subsidiaries, taken as a whole, as compared to other participants in the industries in which such person and its subsidiaries operate; or

  •
  any hurricane, tornado, flood, earthquake or other natural disasters or other weather-related events, circumstances or developments, but only to the extent not disproportionately affecting the party making the representation and its subsidiaries, taken as a whole, as compared to other participants in the industries in which such person and its subsidiaries operate that are located in the Midwest region of the United States.

Conduct of Business Prior to Closing

        Each of Wisconsin Energy and Integrys undertakes customary covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and completion of the merger. Except for matters set forth in Wisconsin Energy's disclosure letter to Integrys, Integrys' disclosure letter to Wisconsin Energy or expressly permitted or required by the merger agreement or with prior written consent of the other, each of Wisconsin Energy and Integrys agree to (i) conduct its business in the ordinary course in all material respects, (ii) use commercially reasonable efforts to preserve intact its business organization and relationships with employees, customers, suppliers and governmental entities and (iii) keep available the services of its current officers and employees.

        In addition, between the date of the merger agreement and completion of the merger, except for matters set forth in Wisconsin Energy's disclosure letter to Integrys, Integrys' disclosure letter to Wisconsin Energy or expressly permitted or required by the merger agreement, or except as required by a governmental entity or by applicable law or with the prior written consent of the other, each of Wisconsin Energy and Integrys agree not to:

  •
  declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) with respect to any of its capital stock, other equity interests or voting securities;

  •
  split, combine, consolidate, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;

  •
  repurchase, redeem or otherwise acquire any capital stock or voting securities of, or equity interests in, itself or any of its subsidiaries or any securities of itself or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, itself or any of its subsidiaries, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except for purchase or sale of securities in connection with the exercise of equity awards;

  •
  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien the following interests in itself: (i) any shares of its capital stock, (ii) any other equity interests or voting securities, (iii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests, (iv) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests, (v) any of its rights or the rights of its subsidiary that are linked in any way to the price of any class of its capital stock, its value or any part of it or any dividends or other distributions declared or paid on any shares of its capital stock or (vi) any voting debt;

  •
  amend its articles, bylaws or amend the charter or organizational documents of any subsidiary in a manner which would be reasonably likely to have a material adverse effect or prevent or materially impede, interfere with, hinder or delay the initial merger, except as may be required by law;

  •
  make any change in financial accounting methods, principles or practices, except as required by a change in generally accepted accounting principles or by any governmental entity;

  •
  acquire or agree to acquire any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or acquire any other properties or assets (other than real property) if the aggregate amount of the consideration paid or transferred is in excess of, in the case of Wisconsin Energy, $500 million or, in the case of Integrys, $15 million;

  •
  acquire, lease, license or enter into any other occupancy agreement or arrangement with respect to any real property with an aggregate amount in excess of, in the case of Wisconsin Energy $500 million or, in the case of Integrys, $15 million or in connection with Integrys' business engaged in non-regulated marketing of electricity and natural gas in retail markets;

  •
  sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any lien, or otherwise dispose of any assets or any interests in such assets (other than real property) if such properties or assets have a fair market value, in the case of Wisconsin Energy, in excess of $500 million or, in the case of Integrys, $15 million, except in relation to mortgages and liens on, and pledges of, any properties or assets to secure permitted indebtedness and, in the case of Integrys, sales or dispositions of fuel stations to joint ventures in the ordinary course;

  •
  sell, lease (as lessor), license (as licensor), mortgage, sell and leaseback, or otherwise encumber or subject to any lien or otherwise dispose of or terminate, any owned or leased real property if such properties or assets have a fair market value, in the case of Wisconsin Energy, in excess of $500 million or, in the case of Integrys, $15 million or any material portion of investments in energy assets with renewable attributes, except in relation to mortgages and liens on, and pledges of, any owned or leased real properties to secure permitted indebtedness and, in the case of Integrys, sales or dispositions of fuel stations to joint ventures in the ordinary course;

  •
  amend or modify any lease if such amendment or modification would reasonably be expected to have a material adverse effect with respect to Wisconsin Energy or Integrys, as applicable, with the transactions contemplated by this bullet and the foregoing two bullets with respect to Integrys referred to as the Integrys sale transactions;

  •
  incur any indebtedness, except for (i) indebtedness incurred in the ordinary course of business not in excess of, in the case of Wisconsin Energy, $1 billion in the aggregate or, in the case of Integrys, $800 million in the aggregate, (ii) in the case of Integrys, certain indebtedness in connection with its business engaged in the non-regulated marketing of electricity and natural gas in retail markets, (iii) indebtedness in replacement of existing indebtedness, (iv) guarantees between each party and its subsidiaries, including in the case of Integrys, guarantees and other credit support between it and its subsidiaries operating Integrys' and its subsidiaries' non-regulated businesses, (v) in the case of Wisconsin Energy, indebtedness incurred in connection with the cash consideration or in connection with financing the treatment of certain indebtedness, as described further below in "The Treatment of Certain Indebtedness", or (vi) borrowings under existing revolving credit facilities or commercial paper programs in the ordinary course of business;

  •
  make, or agree or commit to make, any capital expenditure in any fiscal year (i) except in accordance with a certain capital plan for each party for each party's fiscal year, plus a 10 percent variance for each principal category set forth in such capital plan and, (ii) except for capital expenditures related to operational emergencies, equipment failures or outages or deemed necessary or prudent based on good utility practice and (iii) except as required by law or governmental entity;

  •
  make, or agree or commit to make, in the case of Integrys, any capital expenditure in any fiscal year individually or in the aggregate in excess of $500,000 with respect to its business engaged in the non-regulated marketing of electricity and natural gas in retail markets;

  •
  enter into or amend any contract, or take any other action or omit to take any other action (except in connection with the no-solicitation provisions applicable to each party and termination provisions of the merger agreement), if such contract, amendment of a contract or action or omission would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the merger or any of the other transactions contemplated by the merger agreement or adversely affect in a material respect the expected benefits (taken as a whole) of the merger; provided that this bullet will not restrict the ability of each party and its subsidiaries to waive, terminate, modify or fail to enforce any provision of any confidentiality or "standstill" or similar obligation;

  •
  enter into or amend any material contract to the extent consummation of the initial merger or compliance by each party or its subsidiaries with the provisions of the merger agreement would reasonably be expected to conflict with, or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any lien upon any of the material properties or assets of each party or its subsidiaries or require each party or its subsidiaries to license or transfer any of its material properties or assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such contract or amendment;

  •
  make any material tax election, change any material method of tax accounting, settle or compromise any material tax liability or refund or amend any material tax return, in each case other than in the ordinary course of business or as required by law; or

  •
  authorize any of, or commit, resolve or agree to take any of, or participate in any negotiations or discussions with any other person regarding any of the foregoing actions.

        Further, between the date of the merger agreement and completion of the merger, except for matters set forth in Integrys' disclosure letter to Wisconsin Energy or expressly permitted or required by the merger agreement, or except as required by a governmental entity or by applicable law or with the prior written consent of the other, Integrys agrees not to:

  •
  grant to any director or executive officer of Integrys any (i) increase in compensation, in each case other than any non-material increase made in the ordinary course of business consistent with past practice or (ii) increase in change in control, severance or termination pay;

  •
  establish, adopt, enter into or amend in any material respect any Integrys union contract, benefit plan, or benefit agreement (or any plan or agreement that would be such contract, plan or agreement if in effect on the date of the merger agreement), in each case other than such establishments, adoptions and amendments made in the ordinary course of business consistent with past practice which could not reasonably be expected to materially (i) increase the costs of Integrys or its subsidiaries or (ii) increase the benefits to employees of Integrys or its subsidiaries, unless such increase in benefits does not materially increase costs to Integrys or its subsidiaries;

  •
  as noted in this sub-bullet, the parties agreed that the foregoing two bullets will not restrict Integrys or its subsidiaries from entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including cash incentive grants) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;

  •
  take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Integrys benefit plan or agreement, except in the case of this bullet and the foregoing two bullets for (i) actions required pursuant to the terms of any Integrys benefit plan or benefit agreement or other written agreement excluding contribution or issuance of any shares of Integrys common stock to the Integrys rabbi trusts, in each case in effect on the date of the merger agreement and (ii) actions required by law;

  •
  contribute or otherwise issue any shares of Integrys common stock to the Integrys rabbi trusts;

  •
  hire any person who would be deemed an Integrys employee, other than (i) hiring to replace a vacancy for the same position or otherwise in the ordinary course of business consistent with past practice, the budgets approved by the Integrys Board and Integrys' rate case filings, (ii) hiring necessary to meet or maintain compliance with federal or state regulatory requirements, (iii) hiring to facilitate appropriate transition in management positions or (iv) hiring to address other emerging issues;

  •
  engage in any "plant closing" or "mass layoff", each as defined in the federal Worker Adjustment Retraining and Notification Act or any similar applicable state or local law;

  •
  enter into or amend any contract relating to Integrys' business engaged in the non-regulated marketing of electricity and natural gas in retail markets, other than in accordance with Integrys trading guidelines;

  •
  settle or compromise any claim, action or proceeding, other than settlements or compromises that result in the payment of monetary damages that are not material or, if involving any non-monetary outcome, that will not have a material effect on the continuing operations of each party and its subsidiaries after the merger is complete;

  •
  amend or modify Integrys trading guidelines in a manner that makes them less restrictive than the Integrys trading guidelines in effect as of the date of the merger agreement or, other than in the ordinary course of business consistent with past practice, terminate Integrys trading guidelines; provided that, in the case of any termination, new Integrys trading guidelines are adopted that are at least as restrictive as the Integrys trading guidelines in effect as of the date of the merger agreement;

  •
  enter into any contract for the sale of all or a material portion of the assets of Integrys' business engaged in the non-regulated marketing of electricity and natural gas in retail markets, other than pursuant to a contract containing terms and conditions substantially similar to, or more favorable to Integrys, than those contained in the unexecuted draft dated June 20, 2014, of a stock purchase agreement relating to the proposed sale of Integrys' business engaged in the non-regulated marketing of electricity and natural gas in retail markets as delivered by Integrys to Wisconsin Energy prior to the execution of the merger agreement; or

  •
  authorize any of, or commit, resolve or agree to take any of, or participate in any negotiations or discussions with any other person regarding any of the foregoing actions.

        Notwithstanding the foregoing, Integrys may grant equity incentive awards from the date of the merger agreement through December 31, 2014 in an aggregate amount not to exceed the total awards that were previously authorized for grant in calendar year 2014, minus the amount of equity incentive awards granted from January 1, 2014 through the date of the merger agreement. Integrys may also grant equity incentive awards beginning January 1, 2015 through the completion of the merger, in an aggregate amount and value not to exceed the amount and value of equity incentive awards granted in calendar year 2014 through May 31, 2014, plus a 4 percent increase to that amount and value.

No Solicitation

        Each of Wisconsin Energy and Integrys respectively will not, and will not authorize or permit any of its affiliates to, and will instruct, and will cause its affiliates to instruct, its and their respective directors, officers or employees or any of their respective investment bankers, accountants, attorneys or other advisors, agents or representatives, which we collectively refer to as representatives, not to, directly or indirectly:

  •
  solicit, initiate, knowingly encourage, induce or knowingly facilitate any takeover proposal (as defined below) or any inquiry or proposal that could reasonably be expected to lead to any takeover proposal; or

  •
  participate in any discussions or negotiations with any person (other than each party's representatives) regarding, or furnish to any person any information with respect to, or cooperate in any way with any person (whether or not such person is making a takeover proposal) with respect to any takeover proposal or any inquiry or proposal that may reasonably be expected to lead to a takeover proposal.

        Each of Wisconsin Energy and Integrys respectively will, and will cause its affiliates and its and their respective representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted through the date of the merger agreement with respect to any takeover proposal, or any inquiry or proposal that may reasonably be expected to lead to a takeover proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic dataroom access previously granted to any such person or its representatives.

        Notwithstanding the restrictions described above, at any time prior to obtaining the Wisconsin Energy stockholder approval or the Integrys shareholder approval, as applicable, in response to a bona fide written takeover proposal that the subject party's board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a superior proposal (as defined below), and which was not solicited by the party, its affiliates or representatives, was made after the date of the merger agreement and did not otherwise result from a breach of the party's no solicitation obligation under the merger agreement, the party, and its representatives at the request of the party, may, subject to certain notice requirements in connection with a superior proposal discussed below, (i) furnish information with respect to itself and its subsidiaries to the person and its representatives making the takeover proposal (A) provided such information has previously been provided to the other party or is provided to the other party prior to or concurrently with provision to the person making the takeover proposal and (B) pursuant to a customary confidentiality agreement, which we refer to as a takeover proposal confidentiality agreement, not less restrictive of such person than the confidentiality agreement between Wisconsin Energy and Integrys, dated as of March 6, 2014, and (ii) participate in discussions regarding the terms of the takeover proposal and the negotiation of such terms with, and only with, the person making the takeover proposal and its representatives.

        In addition to the obligations in the two paragraphs above, each company will promptly (and in any event within 48 hours) advise the other party orally and in writing of any takeover proposal, the material terms and conditions of any such takeover proposal (including any changes thereto) and the identity of the person making the takeover proposal. The subject company will keep the other party informed in all material respects on a current basis of the terms and status (including any change to the terms) of any takeover proposal.

        Nothing contained in the no solicitation and related board recommendation provisions of the merger agreement, as applicable to each party, will prohibit either party from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to its shareholders, if in the good faith judgment of the subject company's board (after consultation with outside legal counsel) failure to so disclose would be inconsistent with its obligations under applicable law, provided however that in no event will the subject company or the subject company's board or any committee thereof take, or agree or resolve to take, any action prohibited by the no solicitation and related board recommendation provisions of the merger agreement, as applicable to each party.

  Takeover Proposal

        A "takeover proposal" means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the party or any of its subsidiaries, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital of or other equity interests in a party subsidiary or otherwise) of any business or assets of a party or its subsidiaries representing 20 percent or more of its consolidated revenues, net income or assets of the party and its subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any person (or the shareholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20 percent or more of the voting power of the party, (iv) transaction (including any tender offer or exchange offer) in which any person (or the shareholders of any person) will acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20 percent or more of any class of equity securities or (v) any combination of the foregoing (in each case with respect to Wisconsin Energy, other than the merger, and in each case with respect to Integrys, other than the merger and the Integrys sale transactions).

  Superior Proposal

        A "superior proposal" means any bona fide written superior proposal from any person (with references in the definition of "takeover proposal" to 20 percent being replaced by references to 50 percent) (i) on terms which the subject board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation), if consummated, to be more favorable from a financial point of view to the holders of common stock than the merger, taking into account all the terms and conditions of such proposal (including the legal, financial, regulatory, timing and other aspects of the proposal, the identity of the person making the proposal and any financing required for such proposal, the ability of the person making such proposal to obtain such required financing and the level of certainty with respect to such required financing) and this merger agreement (including any changes proposed by the other party to the terms of the merger agreement) and (ii) that is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

 Board Recommendation, Termination for Superior Proposal and Adverse Recommendation Changes

        Under the merger agreement, the Wisconsin Energy Board has unanimously adopted resolutions (i) approving the merger agreement, (ii) determining that entering into the merger agreement is in the best interests of Wisconsin Energy and its stockholders and (iii) recommending that Wisconsin Energy stockholders vote in favor of the Share Issuance proposal, which actions we collectively refer to as the Wisconsin Energy board recommendation, and the Integrys Board has unanimously adopted resolutions (i) approving the merger agreement, (ii) determining that entering into the merger agreement is in the best interests of Integrys and its shareholders and (iii) recommending that Integrys shareholders adopt the merger agreement, which actions are collectively referred as the Integrys board recommendation. Subject to the provisions described under "Adverse Recommendation Changes" below, the merger agreement provides that neither the Wisconsin Energy Board nor the Integrys Board will:

  •
  withdraw (or modify in any manner adverse to the other party), or propose publicly to withdraw (or modify in any manner adverse to the other party), the Wisconsin Energy board recommendation or the Integrys board recommendation, as applicable;

  •
  approve or recommend, or propose publicly to approve or recommend, any takeover proposal, which action discussed in this bullet or the preceding bullet we refer to as an adverse recommendation change; or

  •
  approve or recommend, or propose publicly to approve or recommend, or allow the subject company or any of its affiliates to execute or enter into any acquisition agreement, constituting or relating to, or that is intended to or would reasonably be expected to lead to, any takeover proposal, or requiring, or reasonably expected to cause, the subject company to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the merger or any of the other transactions contemplated by the merger agreement, or requiring, or reasonably expected to cause, the subject company to fail to comply with the merger agreement.

  Termination for Superior Proposal Prior to Shareholder Approval

        Notwithstanding these restrictions, before the Wisconsin Energy stockholder approval is obtained, in the case of the Wisconsin Energy Board, or the Integrys shareholder approval is obtained, in the case of the Integrys Board, the Wisconsin Energy Board or the Integrys Board, as the case may be, may terminate the merger agreement, which termination right we refer to as the pre-shareholder approval takeover termination right, under the following circumstances:

  •
  if substantially concurrently with such termination, the subject company enters into an acquisition agreement with respect to a superior proposal;

  •
  concurrently with such termination, the terminating company pays the other party a termination fee of $175 million;

  •
  the subject board provides prior written notice to the other party that it is prepared to terminate the merger agreement in response to a superior proposal, which notice will attach the most current draft of any written agreement relating to the transaction that constitutes such superior proposal;

  •
  the other party does not, within four business days after the receipt of such notice (it being understood and agreed that any amendment to the financial terms or any other material term of a superior proposal will require a new notice and four business day period), propose changes to the merger agreement that would, in the reasonable good faith judgment of the subject board (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), cause the offer previously constituting a superior proposal to no longer constitute a superior proposal; and

  •
  at the end of such four business day period and taking into account any changes to the terms of the merger agreement proposed by the other party, the subject board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) that the failure to terminate the merger agreement under the pre-shareholder approval takeover termination right as a result of the superior proposal would be inconsistent with its fiduciary duties under applicable law.

        Each of Wisconsin Energy and Integrys agrees that, during the four business day period prior to terminating the merger agreement pursuant to the conditions described above, if requested by the other party, the subject company and its representatives will negotiate in good faith with the other party and its representatives regarding any revisions to the terms of the transaction contemplated by the merger agreement proposed by the other party. In determining whether to terminate the merger agreement under the pre-shareholder approval takeover termination right, the subject board will take into account all written or oral information, opinions or analyses submitted by or on behalf of the other party, and any changes to the terms of the merger agreement proposed by the other party in response to a notice of such termination.

  Adverse Recommendation Changes

        In addition, notwithstanding the restrictions above, before the Wisconsin Energy stockholder approval is obtained, in the case of the Wisconsin Energy Board, or the Integrys shareholder approval is obtained, in the case of the Integrys Board, the Wisconsin Energy Board or the Integrys Board, as the case may be, may effect an adverse recommendation change (i) as a result of the occurrence of an intervening event (as defined below) or (ii) in response to a superior proposal, in each case if:

  •
  the subject board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel and after taking into account any changes to the terms of the merger agreement proposed by the other party during the four business day period referred to below) that the failure to effect an adverse recommendation change as a result of the occurrence of the intervening event or in response to the superior proposal, as the case may be, would be inconsistent with its fiduciary duties to its shareholders under applicable law;

  •
  the subject board provides four business days prior written notice to the other party that it is prepared to effect an adverse recommendation change in response to an intervening event or a superior proposal, which notice will include summaries of the material facts, circumstances and other information that the subject board considered in connection with the making of any such determination; and

  •
  during such four business day period, if requested by the other party, the subject board negotiates in good faith with the other party and its representatives regarding any revisions to the terms of the transaction contemplated by the merger agreement proposed by the other party.

        An "intervening event" means any event, change, effect, development, condition or occurrence that affects or would be reasonably likely to affect (i) the business, financial condition or continuing results of operations of the subject company and its subsidiaries, taken as a whole, or (ii) the shareholders of the subject company (including the benefits of the merger to the subject company and its subsidiaries or its shareholders), in either case that (A) is material, (B) does not involve or relate to a takeover proposal and (C) is not known (or the material consequences of which are not known or understood) as of the date of the merger agreement.

 Reasonable Best Efforts; Required Actions

        Subject to the terms and conditions of the merger agreement, each of Wisconsin Energy and Integrys agrees to use its respective reasonable best efforts to:

  •
  take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to cause the conditions to closing of the initial merger to be satisfied as promptly as reasonably practicable and to consummate and make effective, as promptly as reasonably practicable, the merger and the other transactions contemplated by the merger agreement;

  •
  obtain the required consents and all other consents, permits and other confirmations from any governmental entity or other third party necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

  •
  execute and deliver any additional instruments necessary to consummate the merger and the other transactions contemplated by the merger agreement; and

  •
  defend or contest in good faith any litigation brought by any governmental entity or other third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement.

        In connection with and without limiting the obligations above, each party and its board, as the case may be, will use their respective reasonable efforts to take all action reasonably appropriate to ensure that no takeover statute or similar statute or regulation is or becomes applicable to the merger agreement or any transaction contemplated by the merger agreement and take all action reasonably appropriate to ensure that the merger and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement if any takeover statute or similar statute or regulation becomes applicable to the merger agreement or any transaction contemplated by the merger agreement.

        Further, following the execution and delivery of the merger agreement, Wisconsin Energy and Integrys entered into discussions with the governmental entities from whom consents or nonactions are required to be obtained pursuant to any applicable antitrust law or in connection with receiving certain required statutory approvals for Wisconsin Energy and Integrys, respectively, in connection with the consummation of the initial merger and the other transactions contemplated by the merger agreement. Wisconsin Energy and Integrys will use their respective reasonable best efforts to obtain all such required consents or nonactions from such governmental entities and eliminate each and every other impediment that may be asserted by such governmental entities pursuant to any antitrust law or in connection with granting required statutory approvals for Wisconsin Energy and Integrys, respectively, in each case with respect to the initial merger, so as to enable the closing of the initial merger to occur as soon as reasonably possible.

        Subject to restrictions with respect to actions resulting, or reasonably expected to result in a parent regulatory material adverse effect, as defined and discussed below, Wisconsin Energy and Integrys each will, and will cause their respective subsidiaries to, undertake any effort or take any action (including accepting terms, conditions, liabilities, obligations, commitments or sanctions and proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of assets or businesses of Wisconsin Energy or Integrys or their respective subsidiaries) necessary or required in order to obtain the required statutory approvals for Wisconsin Energy and Integrys, respectively.

        In connection with and without limiting the generality of the foregoing, each of Wisconsin Energy and Integrys will, among other things:

  •
  make or cause to be made, in consultation and cooperation with the other and as promptly as practicable after the date of the merger agreement and in any event within 75 days of the merger agreement:

  •
  (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the initial merger and (ii) all other necessary registrations, declarations, notices, applications and filings relating to the initial merger with other governmental entities under any other antitrust law; and

  •
  (i) appropriate filings to the FERC, the FCC and certain state utilities commissions, as applicable, and (ii) all other necessary registrations, declarations, notices, applications and filings relating to the initial merger with other governmental entities in relation to obtaining required statutory approvals for Wisconsin Energy and Integrys, respectively.

  •
  furnish to the other all assistance, cooperation and information reasonably required for any such registration, declaration, notice, application or filing described above and in order to achieve the effects described in this section.

        Notwithstanding the obligations described in this section, Wisconsin Energy has the primary responsibility for scheduling and conducting any meeting with any governmental entity, coordinating and making any applications and filings with, and resolving any investigation or other inquiry of, any agency or other governmental entity, required statutory approvals for Wisconsin Energy and Integrys, respectively, required consents, consents, permits and other approvals and confirmations from any governmental entity necessary, proper or advisable to consummate the transactions contemplated by the merger agreement; provided, however, that Wisconsin Energy agrees to consult with Integrys reasonably in advance of taking any such action. The parties shall promptly notify the other of (i) any notice or other communication from any person alleging that such person's consent is or may be required in connection with the transactions contemplated by the merger agreement, (ii) any notice or other communication from any governmental entity in connection with the transactions contemplated by the merger agreement and (iii) any actions, suits, claims, litigations, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting either party or its subsidiaries that, in any such case, relate to the merger agreement or the transactions contemplated by the merger agreement. Each party will consult the other in the event of any action, suit, claim, litigation, investigation or proceeding. Wisconsin Energy will consult Integrys prior to agreeing to any settlement, and Integrys will not enter any settlement without the prior written consent of Wisconsin Energy.

  No Parent Regulatory Material Adverse Effect

        In addition, notwithstanding anything else contained in the merger agreement, the obligations described in this section will not be construed to (i) require Wisconsin Energy or any of its subsidiaries or (ii) permit Integrys or any of its subsidiaries, without the prior written consent of Wisconsin Energy, to undertake any efforts or to take any action (including accepting any terms, conditions, liabilities, obligations, commitments or sanctions and proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of assets or businesses of Wisconsin Energy or Integrys or their respective subsidiaries) if the taking of such efforts or action, individually or in the aggregate, has resulted or would reasonably be expected to result in a parent regulatory material adverse effect, discussed above under "Conditions to Completion of the Merger".

Access to Information; Confidentiality

        Until completion of the merger, each of Wisconsin Energy and Integrys will afford the other party and its representatives reasonable access on certain conditions to all of its and its subsidiaries' respective properties, books, contracts, commitments, personnel and records. Each of Wisconsin Energy and Integrys will keep confidential any nonpublic information in accordance with the terms of the confidentiality agreement between Wisconsin Energy and Integrys, dated as of March 6, 2014.

Indemnification, Exculpation and Insurance

        All rights to indemnification, advancement of expenses and exculpation now existing in favor of the current or former directors, officers or employees of Integrys and its subsidiaries will survive the merger and continue in full force and effect after completion of the merger. For six years after the merger, Wisconsin Energy will cause the surviving corporation to procure the provision of officers' and directors' liability insurance for acts or omissions occurring prior to the merger becoming effective, covering each person currently covered by Integrys' or its subsidiaries' officers' and directors' liability insurance policy on terms at least as favorable as those of the applicable policy as of the date of the merger agreement. In the event that the premiums for such liability insurance exceed 300 percent of the aggregate annual premium currently paid, Wisconsin Energy will provide or cause to be provided a policy with the best coverage available at a cost up to but not exceeding 300 percent of the current aggregate annual premium. In lieu of the insurance described in the two preceding sentences, prior to the completion of the initial merger, Wisconsin Energy may, in consultation with Integrys, purchase a "tail" directors' and officers' liability insurance policy and fiduciary liability insurance policy for Integrys, its subsidiaries and their current and former directors and officers who are currently covered by the directors' and officers' and fiduciary liability insurance coverage maintained by Integrys and its subsidiaries on terms that are at least as favorable as the those of the applicable policy in effect on the date of the merger agreement, subject to the same 300 percent premium cap described in the previous sentence.

Fees and Expenses

        Each of Wisconsin Energy and Integrys has agreed to pay its own fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement, except in connection with a party's payment of a termination fee as described in "Termination of the Merger Agreement," below, in greater detail.

Certain Tax Matters

        The parties intend that the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code in which Integrys is to be treated as merging directly with and into the subsequent merger sub with Integrys common stock converted into the right to receive the merger consideration, and (ii) the merger agreement is intended to be, and is adopted as, a "plan of reorganization." In addition, each of Wisconsin Energy, Integrys and the merger subs agrees to:

  •
  use its reasonable best efforts to cause the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  report the initial merger, the subsequent merger and the other transactions contemplated by the merger agreement in a manner consistent with qualifying the transaction as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  use its reasonable best efforts to obtain the tax opinions from counsel to the effect that the transaction will qualify as a "reorganization" within the meaning of Section 368(a) of the Code,

    and not take any action that would cause any of the representations and covenants made to tax counsel in furtherance of such tax opinions to be untrue;

        To the extent necessary, Wisconsin Energy, Integrys and the merger subs will work together in good faith to effect the combination contemplated by the merger agreement using an alternative structure that would be tax-free to the extent of the stock consideration in the event that (i) the merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) favorable tax opinions are not issued with respect to the transactions contemplated by the merger agreement or (iii) Wisconsin Energy reasonably determines that the subsequent merger may result in a constructive termination of American Transmission Company LLC under Section 708 of the Code.

Transaction Litigation

        Subject to applicable law, Integrys will keep Wisconsin Energy reasonably informed of any litigation against Integrys or its directors relating to the initial merger and the other transactions contemplated by the merger agreement, and Integrys agrees that it will not agree to any settlement of such litigation without Wisconsin Energy's prior consent (such consent not to be unreasonably withheld, conditioned or delayed). Wisconsin Energy will keep Integrys reasonably informed of any litigation against Wisconsin Energy or its directors relating to the initial merger and the other transactions contemplated by the merger agreement.

Section 16 Matters

        Each of Wisconsin Energy, Integrys and the merger sub will take, prior to completion of the initial merger, all steps as may be required to exempt from the reporting requirements of Section 16(a) of the Exchange Act, under Rule 16b-3 promulgated under the Exchange Act, any dispositions of Integrys common stock (including derivative securities thereof) resulting from the initial merger and the other transactions contemplated by the merger agreement by individuals otherwise subject to such reporting requirements immediately prior to the completion of the initial merger and acquisitions of Wisconsin Energy common stock (including derivative securities thereof) resulting from the initial merger and the other transactions contemplated by the merger agreement by each individual who may become or is reasonably expected to become otherwise subject to such reporting requirements.

Financing

        Wisconsin Energy will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain funds from lenders, along with cash on hand, to (i) permit Wisconsin Energy and the merger subs to consummate the merger and the transactions contemplated by the merger agreement on a timely basis, (ii) effect, as required, the repayment or refinancing of any outstanding indebtedness that may become due and payable as a result of the merger, (iii) pay any and all fees and expenses required to be paid by Wisconsin Energy and the merger subs in connection with the merger and the financing and (iv) satisfy all of the other payment obligations of Wisconsin Energy and the merger subs contemplated by the merger agreement.

        Integrys will, and will cause its subsidiaries to, use reasonable best efforts to cause its and their respective representatives to, on a timely basis, provide all reasonable cooperation requested by Wisconsin Energy and/or the lenders that is reasonably necessary and customary to assist Wisconsin Energy in connection with obtaining the financing, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Integrys and its subsidiaries. Without limiting the generality of the foregoing, such cooperation will in any event include:

  •
  promptly providing Wisconsin Energy and the lenders and their respective agents with certain required information, as defined in the merger agreement;

  •
  participating in a reasonable number of meetings, due diligence sessions, presentations, road shows, drafting sessions and sessions with the rating agencies in connection with the financing, in each case upon reasonable advance notice and at mutually agreed times;

  •
  reasonably cooperating with the lenders' and their respective agents' due diligence;

  •
  reasonably cooperating with the marketing efforts for any portion of the financing;

  •
  aiding in the preparation of financing documentation;

  •
  causing its certified independent auditors to provide (i) (A) consent to use of their reports in any materials relating to the financing, and (B) auditors' reports and customary comfort letters with respect to financial information relating to Integrys and its subsidiaries in customary form and (ii) other customary documentation and assistance;

  •
  providing customary certificates, legal opinions or other customary closing documents as may be reasonably requested by Wisconsin Energy or the lenders;

  •
  entering into one or more credit, guarantee, security, hedging or other related or ancillary agreements on terms satisfactory to Wisconsin Energy in connection with the financing;

  •
  taking all actions reasonably necessary in connection with the payoff of existing indebtedness of Integrys and its subsidiaries on the completion of the merger;

  •
  causing the taking of corporate actions reasonably necessary to permit the completion of the financing;

  •
  providing to the lenders all documentation and other information reasonably requested by such lenders that such lenders reasonably determine is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations;

  •
  informing Wisconsin Energy if the Integrys Board, a committee of the Integrys Board, or any executive officer, including the chief financial officer, of Integrys concludes that any previously issued financial statements included in the required information should no longer be relied upon;

  •
  assisting Wisconsin Energy in connection with the amendment of any of Integrys' or its subsidiaries' hedging, swap or derivative arrangements on terms satisfactory to Wisconsin Energy; and

  •
  updating any required information provided to Wisconsin Energy as may be necessary so that such required information qualifies as a sufficiently current document no later than two business days prior to the completion of the merger.

        Notwithstanding the requirements above, no obligation of Integrys and its subsidiaries under any certificate, document or agreement delivered by Integrys or its subsidiaries will be effective until the initial merger is effective and none of Integrys or its subsidiaries will be required to take any action under any such certificate, document or agreement that is not contingent upon the closing or that would be effective before the initial merger is effective.

Treatment of Certain Indebtedness

        As soon as reasonably practicable after the receipt of any written request by Wisconsin Energy to do so, Integrys will take the following actions on such terms and conditions that are consistent with the requirements of Integrys' 8.00% senior notes due June 1, 2016, which are referred to as the notes and are subject to the indenture, dated as of October 1, 1999, between Integrys, as the issuer, and

U.S. Bank National Association, as Trustee, which we refer to as the indenture, and otherwise reasonably specified, from time to time, by Wisconsin Energy:

  •
  make a debt tender offer to purchase with respect to all of the outstanding aggregate principal amount of the notes;

  •
  purchase each note validly tendered on the completion of the initial merger; and

  •
  on the completion of the initial merger, make arrangements satisfactory to the trustee for the holders of the notes to deliver a notice of optional prepayment for the notes and deposit funds with the trustee sufficient to prepay and satisfy and discharge such notes pursuant to the terms thereof to the extent any notes are not validly tendered pursuant to the debt tender offer.

        Wisconsin Energy will assist Integrys in connection with the actions in the bullet points above, which we collectively refer to as the change of control refinancing. Notwithstanding anything to the contrary in the merger agreement, the closing of any change of control refinancing will be conditioned on the occurrence of the closing of the initial merger. The transactions will be funded by amounts provided by Wisconsin Energy or one of its subsidiaries and receipt of such funding will be a condition to any debt tender offer.

        Integrys and its subsidiaries will not be required to take any action in violation of law or the indenture in connection with the change of control refinancing. Integrys will provide, will cause its subsidiaries to, and will use its reasonable best efforts to cause their respective representatives to, provide all cooperation reasonably requested by Wisconsin Energy in connection with the change of control refinancing.

        Wisconsin Energy will:

  •
  prepare all necessary and appropriate documentation in connection with the change of control refinancing. Wisconsin Energy and Integrys will reasonably cooperate with each other in the preparation of such documentation, which will be subject to the prior review of, and comment by, Integrys; and

  •
  promptly, upon request by Integrys, reimburse Integrys for all documented reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Integrys or any of its subsidiaries in connection with the transactions related to the change of control refinancing.

        At or immediately prior to the initial merger becoming effective, Integrys will use its reasonable best efforts to deliver to Wisconsin Energy copies of payoff letters, in a form reasonably acceptable to Wisconsin Energy, from the administrative agent under Integrys' existing credit facilities and will make arrangements for the release of all liens and other security over Integrys' and its subsidiaries' properties and assets, if any, securing its obligations under such existing credit facilities that are being prepaid and terminated on the completion of the merger, together with the return of any collateral in the possession of the relevant administrative agent or the collateral agent effective as of the time the merger becomes effective.

Employee Benefits Matters

        The merger agreement provides that, for the one year period following the completion of the merger, each employee of Integrys and its subsidiaries who remains employed by Wisconsin Energy or the surviving corporation or any of their subsidiaries following the completion of the merger (each such employee we refer to as a company employee), and who is not covered by a union contract, will be provided with (i) compensation and benefits, in each case, that are no less favorable than the compensation and benefits provided to the company employee immediately prior to the completion of the merger and (ii) severance and separation benefits that are no less favorable than the severance and separation benefits provided to the company employee immediately prior to the completion of the merger. Under the merger agreement, Wisconsin Energy, the surviving corporation and their subsidiaries may not amend or otherwise adjust any such company employee's health, dental, vision or disability benefits any time prior to December 31 of the year following the year in which the completion of the merger occurs, to the extent that any such amendment or adjustment would subject such company employee to any additional costs.

        Wisconsin Energy and the surviving corporation or its subsidiaries, as applicable, will continue to honor the union contracts and employment, severance, retention, termination and change in control plans, policies and arrangements of Integrys and will provide certain union employees covered by Wisconsin Statue § 196.807, to the extent applicable, with at least the same wages and substantially equivalent fringe benefits and other terms and conditions of employment that were provided prior to the completion of the merger.

        The merger agreement also provides that, with certain exception, service credit will be provided to company employees for purposes of vesting, eligibility to participate in and determination of level of benefits under the employee benefit plans of Wisconsin Energy, other than for benefit accruals under any defined benefit plan or frozen benefit plan or vesting under any equity incentive plan.

Dividends

        Under the merger agreement, Wisconsin Energy and Integrys agreed to coordinate with each other regarding the declaration and payment of dividends in respect of their common stock and the record dates and payment dates relating thereto, so to as ensure proper payment to stockholders of quarterly dividends with respect to their respective shares of Wisconsin Energy common stock and Integrys common stock.

        Further, under the merger agreement, the Wisconsin Energy Board agreed to adopt and approve a new dividend policy to take effect upon completion of the initial merger relating to the payment of dividends on the outstanding Wisconsin Energy common stock after completion of the merger. The dividend policy will provide for a quarterly dividend per share of Wisconsin Energy common stock in an amount equal to the quarterly dividend amount paid per share by Integrys on the outstanding Integrys common stock on Integrys' most recent dividend payment date before completion of the initial merger, divided by a dividend exchange ratio. As defined in the merger agreement, the dividend exchange ratio will be calculated by dividing the value of the merger consideration by the average of the volume weighted average price per share of Wisconsin Energy common stock on the NYSE on each of the 10 consecutive trading days ending with the second complete trading day prior to the completion of the merger.

Public Announcements

        Except with respect to effecting an adverse recommendation change under the terms of the merger agreement, Wisconsin Energy and Integrys will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by the merger agreement, including the merger, and will not issue any press release or make any such written public statement prior to such consultation, except as required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Stock Exchange Listing

        Wisconsin Energy will use its commercially reasonable efforts to cause the shares of Wisconsin Energy common stock to be issued in the initial merger to be approved for listing on the New York Stock Exchange prior to the completion of the initial merger. Integrys will use its commercially reasonable efforts to cooperate with Wisconsin Energy in connection with the foregoing, including providing information reasonably requested by Wisconsin Energy.

Termination of the Merger Agreement

  Termination Rights

        The merger agreement may be terminated before the consummation of the initial merger by (i) mutual consent or (ii) by either party if:

  •
  the initial merger is not consummated within 12 months of the date of the merger agreement, which we refer to as the end date, and which date may be extended up to six months if required regulatory approvals are not received, provided that the failure of the initial merger to occur on or before such date is not the result of such terminating party's breach of the merger agreement or the failure of any representation or warranty of such party contained in the merger agreement to be true and correct;

  •
  (i) the closing condition that no legal restraint will be in effect that, and no suit, action or other proceeding will be pending before any governmental entity in which such governmental entity seeks to impose, or has imposed, any legal restraint that, prevents, makes illegal or prohibits the consummation of the merger fails to be satisfied and (ii) the legal restraint giving rise to such failure is final and non-appealable, provided that the failure to satisfy the aforementioned condition is not due to the terminating party's failure to comply with its obligations as described under "Reasonable Best Efforts; Required Actions" above;

  •
  the Integrys shareholder approval is not obtained;

  •
  the Wisconsin Energy stockholder approval is not obtained;

  •
  the other party's board effects an adverse recommendation change and its required shareholder approval has not been obtained;

  •
  the other party breaches its respective representations, warranties, covenants or agreements in a manner that would cause the failure of the related closing condition and is not cured within 30 days of its receiving notice of such breach or curable before one year after the date of the merger agreement, provided that the terminating party itself is not in breach of its respective representations, warranties, covenants or agreements in a manner that would cause the failure of the related closing condition;

  •
  the party's board exercises its pre-shareholder approval takeover termination right; or

  •
  the other party's board fails to reaffirm publicly and unconditionally the Wisconsin Energy board recommendation or the Integrys board recommendation, as applicable, with respect to the Wisconsin Energy stockholder approval or the Integrys shareholder approval, as applicable, within five business days of the terminating party's written request to do so (which request may be made at any time that a takeover proposal with respect to other party is pending).

  Termination Fees

        Wisconsin Energy must pay a termination fee of $175 million to Integrys if:

  •
  Integrys terminates the merger agreement (before the Wisconsin Energy stockholder approval is obtained) because Wisconsin Energy effects an adverse recommendation change;

  •
  Integrys terminates the merger agreement because the Wisconsin Energy Board fails to publicly reaffirm the Wisconsin Energy board recommendation upon Integrys' request while a takeover proposal with respect to Wisconsin Energy is pending;

  •
  Wisconsin Energy terminates the merger agreement pursuant to its pre-shareholder approval takeover termination right; or

  •
  (i) prior to the Wisconsin Energy stockholder meeting to be duly called and convened under the terms of the merger agreement to obtain the Wisconsin Energy stockholder approval, a takeover proposal with respect to Wisconsin Energy has been made, (ii) the merger agreement is terminated (A) by Integrys or Wisconsin Energy because (1) the end date has expired and the Wisconsin Energy stockholder meeting has not been held at least five business days before such termination or (2) because the Wisconsin Energy stockholder approval is not obtained at the Wisconsin Energy stockholder meeting, or (B) by Integrys because Wisconsin Energy has breached its respective representations, warranties, covenants or agreements in a manner that caused the failure of the related closing condition and was not cured within 30 days of its receiving notice of such breach or was not curable before 12 months after the date of the merger agreement and (iii) within 12 months of such termination, a takeover proposal with respect to Wisconsin Energy is agreed or consummated (except that with respect to such takeover proposal, references to 20 percent in the definition of "takeover proposal" are replaced with 50 percent).

        Integrys must pay a termination fee of $175 million to Wisconsin Energy if:

  •
  Wisconsin Energy terminates the merger agreement (before the Integrys shareholder approval is obtained) because Integrys effects an adverse recommendation change;

  •
  Wisconsin Energy terminates the merger agreement because the Integrys Board fails to publicly reaffirm the Integrys board recommendation upon Wisconsin Energy's request while a takeover proposal with respect to Integrys is pending;

  •
  Integrys terminates the merger agreement pursuant to its pre-shareholder approval takeover termination right; or

  •
  (i) prior to the Integrys shareholder meeting to be duly called and convened under the terms of the merger agreement to obtain the Integrys shareholder approval, a takeover proposal with respect to Integrys has been made, (ii) the merger agreement is terminated (A) by Wisconsin Energy or Integrys because (1) the end date has expired and the Integrys shareholder meeting has not been held at least five business days before such termination or (2) because the required Integrys shareholder approval is not obtained at the Integrys shareholder meeting, or (B) by Wisconsin Energy because Integrys has breached its respective representations, warranties, covenants or agreements in a manner that caused the failure of the related closing condition and was not cured within 30 days of its receiving notice of such breach or was not curable before 12 months after the date of the merger agreement and (iii) within 12 months of such termination, a takeover proposal with respect to Integrys is agreed or consummated (except that with respect to such takeover proposal, references to 20 percent in the definition of "takeover proposal" are replaced with 50 percent).

Amendment

        The merger agreement may be amended by the parties at any time before or after receipt of the Wisconsin Energy stockholder approval or the Integrys shareholder approval; provided, however, that (i) no amendment is made to the merger agreement that would adversely affect the rights of the lenders without their consent, (ii) after receipt of the Wisconsin Energy stockholder approval, there will be made no amendment that by law requires further approval by the stockholders of Wisconsin Energy without the further approval of such stockholders, (iii) after receipt of the Integrys shareholder approval, there shall be made no amendment that by law requires further approval by the shareholders of Integrys without the further approval of such shareholders, (iv) no amendment will be made to the merger agreement after the initial merger becomes effective and (v) except as provided above, no amendment of the merger agreement will require the approval of the stockholders of Wisconsin Energy or the shareholders of Integrys. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Extension; Waiver

        At any time prior to the completion of the initial merger, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, (iii) subject to amendment, waive compliance with any covenants and agreements contained in the merger agreement or (iv) waive the satisfaction of any of the conditions contained in the merger agreement. No extension or waiver by Wisconsin Energy will require the approval of the stockholders of Wisconsin Energy unless such approval is required by law and no extension or waiver by Integrys will require the approval of the shareholders of Integrys unless such approval is required by law. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

  Procedure for Termination, Extension or Waiver

        A termination, amendment, extension or waiver, in order to be effective, will require, in the case of Wisconsin Energy, Integrys or the merger subs, action by its respective board of directors or the duly authorized designee of its board of directors. Termination of the merger agreement prior to the initial merger becoming effective will not require the approval of the stockholders of Wisconsin Energy or the shareholders of Integrys.

INFORMATION ABOUT THE COMPANIES

Wisconsin Energy Corporation

        Wisconsin Energy was incorporated in the state of Wisconsin in 1981 and became a diversified energy holding company in 1986. Wisconsin Energy maintains its principal executive offices in Milwaukee, Wisconsin.

        Wisconsin Energy conducts its operations primarily in two reportable segments: a utility energy segment and a non-utility energy segment. Wisconsin Energy's primary subsidiaries are Wisconsin Electric, Wisconsin Gas and We Power.

        Utility Energy Segment:    Wisconsin Energy's utility energy segment consists of Wisconsin Electric and Wisconsin Gas, operating together under the trade name of "We Energies." We Energies serves approximately 1,128,300 electric customers in Wisconsin and the Upper Peninsula of Michigan. We Energies serves approximately 1,079,800 gas customers in Wisconsin and approximately 445 steam customers in metropolitan Milwaukee, Wisconsin. In addition, Wisconsin Energy has a 26.24 percent equity interest in ATC.

        Non-Utility Energy Segment:    Wisconsin Energy's non-utility energy segment consists primarily of We Power, which owns and leases to Wisconsin Electric generation plants constructed as part of Wisconsin Energy's Power the Future, which we refer to as PTF, strategy. Under the PTF strategy, four power plants have been placed in service and provide approximately 2,320 MW of new generation in Wisconsin, approximately 2,120 MW of which is being leased to Wisconsin Electric under long-term leases. Two unaffiliated entities collectively purchased an approximately 17 percent interest, or 200 MW, in the two coal plants constructed as part of the PTF strategy. The PTF strategy was designed to address Wisconsin Electric's electric supply needs by increasing the electric generating capacity in Wisconsin while allowing Wisconsin Energy to maintain a diversified fuel mix, by including both new coal-fired plants and natural-gas fired plants. Because of the significant investment necessary to construct these generating units, Wisconsin Energy constructed the plants under Wisconsin's Leased Generation Law, which became effective in August 2001 and allows a non-utility affiliate to construct an electric generating facility and lease it to the public utility. For further information about the PTF strategy, please see Wisconsin Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, incorporated herein by reference.

        For the year ended December 31, 2013, Wisconsin Energy had total operating revenues of approximately $4.5 billion and total net income from continuing operations of approximately $577.4 million. For the six months ended June 30, 2014, Wisconsin Energy had total operating revenues of approximately $2.7 billion and total net income from continuing operations of approximately $340.6 million.

        Wisconsin Energy common stock is traded on the NYSE under the symbol "WEC." Wisconsin Energy's principal executive offices are located at 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201, its telephone number is (414) 221-2345 and its website is www.wisconsinenergy.com. Information contained on, or accessible from, Wisconsin Energy's website is expressly not incorporated by reference into this joint proxy statement/prospectus.

Integrys Energy Group, Inc.

        Integrys is a diversified energy holding company headquartered in Chicago, Illinois. Integrys was incorporated in Wisconsin in 1993. Its wholly owned subsidiaries provide products and services in both the regulated and nonregulated energy markets. In addition, Integrys has a 34.07 percent equity interest in ATC (an electric transmission company operating in Illinois, Michigan, Minnesota, and Wisconsin). Integrys has five reportable segments: regulated natural gas utility operations, regulated electric utility operations, Integrys energy services, electric transmission investment and holding company and other.

        Regulated Natural Gas Utilities Segment.    The regulated natural gas utilities segment provides service to approximately 1,698,000 residential, commercial and industrial, transportation, and other customers, with customers located in Chicago, Illinois and its northern suburbs, northeastern Wisconsin and an adjacent portion of Michigan's Upper Peninsula, various cities and communities throughout Minnesota, and the southern portion of lower Michigan. The regulated natural gas utilities segment manages portfolios of natural gas supply contracts, storage services, and pipeline transportation services designed to meet varying customer use patterns at the lowest reasonable cost.

        Regulated Utilities Segment.    The regulated electric utility segment includes the regulated electric utility operations of Wisconsin Public Service Corporation, which we refer to as WPS, and Upper Peninsula Power Company, which we refer to as UPPCO. WPS, a Wisconsin corporation, began operations in 1883. UPPCO, a Michigan corporation, began operations in 1884. Integrys acquired UPPCO in September 1998. In January 2014, Integrys announced an agreement to sell UPPCO. The transaction is expected to close later in 2014. The regulated electric utility operations of WPS and UPPCO provide service to approximately 497,000 residential, commercial and industrial, wholesale, and other customers. WPS's customers are located in northeastern Wisconsin and an adjacent portion of Michigan's Upper Peninsula. UPPCO's customers are located in Michigan's Upper Peninsula. Wholesale electric service is provided to various WPS customers, including municipal utilities, electric cooperatives, energy marketers, other investor-owned utilities, and municipal joint action agencies. UPPCO no longer provides power supply service to wholesale electric customers due to the expiration of its remaining wholesale electric contracts in 2011. In 2013, retail electric revenues accounted for 89.0 percent of total electric revenues, while wholesale electric revenues accounted for 11.0 percent of total electric revenues.

        Integrys Energy Services Segment.    Integrys Energy Services, Inc., a Wisconsin corporation and which we refer to as IES, was established in 1994. IES is a diversified nonregulated retail energy supply and services company that primarily sells electricity and natural gas in deregulated markets. In addition, IES invests in energy assets with renewable attributes, primarily distributed solar assets. IES and its subsidiaries market electricity and natural gas in various retail markets, serving commercial and industrial customers, as well as direct and aggregated small commercial and residential customers. Aggregated customers are municipalities, associations, or groups of customers that have joined together to negotiate the purchase of electricity or natural gas as a larger group. At December 31, 2013, IES was serving aggregated customers in Illinois, Ohio, and Michigan. On July 30, 2014, Integrys announced that it has agreed to sell its competitive retail electric and natural gas businesses through a sale of all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, Integrys Energy Services, Inc., to Exelon Generation Company, LLC. The IES Sale will not include the Integrys' generation and solar asset businesses which will be moved from Integrys Energy Services, Inc. to Integrys or one of its affiliates. The IES Sale is expected to close the fourth quarter of 2014 or the first quarter of 2015.

        Electric Transmission Investment Segment.    The electric transmission investment segment consists of Integrys' approximate 34.07 percent ownership interest in ATC. ATC, which began operations in 2001, owns and operates the electric transmission system, under the direction of the Midcontinent Independent System Operator, Inc., in parts of Wisconsin, Illinois, Minnesota and the Upper Peninsula of Michigan. ATC is subject to regulation by FERC as to rates, terms of service, and financing and by state regulatory commissions as to other aspects of its business, including the construction of electric transmission assets.

        Holding Company and Other Segment.    The holding company and other segment includes the operations of the Integrys holding company and the Peoples Energy, LLC holding company, along with certain nonutility activities.

        For the year ended December 31, 2013, Integrys had total revenues of approximately $5.6 billion and total net income attributed to common shareholders of approximately $351.8 million. For the six months ended June 30, 2014, Integrys had total revenues of approximately $4.4 billion and total net income attributed to common shareholders of approximately $159.6 million.

        Integrys common stock is traded on the NYSE under the symbol "TEG." Integrys' principal executive offices are located at 200 East Randolph Street, Chicago, Illinois 60601-6207, its telephone number is (312) 228-5400 and its website is www.integrysgroup.com.

Merger Subs

        Merger sub and subsequent merger sub are each Wisconsin corporations formed on July 10, 2014 for the purpose of completing the merger. Each of merger sub and subsequent merger sub is a direct, wholly owned subsidiary of Wisconsin Energy and became party to the merger agreement through execution of a joinder agreement.

 THE WISCONSIN ENERGY SPECIAL MEETING

Purpose; Date, Time and Place

        Wisconsin Energy stockholders have received this joint proxy statement/prospectus because on October 13, 2014, the record date for a special meeting of stockholders to be held on November 21, 2014, in the Auditorium of Wisconsin Energy's corporate headquarters, 231 West Michigan Street, Milwaukee, Wisconsin 53203 at 10:00 a.m., Central time, they owned shares of the common stock of Wisconsin Energy Corporation, and the board of directors of Wisconsin Energy is soliciting proxies for the matters to be voted on at this special meeting, as described below. This joint proxy statement/prospectus was mailed to holders of Wisconsin Energy common stock beginning on October 21, 2014 and is accompanied by a proxy card for use at the meeting and at any adjournment(s) of the meeting.

        At the meeting, Wisconsin Energy stockholders will be asked to:

  •
  consider and vote upon the proposal to approve the issuance of Wisconsin Energy common stock as contemplated by the merger agreement (the "Share Issuance" proposal) (Item 1 on the Wisconsin Energy Proxy Card);

  •
  consider and vote upon the proposal to approve an amendment to Wisconsin Energy's restated articles of incorporation to change the name of Wisconsin Energy from "Wisconsin Energy Corporation" to "WEC Energy Group, Inc." (the "Name Change" proposal) (Item 2 on the Wisconsin Energy Proxy Card); and

  •
  consider and vote upon any motion to adjourn the Wisconsin Energy special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Share Issuance proposal (the "Wisconsin Energy Meeting Adjournment" proposal) (Item 3 on the Wisconsin Energy Proxy Card).

        Only the approval of the Share Issuance proposal is required to complete the merger. The Share Issuance proposal is not conditioned on the approval of the Name Change proposal. The Name Change proposal is conditioned on approval of the Share Issuance proposal and on completion of the merger.

        When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change. In the event that other matters arise at the special meeting, the proxy holder will vote your shares according to his or her discretion.

        If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card.

        You must pre-register and present a government-issued photo identification at the door in order to attend Wisconsin Energy's special meeting.

        If you would like to attend, please contact Wisconsin Energy's Stockholder Services by email at WEC.Stockholder-Services.Contact@wisconsinenergy.com or by telephone at 800-881-5882 to pre-register.

        If you hold your shares in "street name" through an intermediary, such as a bank, brokerage firm or other nominee, and you would like to attend Wisconsin Energy's special meeting, please send a request to pre-register either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement, a copy of the voting instruction card provided by your broker, or a letter from the broker, trustee, bank or nominee holding your shares to: Stockholder Services, 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201; fax: 414-221-3888; or email: WEC.Stockholder-Services.Contact@wisconsinenergy.com. If Wisconsin Energy cannot confirm you are a registered stockholder or beneficial owner, we will contact you for further information. All attendees for Wisconsin Energy's special meeting will be asked to present a government-issued photo identification card, such as your driver's license, state identification card or passport at the door.

Record Date; Quorum

        The record date for the Wisconsin Energy special meeting is October 13, 2014. Wisconsin Energy's stockholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date for the meeting, there were 225,517,341 shares of Wisconsin Energy common stock issued and outstanding and entitled to vote at the meeting. The issued and outstanding shares are held by approximately 38,475 holders of record.

        The presence, in person or by proxy, of a majority of the shares of Wisconsin Energy common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Wisconsin Energy common stock outstanding on the record date entitles its holder to one vote on each of the proposals described above and any other proposals that may properly come before the meeting.

        To determine the presence of a quorum at the meeting, Wisconsin Energy will also count as present at the meeting the shares of Wisconsin Energy common stock present in person but not voting, and the shares of common stock for which Wisconsin Energy has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions as described in "Solicitation and Revocation of Proxies" below.

Vote Required

        Required Vote to Approve the Share Issuance Proposal (Item 1 on the Wisconsin Energy Proxy Card)

        The affirmative vote of a majority of the votes cast by Wisconsin Energy stockholders as of the record date for the Wisconsin Energy special meeting is required to approve the Share Issuance proposal.

        Required Vote to Approve the Name Change Proposal (Item 2 on the Wisconsin Energy Proxy Card)

        The affirmative vote of a majority of the issued and outstanding shares of Wisconsin Energy common stock as of the record date for the Wisconsin Energy special meeting is required to approve the Name Change proposal.

        Required Vote to Approve the Wisconsin Energy Meeting Adjournment Proposal (Item 3 on the Wisconsin Energy Proxy Card)

        The votes cast in favor of the Wisconsin Energy Meeting Adjournment proposal must exceed the votes cast against the proposal to be approved.

Shares Beneficially Owned by Wisconsin Energy Directors and Officers

        As of the record date for the meeting, Wisconsin Energy's directors and executive officers beneficially owned a total of 2,628,197 shares, or approximately 1.17 percent of the issued and outstanding shares, of Wisconsin Energy common stock. We anticipate that these individuals will vote their shares in favor of the proposals described above, although none of the individuals have entered into any agreements obligating them to do so.

Solicitation and Revocation of Proxies

        If you have delivered a signed proxy card for the Wisconsin Energy special meeting or otherwise voted pursuant to the instructions set forth on the proxy card, you may revoke it at any time before it is voted by:

  •
  attending the meeting and voting in person;

  •
  giving written notice revoking your proxy to Wisconsin Energy's Corporate Secretary prior to the date of the meeting; or

  •
  submitting a signed proxy card that is dated later than your initial proxy card to Wisconsin Energy's Corporate Secretary.

        The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holders will vote your shares:

  •
  FOR the Share issuance proposal;

  •
  FOR the Name Change proposal; and

  •
  FOR the Wisconsin Energy Meeting Adjournment proposal.

If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote your shares on those matters. Wisconsin Energy's board of directors is not aware of any matter to be presented at the meeting other than the proposals described above.

        If you hold shares in "street name" through an intermediary, such as a bank, brokerage firm or other nominee, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as "broker nonvotes," are not counted in the vote by stockholders but will count for purposes of a quorum. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. If you hold shares in "street name" and wish to change your vote at any time, you must contact your broker.

        If you are a participant in Stock Plus or own shares through investments in the Wisconsin Energy Common Stock ESOP Fund in Wisconsin Energy's 401(k) plan, your proxy will serve as voting instructions for your shares held in those plans. The administrator for Stock Plus and the trustee for the 401(k) plan will vote your shares as you direct. If a proxy is not returned for shares held in Stock Plus, the administrator will not vote those shares. If a proxy is not returned for shares held in the 401(k) plan, the trustee will vote those shares in the same proportion that all shares in the Wisconsin Energy Common Stock ESOP Fund for which voting instructions have been received, are voted.

        Wisconsin Energy will bear the cost of soliciting proxies from its stockholders. Wisconsin Energy will solicit stockholder votes by mail, and may also solicit certain stockholders by other means of communication, including telephone or in person. If any directors, officers and employees of Wisconsin Energy solicit your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so. Wisconsin Energy will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.

        In addition, Wisconsin Energy has engaged a professional proxy solicitation firm, Morrow & Co., LLC, to assist in soliciting proxies for a fee of $17,500. In addition, Wisconsin Energy will reimburse Morrow & Co., LLC for its reasonable disbursements.

How to Vote Your Shares

        If you are a stockholder of record (i.e., you own shares in your own name), you can vote by telephone, on the internet, by mail, or in person at the special meeting as follows:

  •
  Voting by Telephone.  Call the toll-free number listed on the proxy card and follow the instructions. You will need to have your proxy card with you when you call.

  •
  Voting on the Internet.  Go to www.envisionreports.com/WEC and follow the instructions. You will need to have your proxy card with you when you visit the website.

  •
  Voting by Mail.  Complete, sign, date, and return the enclosed proxy card in the envelope provided.

  •
  Voting at the Wisconsin Energy Special Meeting.  If you decide to attend the special meeting and vote in person, you may deposit your proxy card with a representative of Wisconsin Energy at the special meeting registration desk. You may also complete a ballot that will be distributed at the meeting. Whether or not you plan to attend the special meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the internet by following the instructions on the proxy card.

If you are a "street name" stockholder (i.e., you own your shares in the name of a broker, bank, or other fiduciary), you should refer to the information you receive from your broker to see which voting methods are available to you. Please note, if you are a street name stockholder, and wish to vote in person at the special meeting, you must obtain a proxy executed in your favor from your broker to be able to vote at the special meeting. If you wish to vote through the Internet or by telephone, please follow the instructions on your proxy card or the information forwarded to you by your bank or broker, as applicable. The Internet and telephone voting facilities will close at 10:59 p.m., Central time, on November 20, 2014.

Recommendations of the Board of Directors of Wisconsin Energy

        The Wisconsin Energy Board has approved the merger agreement and the transactions contemplated thereby, believes that the merger is in the best interests of Wisconsin Energy and its stockholders, and recommends that you vote FOR the Share Issuance proposal, FOR the Name Change proposal and FOR the Wisconsin Energy Meeting Adjournment proposal.

        In the course of reaching its decision to approve the merger agreement and the transactions contemplated in the merger agreement, Wisconsin Energy's board of directors, among other things, consulted with its legal advisor, Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, regarding the legal terms of the merger agreement, and with its financial advisor, Barclays, regarding the fairness of the merger consideration to Wisconsin Energy's common stockholders from a financial point of view. For a discussion of the factors considered by the Wisconsin Energy Board in reaching its conclusion, see "The Merger—Recommendations of the Wisconsin Energy Board of Directors and Wisconsin Energy's Reasons for the Merger" beginning on page 52.

 WISCONSIN ENERGY PROPOSALS

Item 1.    The Share Issuance Proposal

(Item 1 on Wisconsin Energy Proxy Card)

        It is a condition to completion of the merger that Wisconsin Energy issue shares of Wisconsin Energy common stock in the merger. When the merger becomes effective, each share of Integrys common stock outstanding immediately before the merger will be converted into the right to receive 1.128 shares of Wisconsin Energy common stock and $18.58 in cash. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to closing.

        Under the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. If the merger is completed, it is currently estimated that Wisconsin Energy will issue or reserve for issuance approximately 90 million shares of Wisconsin Energy common stock in connection with the merger. On an as-converted basis, the aggregate number of shares of Wisconsin Energy common stock to be issued in the merger will exceed 20 percent of the shares of Wisconsin Energy common stock outstanding before such issuance; for this reason, Wisconsin Energy must obtain the approval of Wisconsin Energy stockholders for the issuance of shares of Wisconsin Energy common stock to Integrys shareholders in connection with the merger.

        Wisconsin Energy is asking its stockholders to approve the Share Issuance proposal. The issuance of these securities to Integrys shareholders is necessary to effect the merger and the approval of the Share Issuance proposal is required for completion of the merger.

        The Wisconsin Energy Board recommends a vote FOR the Share Issuance proposal (Item 1).

Item 2.    The Name Change Proposal

(Item 2 on Wisconsin Energy Proxy Card)

        Wisconsin Energy is proposing to change the corporate name of Wisconsin Energy from "Wisconsin Energy Corporation" to "WEC Energy Group, Inc." upon completion of the merger. To effect this change, Wisconsin Energy would amend its restated articles of incorporation. Wisconsin Energy is seeking the approval of its stockholders to change Wisconsin Energy's name to "WEC Energy Group, Inc." upon completion of the merger. The text of the proposed articles of amendment to Wisconsin Energy's restated articles of incorporation to effect the Name Change is attached to this joint proxy statement/prospectus as Annex D.

        The Name Change proposal is conditioned on approval of the Share Issuance proposal and on completion of the merger.

        The Wisconsin Energy Board recommends a vote FOR the Name Change proposal (Item 2).

Item 3.    The Wisconsin Energy Meeting Adjournment Proposal

(Item 3 on Wisconsin Energy Proxy Card)

        The Wisconsin Energy special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Share Issuance proposal.

        If, at the Wisconsin Energy special meeting, the number of shares of Wisconsin Energy common stock present or represented and voting in favor of the Share Issuance proposal is insufficient to approve the Share Issuance proposal, Wisconsin Energy intends to move to adjourn the Wisconsin Energy special meeting in order to enable the Wisconsin Energy Board to solicit additional proxies for approval of the Share Issuance proposal.

        In the Wisconsin Energy Meeting Adjournment proposal, Wisconsin Energy is asking its stockholders to authorize the holder of any proxy solicited by the Wisconsin Energy Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Wisconsin Energy special meeting to another time and place for the purpose of soliciting additional proxies. If the Wisconsin Energy stockholders approve the Wisconsin Energy Meeting Adjournment proposal, Wisconsin Energy could adjourn the Wisconsin Energy special meeting and any adjourned session of the Wisconsin Energy special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Wisconsin Energy stockholders who have previously voted.

        The Wisconsin Energy Board recommends a vote FOR the Wisconsin Energy Meeting Adjournment proposal (Item 3).

Other Matters to Come Before the Meeting

        No other matters are intended to be brought before the meeting by Wisconsin Energy, and Wisconsin Energy does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

INTEGRYS SPECIAL MEETING

Purpose; Date, Time and Place

        Integrys shareholders have received this joint proxy statement/prospectus because on October 13, 2014, the record date for a special meeting of shareholders to be held on November 21, 2014, in the Aon Building at 200 E. Randolph Street, South Lobby/Parking Level 1, Chicago, Illinois 60601 at 10:00 a.m., Central time, they owned shares of the common stock of Integrys Energy Group, Inc. and the Integrys Board is soliciting proxies for the matters to be voted on at this special meeting, as described below. This joint proxy statement/prospectus was mailed to holders of Integrys common stock beginning on October 21, 2014 and is accompanied by a proxy card for use at the meeting and at any adjournment(s) or postponement(s) of the meeting.

        At the meeting, Integrys shareholders will be asked to:

  •
  consider and vote upon the proposal to approve the merger agreement (the "Merger" proposal) (Item 1 on the Integrys Proxy Card);

  •
  consider and vote upon the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements of Integrys' named executive officers in connection with the merger (the "Merger-Related Compensation" proposal) (Item 2 on the Integrys Proxy Card); and

  •
  consider and vote upon the proposal to approve any motion to adjourn the Integrys special meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger proposal (the "Integrys Meeting Adjournment" proposal) (Item 3 on the Integrys Proxy Card).

        Approval of the Merger proposal by Integrys shareholders is required for completion of the merger. The Merger-Related Compensation proposal is not required to complete the merger.

        When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change. In the event that other matters arise at the special meeting, the proxy holder will vote your shares according to his or her discretion.

        If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card.

        You must present a government-issued photo identification at the door in order to attend Integrys' special meeting. Each shareholder may be accompanied by one guest.

        If you hold your shares in "street name" through an intermediary, such as a bank, brokerage firm or other nominee, and you would like to attend Integrys' special meeting, you will be asked to provide proof of share ownership, such as a bank or brokerage firm account statement, a copy of the voting instruction card provided by your broker, or a letter from the broker, trustee, bank or nominee holding your shares to: Integrys Energy Group, Inc., Attention: Investor Relations, 200 East Randolph Street, Chicago, Illinois 60601. All attendees for Integrys' special meeting will be asked to present a government-issued photo identification card, such as your driver's license, state identification card or passport at the door.

Record Date; Quorum

        The record date for the Integrys special meeting is October 13, 2014. Integrys' shareholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date for the meeting, there were 79,963,091 shares of Integrys common stock issued and outstanding and entitled to vote at the meeting. The issued and outstanding shares are held by approximately 23,625 holders of record.

        The presence, in person or by proxy, of a majority of the shares of Integrys common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Integrys common stock outstanding on the record date entitles its holder to one vote on each of the proposals described above and any other proposals that may properly come before the meeting.

        To determine the presence of a quorum at the meeting, Integrys will also count as present at the meeting the shares of Integrys common stock present in person but not voting, and the shares of common stock for which Integrys has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions as described in "Solicitation and Revocation of Proxies" below.

Vote Required

        Required Vote to Approve the Merger Proposal (Item 1 on the Integrys Proxy Card)

        The affirmative vote of a majority of the shares of Integrys common stock outstanding on the record date for the Integrys special meeting is required to approve the Merger proposal.

        Required Vote to Approve the Merger-Related Compensation Proposal (Item 2 on the Integrys Proxy Card)

        The affirmative vote of a majority of the shares of Integrys common stock represented (in person or by proxy) at the Integrys special meeting and entitled to vote on such proposal is required to approve the Merger-Related Compensation proposal. Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on either Integrys or Wisconsin Energy. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Integrys shareholders.

        Required Vote to Approve the Integrys Meeting Adjournment Proposal (Item 3 on the Integrys Proxy Card)

        For the Integrys Meeting Adjournment proposal to be approved, the votes cast in favor of the Integrys Meeting Adjournment proposal must exceed the votes cast against the proposal.

Shares Beneficially Owned by Integrys Directors and Officers

        As of the record date for the meeting, Integrys' directors and executive officers beneficially owned a total of 752,472 shares (including share equivalents of common stock held in the Integrys Deferred Compensation Trust of which 60 percent of the shares have a voting right), or approximately 0.94 percent of the issued and outstanding shares, of Integrys common stock. We anticipate that these individuals will vote their shares in favor of the proposals described above, although none of the individuals have entered into any agreements obligating them to do so.

 Solicitation and Revocation of Proxies

        If you have delivered a signed proxy card for the Integrys special meeting or otherwise voted pursuant to the instructions set forth on the proxy card, you may revoke it at any time before it is voted by:

  •
  revoting over the Internet or telephone;

  •
  attending the meeting and voting in person;

  •
  giving written notice revoking your proxy to Integrys prior to the date of the meeting; or

  •
  submitting a signed proxy card that is dated later than your initial proxy card to Integrys.

        The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holders will vote your shares:

  •
  FOR the Merger proposal;

  •
  FOR the Merger-Related Compensation proposal; and

  •
  FOR the Integrys Meeting Adjournment proposal.

        If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote your shares on those matters. Integrys' board of directors is not aware of any matter to be presented at the meeting other than the proposals described above.

        If you hold shares in "street name" through an intermediary, such as a bank, brokerage firm or other nominee, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as "broker nonvotes," are not counted in the vote by shareholders but will count for purposes of a quorum. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. If you hold shares in "street name" and wish to change your vote at any time, you must contact your broker.

        Integrys will bear the cost of soliciting proxies from its shareholders. Integrys will solicit shareholder votes by mail, and may also solicit certain shareholders by other means of communication, including telephone or in person. If anyone solicits your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so. Integrys will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.

        Integrys has engaged a professional proxy solicitation firm, Georgeson Inc., to assist in soliciting proxies for a fee of $10,000. In addition, Integrys will reimburse Georgeson Inc. for its reasonable disbursements.

 How to Vote Your Shares

        If you are a shareholder of record (i.e., you own shares in your own name), you can vote by telephone, on the internet, by mail, or in person at the special meeting as follows:

  •
  Voting by Telephone.  Call the following toll-free number 1-800-690-6903 and follow the instructions. You will need to have your proxy card with you when you call.

  •
  Voting on the Internet.  Go to www.proxyvote.com and follow the instructions. You will need to have your proxy card with you when you visit the website.

  •
  Voting by Mail.  Complete, sign, date, and return the enclosed proxy card in the envelope provided.

  •
  Voting at the Integrys Special Meeting.  If you decide to attend the special meeting and vote in person, you may deposit your proxy card with a representative of Integrys at the special meeting registration desk. You may also complete a ballot that will be distributed at the meeting. Whether or not you plan to attend the special meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the internet by following the instructions on the proxy card.

        If you are a "street name" shareholder (i.e., you own your shares in the name of a broker, bank, or other fiduciary), you should refer to the information you receive from your broker to see which voting methods are available to you. Please note, if you are a street name shareholder, and wish to vote in person at the special meeting, you must obtain a proxy executed in your favor from your broker to be able to vote at the special meeting. If you wish to vote through the Internet or by telephone, please follow the instructions on your Notice, proxy card or the information forwarded to you by your bank or broker, as applicable. The Internet and telephone voting facilities will close at 10:59 p.m., Central time, on November 20, 2014; provided, however, that votes representing shares held in the Integrys Share Ownership Plans must be received by 10:59 p.m., Central time, on November 19, 2014, to be voted in the special meeting, and votes representing shares issued under the Integrys Energy Group, Inc. Deferred Compensation Plan and the Omnibus Incentive Plans must be received by 10:59 p.m. Central time, on November 19, 2014, to be voted at the special meeting.

Recommendations of the Board of Directors of Integrys

        The Integrys Board has approved the merger agreement and the transactions contemplated thereby, believes that the merger is in the best interests of Integrys and its shareholders, and recommends that you vote FOR the Merger proposal, FOR the Merger-Related Compensation proposal and FOR the Integrys Meeting Adjournment proposal.

        In the course of reaching its decision to approve the merger agreement and the transactions contemplated in the merger agreement, the Integrys Board, among other things, consulted with its legal advisors, Cravath, Swaine & Moore LLP and Foley & Lardner LLP, regarding the legal terms of the merger agreement, and with its financial advisor, Lazard Frères & Co. LLC, regarding the fairness of the merger agreement to Integrys' common shareholders from a financial point of view. For a discussion of the factors considered by the Integrys Board in reaching its conclusion, see "The Merger—Recommendations of the Integrys Board of Directors and Integrys' Reasons for the Merger" beginning on page 57.

INTEGRYS PROPOSALS

Item 1.    The Merger Proposal

(Item 1 on Integrys Proxy Card)

        As discussed throughout this joint proxy statement/prospectus, Integrys is asking its shareholders to approve the Merger proposal. Holders of Integrys common stock should read carefully this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement and the merger. In particular, holders of Integrys common stock are directed to the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

        Approval of the Merger proposal is required for completion of the merger.

        The affirmative vote of a majority of the shares of Integrys common stock outstanding on the record date for the Integrys special meeting is required to approve the Merger proposal

        The Integrys Board recommends a vote FOR the Merger proposal (Item 1).

Item 2.    The Merger-Related Compensation Proposal

(Item 2 on Integrys Proxy Card)

        As required by Section 14A of the Exchange Act of 1934 and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, Integrys is required to submit a proposal to Integrys shareholders for a non-binding, advisory vote to approve the payment by Integrys of certain compensation to the named executive officers of Integrys that is based on or otherwise relates to the merger. This proposal, which Integrys refers to as the Merger-Related Compensation proposal, gives Integrys shareholders the opportunity to vote on a non-binding, advisory basis on the compensation that Integrys' named executive officers may be entitled to receive from Integrys that is based on or otherwise relates to the merger.

        The compensation that Integrys' named executive officers may be entitled to receive from Integrys that is based on or otherwise relates to the merger is summarized and included in "The Merger—Interests of Directors and Executive Officers in the Merger—Interests of Directors and Executive Officers of Integrys in the Merger—Golden Parachute Compensation" beginning on page 96. That summary includes all compensation and benefits that may be paid or become payable to Integrys' named executive officers by Integrys that is based on or otherwise relate to the merger.

        The Integrys Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this joint proxy statement/prospectus.

        The Integrys Board recommends that Integrys shareholders approve the following resolution:

          "RESOLVED, that the shareholders of Integrys approve, on a non-binding, advisory basis, the compensation that will or may become payable to Integrys' named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in 'The Merger—Interests of Directors and Executive Officers in the Merger—Interests of Directors and Executive Officers of Integrys in the Merger—Golden Parachute Compensation."'

        The affirmative vote of a majority of the shares of Integrys common stock represented (in person or by proxy) at the Integrys special meeting and entitled to vote on such proposal is required to approve the Merger-Related Compensation proposal. Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on either Integrys or Wisconsin Energy. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Integrys shareholders.

        The Integrys Board recommends a vote FOR the Merger-Related Compensation proposal (Item 2).

Item 3.    The Integrys Meeting Adjournment Proposal

(Item 3 on Integrys Proxy Card)

        The Integrys special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Merger proposal.

        If, at the Integrys special meeting, the number of shares of Integrys common stock present or represented and voting in favor of the Merger proposal is insufficient to approve the Merger proposal, Integrys intends to move to adjourn the Integrys special meeting in order to enable the Integrys Board to solicit additional proxies for approval of the Merger proposal.

        In the Integrys Meeting Adjournment proposal, Integrys is asking its shareholders to authorize the holder of any proxy solicited by the Integrys Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Integrys special meeting to another time and place for the purpose of soliciting additional proxies. If the Integrys shareholders approve the Integrys Meeting Adjournment proposal, Integrys could adjourn the Integrys special meeting and any adjourned session of the Integrys special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Integrys shareholders who have previously voted.

        If a quorum is not present at the Integrys special meeting, the approval of the Integrys Meeting Adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Integrys common stock present, in person or by proxy, at the special meeting and entitled to vote thereon. If a quorum is present at the Integrys special meeting, approval of the Integrys Meeting Adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

        The Integrys Board recommends a vote FOR the Integrys Meeting Adjournment proposal (Item 3).

Other Matters to Come Before the Meeting

        No other matters are intended to be brought before the meeting by Integrys, and Integrys does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

        The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of Wisconsin Energy and Integrys incorporated by reference into this joint proxy statement/prospectus. Upon completion of the transaction, the surviving entity is expected to be named WEC Energy Group, Inc.

        The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income (pro forma statements of income) for the six months ended June 30, 2014 and the year ended December 31, 2013 give effect to the merger as if it were completed on January 1, 2013. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (pro forma balance sheet) as of June 30, 2014 gives effect to the merger as if it were completed on June 30, 2014.

        The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of Wisconsin Energy and Integrys. As such, the impact from the merger related expenses is not included in the accompanying pro forma statements of income. However, the impact of these expenses is reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

        The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

        Accounting standards generally accepted in the United States require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of Wisconsin Energy and Integrys will be accounted for as an acquisition of Integrys common shares by Wisconsin Energy and will follow the acquisition method of accounting for business combinations. The final purchase price will be determined on the basis of the fair value on the acquisition date of the common shares of Wisconsin Energy issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of Wisconsin Energy common shares on the NYSE on September 18, 2014 of $44.01 and the exchange of Integrys' common shares for the right to receive 1.128 common shares of Wisconsin Energy, plus $18.58 in cash.

        Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and the final purchase price.

        The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

        The following pro forma financial statements should be read in conjunction with:

  •
  the accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

  •
  the consolidated financial statements of Wisconsin Energy as of and for the year ended December 31, 2013 included in Wisconsin Energy's Form 10-K and incorporated by reference into this joint proxy statement/prospectus;

  •
  the unaudited condensed consolidated financial statements of Wisconsin Energy as of and for the six months ended June 30, 2014 included in Wisconsin Energy's Form 10-Q and incorporated by reference into this joint proxy statement/prospectus;

  •
  the consolidated financial statements of Integrys as of and for the year ended December 31, 2013 included in Integrys' Form 10-K and incorporated by reference into this joint proxy statement/prospectus;

  •
  the unaudited condensed consolidated financial statements of Integrys as of and for the six months ended June 30, 2014 included in Integrys' Form 10-Q and incorporated by reference into this joint proxy statement/prospectus; and

  •
  the other information contained in or incorporated by reference into this joint proxy statement/prospectus.

WEC ENERGY GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENTS OF INCOME

For the Six Months Ended June 30, 2014

	Wisconsin Energy	Integrys	Pro Forma Adjustments	Note 3		Pro Forma Combined
	(Millions of Dollars, Except Per Share Amounts)
Revenues
Utility revenues	$2,711.9	$2,422.8	$—			$5,134.7
Nonregulated revenues	26.8	1,934.7	—			1,961.5

Total Operating Revenues	2,738.7	4,357.5	—			7,096.2
Operating Expenses
Utility cost of fuel, purchased power and natural gas	1,328.5	1,343.2	—			2,671.7
Nonregulated cost of sales	—	1,824.0	—			1,824.0
Other operation and maintenance	531.4	738.2	(11.0)	(b	)	1,258.6
Depreciation and amortization	202.0	144.2	—			346.2
Property and revenue taxes	60.9	28.6	—			89.5

Total Operating Expenses	2,122.8	4,078.2	(11.0)			6,190.0
Treasury Grant	6.6	—	—			6.6

Operating Income	622.5	279.3	11.0			912.8
Earnings from equity method investments	34.8	46.8	—			81.6
Other Income, net	9.2	11.1	—			20.3
Interest Expense, net	121.3	79.4	22.9	(c	)	223.6

Income from Continuing Operations Before Income Taxes	545.2	257.8	(11.9)			791.1
Income Tax Expense	204.6	98.0	(4.8)	(d	)	297.8

Net Income From Continuing Operations	$340.6	$159.8	$(7.1)			$493.3

Earnings Per Share
Basic	$1.51	$1.99				$1.56
Diluted	$1.50	$1.98				$1.55
Weighted Average Common Shares Outstanding (millions)
Basic	225.6	80.2	9.5	(e	)	315.3
Diluted	227.7	80.5	9.2	(e	)	317.4

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.

WEC ENERGY GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2013

	Wisconsin Energy	Integrys	Pro Forma Adjustments	Note 3		Pro Forma Combined
	(Millions of Dollars, Except Per Share Amounts)
Revenues
Utility revenues	$4,462.0	$3,425.6	$—			$7,887.6
Nonregulated revenues	57.0	2,209.0	—			2,266.0

Total Operating Revenues	4,519.0	5,634.6	—			10,153.6
Operating Expenses
Utility cost of fuel, purchased power and natural gas	1,827.1	1,570.4	—			3,397.5
Nonregulated cost of sales	—	1,937.2	—			1,937.2
Other operation and maintenance	1,155.0	1,238.4	—			2,393.4
Depreciation and amortization	388.1	266.6	—			654.7
Property and revenue taxes	116.7	54.3	—			171.0

Total Operating Expenses	3,486.9	5,066.9	—			8,553.8
Treasury Grant	48.0	—	—			48.0

Operating Income	1,080.1	567.7	—			1,647.8
Earnings from equity method investments	68.5	91.5	—			160.0
Other Income, net	18.8	29.9	—			48.7
Interest Expense, net	252.1	131.3	44.7	(c	)	428.1

Income from Continuing Operations Before Income Taxes	915.3	557.8	(44.7)			1,428.4
Income Tax Expense	337.9	210.8	(17.9)	(d	)	530.8

Net Income From Continuing Operations	$577.4	$347.0	$(26.8)			$897.6

Earnings Per Share
Basic	$2.54	$4.37				$2.83
Diluted	$2.51	$4.33				$2.81
Weighted Average Common Shares Outstanding (millions)
Basic	227.6	79.5	10.2	(e	)	317.3
Diluted	229.7	80.1	9.6	(e	)	319.4

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.

WEC ENERGY GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED BALANCE SHEET

As of June 30, 2014

	Wisconsin Energy	Integrys	Pro Forma Adjustments	Note 3	Pro Forma Combined
	(Millions of Dollars)
Assets
Property, Plant and Equipment, Net	$11,024.0	$6,444.5	$—		$17,468.5
Investments
Equity method investments	416.8	559.6	—		976.4
Other	35.3	16.8	—		52.1

Total Investments	452.1	576.4	—		1,028.5
Current Assets
Cash and cash equivalents	33.4	45.0	—		78.4
Accounts receivable, net	404.9	685.7	—		1,090.6
Accrued revenues	174.8	239.9	—		414.7
Materials, supplies and inventories	304.3	223.8	—		528.1
Current deferred tax asset, net	199.3	35.9	—		235.2
Prepayments and other	168.8	84.9	—		253.7
Assets from risk management activities	—	253.4	—		253.4
Assets held for sale	—	290.4	82.5	(f)	372.9
Other	—	179.4	34.8	(g)	214.2

Total Current Assets	1,285.5	2,038.4	117.3		3,441.2
Deferred Charges and Other Assets
Regulatory assets	1,094.9	1,337.5	182.6	(h)	2,615.0
Goodwill	441.9	655.4	2,246.5	(i)	3,343.8
Assets from risk management activities	—	88.3	—		88.3
Other	321.4	233.9	(68.3)	(j)	487.0

Total Deferred Charges and Other Assets	1,858.2	2,315.1	2,360.8		6,534.1

Total Assets	$14,619.8	$11,374.4	$2,478.1		$28,472.3

Capitalization and Liabilities
Capitalization
Common equity	$4,367.1	$3,308.3	$629.5	(k)	$8,304.9
Preferred stock of Subsidiaries	30.4	51.1	—		81.5
Long-term debt	4,587.5	2,956.2	1,426.1	(l)	8,969.8

Total Capitalization	8,985.0	6,315.6	2,055.6		17,356.2
Current Liabilities
Long-term debt due currently	45.1	—	—		45.1
Short-term debt	410.1	420.7	283.7	(l) (m)	1,114.5
Accounts payable	288.5	599.2	60.0	(n)	947.7
Liabilities from risk management activities	—	167.9	37.0	(o)	204.9
Liabilities held for sale	—	43.0	—		43.0
Other	237.1	441.5	—		678.6

Total Current Liabilities	980.8	1,672.3	380.7		3,033.8
Deferred Credits and Other Liabilities
Regulatory liabilities	854.9	437.3	(13.5)	(p)	1,278.7
Deferred income taxes—long-term	2,714.6	1,482.8	(19.4)	(q)	4,178.0
Deferred revenue, net	639.7	—	—		639.7
Pension and other benefit obligations	169.3	118.2	56.0	(r)	343.5
Environmental remediation liabilities	36.9	576.3	—		613.2
Liabilities from risk management activities	—	61.1	—		61.1
Asset retirement obligations	43.5	503.4	—		546.9
Other long-term liabilities	195.1	207.4	18.7	(s)	421.2

Total Deferred Credits and Other Liabilities	4,654.0	3,386.5	41.8		8,082.3

Total Capitalization and Liabilities	$14,619.8	$11,374.4	$2,478.1		$28,472.3

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

        The pro forma statements of income for the six months ended June 30, 2014 and the year ended December 31, 2013 give effect to the merger as if it were completed on January 1, 2013. The pro forma balance sheet as of June 30, 2014 gives effect to the merger as if it were completed on June 30, 2014.

        The pro forma financial statements have been derived from the historical consolidated financial statements of Wisconsin Energy and Integrys that are incorporated by reference into this joint proxy statement/prospectus. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

        The merger is reflected in the pro forma financial statements as being accounted for as an acquisition of Integrys by Wisconsin Energy, based on the guidance provided by accounting standards for business combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements. The assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Wisconsin Energy has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. The pro forma adjustments included herein are preliminary and will be revised at the time of the merger as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined at the time that the merger is completed, and the final amounts recorded for the merger may differ materially from the information presented.

        Estimated transaction costs have been excluded from the pro forma statements of income as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

        The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

        Integrys' regulated operations are comprised of the distribution of electricity and gas. These operations are subject to the retail ratesetting authority of various state regulatory commissions and the FERC, which includes provisions in place that provide revenues to recover costs of service, including a carrying charge on most net assets and liabilities. For the net assets and liabilities earning a carrying charge, the carrying values approximate fair values and pro forma adjustments are not required.

Note 2. Preliminary Purchase Price

        Wisconsin Energy will acquire all of the outstanding shares of Integrys common stock. Integrys shareholders will be entitled to receive for each share of Integrys common stock 1.128 common shares

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. Preliminary Purchase Price (Continued)

of Wisconsin Energy common stock plus $18.58 in cash. The purchase price for the merger is estimated as follows (shares in thousands):

	Purchase Price Paid in
	Stock	Cash	Total
Integrys shares issued and outstanding as of June 30, 2014(a)	79,963	79,963
Exchange ratio	1.128

Wisconsin Energy shares issued for Integrys shares	90,198
Closing price of Wisconsin Energy shares on September 18, 2014	$44.01

Estimated Fair Value of common stock issued	$3,969.6		$3,969.6
Cash paid per share of Integrys share		$18.58

Estimated Fair Value of cash paid for Integrys shares		$1,485.7	$1,485.7

Estimated consideration for Integrys shares			5,455.3
Estimated consideration attributable to settlement of equity awards		$56.3	$56.3

Total purchase price (in millions)	$3,969.6	$1,542.0	$5,511.6

(a)
Includes 433.5 thousand shares of Integrys common stock held in rabbi trusts.

        The preliminary purchase price reflects the market value of Wisconsin Energy common shares to be issued in connection with the merger based on the closing price of Wisconsin Energy's common shares on September 18, 2014. The preliminary purchase price will fluctuate with the market price of Wisconsin Energy's common shares until it is reflected on an actual basis when the merger is completed. An increase or decrease of 10 percent in Wisconsin Energy's common share price from the $44.01 price used above would increase or decrease the purchase price by approximately $406 million.

Note 3. Adjustments to Pro Forma Financial Statements

        The pro forma adjustments included in the pro forma condensed combined financial statements are as follows:

  (a)
  Wisconsin Energy and Integrys historical presentation—Based on the amounts reported in the consolidated statements of income and balance sheets of Wisconsin Energy and Integrys as of and for the six months ended June 30, 2014 and the consolidated statements of income for the year ended December 31, 2013, certain financial statement line items included in Wisconsin Energy's and Integrys' historical presentation have been reclassified to conform to corresponding line items included in Integrys' and Wisconsin Energy's historical presentation, respectively. These reclassifications have no material impact on the historical operating income, net income, total assets, liabilities, or shareholders' equity reported by Wisconsin Energy or Integrys. Additionally, based on a comparison of Integrys' summary of significant accounting policies disclosed in Integrys' financial statements with those of Wisconsin Energy and preliminary discussions with Integrys management, the nature and amount of any adjustments to the historical financial statements of Integrys to conform its accounting policies to those of Wisconsin Energy are not expected to be material. Upon completion of the

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Adjustments to Pro Forma Financial Statements (Continued)

    merger, further review of Integrys' accounting policies and financial statements may result in revisions to Integrys' policies and classifications to conform to Wisconsin Energy.

    The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Integrys' assets and liabilities. The allocation of the preliminary purchase price is as follows (in millions):

Current Assets	$2,120.9
Property, Plant and Equipment, Net	6,444.5
Goodwill	2,901.9
Other Long-Term Assets, excluding Goodwill	2,339.4
Current Liabilities	(1,709.3)
Long-Term Liabilities	(3,452.4)
Long-term Debt	(3,082.3)
Preferred Stock of Subsidiary	(51.1)

Total Purchase Price	$5,511.6

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Income

  (b)
  Other Operation and Maintenance—Reflects the elimination of approximately $11.0 million in non-recurring transaction costs directly attributable to the merger.

  (c)
  Interest Expense—These adjustments reflect an increase in interest expense as the result of Wisconsin Energy borrowing an additional $1.5 billion to meet the cash payment requirements of the cash component of the purchase price ($18.58 for each outstanding common share of Integrys and the cash settlement of Integrys' equity awards). The pro forma interest expense associated with the issuance of the $1.5 billion of debt increased interest expense by $29.4 million for the six months ended June 30, 2014 and $58.8 million for the year ended December 31, 2013, and debt issuance costs increased interest expense by $0.6 million for the six months ended June 30, 2014 and $1.1 million for the year ended December 31, 2013. An increase or decrease of one-eighth percent to the U.S. bond yield rate would increase or decrease Wisconsin Energy's interest expense by $0.9 million for the six months ended June 30, 2014 and $1.9 million for the year ended December 31, 2013.

    In addition, this reflects a reduction in interest expense as a result of the amortization of the pro forma fair value adjustments of Integrys' parent company debt ($6.1 million and $13.2 million for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively) and the elimination of amortization of deferred issuance costs related to this debt ($1.0 million for the six months ended June 30, 2014 and $2.0 million for the year ended December 31, 2013). The effect of the fair value adjustment is being amortized over the remaining life of the individual debt issuances, with the longest amortization period extending to the year 2066.

  (d)
  Income Tax Expense—The pro forma adjustments include the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 40 percent.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Adjustments to Pro Forma Financial Statements (Continued)

  (e)
  Shares Outstanding—Reflects the elimination of Integrys' common shares and the issuance of approximately 90.2 million common shares of Wisconsin Energy. This share issuance does not consider that fractional shares will be paid in cash and assumes all Integrys stock-based compensation is cashed out at closing. The pro forma weighted average number of basic shares outstanding is calculated by adding Wisconsin Energy's weighted average number of basic shares outstanding for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively, and the number of Wisconsin Energy shares expected to be issued as a result of the merger. The pro forma weighted average number of diluted shares outstanding is calculated by adding Wisconsin Energy's weighted average number of diluted shares outstanding for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively, and the number of Wisconsin Energy shares expected to be issued as a result of the merger.

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
	(Shares in millions)
Basic
Wisconsin Energy weighted average number of basic shares outstanding	225.6	227.6
Equivalent Integrys common shares after exchange*	90.2	90.2
Less: Equivalent shares in rabbi trust	(0.5)	(0.5)

	89.7	89.7

	315.3	317.3

Diluted
Wisconsin Energy weighted average number of diluted shares outstanding	227.7	229.7
Equivalent Integrys common shares after exchange*	90.2	90.2
Less: Equivalent shares in rabbi trust	(0.5)	(0.5)

	89.7	89.7

	317.4	319.4

*
See Note 2 for supporting calculation

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

  (f)
  Assets Held for Sale—Reflects a $82.5 million adjustment to increase the value of assets held for sale to reflect the purchase price for these assets by a third-party. This sale is expected to close before the closing of the Wisconsin Energy acquisition of Integrys.

  (g)
  Other Current Assets—Reflects an increase of $34.8 million related to the expected tax benefits associated with the settlement of Integrys equity awards.

  (h)
  Regulatory Assets—Includes a pro forma net increase to regulatory assets to reflect the fair value of the funded status of Integrys pension and postretirement plans of $97.8 million and

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Adjustments to Pro Forma Financial Statements (Continued)

    the fair values of debt of Integrys' regulated subsidiaries (an increase to debt of $67.3 million and elimination of debt issuance costs of $17.5 million).

  (i)
  Goodwill—Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of Integrys' assets acquired and liabilities assumed. The estimated purchase price of the transaction, based on the closing price of Wisconsin Energy common shares on the NYSE on September 18, 2014 and the excess purchase price over the fair value of the net assets acquired is calculated as follows (in millions):

Purchase price	$5,511.6
Less: Fair value of net assets acquired	2,609.7
Less: Integrys existing goodwill	655.4

Pro forma goodwill adjustment	$2,246.5

  (j)
  Other Long-Term Assets—Includes $10.9 million of costs associated with the $1.5 billion Wisconsin Energy debt issuance, a reduction of $55.3 million to Integrys' pension and other postretirement assets, the elimination of $32.0 million of Integrys debt issuance costs and an increase of $8.1 million related to the funding of the rabbi trusts.

  (k)
  Common Equity—The pro forma balance sheet reflects the elimination of Integrys' historical equity balances, including accumulated other comprehensive loss, recognition of approximately 90.2 million new Wisconsin Energy common shares issued and a reduction to retained earnings totaling $60 million, net of taxes, for estimated transaction costs of the combined companies directly related to the merger that would be expensed.

  (l)
  Long -Term Debt and Short-Term Debt—In connection with the merger agreement, Wisconsin Energy will assume all of Integrys' outstanding debt. The pro forma adjustment represents the issuance of $1.5 billion of debt by Wisconsin Energy, $200.0 million of which is recorded as short-term debt, and the fair value adjustments to increase Integrys' parent company debt ($58.8 million) and regulated companies' debt ($67.3 million) based on prevailing values for comparable securities as of June 30, 2014. The final fair value determination of the debt will be based on prevailing values for comparable securities at the completion of the merger.

  (m)
  Short-Term Debt—Reflects $200 million of short-term debt that is expected to be issued in connection with the $1.5 billion debt offering in connection with the merger. Also represents $87.1 million of additional short debt to finance the settlement of Integrys equity awards and a reduction of short-term debt of $3.4 million associated with cash proceeds from the $1.5 billion debt offering.

  (n)
  Accounts Payable—Represents the accrual for estimated non-recurring transaction costs of $60.0 million for the combined companies to be incurred after June 30, 2014.

  (o)
  Liabilities from Risk Management Activities—Current—Reflects a $37.0 million adjustment to recognize the liabilities from non-derivative customer contracts as a result of the announcement by Integrys to sell the retail energy business of Integrys Energy Services (see Note 4).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Adjustments to Pro Forma Financial Statements (Continued)

  (p)
  Regulatory Liabilities—Includes a pro forma net decrease to regulatory liabilities of $13.5 million to reflect the funded status of Integrys' postretirement plans.

  (q)
  Deferred Income Taxes—Long-Term—Includes a reduction of the estimated deferred tax liability, based on the combined companies' estimated post-merger composite statutory tax rate of 40 percent multiplied by the fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill ($19.4 million). This estimated tax rate is different from Wisconsin Energy's effective tax rates for the year ended December 31, 2013 and the six months ended June 30, 2014, which include tax items that vary from the statutory rates. The estimated combined 40 percent tax rate does not take into account any historical or possible future tax events that may impact the combined company.

  (r)
  Pension and Other Benefit Obligations—Represents changes to reflect the fair value of the funded status of Integrys' pension and postretirement plans of $49.1 million and $6.9 million, respectively.

  (s)
  Other Long-Term Liabilities—Reflects an adjustment of $18.7 million to recognize a net increase to the liabilities recorded by Integrys related to their stock-based compensation plans and deferred compensation plan.

Note 4. Pending Sale of Integrys' Retail Energy Business

        On July 30, 2014, Integrys' management announced that they entered into a definitive agreement to sell the retail energy business of Integrys Energy Services (IES) to a third party. The purchase price is $60 million plus an amount for adjusted working capital at the time of closing. As of May 31, 2014, IES had adjusted working capital of approximately $183 million. The IES retail energy business consists of mostly financial assets and liabilities and does not qualify as an asset held for sale under the applicable accounting guidance.

        Integrys' management expects the sale of the retail energy business of IES to be completed prior to the completion of the Wisconsin Energy acquisition of Integrys. The following table reflects key financial information of the retail energy business of IES that is included in Integrys' financial statements as of and for the six months ended June 30, 2014 and the year ended December 31, 2013:

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
	(Millions of Dollars)
Nonregulated Revenues	$1,883.1	$2,151.9
Net Income	13.0	84.0

As of June 30, 2014
Current Assets	$629.4
Long-term Assets	111.7
Current Liabilities	373.3
Long-term Liabilities	63.8

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Investment in the American Transmission Company

        Equity method investments include the companies' combined 60 percent ownership of American Transmission Company (ATC). Prior to, or concurrent with consummation of the merger, we anticipate that we will substantively revise the governance and control provisions of ATC ownership such that this entity would not be consolidated under generally accepted accounting principles in the United States. We have initiated this process with ATC membership and FERC and believe this presentation most fairly represents the presentation that will exist when the merger closes.

COMPARISON OF SHAREHOLDER RIGHTS

        Both Wisconsin Energy and Integrys are incorporated in the State of Wisconsin. A shareholder of Integrys, whose rights as a shareholder are currently governed by the Wisconsin law, and the restated articles of incorporation and bylaws of Integrys, which we refer to as the Integrys charter and the Integrys bylaws, will, when the initial merger occurs, become a stockholder of Wisconsin Energy. The shareholder's rights will then be governed by the restated articles of incorporation and bylaws of Wisconsin Energy, which we refer to as the Wisconsin Energy charter and the Wisconsin Energy bylaws, but will continue to be governed by Wisconsin law.

        Certain differences between the rights of stockholders of Wisconsin Energy and shareholders of Integrys, and certain other important provisions of Wisconsin law affecting shareholder rights, are described below. Because this is a summary, it may not include all of the information that is important to you. You are encouraged to review the articles of incorporation and bylaws of each company, and the applicable provisions of Wisconsin law, because these are the legal documents that determine your rights. Copies of each company's articles of incorporation and bylaws have been filed with the SEC. Please see "Where You Can Find More Information" on page 174.

Authorized Capital Stock

        The Wisconsin Energy charter authorizes the issuance of 325,000,000 shares of Wisconsin Energy common stock, par value of $0.01, of which 225,517,341 shares were issued and outstanding as of the Wisconsin Energy record date, and the issuance of 15,000,000 shares of Wisconsin Energy preferred stock, none of which were issued and outstanding as of the Wisconsin Energy record date. The Wisconsin Energy Board is authorized to divide the preferred stock into series, to issue shares of any series and, within the limitations set forth in the Wisconsin Energy charter or prescribed by law, to determine the relative rights and preferences of the shares of any series.

        The Integrys charter authorizes the issuance of 200,000,000 shares of Integrys common stock, par value $1.00, of which 79,963,091 shares were issued and outstanding as of the Integrys record date. The Integrys charter does not authorize the issuance of preferred stock.

Voting Rights

        The Wisconsin Energy charter and the Integrys bylaws each provide that each share of their respective common stock is entitled to one vote on each matter submitted to a vote of shareholders. The voting rights, if any, of holders of Wisconsin Energy preferred stock are determined by the Wisconsin Energy Board at the time the preferred stock is issued, except under the limited circumstances when Wisconsin law may require voting rights with respect to the preferred stock of Wisconsin Energy. Neither the Integrys charter nor the Wisconsin Energy charter provide for cumulative voting in the election of directors. Under Wisconsin law, shareholders do not have the right to cumulate their votes for directors unless a company's articles of incorporation provide for cumulative voting. Under the Integrys bylaws, shares of Integrys common stock held by another corporation, if a sufficient number of such shares are held directly or indirectly by Integrys to elect a majority of the directors of such other corporation, are not entitled to vote but shares held in a fiduciary capacity may be voted.

Shareholder Quorum and Voting Requirements

        Under the Wisconsin Energy bylaws, except as otherwise provided in the Wisconsin Energy charter or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of stockholders. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law, the Wisconsin Energy charter, or another provision of the Wisconsin Energy bylaws. The Integrys bylaws set forth substantially similar shareholder quorum and voting requirements as described in this paragraph.

Bylaw Provisions Fixing Greater Voting Requirements

        The Wisconsin Energy charter provides that the bylaws may require a greater stockholder vote than would otherwise be required by law or by the charter for: (i) removal of a director from office; or (ii) amending provisions of the bylaws relating to or in connection with taking action by the unanimous consent of stockholders without a meeting; the number, term, qualification, classification and election of directors; the removal of a director from office; notice for Board of Directors' meetings; indemnification of officers, directors and other persons by the corporation; or Bylaw amendments. The Integrys charter provides that the Integrys bylaws may provide for a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than is provided by the Wisconsin Business Corporation Law.

Extraordinary Transactions

        Wisconsin law provides that the approval by holders of a majority of all votes entitled to be cast is required for a Wisconsin corporation to effect certain extraordinary transactions, including the sale of all or substantially all of its assets, or a merger, share exchange or dissolution, unless a greater vote or a vote by voting groups is otherwise required by law or by the corporation's articles of incorporation or bylaws. Approval of extraordinary transactions by shareholders of Integrys or stockholders of Wisconsin Energy requires only the majority vote described in this paragraph.

Board of Directors

  Number; Election

        The Wisconsin Energy charter provide that the number of directors will be fixed from time to time in the manner provided in the Wisconsin Energy bylaws. The Wisconsin Energy bylaws provide that the number of directors will be fixed from time to time by the Wisconsin Energy Board, but will not be less than three. The terms of Wisconsin Energy's directors expire each year. The Wisconsin Energy Board currently consists of nine directors.

        In a non-contested election, Wisconsin Energy directors are elected by a majority of the votes cast by the Wisconsin Energy shares entitled to vote in the election at a stockholders meeting at which a quorum is present. A "majority of the votes cast" means that the number of shares voted "for" a director's election exceeds 50 percent of the number of votes cast with respect to that director's election. Votes cast will include votes "for" and "against" that director's election in each case and direction to withhold authority in each case, and exclude abstentions and broker non-votes with respect to that director's election. In a contested election, directors are elected by a plurality of the votes cast by the Wisconsin Energy shares entitled to vote in the election at a stockholders meeting at which a quorum is present. Under the Wisconsin Energy bylaws, an election is considered contested if, as of the last day on which a stockholder may propose the nomination of a director for election in such election under the Wisconsin Energy bylaws, there are more nominees than positions on the board of directors to be filled by election at the meeting.

        The Integrys charter provides that the general powers, number and classification of its directors will be as set forth in the Integrys bylaws. The Integrys charter specifies that those bylaw provisions may be amended only by the affirmative vote of Integrys shareholders holding at least three-fourths of the voting power of the then outstanding shares of Integrys common stock generally possessing voting rights in the election of directors, or by the affirmative vote of at least two-thirds of directors plus one director (i.e., currently by 8 of the 11 directors). The Integrys bylaws provide that Integrys will have eleven directors with a term of one year each. Each director holds office for a term expiring at the following annual meeting of shareholders and until the director's successor is elected and qualified. The Integrys bylaws also provide that no director shall be eligible for election after attaining the age of 72 years.

        Integrys directors are elected if the number of votes cast favoring that individual's election exceeds the number of votes cast opposing that individual's election at any meeting for the election of directors at which a quorum of shareholders is present and the election is uncontested. If the Integrys Board determines that the number of persons properly nominated to serve as directors of Integrys exceeds the number of directors to be elected, resulting in a contested election, then directors will be elected by a plurality of the votes cast by the Integrys shares entitled to vote in the election of directors at a meeting at which a quorum of shareholders is present.

  Removal of Directors

        The Wisconsin Energy bylaws provide that directors may be removed for cause (which is not defined by the bylaws) by a majority of the aggregate number of votes that holders of the then outstanding Wisconsin Energy common stock and preferred stock are entitled to cast, voting together as a single class, in the election of directors. Removal without cause requires 80 percent of the aggregate number of the votes of such holders.

        The Integrys charter provides that any director may be removed from office, but only for cause, by the affirmative vote of shareholders holding at least a majority of the voting power of the then outstanding shares generally possessing voting rights in the election of directors, considered for this purpose as one class. "Cause" will be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged liable for negligence or misconduct in the performance of his or her duties to Integrys in a matter which has a material adverse effect on the business of Integrys and that adjudication is no longer subject to direct appeal.

        However, if the Integrys Board has recommended removal of a director by a resolution adopted by at least two-thirds of directors plus one director (i.e., currently by 8 of the 11 directors), then shareholders may remove the director from office without cause by the affirmative vote of shareholders holding at least a majority of the voting power of the then outstanding Integrys shares generally possessing voting rights in the election of directors.

  Vacancies on the Board of Directors

        The Integrys charter provides that any vacancies on the Integrys Board will be filled by appointment made by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. The Wisconsin Energy bylaws provide that any vacancies on the Wisconsin Energy Board may be filled by stockholders or by a majority of the remaining directors, even if less than a quorum. The Wisconsin Energy bylaws provide that any new director elected to fill a vacancy will serve until the next annual meeting of stockholders. The Integrys charter provides any new director elected to fill a vacancy will serve for the remainder of the then present term of directors in which the vacancy is being filled.

Shareholder Nominations and Proposals

        Under the Wisconsin Energy bylaws, a stockholder entitled to vote at a meeting may nominate a person for election as director or propose any actions to be taken at a meeting only if written notice of any stockholder nomination and/or proposal to be considered for a vote at an annual meeting of stockholders is delivered personally or mailed by Certified Mail-Return Receipt Requested at least 70 days and not more than 100 days before the scheduled date of such meeting to the corporate secretary of Wisconsin Energy at the principal business office of the corporation. A stockholder entitled to vote at a special meeting may nominate a person for election as director and/or propose action to be taken at a meeting only if written notice of any stockholder nomination and/or proposal to be considered for a vote at a special meeting is delivered personally or mailed by Certified Mail-Return Receipt Requested to the corporate secretary of Wisconsin Energy at its principal business office so that it is received in a reasonable period of time before such special meeting and only if such nomination or proposal is within the purposes described in the notice to stockholders of the special meeting.

        Under the Integrys bylaws, Integrys shareholders must give timely notice in writing to the corporate secretary of Integrys at its principal offices of nominations or other proposals of business to be brought before an annual meeting of Integrys not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 75th day prior to the date of such annual meeting or (B) the 10th day following the day on which public announcement of the date of such annual meeting is first made by Integrys. In the case of special meetings, nominations of persons for election to the Integrys Board may be made at a special meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Integrys Board or (ii) by any Integrys shareholder who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with certain required notice procedures. Any shareholder desiring to nominate persons for election to the Integrys Board at such a special meeting must send written notice to the corporate secretary of Integrys at its principal office not earlier than ninety days prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Integrys Board to be elected at such meeting.

Defensive Provisions

  Control Share Acquisitions

        Wisconsin law provides that, unless a corporation's articles of incorporation provide otherwise, the voting power of shares of a "resident domestic corporation" such as Wisconsin Energy or Integrys held by any person (including two or more persons acting as a group) in excess of 20 percent of the voting power in the election of directors is limited (in voting on any matter) to 10 percent of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, or in certain specified transactions, or incident to a transaction in which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares.

        Under its charter, Wisconsin Energy has opted out of this control share acquisition restriction. Integrys has not opted out of such restriction.

  Anti-Greenmail Provisions

        Wisconsin law restricts the ability of certain publicly held corporations, such as Wisconsin Energy and Integrys, to repurchase voting shares at above market value from certain large shareholders, absent approval from the shareholders as a whole, unless an identical or better offer to purchase is made to all owners of voting shares and securities which may be converted into voting shares. These provisions apply during a takeover offer to purchases of more than 5 percent of the corporation's shares from a person or group that holds more than 3 percent of the corporation's voting shares and has held the shares for less than two years.

        Wisconsin law also provides that shareholder approval is required for the corporation during a takeover offer to sell or option assets of the corporation which amount to at least 10 percent of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

        In addition, the Wisconsin Energy charter prohibits Wisconsin Energy from purchasing shares of Wisconsin Energy common stock from a holder of 5 percent of such shares at a market premium, unless the holder has owned the shares for at least two years, the purchase was approved by a majority of the combined voting power of its stockholders, or the purchase is pursuant to a tender offer to all holders on the same terms. With respect to this restriction, the Wisconsin Energy charter requires an affirmative vote by 80 percent of the aggregate number of votes that holders of Wisconsin Energy common stock and preferred stock are entitled to cast on a charter amendment (and the same percentage of any separate class vote of holders of shares of such a class or series so entitled to vote under the Wisconsin Energy charter or Wisconsin law as a class) if that amendment would have the effect of amending the restriction.

  Fair Price Provisions

        Wisconsin law provides that in addition to any approval otherwise required, certain mergers, share exchanges or sales, leases, exchanges or other dispositions involving a resident domestic corporation, such as Integrys or Wisconsin Energy, and any significant shareholder are subject to a super-majority vote of shareholders unless certain fair price standards have been met. For this purpose a significant shareholder is defined as either a 10 percent shareholder or an affiliate of the resident domestic corporation who was a 10 percent shareholder at any time within the preceding two years. The super-majority vote that is required by the statute consists of:

  •
  approval of 80 percent of the total voting power of the corporation, and

  •
  approval of at least 66 2/3 percent of the voting power not beneficially owned by the significant shareholder or its affiliates or associates.

        However, a supermajority vote is not required if the following "fair price" standards are satisfied:

  •
  the consideration is in cash or in the form of consideration used to acquire the greatest number of shares, and

  •
  the amount of the consideration equals the greater of:

  a)
  the highest price paid by the significant shareholder within the prior two-year period;

  b)
  in the case of a tender offer, the market value of the shares on the date the significant shareholder commences the tender offer; or

  c)
  the highest liquidation or dissolution distribution to which the shareholders would be entitled.

        Neither Wisconsin Energy nor Integrys has opted out of the restrictions above. The Wisconsin Energy charter further requires an affirmative vote by 80 percent of the aggregate number of votes that holders of Wisconsin Energy common stock and preferred stock are entitled to cast on a charter amendment (and the same percentage of any separate class vote of holders of shares of such a class or series so entitled to vote under the Wisconsin Energy charter or Wisconsin law as a class) if that amendment would have the effect of opting out of the fair price provisions.

  Business Combination Provisions

        Wisconsin law restricts resident domestic corporations, such as Integrys and Wisconsin Energy, from engaging in specified business combinations involving an "interested stockholder" or an affiliate or associate of an interested stockholder. For this purpose an "interested stockholder" is a stockholder who beneficially owns at least 10 percent of the voting power of the outstanding stock of the resident domestic corporation, or is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10 percent of the voting power of the then outstanding stock within the preceding three years. The specified business combinations include:

  •
  a merger or statutory share exchange;

  •
  a sale or other disposition of assets having a market value equal to at least 5 percent of the market value of the assets or outstanding stock of the corporation or representing at least 10 percent of its earning power or income;

  •
  the issuance or transfer of stock or rights to purchase stock with a market value equal to at least 5 percent of the outstanding stock;

  •
  the adoption of a plan or proposal for liquidation or dissolution;

  •
  receipt by the interested stockholder or the interested stockholder's affiliates or associates of a disproportionate direct or indirect benefit of a loan or other financial benefit provided by or through the resident domestic corporation or its subsidiaries; or

  •
  certain other transactions that have the direct or indirect effect of materially increasing the proportionate share of voting stock beneficially owned by the interested stockholder or the interested stockholder's affiliates or associates.

        For a period of three years following the date that the interested shareholder becomes an interested stockholder, the resident domestic corporation is prohibited from engaging in any of the specified transactions with an interested stockholder unless the specified transaction or the purchase of stock by the interested stockholder is approved by the board of directors of the resident domestic corporation before the date such person became an interested stockholder, which we refer to as the share acquisition date. Following the three year period, a specified transaction is permitted only if:

  •
  the board of directors of the resident domestic corporation approved, before the interested stockholder's stock acquisition date, the purchase of stock made by the interested stockholder on that stock acquisition date;

  •
  the specified transaction is approved by a majority of the voting stock of the resident domestic corporation that is not owned by the interested stockholder; or

  •
  the consideration to be received by the corporation's shareholders satisfies the "fair price" provisions of the statute as to form and amount.

        Wisconsin corporations may not opt out of the restrictions above.

Amendments to Articles of Incorporation

        Wisconsin law generally provides that amendments to the articles of incorporation may be approved by a majority of the votes cast by each class or series of shares entitled to vote separately on the amendment, if a quorum exists, unless a greater proportion is required by statute, by the articles of incorporation or by the bylaws.

        The Wisconsin Energy charter generally requires an affirmative vote by at least a majority of the aggregate number of votes that holders of Wisconsin Energy common stock and preferred stock are entitled to cast on a charter amendment (and the same percentage of any separate class vote of holders of shares of such a class or series so entitled to vote under the Wisconsin Energy charter or Wisconsin law as a class). However, amendments to certain sections, including those relating to the preferred stock provisions, restrictions on greenmail specific to Wisconsin Energy, amendments to the charter itself and, as noted above, any provision that would have the effect of rendering inapplicable to

Wisconsin Energy the fair price provision of the Wisconsin Business Corporation Law, require the affirmative vote of 80 percent of the votes entitled to be cast on such amendment.

        The Integrys charter provides that amendments relating to certain sections, including those relating to the general powers, number, classification, removal and appointment of directors, require the affirmative vote of the shareholders holding at least three-fourths of the voting power of all outstanding stock generally possessing voting rights in the election of directors, considered for this purpose as a single class.

Amendments to Bylaws

        Under Wisconsin law, the Wisconsin Energy bylaws and Integrys bylaws, the bylaws generally may be amended or repealed by either the board of directors or by a majority of the votes cast at a shareholders meeting at which a quorum is present. Under the Integrys bylaws, the Integrys Board has no power to amend any bylaw or reinstate any bylaw repealed by shareholders unless shareholders have conferred such authority upon the Integrys Board. Under the Wisconsin Energy bylaws, no bylaw adopted by stockholders may be amended, repealed or readopted by the Wisconsin Energy Board if such bylaw provides that it may not be amended, repealed or readopted by the Wisconsin Energy Board, and a bylaw adopted or amended by stockholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Wisconsin Energy Board than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Wisconsin Energy Board unless the bylaw expressly provides that it may be amended or repealed by a specified vote of the Wisconsin Energy Board.

        Provisions of the Integrys bylaws relating to the general powers, number and classification of directors, may generally be amended only by the affirmative vote of shareholders holding at least three-fourths of the voting power of the outstanding stock generally possessing voting rights in the election of directors. Provisions of the Integrys bylaws relating to the indemnification of officers and directors may generally be amended only by the affirmative vote of a majority of the shareholders so entitled to vote, except when such amendment would conform with certain changes in Wisconsin law with respect to such indemnification or when, in its sole judgment and discretion, the Integrys Board determines such amendment would not materially adversely affect the rights and protections of Integrys shareholders.

        Amendments to certain provisions of the Wisconsin Energy bylaws require the affirmative vote of at least 80 percent of the aggregate number of votes which the holders of the then outstanding shares of Wisconsin Energy common stock and preferred stock, voting together as a class, are entitled to cast in an election of directors. Those provisions include:

  •
  provisions authorizing stockholder action by unanimous consent;

  •
  provisions fixing the number of directors;

  •
  provisions providing for annually elected directors;

  •
  provisions establishing procedures for removing directors;

  •
  provisions requiring notice for Wisconsin Energy Board meetings;

  •
  provisions providing indemnification rights for officers and directors; and

  •
  the provision setting forth the vote required for the amendments listed above.

Shareholder Rights Plans

        Neither Wisconsin Energy nor Integrys has a shareholder rights plan.

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, outside legal counsel to Wisconsin Energy, and Cravath, Swaine & Moore LLP, outside legal counsel to Integrys, are delivering legal opinions with respect to certain U.S. federal income tax disclosures included in this joint proxy statement/prospectus.

        Joshua M. Erickson, Counsel of Wisconsin Electric, a wholly-owned subsidiary of Wisconsin Energy, is passing upon the validity of the shares of Wisconsin Energy common stock offered by this joint proxy statement/prospectus. Mr. Erickson is a full-time employee of Wisconsin Electric and beneficially owns, or has options to acquire, shares of Wisconsin Energy common stock.

        It is a condition to the obligation of Integrys to complete the merger that Integrys receive a written opinion from Cravath, Swaine & Moore LLP, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Wisconsin Energy to effect the merger that Wisconsin Energy receive a written opinion from Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that for U.S. federal income tax purposes the initial merger and the subsequent merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Please see "The Merger—U.S. Federal Income Tax Consequences" beginning on page 108.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this registration statement by reference from Wisconsin Energy's Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Wisconsin Energy's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements, and the related financial statement schedules, incorporated in this registration statement by reference from Integrys' Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Integrys' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

        The financial statements of American Transmission Company LLC as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011, incorporated in this registration statement by reference from Integrys' Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Wisconsin Energy

        Wisconsin Energy will hold an annual meeting in 2015 regardless of whether the merger has been completed.

        Stockholders who intend to have a proposal considered for inclusion in Wisconsin Energy's proxy materials for presentation at the 2015 annual meeting of stockholders must submit the proposal to Wisconsin Energy no later than November 21, 2014.

        Stockholders who intend to present a proposal at the 2015 annual meeting of stockholders without inclusion of such proposal in Wisconsin Energy's proxy materials, or who propose to nominate a person for election as a director at the 2015 annual meeting, are required to provide notice of such proposal or nomination, containing the information required by Wisconsin Energy's bylaws, to Wisconsin Energy at least 70 days and not more than 100 days prior to the scheduled date of the 2015 annual meeting of stockholders. The 2015 annual meeting of stockholders is tentatively scheduled for May 7, 2015.

        Correspondence in this regard should be directed to the corporate secretary, Susan H. Martin, at Wisconsin Energy's principal business office, 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53203.

Integrys

        Integrys does not intend to hold a 2015 annual meeting of shareholders unless the merger is not completed.

        Under Rule 14a-8 of the Securities Exchange Act of 1934 stockholder proposals for Integrys' 2015 annual meeting of shareholders must be received no later than November 28, 2014, to be included in the 2015 proxy statement. Integrys' bylaws allow additional shareholder proposals for the 2015 annual meeting to be accepted between January 15, 2015, and February 14, 2015. However, proposals received in this time frame will be included in Integrys' 2015 proxy statement at its sole discretion. If Integrys chooses to present any such proposals at the 2015 annual meeting, the persons named in proxies solicited by the Integrys Board for the Integrys 2015 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposals. Shareholder proposals received before January 15, 2015, may be submitted to a shareholder vote at Integrys' sole discretion (Integrys may exercise discretionary voting power with respect to any such proposals), but proposals received after February 14, 2015, will not be considered for submission to shareholders. Proposals should be submitted to Integrys Energy Group, Inc., Attention: Secretary, 200 East Randolph Street, Chicago, Illinois 60601.

WHERE YOU CAN FIND MORE INFORMATION

        Wisconsin Energy and Integrys file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Wisconsin Energy and Integrys, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this joint proxy statement/prospectus.

        Wisconsin Energy has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Wisconsin Energy common stock to be issued to Integrys shareholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Wisconsin Energy and Integrys, respectively. The rules and regulations of the SEC allow Wisconsin Energy and Integrys to omit certain information included in the registration statement from this joint proxy statement/prospectus.

        In addition, the SEC allows Wisconsin Energy and Integrys to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that Wisconsin Energy and Integrys have previously filed with the SEC. They contain important information about the companies and their financial condition.

Wisconsin Energy SEC Filings

  •
  The description of Wisconsin Energy common stock contained in current report on Form 8-K, filed on September 1, 1999 (which updates and supersedes the description in Wisconsin Energy's Registration Statement on Form 8-B dated January 7, 1987, as previously updated), including any amendment or report filed for the purpose of updating such description;

  •
  Definitive proxy statement on Schedule 14A filed on March 21, 2014;

  •
  Annual report on Form 10-K for the year ended December 31, 2013;

  •
  Quarterly reports on Form 10-Q for the quarter ended March 31, 2014 and the quarter ended June 30, 2014; and

  •
  Current reports on Form 8-K filed on May 7, 2014, June 2, 2014, June 23, 2014, June 25, 2014 and October 6, 2014 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

Integrys SEC Filings

  •
  Annual report on Form 10-K for the year ended December 31, 2013;

  •
  Definitive proxy statement on Schedule 14A filed on March 27, 2014;

  •
  Quarterly reports on Form 10-Q for the quarter ended March 31, 2014 and the quarter ended June 30, 2014; and

  •
  Current reports on Form 8-K filed on May 9, 2014, May 19, 2014, June 23, 2014, June 25, 2014, July 30, 2014, September 9, 2014 and October 6, 2014 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

        To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

        In addition, Wisconsin Energy and Integrys incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the Wisconsin Energy special meeting and the Integrys special meeting (excluding any current reports on Form 8-K, or the exhibits thereto, to the extent disclosure is furnished and not filed). Furthermore, Wisconsin Energy and Integrys incorporate by reference all filings they make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing and prior to the effectiveness of this registration statement of which this joint proxy statement/prospectus forms a part (excluding any current reports on Form 8-K, or the exhibits thereto, to the extent disclosure is furnished and not filed). All such documents incorporated by reference are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the other documents listed above from the SEC, through the SEC's web site at the address indicated above, or from Wisconsin Energy or Integrys, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

By Mail:	By Mail:

Wisconsin Energy Corporation
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
Attn: Ms. Susan H. Martin,
          Executive Vice President,
          General Counsel and
          Corporate Secretary
Telephone: (414) 221-2345	Integrys Energy Group, Inc. 200 East Randolph Street Chicago, IL 60601-6207 Telephone: (800) 228-6888 Attn: Investor Relations Email: TEGinvestors@integrysgroup.com

        These documents are available from Wisconsin Energy or Integrys, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about Wisconsin Energy and Integrys at their Internet websites at www.wisconsinenergy.com and www.integrysgroup.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.

        You may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from Morrow & Co., LLC, Wisconsin Energy's proxy solicitor, or Georgeson Inc., Integrys' proxy solicitor, at the following addresses and telephone numbers:

For Wisconsin Energy Stockholders:	For Integrys Shareholders:
Morrow & Co., LLC 470 West Avenue—3rd Floor Stamford, CT 06902 Banks and Brokers Call: (203) 658-9400 Stockholders Call Toll Free: (888) 836-9724 Email: wec.info@morrowco.com	Georgeson Inc. 480 Washington Blvd., 26th Floor Jersey City, NJ 07310 All Shareholders Please Call: (866) 482-5026 Email: TEGinfo@georgeson.com

        If you are a stockholder of Integrys or Wisconsin Energy and would like to request documents, please do so by November 10, 2014 to receive them before your respective company's special meeting. If you request any documents from Wisconsin Energy or Integrys, Wisconsin Energy or Integrys will mail them to you by first class mail, or another equally prompt means, within one business day after Wisconsin Energy or Integrys, as the case may be, receives your request.

        This joint proxy statement/prospectus is a prospectus of Wisconsin Energy and is a joint proxy statement of Wisconsin Energy and Integrys for the Wisconsin Energy special meeting and the Integrys special meeting. Neither Wisconsin Energy nor Integrys has authorized anyone to give any information or make any representation about the merger or Wisconsin Energy or Integrys that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Wisconsin Energy or Integrys has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Dated as of June 22, 2014

Between

INTEGRYS ENERGY GROUP, INC.

And

WISCONSIN ENERGY CORPORATION

i

ii

iii

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 22, 2014, between INTEGRYS ENERGY GROUP, INC., a Wisconsin corporation (the "Company") and WISCONSIN ENERGY CORPORATION, a Wisconsin corporation ("Parent").

        WHEREAS, within 30 days after the date of this Agreement, Parent will cause to be formed two direct, wholly owned Subsidiaries of Parent as Wisconsin corporations (referred to as "Merger Sub" and "Subsequent Merger Sub" and, collectively, the "Merger Subsidiaries"), and cause the Merger Subsidiaries to execute a joinder in the form attached hereto as Exhibit A to become parties to this Agreement (a "Joinder");

        WHEREAS the parties hereto intend that, upon the terms and subject to the conditions set forth in this Agreement, (a) at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation (the "Initial Merger") and (b) immediately after the Effective Time and without further approval, authorization or direction from or by any of the parties hereto, through the binding commitment evidenced by Section 1.07 and as part of an integrated plan with the Initial Merger, the Initial Surviving Corporation will merge with and into Subsequent Merger Sub (the "Subsequent Merger" and, together with the Initial Merger, the "Mergers"), with Subsequent Merger Sub surviving the Subsequent Merger as the Surviving Corporation;

        WHEREAS the Board of Directors of the Company (the "Company Board") and the Board of Directors of Parent (the "Parent Board"), by resolution, have each approved this Agreement, and the Board of Directors of Merger Sub and the Board of Directors of Subsequent Merger Sub, by resolution, will have each approved this Agreement immediately prior to executing a Joinder;

        WHEREAS the Company Board and the Parent Board have each determined that the Initial Merger, upon the terms and subject to the conditions set forth in this Agreement, is in the best interests of the Company and Parent, as applicable, and their respective shareholders, and the Board of Directors of Merger Sub will have determined, immediately prior to executing a Joinder, that the Initial Merger, upon the terms and subject to the conditions set forth in this Agreement, is in the best interest of Merger Sub and its shareholder;

        WHEREAS the Parent Board has determined that the Subsequent Merger, upon the terms and subject to the conditions set forth in this Agreement, is in the best interests of Parent and its shareholders, and the Board of Directors of Subsequent Merger Sub will have determined, immediately prior to executing a Joinder, that the Subsequent Merger, upon the terms and subject to the conditions set forth in this Agreement, is in the best interest of Subsequent Merger Sub and its shareholder;

        WHEREAS the Company Board has resolved, and the Board of Directors of Merger Sub and the Board of Directors of Subsequent Merger Sub, immediately prior to executing a Joinder will have resolved, to recommend the approval of this Agreement by their respective shareholders;

        WHEREAS the Parent Board has resolved to recommend the approval by its shareholders of the issuance of shares of Parent Common Stock and the amendment to the Parent Articles contemplated by this Agreement;

        WHEREAS for U.S. Federal income tax purposes the Initial Merger and the Subsequent Merger are intended to qualify for the Intended Tax Treatment; and

        WHEREAS the Company and Parent and, upon execution of a Joinder, Merger Sub and Subsequent Merger Sub, each desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

        NOW, THEREFORE, in consideration of the foregoing, and the respective representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

The Mergers

        SECTION 1.01    The Initial Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Wisconsin Business Corporation Law (the "WBCL"), on the Closing Date, Merger Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Initial Merger (the "Initial Surviving Corporation").

        SECTION 1.02    Closing.     The closing (the "Closing") of the Initial Merger shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606 at 10:00 a.m., Chicago time, on the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as may be agreed in writing between the Company and Parent; provided, however, that if all the conditions set forth in ARTICLE VII have not been satisfied or (to the extent permitted by Law) waived on such second Business Day, then the Closing shall take place on the first Business Day on which all such conditions have been satisfied or (to the extent permitted by Law) waived or at such other time and date as may be agreed in writing between the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.03    Effective Time.     Subject to the provisions of this Agreement, in connection with and as part of the Closing, the parties shall cause the articles of merger relating to the Initial Merger (the "Articles of Merger") to be delivered to the Department of Financial Institutions of the State of Wisconsin in accordance with the relevant provisions of the WBCL, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the WBCL or by the Department of Financial Institutions of the State of Wisconsin in connection with the Initial Merger. The Initial Merger shall become effective at the time that the Articles of Merger have been duly filed with the Department of Financial Institutions of the State of Wisconsin, or at such later date and time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Initial Merger becomes effective being the "Effective Time").

        SECTION 1.04    Effects.     The Initial Merger shall have the effects set forth in this Agreement and in the applicable provisions of the WBCL, including Section 180.1106(1) thereof. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Initial Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Initial Surviving Corporation.

        SECTION 1.05    Articles of Incorporation and By-Laws.     At the Effective Time, (a) the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Initial Surviving Corporation and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Initial Surviving Corporation, in each case until thereafter amended as provided therein or by applicable Law (subject to Section 6.04).

        SECTION 1.06    Directors and Officers of Surviving Corporation.     The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Initial Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Initial Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

        SECTION 1.07    The Subsequent Merger.     (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, immediately after the Effective Time, the Initial Surviving Corporation shall be merged with and into Subsequent Merger Sub. Upon the effectiveness of the Subsequent Merger (the time of such effectiveness, the "Subsequent Effective Time"), the separate corporate existence of the Initial Surviving Corporation shall cease and Subsequent Merger Sub shall continue as the surviving corporation in the Subsequent Merger (the "Surviving Corporation").

        (b)   The Subsequent Merger shall have the effects set forth in this Agreement and in the applicable provisions of the WBCL, including Section 180.1106(l) thereof. Without limiting the generality of the foregoing and subject thereto, at the Subsequent Effective Time, all the properties, rights, privileges, powers and franchises of the Initial Surviving Corporation and Subsequent Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Initial Surviving Corporation and Subsequent Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        (c)   At the Subsequent Effective Time, (i) the articles of incorporation of Subsequent Merger Sub as in effect immediately prior to the Subsequent Effective Time and in the form attached hereto as Exhibit B shall be the articles of incorporation of the Surviving Corporation and (ii) the by-laws of Subsequent Merger Sub as in effect immediately prior to the Subsequent Effective Time and in the form attached hereto as Exhibit C shall be the by-laws of the Surviving Corporation, in each case until thereafter amended as provided therein or by applicable Law (subject to Section 6.04).

        (d)   The directors and officers of Subsequent Merger Sub immediately prior to the Subsequent Effective Time shall be the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

        SECTION 1.08    Plan of Merger.     This Agreement shall constitute a "plan of merger" with respect to each of the Mergers for purposes of the WBCL.

ARTICLE II

Effect on the Capital Stock of the Constituent Entities; Exchange of Certificates

        SECTION 2.01    Effect of Initial Merger on Capital Stock.     At the Effective Time, by virtue of the Initial Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of shares of Company Common Stock or Merger Sub Common Stock:

          (a)    Conversion of Merger Sub Common Stock.    Each share of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Initial Surviving Corporation ("Initial Surviving Corporation Common Stock") with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Initial Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of Initial Surviving Corporation Common Stock into which they were converted in accordance with the immediately preceding sentence until such time as the Initial Surviving Corporation issues new certificates in respect of such shares.

          (b)    Cancelation of Treasury Stock and Parent-Owned Stock.    Each share of common stock, par value $1.00, of the Company ("Company Common Stock") that is owned by the Company as treasury stock and each share of Company Common Stock, if any, that is owned by Parent or the Merger Subsidiaries immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor; provided, however, that the shares held by the Company Rabbi Trusts shall not be canceled pursuant to this Section 2.01(b) but shall instead be converted into the right to receive the Merger Consideration pursuant to Section 2.01(c).

          (c)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted automatically into and shall thereafter represent the right to receive (i) $18.58 in cash, without interest (the "Cash Consideration") and (ii) 1.128 validly issued, fully paid and nonassessable shares of the common stock, par value $0.01 ("Parent Common Stock"), of Parent (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") and each holder of shares of Company Common Stock held in uncertificated book-entry form ("Book-Entry Shares") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor, any declared dividends on Company Common Stock with a record date prior to the Effective Time that remain unpaid at the Effective Time and that are due to such holder of Company Common Stock and any other dividends or other distributions to which holders of Company Common Stock become entitled upon the surrender of such Certificate in accordance with Section 2.03, in the case of certificated shares, and upon delivery of a duly completed and validly executed letter of transmittal, in the case of Book-Entry Shares, without interest.

          (d)    Adjustments to Merger Consideration.    Notwithstanding the foregoing, if from the date of this Agreement until the earlier of (i) the Effective Time or (ii) the termination of this Agreement in accordance with ARTICLE VIII, the outstanding shares of Parent Common Stock or Company Common Stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event occurs, then the Merger Consideration and the Equity Award Consideration and any other number or amount contained herein which is based upon the number of shares of Parent Common Stock or Company Common Stock, as the case may be, will be appropriately adjusted to provide to Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event. As provided in Section 2.03(i), the right of any holder of Company Common Stock to receive the Merger Consideration or other consideration shall be subject to and reduced by the amount of any withholding under applicable Tax Law.

        SECTION 2.02    Effect of Subsequent Merger on Capital Stock.     At the Subsequent Effective Time, all shares of common stock of the Initial Surviving Corporation issued and outstanding immediately prior to the Subsequent Effective Time shall automatically be canceled and shall cease to exist and the shares of Subsequent Merger Sub shall remain outstanding as shares of the Surviving Corporation.

        SECTION 2.03    Exchange of Shares.     (a) Exchange Agent. Prior to the Closing Date, Parent and the Company shall agree upon and appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Company Common Stock immediately prior to the Effective Time, (i) for exchange in accordance with this ARTICLE II through the Exchange Agent, a sufficient number of shares of Parent Common Stock to issue the aggregate Stock Consideration, (ii) cash in an amount sufficient to pay the aggregate Cash Consideration pursuant to Section 2.01(c) and (iii) cash in an amount sufficient to make payments of cash in lieu of fractional shares pursuant to Section 2.03(e). All such Parent Common Stock and cash deposited with the Exchange Agent is hereinafter referred to as the "Exchange Fund". As promptly as practicable after the Effective Time, and in any event not later than the second Business Day thereafter, Parent shall cause the Exchange Agent to mail to each registered holder of a Certificate a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent may specify, subject to the Company's prior approval), together with instructions thereto.

          (b)    Merger Consideration Received in Connection with Exchange.    Upon the later of the Effective Time and the surrender of a Certificate for cancelation to the Exchange Agent, together with the associated letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) the Stock Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01, which Stock Consideration may be in the form of a certificate or in book-entry form through a direct registration system, (ii) cash in the amount equal to the Cash Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01 and (iii) any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.03(e) and in respect of any dividends or other distributions which the holder has the right to receive pursuant to Section 2.03(c). In the event of a transfer of any Certificate representing ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate or book-entry interest representing the proper number of shares of Parent Common Stock pursuant to Section 2.01, cash in the amount equal to the Cash Consideration which the holder has the right to receive pursuant to Section 2.01 and cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.03(e) and in respect of any dividends or other distributions which the holder has the right to receive pursuant to Section 2.03(c) may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.03(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder of such Certificate is entitled to receive in respect of such shares pursuant to Section 2.01 (and cash in lieu of fractional shares pursuant to Section 2.03(e) and in respect of any dividends or other distributions pursuant to Section 2.03(c)). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate. Any holder of Book-Entry Shares shall not be required to deliver a Certificate, but in lieu thereof, each registered holder of one or more Book-Entry Shares shall upon the Effective Time be entitled to receive, upon the delivery of a duly completed and validly executed letter of transmittal, and Parent shall cause the Exchange Agent to deliver and pay upon the delivery of a duly completed and validly executed letter of transmittal (x) the Stock Consideration into which such Book-Entry Shares have been converted pursuant to Section 2.01, which Stock Consideration may be in the form of a certificate or in book-entry form through a direct registration system, (y) cash in the amount equal to the Cash Consideration into which such Book-Entry Shares have been converted pursuant to Section 2.01 and (z) any cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.03(e).

          (c)    Treatment of Unexchanged Certificates.    No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.03(e), until the surrender of such Certificate in accordance with this ARTICLE II. Subject to escheat, Tax or other applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.03(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d)    No Further Ownership Rights in Company Common Stock.    The shares of Parent Common Stock issued and cash paid in accordance with the terms of this ARTICLE II upon the surrender of Certificates (or in the case of Book-Entry Shares, upon the delivery of a duly completed and validly executed letter of transmittal), including any cash paid as Cash Consideration or pursuant to Section 2.03(e), shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Certificates or such Book-Entry Shares. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Initial Surviving Corporation (or, if after the Subsequent Effective Time, of the Surviving Corporation) of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

          (e)    No Fractional Shares.    No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.01, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Initial Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock exchanged by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the average of the volume weighted average price per share of Parent Common Stock on the New York Stock Exchange ("NYSE") (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Parent and the Company) on each of the ten consecutive trading days ending with the second complete trading day prior to the Closing Date (such average, the "Average Price").

          (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any former holder of Company Common Stock who has not theretofore complied with this ARTICLE II shall thereafter look only to Parent for payment of its claim for Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions to which such holder is entitled pursuant to this ARTICLE II.

          (g)    No Liability.    None of the Company, Parent, the Merger Subsidiaries or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (h)    Investment of Exchange Fund.    The Exchange Agent shall invest any cash in the Exchange Fund as directed by Parent in (i) short-term obligations of the United States of America, (ii) short-term direct obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest and/or (iii) short-term commercial paper rated the highest quality by each of Moody's Investors Service, Inc. and Standard and Poor's Ratings Services. Any interest and other income resulting from such investments shall be paid to Parent. Parent shall promptly replace any cash deposited with the Exchange Agent lost through any investment made pursuant to this Section 2.03(h).

          (i)    Withholding Rights.    Each of Parent, the Initial Surviving Corporation, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Stock Options, Company Restricted Stock Units and Company Deferred Stock Units such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes under this Agreement as having been paid to the holder of Company Common Stock, Company Stock Options, Company Restricted Stock Units and Company Deferred Stock Units in respect of which such deduction or withholding was made.

          (j)    Lost Certificates.    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver and pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions on the Certificate deliverable in respect thereof pursuant to this Agreement.

        SECTION 2.04    Equity Awards.     (a) At or prior to the Effective Time, the Company shall take such actions as are necessary (including obtaining any resolutions of the Company Board or, if appropriate, any committee thereof administering the Company Stock Plans or any Company Deferred Compensation Plan) to effect the following:

            (i)  Subject to Section 2.03(i), each Company Stock Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled, as of the Effective Time, with the holder thereof becoming entitled to receive an amount in cash, payable in accordance with Section 2.04(b) below, equal to (A) the excess, if any, of (1) the Equity Award Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time;

           (ii)  Subject to Section 2.03(i), each Company Restricted Stock Unit that vests or vested solely based on the continued service of the holder of such award (each, a "Time-Based RSU") and is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be deemed to be fully vested and shall be canceled, as of the Effective Time, with the holder thereof becoming entitled to receive an amount in cash, payable in accordance with Section 2.04(b) below, equal to the product of (A) the Equity Award Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Time-Based RSU immediately prior to the Effective Time, together with any dividends credited thereto in accordance with the terms of the applicable award agreement;

          (iii)  Subject to Section 2.03(i), each Company Restricted Stock Unit that vests or vested based on performance-based criteria (each, a "Performance-Based RSU") and is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be deemed fully vested (A) in the event the Closing Date occurs prior to the completion of the performance period applicable to such Performance-Based RSU, at the greater of the applicable target performance level and the Specified Performance Level and (B) in the event the Closing Date occurs on or following the completion of the performance period applicable to such Performance-Based RSU, at the performance level determined in accordance with the terms of the applicable equity award agreement, and in either case shall be canceled, as of the Effective Time, with the holder thereof becoming entitled to receive an amount in cash, payable in accordance with Section 2.04(b) below, equal to the product of (1) the Equity Award Consideration multiplied by (2) the number of shares of Company Common Stock subject to such Performance-Based RSU determined in accordance with clause (A) or (B) above, as applicable, together with any dividends credited thereto (in accordance with the terms of the applicable award agreement but without proration or other reduction in respect of the portion of the applicable performance period elapsed); and

          (iv)  Subject to Section 2.03(i), each stock unit credited to the account of any participant in the Company Deferred Compensation Plan that is payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock (each, a "Company Deferred Stock Unit") and is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be deemed to be fully vested and shall be canceled, as of the Effective Time, with the holder thereof becoming entitled to receive an amount in cash, payable in accordance with Section 2.04(b) below, equal to the product of (A) the Equity Award Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Deferred Stock Unit immediately prior to the Effective Time, together with any dividends credited thereto in accordance with the terms of the applicable award agreement.

        (b)   As soon as reasonably practicable (but in any event no later than five Business Days) after the Effective Time, the Surviving Corporation shall pay the amounts due to the holders of Company Stock Options pursuant to Section 2.04(a)(i) and the amounts due to the holders of the Company Restricted Stock Units pursuant to Section 2.04(a)(ii) and Section 2.04(a)(iii), together with interest on such amounts at the Prime Rate as in effect as of the Effective Time to the extent required under the terms of the holder's award agreement with respect to such awards; provided that, to the extent any such amounts relate to a Company Restricted Stock Unit that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company Restricted Stock Unit that will not trigger a tax or penalty under Section 409A of the Code, together with interest on such amounts at the Prime Rate as in effect as of the Effective Time to the extent required under the terms of the holder's award agreement with respect to such awards. The Surviving Corporation shall pay the amounts due to the holders of Company Deferred Stock Units pursuant to Section 2.04(a)(iv) in accordance with the terms of the applicable Company Deferred Compensation Plan.

        (c)   Prior to the Effective Time, the Company shall deliver to each holder of Company Stock Options, Company Restricted Stock Units and Company Deferred Stock Units a notice, in a form reasonably acceptable to Parent, explaining the calculation of the Equity Award Consideration, the amount payable with respect to such holder pursuant to this Section 2.04, and the timing thereof, and otherwise setting forth such holders' rights pursuant to the applicable Company Stock Plans and equity award agreements.

        (d)   The Company shall take such action as may be necessary to cause the Company Stock Investment Plan to be terminated as of the last day of the payroll period ending immediately preceding the Effective Time (the "Final Exercise Date"). No further purchase right under the Company Stock Investment Plan will be granted or exercised under the Company Stock Investment Plan after the Final Exercise Date (except for the right to receive the Merger Consideration pursuant to Section 2.03). The

Company shall provide timely notice of the setting of the Final Exercise Date and termination of the Company Stock Investment Plan in accordance with the Company Stock Investment Plan.

ARTICLE III

Representations and Warranties of Parent and the Merger Subsidiaries

        Parent represents and warrants to the Company that the statements contained in this ARTICLE III are true and correct, except (i) as set forth in the Parent Reporting Documents publicly available and filed with or furnished to the SEC prior to the date of this Agreement (the "Filed Parent Reporting Documents") (excluding any disclosures in the Filed Parent Reporting Documents under the heading "Risk Factors" and any other disclosures that are predictive or forward-looking in nature) or (ii) as set forth in the disclosure letter delivered by Parent to the Company prior to the execution and delivery by Parent of this Agreement (the "Parent Disclosure Letter").

        SECTION 3.01    Organization, Standing and Power.     Each of Parent and each of Parent's Subsidiaries (the "Parent Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Parent Subsidiaries (other than the Merger Subsidiaries), where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders, registrations, clearances and approvals (collectively, "Permits") necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the "Parent Permits"), except where the failure to have such power or authority or to possess Parent Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company, prior to execution of this Agreement, true and complete copies of the restated articles of incorporation of Parent in effect as of the date of this Agreement (the "Parent Articles") and the by-laws of Parent in effect as of the date of this Agreement (the "Parent By-laws").

        SECTION 3.02    Parent Subsidiaries.     (a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Parent Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. Section 3.02(a) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Parent Subsidiaries.

        (b)   Except for the capital stock and voting securities of, and other equity interests in, the Parent Subsidiaries, neither Parent nor any Parent Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity or ownership interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

        SECTION 3.03    Capital Structure.     (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 325,000,000 shares of Parent Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share (the "Parent Preferred Stock" and, together with Parent Common Stock, the "Parent Capital Stock"). At the close of business on June 19, 2014, (i) 225,518,831 shares of Parent Common Stock were issued and outstanding, of which 156,969 were subject to vesting or other forfeiture conditions or repurchase by Parent (the "Parent Restricted Shares"), (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Common Stock were held by Parent in its treasury, (iv) 40,133,026 shares of Parent Common Stock were reserved and available for issuance pursuant to the Parent Stock Plan, of which 8,180,623 shares were issuable upon exercise of outstanding stock options (the "Parent Stock Options"). Except as set forth in this Section 3.03(a), at the close of business on June 19, 2014, no shares of capital stock or voting securities of, or other equity interests in, Parent were issued, reserved for issuance or outstanding. From the close of business on June 19, 2014 to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent, other than the issuance of Parent Common Stock upon the exercise of Parent Stock Options, in each case outstanding at the close of business on June 19, 2014 and in each case in accordance with their terms in effect at such time.

        (b)   All outstanding shares of Parent Capital Stock are, and all shares of Parent Capital Stock that may be issued upon the exercise of Parent Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the WBCL, the Parent Articles, the Parent By-laws or any Contract to which Parent is a party or otherwise bound. The shares of Parent Common Stock constituting the Stock Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the WBCL, the Parent Articles, the Parent By-laws or any Contract to which Parent is a party or otherwise bound. Except as set forth above in this Section 3.03 or pursuant to the terms of this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock of Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (y) any warrants, calls, options or other rights to acquire from Parent or any Parent Subsidiary, or any other obligation of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary or (z) any rights issued by or other obligations of Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Capital Stock or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Parent or any Parent Subsidiary. Except pursuant to the Parent Stock Plan, there are not any outstanding obligations of Parent or any of the Parent Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of Parent or any Parent Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote ("Parent Voting Debt"). Neither Parent nor any of the Parent Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Parent. Except for this Agreement, neither Parent nor any of the Parent Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Parent or any of the Parent Subsidiaries.

        SECTION 3.04    Authority; Execution and Delivery; Enforceability.     Each of Parent, Merger Sub and Subsequent Merger Sub has, or in the case of Merger Sub and Subsequent Merger Sub, will have as of the date it executes and delivers a Joinder, all requisite corporate power and authority to execute and deliver, in the case of Parent, this Agreement and, in the case of Merger Sub and Subsequent Merger Sub, a Joinder, to perform its obligations hereunder and to consummate the Mergers and the other transactions contemplated by this Agreement, subject, in the case of the Share Issuance, to the receipt of the Parent Shareholder Approval. The Parent Board has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of Parent was present, (i) approving this Agreement, (ii) determining that entering into this Agreement is in the best interests of Parent and its shareholders and (iii) recommending that Parent's shareholders vote in favor of approval of the issuance of Parent Common Stock constituting the Stock Consideration (the "Share Issuance"), and directing that the Share Issuance be submitted to Parent's shareholders for approval at a duly held meeting of such shareholders for such purpose (the "Parent Shareholders Meeting"). Such resolutions have not been amended or withdrawn as of the date of this Agreement. The Board of Directors of Merger Sub, immediately prior to executing a Joinder, will adopt resolutions (i) approving this Agreement and approving the execution and delivery of a Joinder, (ii) determining that entering into this Agreement through a Joinder is in the best interests of Merger Sub and Parent, its sole shareholder, and (iii) recommending that Parent, as sole shareholder of Merger Sub, approve this Agreement and a Joinder and directing that this Agreement and a Joinder be submitted to Parent, as sole shareholder of Merger Sub, for approval. The Board of Directors of Subsequent Merger Sub, immediately prior to executing a Joinder, will adopt resolutions (i) approving this Agreement and approving the execution and delivery of a Joinder, (ii) determining that entering into this Agreement through a Joinder is in the best interests of Subsequent Merger Sub and Parent, its sole shareholder, and (iii) recommending that Parent, as sole shareholder of Subsequent Merger Sub, adopt this Agreement and a Joinder and directing that this Agreement and a Joinder be submitted to Parent, as sole shareholder of Subsequent Merger Sub, for approval. Except for (A) the approval of the Share Issuance by the affirmative vote of the holders of a majority of the votes cast at the Parent Shareholders Meeting, as required by Section 312.03(c) of the NYSE Listed Company Manual, (the "Parent Shareholder Approval"), (B) the adoption of the resolutions of the Merger Subsidiaries contemplated by Section 6.16 and (C) the approval of Parent contemplated by Section 6.16, no other corporate proceedings on the part of Parent or either of the Merger Subsidiaries are necessary to authorize, adopt or approve, as applicable, this Agreement or a Joinder or to consummate the Initial Merger or the Subsequent Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the WBCL). Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement and the due authorization, execution and delivery by the Merger Subsidiaries of a Joinder, this Agreement constitutes, or will constitute, as the case may be, the legal, valid and binding obligation of each of Parent and the Merger Subsidiaries, enforceable against it in accordance with its terms.

        SECTION 3.05    No Conflicts; Consents.     (a) The execution and delivery by Parent of this Agreement does not, and the execution and delivery by the Merger Subsidiaries of a Joinder will not, and the performance by each of Parent, Merger Sub and Subsequent Merger Sub of its obligations hereunder and the consummation of the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation of any provision of, the Parent Articles, the Parent By-laws or the comparable charter or organizational documents of any Parent Subsidiary (including the articles of incorporation and by-laws of each of Merger Sub and the Subsequent Merger Sub), (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of, any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument (a "Contract") to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or any Parent Permit or (iii) subject to the shareholder approvals referred to in Section 3.04 and the filings and other matters referred to in Section 3.05(b), conflict with, or result in any violation of any provision of, any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation, including the rules and regulations of the NYSE ("Law"), in each case, applicable to Parent or any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, (x) the Consents set forth on Section 3.05(a) of the Parent Disclosure Letter under the heading "Parent Required Consents" (the "Parent Required Consents") and (y) any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Initial Merger or the Subsequent Merger.

        (b)   No consent, waiver or Permit ("Consent") of or from, or registration, declaration, notice or filing made to or with any Federal, national, state or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether domestic, foreign or supranational (a "Governmental Entity"), is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the Securities and Exchange Commission (the "SEC") of the Joint Proxy Statement in definitive form, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act of 1933, as amended (the "Securities Act"), of the registration statement on Form S-4 in connection with the issuance by Parent of the Stock Consideration, in which the Joint Proxy Statement will be included as a prospectus (the "Form S-4"), and (C) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, (ii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and such other Consents, registrations, declarations, approvals, notices or filings as are required to be made or obtained under any other Antitrust Law, (iii) the filing of the Articles of Merger for the Initial Merger and the Subsequent Merger with the Department of Financial Institutions of the State of Wisconsin and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business, (iv) the filing of the articles of incorporation of Merger Sub and the articles of incorporation of Subsequent Merger Sub, (v) such Consents, registrations, declarations, approvals, notices or filings as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the Stock Consideration, (vi) such filings with and approvals of the NYSE as are required to permit the consummation of the Initial Merger and the listing of the Stock Consideration, (vii) notice to, and the consent and approval of, the Federal Energy Regulatory Commission (the "FERC") under Section 203 of the Federal Power Act (the "Power Act"), or an order of the Power Act disclaiming jurisdiction over the Mergers, (viii) pre-approvals ("FCC Pre-Approvals") of license transfers with the Federal Communications Commission (the "FCC"), (ix) notice to and the approval of the Public Service Commission of Wisconsin (the "PSCW") and the Illinois Commerce Commission (the "ICC"), including notice to the PSCW of the formation of the Merger Subsidiaries, (x) to the extent required, or, in Parent's sole discretion, advisable in response to an assertion of jurisdiction by the Michigan Public Service Commission (the "MPSC") or the Minnesota Public Utilities Commission (the "MPUC" and, together with the PSCW, the MPSC and the ICC, the "State Utilities Commissions"), notice to and the approval of the State Utilities Commissions (the items set forth in clauses (vi) through (x) collectively, the "Parent Required Statutory Approvals"), (xi) notices, and such filings, consents and approvals as are required to be made or obtained under state or federal property transfer laws or Environmental Laws, (xii) the Parent Required Consents and (xiii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Initial Merger or the Subsequent Merger.

        SECTION 3.06    SEC Documents; Undisclosed Liabilities.     (a) Parent has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Parent with the SEC since January 1, 2012 (such documents, but excluding the Joint Proxy Statement and the Form S-4, being collectively referred to as the "Parent Reporting Documents").

        (b)   Each Parent Reporting Document (i) at the time filed, complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent Reporting Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Parent included in the Parent Reporting Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments).

        (c)   Neither Parent nor any Parent Subsidiary has any liabilities of any nature (whether accrued, absolute, contingent or otherwise), except liabilities (i) reflected or reserved against in the most recent audited balance sheet (including the notes thereto) of Parent and the Parent Subsidiaries included in the Parent Reporting Documents filed prior to the date hereof, (ii) incurred after December 31, 2013, in the ordinary course of business consistent with past practice, (iii) expressly contemplated by or incurred in connection with this Agreement or the transactions contemplated hereby or (iv) that, individually or in the aggregate, have not had or would not reasonably be expected to have a Parent Material Adverse Effect.

        (d)   Each of the chief executive officer of Parent and the chief financial officer of Parent (or each former chief financial officer of Parent, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Parent Reporting Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, "chief executive officer" and "chief financial officer" shall have the meanings given to such terms in SOX.

        (e)   Parent maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent's properties or assets.

        (f)    The "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports.

        (g)   Neither Parent nor any of the Parent Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of the Parent Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance-sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of the Parent Subsidiaries in Parent's or such Parent Subsidiary's published financial statements or other Parent Reporting Documents.

        (h)   Since January 1, 2014, none of Parent, Parent's independent accountants, the Parent Board or the audit committee of the Parent Board has received any oral or written notification of any (x) "significant deficiency" in the internal controls over financial reporting of Parent, (y) "material weakness" in the internal controls over financial reporting of Parent or (z) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board (the "PCAOB"), as in effect on the date of this Agreement.

        (i)    None of the Parent Subsidiaries, other than Wisconsin Electric Power Company, is, or has at any time since January 1, 2014 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

        SECTION 3.07    Information Supplied.     None of the information supplied or to be supplied by Parent or the Merger Subsidiaries for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of Parent's shareholders and the Company's shareholders or at the time of each of the Parent Shareholders Meeting and the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or the Merger Subsidiaries with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent or the Merger Subsidiaries with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

        SECTION 3.08    Absence of Certain Changes or Events.     From December 31, 2013 to the date of this Agreement, each of Parent and the Parent Subsidiaries has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:

        (a)   any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect;

        (b)   any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any capital stock or voting securities of, or other equity interests in, Parent or the capital stock or voting securities of, or other equity interests in, any of the Parent Subsidiaries (other than (w) payments of regular quarterly cash dividends in an amount equal to $0.39 per share of Parent Common Stock on each of March 1, 2014 and June 1, 2014, (x) payments of regular quarterly cash dividends in an amount equal to $0.90 per share of 3.60% Series Preferred Stock on each of March 1, 2014 and June 1, 2014, (y) payments of regular quarterly cash dividends in an amount equal to $1.50 per share of Six Per Cent. Preferred Stock on each of January 31, 2014, April 30, 2014 and July 31, 2014 (declared April 17, 2014) and (z) dividends or other distributions by a direct or indirect wholly owned Parent Subsidiary to its parent);

        (c)   any split, reverse split, combination, subdivision or reclassification of any capital stock or voting securities of, or other equity interests in, Parent, or any securities convertible into or exercisable or exchangeable for capital stock or voting securities of, or other equity interests in, Parent or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or voting securities of, or other equity interests in, Parent;

        (d)   any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person, or any issue or sale of debt securities, warrants or other rights to acquire any debt security of Parent or any Parent Subsidiary, other than (x) the issuance of commercial paper or borrowings under existing revolving credit facilities in the ordinary course of business and (y) the issuance of $250 million 4.25% debentures due 2044 on May 15, 2014;

        (e)   (i) any grant by Parent to any director or executive officer of Parent of any material increase in compensation or benefits, in each case other than in the ordinary course of business, (ii) any grant by Parent to any director or executive officer of Parent of any increase in change in control, severance or termination pay, (iii) any establishment, adoption, entry into or amendment in any material respect of any Parent Union Contract or Parent Benefit Plan or Parent Benefit Agreement, in each case other than in the ordinary course of business consistent with past practice, which changes could not reasonably be expected to materially increase the costs to Parent or any of its Subsidiaries, or (iv) the taking of any action to accelerate the time of vesting, funding or payment of any material compensation or benefits under any Parent Benefit Plan or Parent Benefit Agreement;

        (f)    any change in accounting methods, principles or practices by Parent or any Parent Subsidiary, except insofar as may have been required by a change in GAAP or by any Governmental Entity (including the SEC or the PCAOB); or

        (g)   any material Tax elections or changes in Tax accounting methods by Parent or any Parent Subsidiary or any settlement or compromise by Parent or any Parent Subsidiary of any material Tax liability or refund, in each case other than in the ordinary course of business.

        SECTION 3.09    Taxes.     (a) (i) Each of Parent and each Parent Subsidiary has timely filed, taking into account any extensions, all material Tax Returns required to have been filed and such Tax Returns are accurate and complete in all material respects and (ii) each of Parent and each Parent Subsidiary has paid all material Taxes required to have been paid by it other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings.

        (b)   No material Tax Return of Parent or any Parent Subsidiary is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by Parent or any Parent Subsidiary. No deficiencies for any material Taxes have been proposed, asserted or assessed against Parent or any Parent Subsidiary which have not been paid or are not being contested in good faith in appropriate proceedings, and no requests for waivers of the time to assess any such Taxes are pending. The U.S. Federal income tax returns of Parent and each Parent Subsidiary have been examined by the Internal Revenue Service (the "IRS") for all years through December 31, 2010. The statute of limitations is closed with respect to all U.S. Federal income Tax Returns of Parent and each Parent Subsidiary for all years through December 31, 2009.

        (c)   Each of Parent and each Parent Subsidiary has complied in all material respects with all applicable Laws relating to the withholding, collection and paying over of Taxes and other deductions required to be withheld.

        (d)   Neither Parent nor any Parent Subsidiary is a party to or is otherwise bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (i) exclusively between or among Parent and wholly owned Parent Subsidiaries or (ii) the primary purpose of which is not the allocation or payment of Tax liability and that was entered into in the ordinary course of business).

        (e)   Within the past three years, neither Parent nor any Parent Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

        (f)    Neither Parent nor any Parent Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a "listed transaction" that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

        (g)   Neither Parent nor any Parent Subsidiary has taken any action or knows of any fact that would reasonably be expected to prevent the Initial Merger and the Subsequent Merger from qualifying for the Intended Tax Treatment.

        Except insofar as Section 3.08(g) and Section 3.10 relate to Taxes, this Section 3.09 contains the sole and exclusive representations and warranties of Parent and the Merger Subsidiaries relating to Taxes.

        SECTION 3.10    Employee Benefits.     (a) Section 3.10(a) of the Parent Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of each material Parent Benefit Plan and each material Parent Benefit Agreement.

        (b)   With respect to each material Parent Benefit Plan and material Parent Benefit Agreement, Parent has made available to the Company complete and accurate copies of (i) such Parent Benefit Plan or Parent Benefit Agreement, including any material amendment thereto, and, to the extent applicable, summary plan description thereof, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the two most recent annual reports on Form 5500 required to be filed with the IRS with respect thereto and the two most recent annual information returns required to be filed with any Governmental Entity and (v) the most recently received IRS determination letter or opinion.

        (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) each Parent Benefit Plan and Parent Benefit Agreement has been maintained in compliance with its terms and with the requirements prescribed by ERISA, the

Code and all other applicable Laws, (ii) there are no pending or, to the Knowledge of Parent, threatened proceedings against any Parent Benefit Plan or Parent Benefit Agreement, or, to the Knowledge of Parent, any fiduciary thereof, or Parent or any Parent Subsidiary with respect to any Parent Benefit Plan or Parent Benefit Agreement and (iii) all contributions required to be made by Parent or any Parent Commonly Controlled Entity to any Parent Benefit Plan have been made on or before their applicable due dates.

        (d)   With respect to each Parent Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) no such Parent Benefit Plan is currently in "at risk" status within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA, (ii) neither Parent nor any Parent Subsidiary nor any Parent Commonly Controlled Entity has engaged in any transaction described in Section 4069, 4204(a) or 4212(c) of ERISA, (iii) no liability (other than for premiums to the Pension Benefit Guaranty Corporation (the "PBGC")) under Title IV of ERISA has been or, to the Knowledge of Parent, is expected to be incurred by Parent or any Parent Subsidiary and (iv) all contributions required to be made with respect thereto (whether pursuant to the terms of such Parent Benefit Plan or applicable Law) have been made. Neither Parent nor any Parent Commonly Controlled Entity has, within the preceding six years, withdrawn in a complete or partial withdrawal from any multiemployer plan (as defined in Section 3(37) of ERISA) or incurred any liability under Section 4202 of ERISA that has not been satisfied in full.

        (e)   To the Knowledge of Parent, none of Parent, any of the Parent Subsidiaries, any officer of Parent or of any Parent Subsidiary or any of the Parent Benefit Plans that are subject to ERISA or any trusts created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Parent or any Parent Subsidiary to any material Tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any material liability under Section 502(i) or 502(1) of ERISA.

        (f)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and such plan has received a currently effective favorable determination letter or opinion to that effect from the IRS and, to the Knowledge of Parent, there is no reason why any such determination letter should be revoked or not be reissued.

        (g)   Except for any liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary has any liability for providing health, medical or other welfare benefits after retirement or other termination of employment, other than coverage or benefits (i) required to be provided under Section 4980(B)(f) of the Code or applicable Law, (ii) required to be provided pursuant to a Parent Benefit Plan or Parent Benefit Agreement set forth in Section 3.10(a) of the Parent Disclosure Letter or (iii) the full cost of which is borne by the employee or former employee (or any of their beneficiaries). No condition exists that would prevent Parent or any of its Subsidiaries from amending or terminating any Parent Benefit Plan or Parent Benefit Agreement providing health or medical benefits in respect of any current or former employees of Parent or the Parent Subsidiaries without material expense, other than limitations imposed under the terms of a Parent Union Contract.

        (h)   None of the execution and delivery of this Agreement, the performance by either party of its obligations hereunder or the consummation of the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any Parent Personnel to any material compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Parent Benefit Plan or Parent Benefit Agreement or (iii) result in any breach or violation of, or default under, or limit Parent's right to amend, modify or terminate, any Parent Benefit Plan or Parent Benefit Agreement.

        SECTION 3.11    Litigation.     There is no suit, action, claim, charge or other proceeding before any Governmental Entity, arbitrator or mediator pending or, to the Knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. There is no Judgment outstanding against or, to the Knowledge of Parent, investigation by any Governmental Entity involving Parent or any Parent Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 3.12    Compliance with Applicable Laws.     Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries are in compliance with all applicable Laws and Parent Permits. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, no material action, demand or investigation by or before any Governmental Entity is pending or, to the Knowledge of Parent, threatened alleging that Parent or a Parent Subsidiary is not in compliance with any applicable Law or Parent Permit or which challenges or questions the validity of any rights of the holder of any Parent Permit. This Section 3.12 does not relate to Tax matters, employee benefits matters, compliance with Environmental Laws or Environmental Permits or Intellectual Property matters, which are addressed in Sections 3.09, 3.10, 3.13 and 3.16, respectively.

        SECTION 3.13    Environmental Matters.     (a) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect:

            (i)  Parent and the Parent Subsidiaries are in compliance with all Environmental Laws, and, except for matters that have been fully resolved, as of the date of this Agreement, neither Parent nor any Parent Subsidiary has received any communication from a Governmental Entity or other Person that alleges that Parent or any Parent Subsidiary is in violation of, or has liability under, any Environmental Law or any Permit issued pursuant to Environmental Law (an "Environmental Permit");

           (ii)  With respect to all Environmental Permits necessary to conduct the respective operations of Parent or the Parent Subsidiaries as currently conducted, (A) Parent and each of the Parent Subsidiaries have obtained and are in compliance with, or have filed timely applications for, all such Environmental Permits, (B) all such Environmental Permits are valid and in good standing, (C) neither Parent nor any Parent Subsidiary has received notice from any Governmental Entity seeking to modify, revoke or terminate, any such Environmental Permits or indicating that any such Environmental Permit will not be renewed in the ordinary course with substantially the same terms and conditions in the current permit, and (D) no such Environmental Permits will be subject to modification, termination or revocation as a result of the transactions contemplated by this Agreement;

          (iii)  Each of Parent and the Parent Subsidiaries has in full force and effect all financial assurances required under Environmental Laws for its respective operations as currently conducted, and no agreement, Contract or Judgment entered into with or issued by any Governmental Entity, including as relates to remedial or other obligations for former manufactured gas plants, under Environmental Laws, or any related financial assurance bond or guarantee will be subject to modification, termination or revocation as a result of the transactions contemplated by this Agreement;

          (iv)  Neither Parent nor any Parent Subsidiary reasonably expects that any capital expenditures or other costs (including for carbon emissions allowances or off-sets) will be required to achieve or maintain compliance with Environmental Laws, other than as reflected in the consolidated financial statements of Parent (including the notes thereto) included in the Parent Reporting Documents;

           (v)  There are no Environmental Claims pending or, to the Knowledge of Parent, threatened in writing against Parent or any of the Parent Subsidiaries that have not been fully and finally resolved;

          (vi)  There has been no Release of, or exposure to, any Hazardous Material, and there are no other facts, circumstances or conditions, that would reasonably be expected to form the basis of any Environmental Claim against Parent or any of the Parent Subsidiaries, including as such Environmental Claim relates to former assets, operations or businesses of Parent or any Parent Subsidiary or any off-site location; and

         (vii)  Neither Parent nor any of the Parent Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against Parent or any of the Parent Subsidiaries.

        (b)   As used in this Agreement:

            (i)  "Environmental Claim" means any administrative, regulatory or judicial actions, suits, orders, demands, claims, Liens, causes of action, investigations, proceedings, notices of noncompliance or violation by or from any Person alleging liability or responsibility under, or the failure to comply with, Environmental Law or any Environmental Permit.

           (ii)  "Environmental Laws" means all applicable Laws, Judgments or Agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution, or protection of or damage to the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments), natural resources, endangered or threatened species, the climate or human health and safety as it relates to exposure to hazardous or toxic materials.

          (iii)  "Hazardous Materials" means (x) petroleum, coal tar and other hydrocarbons and any derivatives or by-products, explosive or radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, urea formaldehyde insulation, chlorofluorocarbons and other ozone-depleting substances; and (y) any other chemical, material, substance or waste that is prohibited, limited, regulated or subject to reporting under any Environmental Law.

          (iv)  "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments).

        The representations and warranties contained in this Section 3.13 are the sole and exclusive representations of Parent and the Merger Subsidiaries relating to environmental matters.

        SECTION 3.14    Contracts.     (a) Other than this Agreement, as of the date of this Agreement, neither Parent nor any Parent Subsidiary is a party to any Contract required to be filed by Parent as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a "Filed Parent Contract") that has not been so filed.

        (b)   Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) each Filed Parent Contract (including, for purposes of this Section 3.14(b), any Contract entered into after the date of this Agreement that would have been a Filed Parent Contract if such Contract existed on the date of this

Agreement) is a valid, binding and legally enforceable obligation of Parent or one of the Parent Subsidiaries, as the case may be, and, to the Knowledge of Parent, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity, (ii) each such Filed Parent Contract is in full force and effect and (iii) none of Parent or any of the Parent Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Filed Parent Contract and, to the Knowledge of Parent, no other party to any such Filed Parent Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

        SECTION 3.15    Properties.     (a) Parent and each Parent Subsidiary have good and valid title to, and with respect to all material real property owned by Parent or any Parent Subsidiary (such property collectively, the "Parent Owned Real Property"), a marketable and insurable fee simple interest in, or valid license or valid leasehold interests in, all their respective properties and assets, except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Parent Owned Real Property is free and clear of all Liens, except for Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (b)   Parent and each of the Parent Subsidiaries has complied with the terms of the lease agreements pursuant to which Parent or the applicable Parent Subsidiary uses and/or occupies all material leased real property (such property collectively, the "Parent Leased Real Property", and each such lease agreement, as amended and/or modified, a "Parent Lease"), and all Parent Leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent and each Parent Subsidiary is in possession of the properties or assets purported to be leased under all Parent Leases, except for such failures to have such possession as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. True, correct, and complete copies of all material Parent Leases have been made available to the Company.

        (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, the Parent Owned Real Property and the Parent Leased Real Property include all of the real property reasonably necessary for the conduct of the business of Parent and each Parent Subsidiary as currently conducted.

        (d)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (A) to the Knowledge of Parent, there is no condemnation pending or threatened with respect to any Parent Owned Real Property or Parent Leased Real Property and (B) none of the Parent Owned Real Property (or any portion thereof) and, to the Knowledge of Parent, none of the Parent Leased Real Property (or any portion thereof) is subject to any outstanding options to purchase, rights of first refusal or similar rights in favor of any Person.

        This Section 3.15 does not relate to environmental matters or Intellectual Property matters, which are the subject of Section 3.13 and Section 3.16.

        SECTION 3.16    Intellectual Property.     (a) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect: (i) Parent and the Parent Subsidiaries own, license or have the right to use all Intellectual Property used in the operation of their businesses as currently conducted, free and clear of all Liens (other than, with respect to Liens, licenses of Intellectual Property in the ordinary and usual course of business); (ii) no suits, actions or other proceedings or investigations are, or in the past three years have been, pending or, to the Knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries with regard to the ownership, use, validity or enforceability of any Intellectual Property used in the operation of their businesses as currently conducted or as conducted in the past three years; (iii) to the

Knowledge of Parent, the operation of Parent's and the Parent Subsidiaries' businesses as currently conducted does not infringe upon, misappropriate or violate the Intellectual Property of any other Person and, to the Knowledge of Parent, no other Person is infringing upon, misappropriating or violating Parent's or any of the Parent Subsidiaries' Intellectual Property; (iv) all material registrations and applications for patents, trademarks and copyrights owned by Parent or any of the Parent Subsidiaries are subsisting, have not been abandoned or canceled, and, to the Knowledge of Parent, all such registrations are valid and enforceable; and (v) Parent and the Parent Subsidiaries have taken all commercially reasonable steps to protect the Intellectual Property they own, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. As used in this Agreement, "Intellectual Property" means all intellectual property rights, including patents, proprietary inventions, technology, discoveries, processes, formulae and know-how, copyrights and rights in copyrightable works (including software, databases, software applications and code, computer systems and networks, website content and related documentation), trademarks, service marks, trade names, logos, domain names, trade dress and other source indicators, trade secrets, confidential and proprietary customer data and other confidential and proprietary information.

        (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect:

            (i)  during the past three years, to the Knowledge of Parent, (i) there have been no security breaches in the information technology systems of Parent and the Parent Subsidiaries, and (ii) there have been no disruptions in any of the information technology systems of Parent and the Parent Subsidiaries that affected the operation of the business of Parent and the Parent Subsidiaries;

           (ii)  Parent and the Parent Subsidiaries have evaluated their disaster recovery and backup needs and have implemented or are in the process of implementing plans and systems that reasonably address their assessment of risk;

          (iii)  Parent and the Parent Subsidiaries have complied with all applicable Law, as well as their own rules, policies, and procedures, relating to privacy, data protection, and the collection, retention, protection, and use of personal information collected, used, or held for use by Parent and the Parent Subsidiaries; and

          (iv)  in the past three years, no claims have been asserted or threatened against Parent or the Parent Subsidiaries alleging a violation of any Person's privacy or personal information or data rights.

        SECTION 3.17    Insurance.     Since January 1, 2012, Parent and the Parent Subsidiaries have maintained continuous insurance coverage, in each case, in those amounts and covering those risks as are in accordance, in all material respects, with normal industry practice for companies of the size and financial condition of Parent engaged in businesses similar to those of Parent and the Parent Subsidiaries.

        SECTION 3.18    Labor and Employment Matters.     Section 3.18 of the Parent Disclosure Letter sets forth a complete and accurate list of each union contract or collective bargaining agreement with respect to any employees of Parent or any Parent Subsidiary (the "Parent Union Contracts"), and no employees of Parent or any Parent Subsidiary are represented by any other labor union or labor organization. There are no representation or certification proceedings pending or threatened in writing to be brought or filed with the National Labor Relations Board and, to the Knowledge of Parent, there are no labor union organizing activities, with respect to employees of Parent or any Parent Subsidiary. From January 1, 2012, there have been no labor strikes, slowdowns, work stoppages, lockouts or other material labor disputes pending or threatened in writing against or affecting Parent or any Parent Subsidiary, other than any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no material unfair labor practice proceeding before the National Labor Relations Board pending or threatened in writing against Parent or any Parent Subsidiary.

        SECTION 3.19    Brokers' Fees and Expenses.     No broker, investment banker, financial advisor or other Person, other than Barclays Capital Inc. (the "Parent Financial Advisor"), the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Initial Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        SECTION 3.20    Opinion of Financial Advisor.     Parent has received an opinion from the Parent Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Parent from a financial point of view.

        SECTION 3.21    Regulation as a Public Utility.     (a) Parent is regulated as a "public utility holding company" in the State of Wisconsin. Other than (i) Wisconsin Electric Power Company, which is a regulated public utility in the State of Wisconsin and the State of Michigan and (ii) Wisconsin Gas LLC, which is a regulated public utility in the State of Wisconsin, none of the Parent Subsidiaries is regulated as a public utility or subject to such regulation by any state.

        (b)   Each of the Parent Subsidiaries that engages in the sale of electricity at wholesale (other than any such Subsidiaries that own one or more facilities that constitute a "qualifying facility" as such term is defined under the Public Utility Regulatory Policies Act of 1978 (the "PURPA") and the rules and regulations of FERC that are entitled to exemption from regulation under Section 205 of the Power Act) is regulated as a "public utility" under the Power Act and has market-based rate authorization to make such sales at market-based rates. Each of the Parent Subsidiaries that directly owns generating facilities and operates them is in compliance with all applicable standards of the North American Electric Reliability Corporation (the "NERC"), other than non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no pending, or to the Knowledge of Parent, threatened, judicial or administrative proceedings to revoke a Parent Subsidiary's market-based rate authorization. To the Knowledge of Parent, there are no facts that are reasonably likely to cause any of the Parent Subsidiaries that sell electricity at wholesale to lose its market-based rate authorization, if applicable, other than where such loss would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (c)   All filings (other than immaterial filings) required to be made by Parent or any of the Parent Subsidiaries since January 1, 2012, with the FERC under the Power Act, the Department of Energy (the "DOE") and any applicable State Utilities Commission, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (d)   Since January 1, 2012, neither Parent nor any of the Parent Subsidiaries has received any written notice or, to Parent's Knowledge, other communication from the NERC regarding any actual or possible material violation of, or material failure to comply with, any Law.

        (e)   None of Parent or the Parent Subsidiaries currently owns or operates, in whole or in part, any nuclear generating facilities. With respect to Parent's former interest in the Point Beach Nuclear Power Plant, Parent is in compliance with all requirements of the agreement governing the sale of such plant, except where such non-compliance has not and would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no contingent liabilities for Parent associated with Parent's prior ownership or operation of the Point Beach Nuclear Power Plant, except such contingent liabilities that would not be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        SECTION 3.22    Trading.     None of Parent or any of the Parent Subsidiaries (other than any Parent Subsidiary that is a regulated public utility with franchise service obligations for retail electricity or gas supply in the State of Wisconsin or the State of Michigan) engage in any physical commodity transactions, exchange traded futures and options transactions, and over-the-counter derivatives transactions.

        SECTION 3.23    Sufficient Funds.     On or before the Effective Time, Parent and Merger Sub shall have access to sufficient funds to consummate the Initial Merger and the other transactions contemplated by this Agreement on the terms contained herein, to pay the Cash Consideration at Closing and to satisfy all of their other obligations under this Agreement, including payment of amounts due under Section 2.04.

        SECTION 3.24    Merger Subsidiaries.     From and after the date of incorporation of each of Merger Sub and Subsequent Merger Sub, Parent will be the sole shareholder of Merger Sub and Subsequent Merger Sub, respectively. As of the date that each of the Merger Subsidiaries executes a Joinder, neither Merger Sub nor Subsequent Merger Sub will have, since its date of incorporation, carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        SECTION 3.25    Ownership of Company Common Stock.     Neither Parent nor any Parent Subsidiaries or other affiliates beneficially owns (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock or any other class or series of equity interests in the Company.

ARTICLE IV

Representations and Warranties of the Company

        The Company represents and warrants to Parent that the statements contained in this ARTICLE IV are true and correct, except (i) as set forth in the Company Reporting Documents publicly available and filed with or furnished to the SEC prior to the date of this Agreement (the "Filed Company Reporting Documents") (excluding any disclosures in the Filed Company Reporting Documents under the heading "Risk Factors" and any other disclosures that are predictive or forward-looking in nature) or (ii) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution and delivery by the Company of this Agreement (the "Company Disclosure Letter").

        SECTION 4.01    Organization, Standing and Power.     Each of the Company and each of Company's Subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the "Company Permits"), except where the failure to have such power or authority or to possess Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the restated articles of incorporation of the Company in effect as of the date of this Agreement (the "Company Articles") and the by-laws of the Company in effect as of the date of this Agreement (the "Company By-laws").

        SECTION 4.02    Company Subsidiaries.     (a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. Section 4.02(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Company Subsidiaries.

        (b)   Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity or ownership interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

        SECTION 4.03    Capital Structure.     (a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock, par value $1.00 per share, and no shares of preferred stock. At the close of business on June 19, 2014, (i) 79,963,091 shares of Company Common Stock were issued and outstanding, none of which were subject to vesting or other forfeiture conditions or repurchase by the Company, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held by the Company in its treasury, (iv) 428,920 shares of Company Common Stock were held by the Company Rabbi Trusts, (v) 3,874,105 shares of Company Common Stock were held by the Company ESOP and (vi) 3,657,476 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, of which (A) 1,745,042 shares were issuable upon exercise of outstanding Company Stock Options, (B) 491,472 shares were issuable upon vesting of outstanding Company Time-Based RSUs, (C) 611,158 shares were issuable upon vesting of outstanding Performance-Based RSUs, assuming achievement of applicable goals and conditions at maximum performance levels, all of which are settled in shares of Company Common Stock and none of which are settled in cash, and (D) 809,804 shares of Company Common Stock were issuable upon settlement of outstanding Company Deferred Stock Units, none of which were unvested. Except as set forth in this Section 4.03(a), at the close of business on June 19, 2014, no shares of capital stock or voting securities of, or other equity or equity based interests in, the Company were issued, reserved for issuance or outstanding. From the close of business on June 19, 2014 to the date of this Agreement, there have been no issuances by the Company of shares of capital stock or voting securities of, or other equity or equity based interests in, the Company, other than the issuance of Company Common Stock upon the exercise of Company Stock Options or upon the vesting of Company Restricted Stock Units or Company Deferred Stock Units, in each case outstanding at the close of business on June 19, 2014 and in each case in accordance with their terms in effect at such time.

        (b)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon the exercise of Company Stock Options or upon the vesting of Company Restricted Stock Units or Company Deferred Stock Units will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the WBCL, the Company Articles, the Company By-laws or any Contract to which the Company is a party or otherwise bound. Except as set forth above in this Section 4.03 or pursuant to the terms of this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (y) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (z) any rights issued by or other obligations of the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Common Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary. Except pursuant to the Company Stock Plans, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote ("Company Voting Debt"). Neither the Company nor any of the Company Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company. Except for this Agreement, neither the Company nor any of the Company Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries.

        SECTION 4.04    Authority; Execution and Delivery; Enforceability.     The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Initial Merger and the other transactions contemplated by this Agreement, subject, in the case of the Initial Merger, to the receipt of the Company Shareholder Approval. The Company Board has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of the Company was present, (i) approving this Agreement, (ii) determining that entering into this Agreement is in the best interests of the Company and its shareholders and (iii) recommending that the Company's shareholders adopt this Agreement and directing that this Agreement be submitted to the Company's shareholders for approval at a duly held meeting of such shareholders for such purpose (the "Company Shareholders Meeting"). Such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Shareholders Meeting (the "Company Shareholder Approval"), no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve this Agreement or to consummate the Initial Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the WBCL). The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and each of the Merger Subsidiaries, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        SECTION 4.05    No Conflicts; Consents.     (a) The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder and the consummation of the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation of any provision of, the Company Articles, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Shareholder Approval is obtained), (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or any Company Permit or (iii) subject to the shareholder approvals referred to in Section 4.04 and the filings and other matters referred to in Section 4.05(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, (x) the Consents set forth on Section 4.05(a) of the Company Disclosure Letter under the heading "Company Required Consents" (the "Company Required Consents" and, together with the Parent Required Consents, the "Required Consents") and (y) any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Initial Merger or the Subsequent Merger.

        (b)   No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Joint Proxy Statement in definitive form, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act, of the Form S-4, and (C) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act, the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Initial Merger and the other transactions contemplated by this Agreement, (ii) compliance with and filings under the HSR Act and such other Consents, registrations, declarations, approvals, notices or filings as are required to be made or obtained under any other Antitrust Law, (iii) the filing of the Articles of Merger for the Initial Merger and the Subsequent Merger with the Department of Financial Institutions of the State of Wisconsin and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business, (iv) such Consents, registrations, declarations, approvals, notices or filings as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the Stock Consideration , (v) such filings with and approvals of the NYSE as are required to permit the consummation of the Initial Merger and the listing of the Stock Consideration, (vi) notice to, and the consent and approval of, the FERC under Section 203 of the Power Act, or an order of the Power Act disclaiming jurisdiction over the Mergers, (vii) FCC Pre-Approvals of license transfers with the FCC, (viii) notice to and the approvals of the State Utilities Commissions to the extent required (the items set forth in clauses (vi) through (viii) collectively, the "Company Required Statutory Approvals"), (ix) the Company Required Consents, (x) notices, and such filings, consents and approvals as are required to be made or obtained under state or federal property transfer laws or Environmental Laws and (xi) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Initial Merger or the Subsequent Merger.

        SECTION 4.06    SEC Documents; Undisclosed Liabilities.     (a) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2012 (such documents, but excluding the Joint Proxy Statement and the Form S-4, being collectively referred to as the "Company Reporting Documents").

        (b)   Each Company Reporting Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Reporting Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company Reporting Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments).

        (c)   Neither the Company nor any Company Subsidiary has any liabilities of any nature (whether accrued, absolute, contingent or otherwise), except liabilities (i) reflected or reserved against in the most recent audited balance sheet (including the notes thereto) of the Company and the Company Subsidiaries included in the Company Reporting Documents filed prior to the date hereof, (ii) incurred after December 31, 2013, in the ordinary course of business consistent with past practice, (iii) expressly contemplated by or incurred in connection with this Agreement or the transactions contemplated hereby or (iv) that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect.

        (d)   Each of the chief executive officer of the Company and the chief financial officer of the Company (or each former chief financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company Reporting Documents, and the statements contained in such certifications are true and accurate.

        (e)   The Company maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's properties or assets.

        (f)    The "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

        (g)   Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company's or such Company Subsidiary's published financial statements or other Company Reporting Documents.

        (h)   Since January 1, 2014, none of the Company, the Company's independent accountants, the Company Board or the audit committee of the Company Board has received any oral or written notification of any (x) "significant deficiency" in the internal controls over financial reporting of the Company, (y) "material weakness" in the internal controls over financial reporting of the Company or (z) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

        (i)    None of the Company Subsidiaries, other than Wisconsin Public Service Corporation, is, or has at any time since January 1, 2014 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

        SECTION 4.07    Information Supplied.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of Parent's shareholders and the Company's shareholders or at the time of each of the Parent Shareholders Meeting and the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein.

        SECTION 4.08    Absence of Certain Changes or Events.     From December 31, 2013 to the date of this Agreement, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:

        (a)   any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

        (b)   any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any capital stock or voting securities of, or other equity interests in, the Company or the capital stock or voting securities of, or other equity interests in, any of the Company Subsidiaries (other than (x) the payment of regular quarterly cash dividends in an amount equal to $0.68 per share of Company Common Stock on March 20, 2014, (y) payments of regular quarterly cash dividends on shares of preferred stock of Wisconsin Public Service Corporation on each of February 1, 2014 and May 1, 2014 in an amount equal to (A) $1.25 per share of 5.0% preferred stock, (B) $1.26 per share of 5.04% preferred stock, (C) $1.27 per share of 5.08% preferred stock, (D) $1.69 per share of 6.76% preferred stock and (E) $1.72 per share of 6.88% preferred stock and (z) dividends or other distributions by a direct or indirect wholly owned Company Subsidiary to its parent);

        (c)   any split, reverse split, combination, subdivision or reclassification of any capital stock or voting securities of, or other equity interests in, the Company, or any securities convertible into or exercisable or exchangeable for capital stock or voting securities of, or other equity interests in, the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or voting securities of, or other equity interests in, the Company;

        (d)   any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person, or any issue or sale of debt securities, warrants or other rights to acquire any debt security of the Company or any Company Subsidiary, other than the issuance of commercial paper and borrowings under existing revolving credit facilities in the ordinary course of business;

        (e)   (i) any grant by the Company to any director or executive officer of the Company of any material increase in compensation or benefits, in each case other than in the ordinary course of business, (ii) any grant by the Company to any director or executive officer of the Company of any increase in change in control, severance or termination pay, (iii) any establishment, adoption, entry into or amendment in any material respect of any Company Union Contract or Company Benefit Plan or Company Benefit Agreement, in each case other than in the ordinary course of business consistent with past practice, which changes could not reasonably be expected to materially increase the costs to the Company or any of its Subsidiaries, or (iv) the taking of any action to accelerate the time of vesting, funding or payment of any material compensation or benefits under any Company Benefit Plan or Company Benefit Agreement;

        (f)    any change in accounting methods, principles or practices by the Company or any Company Subsidiary, except insofar as may have been required by a change in GAAP or by any Governmental Entity (including the SEC or the PCAOB); or

        (g)   any material Tax elections or changes in Tax accounting methods by the Company or any Company Subsidiary or any settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund, in each case other than in the ordinary course of business.

        SECTION 4.09    Taxes.     (a) (i) Each of the Company and each Company Subsidiary has timely filed, taking into account any extensions, all material Tax Returns required to have been filed and such Tax Returns are accurate and complete in all material respects and (ii) each of the Company and each Company Subsidiary has paid all material Taxes required to have been paid by it other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings.

        (b)   No material Tax Return of the Company or any Company Subsidiary is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or any Company Subsidiary. No deficiencies for any material Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary which have not been paid or are not being contested in good faith in appropriate proceedings, and no requests for waivers of the time to assess any such Taxes are pending. The U.S. Federal income tax returns of the Company and each Company Subsidiary have been examined by the IRS for all years through December 31, 2010. The statute of limitations is closed with respect to all U.S. Federal income Tax Returns of the Company and each Company Subsidiary for all years through December 31, 2006.

        (c)   Each of the Company and each Company Subsidiary has complied in all material respects with all applicable Laws relating to the withholding, collection and paying over of Taxes and other deductions required to be withheld.

        (d)   Neither the Company nor any Company Subsidiary is a party to or is otherwise bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (i) exclusively between or among the Company and wholly owned Company Subsidiaries or (ii) the primary purpose of which is not the allocation or payment of Tax liability and that was entered into in the ordinary course of business).

        (e)   Within the past three years, neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

        (f)    Neither the Company nor any Company Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a "listed transaction" that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

        (g)   Neither the Company nor any Company Subsidiary has taken any action or knows of any fact that would reasonably be expected to prevent the Initial Merger and the Subsequent Merger from qualifying for the Intended Tax Treatment.

        Except insofar as Section 4.08(g) and Section 4.10 relate to Taxes, this Section 4.09 contains the sole and exclusive representations and warranties of the Company relating to Taxes.

        SECTION 4.10    Employee Benefits.     (a) Section 4.10(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of each material Company Benefit Plan and each material Company Benefit Agreement.

        (b)   With respect to each material Company Benefit Plan and material Company Benefit Agreement, the Company has made available to Parent complete and accurate copies of (i) such Company Benefit Plan or Company Benefit Agreement, including any material amendment thereto, and to the extent applicable, summary plan description thereof, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the two most recent annual reports on Form 5500 required to be filed with the IRS with respect thereto and the two most recent annual information returns required to be filed with any Governmental Entity and (v) the most recently received IRS determination letter or opinion.

        (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan and each Company Benefit Agreement has been maintained in compliance with its terms and with the requirements prescribed by ERISA, the Code and all other applicable Laws, (ii) there are no pending or, to the Knowledge of the Company, threatened proceedings against any Company Benefit Plan or Company Benefit Agreement or, to the Knowledge of the Company, any fiduciary thereof, or the Company or any Company Subsidiary with respect to any Company Benefit Plan or Company Benefit Agreement and (iii) all contributions required to be made by the Company or any Company Commonly Controlled Entity to any Company Benefit Plan have been made on or before their applicable due dates.

        (d)   With respect to each Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) no such Company Benefit Plan is currently in "at risk" status within the meaning of Section 430 of the Code or Section 303(i) of ERISA, (ii) neither the Company nor any Company Subsidiary nor any Company Commonly Controlled Entity has engaged in any transaction described in Section 4069, 4204(a) or 4212(c) of ERISA, (iii) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or, to the Knowledge of the Company, is expected to be incurred by the Company or any Company Subsidiary and (iv) all contributions required to be made with respect thereto (whether pursuant to the terms of such Company Benefit Plan or applicable Law) have been made. Neither the Company nor any of the Company Commonly Controlled Entities has, within the preceding six years, withdrawn in a complete or partial withdrawal from any multiemployer plan (as defined in Section 3(37) of ERISA) or incurred any liability under Section 4202 of ERISA that has not been satisfied in full.

        (e)   To the Knowledge of the Company, none of the Company, any of the Company Subsidiaries, any officer of the Company or of any Company Subsidiary or any of the Company Benefit Plans that are subject to ERISA or any trusts created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any Company Subsidiary to any material Tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any material liability under Section 502(i) or 502(1) of ERISA.

        (f)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and such plan has received a currently effective favorable determination letter or opinion to that effect from the IRS and, to the Knowledge of the Company, there is no reason why any such determination letter should be revoked or not be reissued.

        (g)   Except for any liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any liability for providing health, medical or other welfare benefits after retirement or other termination of employment, other than coverage or benefits (i) required to be provided under Section 4980(B)(f) of the Code or applicable Law, (ii) required to be provided pursuant to a Company Benefit Plan or Company Benefit Agreement set forth in Section 4.10(a) of the Company Disclosure Letter or (iii) the full cost of which is borne by the employee or former employee (or any of their beneficiaries). No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Company Benefit Plan or Company Benefit Agreement providing health or medical benefits in respect of any current or former employees of the Company or the Company Subsidiaries without material expense, other than limitations imposed under the terms of a Company Union Contract.

        (h)   None of the execution and delivery of this Agreement, the performance by either party of its obligations hereunder or the consummation of the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any Company Personnel to any material compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Company Benefit Plan or Company Benefit Agreement, (iii) result in any breach or violation of, or default under, or limit the Company's right to amend, modify or terminate, any Company Benefit Plan or Company Benefit Agreement, or (iv) result in any payment under any of the Company Benefit Plans or Company Benefits Agreements that could not be deductible under Section 280G of the Code.

        (i)    No director, officer, employee or independent contractor of the Company or any Company Subsidiary is entitled to receive or will receive any gross-up or additional payment by reason of the "additional tax" or "excise tax" required by Section 409A or 4999 of the Code being imposed on such Person.

        SECTION 4.11    Litigation.     There is no suit, action, claim, charge or other proceeding before any Governmental Entity, arbitrator or mediator pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. There is no Judgment outstanding against or, to the Knowledge of the Company, investigation by any Governmental Entity involving the Company or any Company Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.12    Compliance with Applicable Laws.     Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable Laws and Company Permits. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, no material action, demand or investigation by or before any Governmental Entity is pending or, to the Knowledge of the Company, threatened alleging that the Company or a Company Subsidiary is not in compliance with any applicable Law or Company Permit or which challenges or questions the validity of any rights of the holder of any Company Permit. This Section 4.12 does not relate to Tax matters, employee benefits matters, compliance with Environmental Laws and Environmental Permits or Intellectual Property matters, which are addressed in Sections 4.09, 4.10, 4.13 and 4.16, respectively.

        SECTION 4.13    Environmental Matters.     Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:

        (a)   The Company and the Company Subsidiaries are in compliance with all Environmental Laws, and, except for matters that have been fully resolved, as of the date of this Agreement, neither the Company nor any Company Subsidiary has received any communication from a Governmental Entity or other Person that alleges that the Company or any Company Subsidiary is in violation of, or has liability under, any Environmental Law or any Environmental Permit;

        (b)   With respect to all Environmental Permits necessary to conduct the respective operations of the Company or the Company Subsidiaries as currently conducted, (A) the Company and each of the Company Subsidiaries have obtained and are in compliance with, or have filed timely applications for, all such Environmental Permits, (B) all such Environmental Permits are valid and in good standing, (C) neither the Company nor any Parent Subsidiary has received notice from any Governmental Entity seeking to modify, revoke or terminate, any such Environmental Permits or indicating that any such Environmental Permit will not be renewed in the ordinary course with substantially the same terms and conditions in the current permit, and (D) no such Environmental Permits will be subject to modification, termination or revocation as a result of the transactions contemplated by this Agreement;

        (c)   Each of the Company and the Company Subsidiaries has in full force and effect all financial assurances required under Environmental Laws for its respective operations as currently conducted, and no agreement, Contract or Judgment entered into with or issued by any Governmental Entity, including as relates to remedial or other obligations for former manufactured gas plants, under Environmental Laws, or any related financial assurance bond or guarantee will be subject to modification, termination or revocation as a result of the transactions contemplated by this Agreement;

        (d)   Neither the Company nor any Company Subsidiary reasonably expects that any capital expenditures or other costs (including for carbon emissions allowances or off-sets) will be required to achieve or maintain compliance with Environmental Laws, other than as reflected in the consolidated financial statements of the Company (including the notes thereto) included in the Company Reporting Documents;

        (e)   There are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Company Subsidiaries that have not been fully and finally resolved;

        (f)    There has been no Release of, or exposure to, any Hazardous Material, and there are no other facts, circumstances or conditions, that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries including as such

Environmental Claim relates to former assets, operations or businesses of the Company or any Company Subsidiary or any off-site location; and

        (g)   Neither the Company nor any of the Company Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries.

        The representations and warranties contained in this Section 4.13 are the Company's sole and exclusive representations relating to environmental matters.

        SECTION 4.14    Contracts.     (a) Other than this Agreement, as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to any Contract required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a "Filed Company Contract") that has not been so filed.

        (b)   Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Filed Company Contract (including, for purposes of this Section 4.14(b), any Contract entered into after the date of this Agreement that would have been a Filed Company Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity, (ii) each such Filed Company Contract is in full force and effect and (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Filed Company Contract and, to the Knowledge of the Company, no other party to any such Filed Company Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

        SECTION 4.15    Properties.     (a) The Company and each Company Subsidiary has good and valid title to, and with respect to all material real property owned by the Company or any Company Subsidiary (such property collectively, the "Company Owned Real Property"), a marketable and insurable fee simple interest in, or valid license or valid leasehold interests in, all their respective properties and assets, except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All such Company Owned Real Property is free and clear of all Liens, except for Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   The Company and each of the Company Subsidiaries has complied with the terms of the lease agreements pursuant to which Company or the applicable Company Subsidiary uses and/or occupies all material leased real property (such property collectively, the "Company Leased Real Property" and each such lease agreement, as amended and/or modified, a "Company Lease"), and all Company Leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is in possession of the properties or assets purported to be leased under all its leases, except for such failures to have such possession as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. True, correct, and complete copies of all material Company Leases have been made available to Parent.

        (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company Owned Real Property and the Company Leased Real Property include all of the real property reasonably necessary for the conduct of the business of Company and each Company Subsidiary as currently conducted.

        (d)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (A) to the Knowledge of the Company, there is no condemnation pending or threatened with respect to any Company Owned Real Property or Company Leased Real Property and (B) none of the Company Owned Real Property (or any portion thereof) and, to the Knowledge of the Company, none of the Company Leased Real Property (or any portion thereof) is subject to any outstanding options to purchase, rights of first refusal or similar rights in favor of any Person.

        This Section 4.15 does not relate to environmental matters or Intellectual Property matters, which are the subject of Section 4.13 and Section 4.16.

        SECTION 4.16    Intellectual Property.     (a) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and the Company Subsidiaries own, license or have the right to use all Intellectual Property used in the operation of their businesses as currently conducted, free and clear of all Liens (other than, with respect to Liens, licenses of Intellectual Property in the ordinary and usual course of business); (ii) no suits, actions or other proceedings or investigations are, or in the past three years have been, pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries with regard to the ownership, use, validity or enforceability of any Intellectual Property used in the operation of their businesses as currently conducted or as conducted in the past three years; (iii) to the Knowledge of the Company, the operation of the Company's and the Company Subsidiaries' businesses as currently conducted does not infringe upon, misappropriate or violate the Intellectual Property of any other Person and, to the Knowledge of the Company, no other Person is infringing upon, misappropriating or violating the Company's or any of the Company Subsidiaries' Intellectual Property; (iv) all material registrations and applications for patents, trademarks and copyrights owned by the Company or any of the Company Subsidiaries are subsisting, have not been abandoned or canceled, and, to the Knowledge of the Company, all such registrations are valid and enforceable; and (v) the Company and the Company Subsidiaries have taken all commercially reasonable steps to protect the Intellectual Property they own, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases.

        (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect:

            (i)  during the past three years, to the Knowledge of the Company and the Company Subsidiaries, (i) there have been no security breaches in the information technology systems of the Company and the Company Subsidiaries, and (ii) there have been no disruptions in any of the information technology systems of the Company and the Company Subsidiaries that affected the operation of the business of the Company and the Company Subsidiaries;

           (ii)  the Company and the Company Subsidiaries have evaluated their disaster recovery and backup needs and have implemented or are in the process of implementing plans and systems that reasonably address their assessment of risk;

          (iii)  the Company and the Company Subsidiaries have complied with all applicable Law, as well as their own rules, policies, and procedures, relating to privacy, data protection, and the collection, retention, protection, and use of personal information collected, used, or held for use by the Company and the Company Subsidiaries; and

          (iv)  in the past three years, no claims have been asserted or threatened against the Company or the Company Subsidiaries alleging a violation of any Person's privacy or personal information or data rights.

        SECTION 4.17    Insurance.     Since January 1, 2012, the Company and the Company Subsidiaries have maintained continuous insurance coverage, in each case, in those amounts and covering those risks as are in accordance, in all material respects, with normal industry practice for companies of the size and financial condition of the Company engaged in businesses similar to those of the Company and the Company Subsidiaries.

        SECTION 4.18    Labor and Employment Matters.     Section 4.18 of the Company Disclosure Letter sets forth a complete and accurate list of each union contract or collective bargaining agreement with respect to any employees of the Company or any Company Subsidiary (the "Company Union Contracts"), and no employees of the Company or any Company Subsidiary are represented by any other labor union or labor organization. There are no representation or certification proceedings pending or threatened in writing to be brought or filed with the National Labor Relations Board and, to the Knowledge of the Company, there are no labor union organizing activities, with respect to employees of the Company or any Company Subsidiary. From January 1, 2012, there have been no labor strikes, slowdowns, work stoppages or lockouts or other material labor disputes pending or threatened in writing against or affecting the Company or any Company Subsidiary, other than any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no material unfair labor practice proceeding before the National Labor Relations Board pending or threatened in writing against the Company or any Company Subsidiary.

        SECTION 4.19    Brokers' Fees and Expenses.     No broker, investment banker, financial advisor or other Person, other than Lazard Frères & Co. LLC (the "Company Financial Advisor"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Initial Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        SECTION 4.20    Opinion of Financial Advisor.     The Company has received an opinion from the Company Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration to be paid is fair to the holders of Company Common Stock (other than Excluded Holders) is fair, from a financial point of view, to such holders. For purposes hereof, "Excluded Holders" shall refer to the Company, Parent or any Merger Subsidiary, each in their capacity as holders of any Company Common Stock.

        SECTION 4.21    Regulation as a Public Utility.     (a) The Company is regulated as a "public utility holding company" in the State of Wisconsin. Other than (i) The Peoples Gas Light and Coke Company, which is a regulated public utility in the State of Illinois, (ii) Wisconsin Public Service Corporation, which is a regulated public utility in the State of Wisconsin and the State of Michigan, (iii) Minnesota Energy Resources Corporation, which is a regulated public utility in the State of Minnesota, (iv) Michigan Gas Utilities Corporation, which is a regulated public utility in the State of Michigan, (v) North Shore Gas Company, which is a regulated public utility in the State of Illinois and (vi) Upper Peninsula Power Company, which is a regulated public utility in the State of Michigan, none of the Company Subsidiaries is regulated as a public utility or subject to such regulation by any state.

        (b)   Each of the Company Subsidiaries that engages in the sale of electricity at wholesale (other than any such Subsidiaries that own one or more facilities that constitute a "qualifying facility" as such term is defined under the PURPA and the rules and regulations of FERC that are entitled to exemption from regulation under Section 205 of the Power Act) is regulated as a "public utility" under the Power Act and has market-based rate authorization to make such sales at market-based rates. Each of the Company Subsidiaries that directly owns generating facilities and operates them is in compliance with all applicable standards of the NERC, other than non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending, or to the Knowledge of the Company, threatened, judicial or administrative proceedings to revoke a Company Subsidiary's market-based rate authorization. To the Knowledge of the Company, there are no facts that are reasonably likely to cause any of the Company Subsidiaries that sell electricity at wholesale to lose its market-based rate authorization, if applicable, other than where such loss would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)   All filings (other than immaterial filings) required to be made by the Company or any of the Company Subsidiaries since January 1, 2012, with the FERC under the Power Act, the DOE and any State Utilities Commission, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (d)   Since January 1, 2012, neither the Company nor any of the Company Subsidiaries has received any written notice or, to the Company's Knowledge, other communication from the NERC regarding any actual or possible material violation of, or material failure to comply with, any Law.

        (e)   None of the Company or the Company Subsidiaries currently owns or operates, in whole or in part, any nuclear generating facilities. With respect to the Company's former interest in the Kewaunee Nuclear Power Plant, the Company is in compliance with all requirements of the agreement governing the sale of such plant, except where such non-compliance has not and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no contingent liabilities for the Company associated with the Company's prior ownership or operation of the Kewaunee Nuclear Power Plant, except such contingent liabilities that would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        SECTION 4.22    Trading.     IES has established risk parameters, limits and guidelines (the "Company Trading Guidelines") in compliance with the risk management policy approved by the Company Board, the board of directors of IES and the Integrys Energy Risk Oversight Committee ("IROC") to restrict the level of risk that IES and its Subsidiaries are authorized to take with respect to, among other things, the net position resulting from all physical commodity transactions, exchange-traded futures and options transactions, and over-the-counter derivatives transactions (the "Net Company Position") and monitors compliance by IES and its Subsidiaries with such Company Trading Guidelines. The Company has provided a copy of the Company Trading Guidelines to Parent prior to the date of this Agreement. At no time between March 31, 2014 and the date of this Agreement, (i) has the Net Company Position not been within the risk parameters in all material respects that are set forth in the Company Trading Guidelines, other than as approved by IROC in accordance with the procedures contained in the Company Trading Guidelines and (ii) has the exposure of IES and its Subsidiaries with respect to the Net Company Position resulting from all such transactions been material to Company and the Company Subsidiaries taken as a whole. From March 31, 2014 to the date of this Agreement, IES and its Subsidiaries have not, in accordance with generally recognized mark to market accounting policies, experienced an aggregate net loss in their trading and related operations that would be material to Company and the Company Subsidiaries taken as a whole. None of the Company or any of the Company Subsidiaries (other than (x) IES and (y) any Company Subsidiary that is a regulated public utility with franchise service obligations for retail electricity or gas supply in the State of Wisconsin, Illinois, Michigan or Minnesota) engage in any physical commodity transactions, exchange traded futures and options transactions, and over-the-counter derivatives transactions.

        SECTION 4.23    Takeover Statutes.     Assuming the representation and warranty made by Parent in Section 3.25 is true and correct, no state "fair price," "control share acquisition" or similar anti-takeover statute is applicable to this Agreement, the Mergers or the other transactions contemplated hereby. The Company has taken all necessary action to render the restrictions on business combinations contained in the WBCL inapplicable to this Agreement, the Mergers and the other transactions contemplated hereby.

        SECTION 4.24    Ownership of Parent Common Stock.     Neither the Company nor any Company Subsidiaries or other affiliates beneficially owns (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock or any other class or series of Parent Capital Stock.

ARTICLE V

Covenants Relating to Conduct of Business

        SECTION 5.01    Conduct of Business.     (a) Conduct of Business by Parent. Except for matters set forth in the Parent Disclosure Letter or otherwise expressly permitted or required by this Agreement or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Parent shall, and shall cause each Parent Subsidiary to, (i) conduct its business in the ordinary course in all material respects, (ii) use commercially reasonable efforts to preserve intact its business organization and relationships with employees, customers, suppliers and Governmental Entities and (iii) keep available the services of its current officers and employees. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Parent Disclosure Letter or otherwise expressly permitted or required by this Agreement, or as required by a Governmental Entity (including pursuant to an order issued by any of the State Utilities Commissions with jurisdiction over Parent) or by applicable Law or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following:

            (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (x) regular quarterly cash dividends (1) payable by Parent in respect of shares of Parent Common Stock and (2) payable by Wisconsin Electric Power Company in respect of (I) shares of 3.60% Series Preferred Stock and (II) shares of Six Per Cent. Preferred Stock, in each case, not in excess of the amount set forth in Section 5.01(a)(i) of the Parent Disclosure Letter, with declaration, record and payment dates in accordance with Parent's or Wisconsin Electric Power Company's, as the case may be, practice during the last fiscal year, (y) dividends and distributions by a direct or indirect Parent Subsidiary to its parent and (z) to the extent applicable under and subject to the terms of Section 6.12(a), a cash dividend in respect of shares of Parent Common Stock payable by Parent immediately prior to the Effective Time, (B) split, combine, consolidate, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(a)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) the acquisition by Parent of shares of Parent Common Stock in the open market to satisfy its obligations under all Parent Benefit Plans, including Parent's 1993 Omnibus Stock Incentive Plan, as amended and restated as of May 5, 2011, and Parent's 401(k) plan, in accordance with the terms of such plans, (2) the withholding of shares of Parent Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Parent Stock Plan, (3) the acquisition by Parent of awards granted pursuant to the Parent Stock Plan in connection with the forfeiture of such awards and (4) open market repurchases of shares of Parent Common Stock to satisfy its obligations under Parent's Stock Plus Investment Plan, in accordance with the terms of such plan;

           (ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any shares of capital stock of Parent, (B) any other equity interests or voting securities of Parent, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Parent, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Parent, (E) any rights issued by Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Capital Stock, the value of Parent or any part of Parent or any dividends or other distributions declared or paid on any shares of capital stock of Parent or (F) any Parent Voting Debt, in each case other than the issuance of (1) Parent Restricted Shares, Parent Stock Options and outstanding performance-based restricted stock units of Parent in compliance with Section 5.01(a)(ii) of the Parent Disclosure Letter, (2) shares of Parent Common Stock upon the exercise of Parent Stock Options outstanding on the date of this Agreement and in accordance with their terms on the date of this Agreement or granted after the date of this Agreement pursuant to the immediately preceding clause (1) and (3) shares of Parent Common Stock to satisfy obligations under Parent's Stock Plus Investment Plan;

          (iii)  (A) amend the Parent Articles or the Parent By-laws or (B) amend the charter or organizational documents of any Parent Subsidiary in a manner which would be reasonably likely to have a Parent Material Adverse Effect or to prevent or materially impede, interfere with, hinder or delay the consummation by Parent of the Initial Merger or any of the other transactions contemplated by this Agreement, except, in the case of each of the foregoing clauses (A) and (B), as may be required by Law;

          (iv)  make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or by any Governmental Entity (including the SEC or the PCAOB) (in each case after the date of this Agreement);

           (v)  directly or indirectly (A) acquire or agree to acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or acquire any other properties or assets (other than real property) if the aggregate amount of the consideration paid or transferred by Parent and the Parent Subsidiaries in connection with all such transactions would exceed, individually or in the aggregate, $500,000,000 or (B) acquire, lease, license or enter into any other occupancy agreement or arrangement with respect to any real property if the aggregate amount of the consideration paid or transferred by Parent and the Parent Subsidiaries in connection with all such transactions would exceed, individually or in the aggregate, $500,000,000;

          (vi)  (A) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien, or otherwise dispose of any Parent or Parent Subsidiary assets or any interests therein (other than real property) if such properties or assets have a fair market value, individually or in the aggregate, in excess of $500,000,000, except in relation to mortgages and Liens on, and pledges of, any properties or assets of any Person (including any after-acquired property thereof) to secure Indebtedness for borrowed money of such Person permitted to be incurred under Section 5.01(a)(vii), or (B) sell, lease (as lessor), license (as licensor), mortgage, sell and leaseback, or otherwise encumber or subject to any Lien or otherwise dispose of or terminate, any Parent

  Owned Real Property or any Parent Leased Real Property (or any portion thereof) if such properties or assets have a fair market value, individually or in the aggregate, in excess of $500,000,000, except in relation to mortgages and Liens on, and pledges of, any Parent Owned Real Property or Parent Leased Real Property of any Person (including any after-acquired property thereof) to secure Indebtedness for borrowed money of such Person permitted to be incurred under Section 5.01(a)(vii), or (C) amend or modify any Parent Lease if such amendment or modification would reasonably be expected to have a Parent Material Adverse Effect;

         (vii)  incur any Indebtedness, except for (A) Indebtedness incurred in the ordinary course of business not to exceed $1,000,000,000 in the aggregate, (B) Indebtedness in replacement of existing Indebtedness, (C) guarantees by Parent of existing Indebtedness of any wholly owned Parent Subsidiary, (D) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms) or commercial paper programs in the ordinary course of business, (E) Indebtedness incurred to finance the Cash Consideration; or (F) Indebtedness incurred to finance the actions contemplated by Section 6.10.

        (viii)  make, or agree or commit to make, any capital expenditure in any fiscal year (A) except in accordance with the capital plan for such fiscal year previously made available to the Company, plus a 10% variance for each principal category set forth in such capital plan, (B) except for capital expenditures related to operational emergencies, equipment failures or outages or deemed necessary or prudent based on good utility practice and (C) except as required by Law or a Governmental Entity;

          (ix)  enter into or amend any Contract, or take any other action or omit to take any other action (except in connection with Section 5.02 or ARTICLE VIII), if such Contract, amendment of a Contract or action or omission would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or adversely affect in a material respect the expected benefits (taken as a whole) of the Merger; provided that this clause (ix) shall not restrict the ability of Parent or any Parent Subsidiary to waive, terminate, modify or fail to enforce any provision of any confidentiality or "standstill" or similar obligation of any Person with respect to Parent or any Parent Subsidiary;

           (x)  enter into or amend any material Contract to the extent consummation of the Initial Merger or compliance by Parent or any Parent Subsidiary with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of Parent or any Parent Subsidiary under, or require Parent, the Company or any of their respective Subsidiaries to license or transfer any of its material properties or assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract or amendment;

          (xi)  make any material Tax election, change any material method of Tax accounting, settle or compromise any material Tax liability or refund or amend any material Tax Return, in each case other than in the ordinary course of business or as required by Law; or

         (xii)  authorize any of, or commit, resolve or agree to take any of, or participate in any negotiations or discussions with any other Person regarding any of the foregoing actions.

        (b)    Conduct of Business by the Company.     Except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted or required by this Agreement or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, (i) conduct its business in the ordinary course in all material respects, (ii) use commercially reasonable efforts to preserve intact its business organization and relationships with employees, customers, suppliers and Governmental Entities and (iii) keep available the services of its current officers and employees. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted or required by this Agreement, or as required by a Governmental Entity (including pursuant to an order issued by any of the State Utilities Commissions with jurisdiction over the Company) or by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

            (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (w) regular quarterly cash dividends payable by the Company in respect of shares of Company Common Stock not in excess of the amount set forth in Section 5.01(b)(i) of the Company Disclosure Letter, with declaration, record and payment dates in accordance with the Company's practice during the last fiscal year, (x) regular quarterly cash dividends payable by Wisconsin Public Service Corporation in respect of it shares of preferred stock not in excess of the amount set forth in Section 5.01(b)(i) of the Company Disclosure Letter, with declaration, record and payment dates in accordance with Wisconsin Public Service Corporation's practice during the last fiscal year, (y) dividends and distributions by a direct or indirect Company Subsidiary to its parent and (z) to the extent applicable under and subject to the terms of with Section 6.12(a), a cash dividend in respect of shares of Company Common Stock payable by the Company immediately prior to the Effective Time, (B) split, combine, consolidate, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(b)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) the acquisition by the Company of shares of Company Common Stock (x) in the open market to satisfy its obligations under all Company Benefit Plans, in accordance with the terms of such plans and (y) in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price thereof, (2) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans, (3) the acquisition by the Company of awards granted pursuant to the Company Stock Plans in connection with the forfeiture of such awards and (4) the acquisition of shares of Company Common Stock pursuant to the Company's Stock Investment Plan;

           (ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any shares of capital stock of the Company or any Company Subsidiary, (B) any other equity interests or voting securities of the Company or any Company Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (E) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Common Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary or (F) any Company Voting Debt, in each case other than the issuance of (1) Company Stock Options, Company Restricted Stock Units or Company Deferred Stock Units in compliance with the limitations set forth in Section 5.01(c), (2) shares of Company Common Stock upon the exercise of Company Stock Options or pursuant to the settlement of Company Restricted Stock Units or Company Deferred Stock Units, in each case outstanding on the date of this Agreement and in accordance with their terms on the date of this Agreement or granted after the date of this Agreement pursuant to the immediately preceding clause (1) and (3) shares of Company Common Stock under the Company's Stock Investment Plan;

          (iii)  (A) amend the Company Articles or the Company By-laws or (B) amend the charter or organizational documents of any Company Subsidiary in a manner which would be reasonably likely to have a Company Material Adverse Effect or to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Initial Merger or any of the other transactions contemplated by this Agreement, except, in the case of each of the foregoing clauses (A) and (B), as may be required by Law;

          (iv)  (A) grant to any director or executive officer of the Company any increase in compensation, in each case other than any non-material increase made in the ordinary course of business consistent with past practice, (B) grant to any director or executive officer of the Company any increase in change in control, severance or termination pay, (C) establish, adopt, enter into or amend in any material respect any Company Union Contract or Company Benefit Plan or Company Benefit Agreement (or any plan or agreement that would be a Company Union Contract, Company Benefit Plan or Company Benefit Agreement if in existence on the date hereof), in each case other than any such establishments, adoptions and amendments made in the ordinary course of business consistent with past practice which could not reasonably be expected to (1) materially increase the costs to the Company or its Subsidiaries or (2) materially increase the benefits to the employees of the Company or its Subsidiaries, unless such increase in benefits does not materially increase the costs to the Company or its Subsidiaries, (D) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company Benefit Plan or Company Benefit Agreement or (E) contribute or otherwise issue any shares of Company Common Stock to the Company Rabbi Trusts, except in the case of the foregoing clauses (A) through (D) for (1) actions required pursuant to the terms of any Company Benefit Plan or Company Benefit Agreement or other written agreement excluding the contribution or issuance of any shares of Company Common Stock to the Company Rabbi Trusts, in each case in effect on the date of this Agreement and (2) actions required by Law; provided, however, that the foregoing clauses (A), (B) and (C) shall not restrict the Company or any Company Subsidiary from entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including cash incentive grants) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;

           (v)  (A) hire any person who would be deemed a Company Employee, other than (1) hiring to replace a vacancy for the same position or otherwise in the ordinary course of business consistent with past practice, the budgets approved by the Company Board and the Company's rate case filings, (2) hiring necessary to meet or maintain compliance with federal or state regulatory requirements, (3) hiring to facilitate appropriate transition in management positions or (4) hiring to address other emerging issues or (B) engage in any "plant closing" or "mass layoff", as such terms are defined in the federal Worker Adjustment Retraining and Notification Act or any similar applicable state or local law.

          (vi)  make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or by any Governmental Entity (including the SEC or the PCAOB) (in each case after the date of this Agreement);

         (vii)  directly or indirectly (A) acquire or agree to acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or acquire any other properties or assets (other than real property) (1) if the aggregate amount of the consideration paid or transferred by the Company and the Company Subsidiaries in connection with all such transactions would exceed, individually or in the aggregate, $15,000,000 or (2) in connection with the IES Retail Business, or (B) acquire, lease, license or enter into any other occupancy agreement or arrangement with respect to any real property (1) if the aggregate amount of the consideration paid or transferred by the Company and the Company Subsidiaries in connection with all such transactions would exceed, individually or in the aggregate, $15,000,000 or (2) in connection with the IES Retail Business;

        (viii)  (A) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien, or otherwise dispose of any Company or Company Subsidiary assets or any interests therein (other than real property) if such properties or assets have a fair market value, individually or in the aggregate, in excess of $15,000,000, except (x) in relation to mortgages and Liens on, and pledges of, any properties or assets of any Person (including any after-acquired property thereof) to secure Indebtedness for borrowed money of such Person permitted to be incurred under Section 5.01(b)(ix) or (y) sales or dispositions by Integrys Transportation Fuels, LLC of fuel stations to joint ventures in which it is a participant in the ordinary course, (B) sell, lease (as lessor), license (as licensor), mortgage, sell and leaseback, or otherwise encumber or subject to any Lien or otherwise dispose of or terminate, any Company Owned Real Property or any Company Leased Real Property (or any portion thereof) if such properties or assets have a fair market value, individually or in the aggregate, in excess of $15,000,000, except (x) in relation to mortgages and Liens on, and pledges of, any Company Owned Real Property or Company Leased Real Property of any Person (including any after-acquired property thereof) to secure Indebtedness for borrowed money of such Person permitted to be incurred under Section 5.01(a)(ix) or (y) sales or dispositions by Integrys Transportation Fuels, LLC of fuel stations to joint ventures in which it is a participant in the ordinary course, (C) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than pursuant to, and consistent with, the incurrence of any Indebtedness permitted by Section 5.01(b)(ix)), or otherwise dispose of all or any material portion of the IES Solar Business or (D) amend or modify any Company Lease if such amendment or modification would reasonably be expected to have a Company Material Adverse Effect;

          (ix)  incur any Indebtedness, except for (A) Indebtedness incurred in the ordinary course of business not to exceed $800,000,000 in the aggregate in compliance with the provisions set forth in item 1. of Section 5.01(b)(ix) of the Company Disclosure Letter, (B) Indebtedness in connection with the IES Retail Business in compliance with the provisions set forth in item 2. of Section 5.01(b)(ix) of the Company Disclosure Letter, (C) Indebtedness in replacement of existing Indebtedness, (D) guarantees by the Company of existing Indebtedness of any wholly owned Company Subsidiary, (E) guarantees and other credit support by the Company of obligations of any Company Subsidiary operating the nonregulated businesses of the Company and the Company Subsidiaries or (F) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms) or commercial paper programs in the ordinary course of business;

           (x)  (A) make, or agree or commit to make, any capital expenditure in any fiscal year (1) except in accordance with the capital plan set forth in Section 5.01(b)(x) of the Company Disclosure Letter, plus a 10% variance for each principal category set forth in such capital plan, (2) except for capital expenditures related to operational emergencies, equipment failures or outages or deemed necessary or prudent based on good utility practice and (3) except as required by Law or a Governmental Entity or (B) make, agree or commit to make, any capital expenditure in any fiscal year with respect to the IES Retail Business individually or in the aggregate in excess of $500,000;

          (xi)  enter into or amend any Contract, or take any other action or omit to take any other action (except in connection with Section 5.03 or ARTICLE VIII), if such Contract, amendment of a Contract or action or omission would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or adversely affect in a material respect the expected benefits (taken as a whole) of the Merger; provided that this clause (xi) shall not restrict the ability of the Company or any Company Subsidiary to waive, terminate, modify or fail to enforce any provision of any confidentiality or "standstill" or similar obligation of any Person with respect to the Company or any Company Subsidiary;

         (xii)  enter into or amend any material Contract to the extent consummation of the Initial Merger or compliance by the Company or any Company Subsidiary with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under, or require Parent, the Company or any of their respective Subsidiaries to license or transfer any of its material properties or assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract or amendment;

        (xiii)  enter into or amend any Contract relating to the IES Retail Business, other than in accordance with the Company Trading Guidelines;

        (xiv)  make any material Tax election, change any material method of Tax accounting, settle or compromise any material Tax liability or refund or amend any material Tax Return, in each case other than in the ordinary course of business or as required by Law;

         (xv)  settle or compromise any claim, action or proceeding, other than settlements or compromises (A) resulting in the payment of monetary damages that are not material or (B) if involving any non-monetary outcome, that will not have a material effect on the continuing operations of Parent and the Parent Subsidiaries after Closing (including Company and the Company Subsidiaries);

        (xvi)  amend or modify the Company Trading Guidelines in a manner that results in such Company Trading Guidelines being less restrictive than the Company Trading Guidelines in effect on the date hereof or, other than in the ordinary course of business consistent with past practice, terminate the Company Trading Guidelines; provided that, in the case of any such termination, new Company Trading Guidelines are adopted that are at least as restrictive as the Company Trading Guidelines in effect on the date hereof;

       (xvii)  (A) enter into any Contract for the sale of all or a material portion of the assets of the IES Retail Business other than pursuant to a Contract containing terms and conditions substantially similar to, or more favorable to the Company than, those contained in the IES Draft Sale Agreement, (B) materially amend in any adverse manner to the Company the terms of any such Contact or (C) terminate any such Contract; or

      (xviii)  authorize any of, or commit, resolve or agree to take any of, or participate in any negotiations or discussions with any other Person regarding any of the foregoing actions.

        (c)    2014 and 2015 Equity Awards.     (A) From the date hereof until December 31, 2014, the Company may grant equity incentive awards in an aggregate amount not to exceed (x) the total awards authorized for such purpose for calendar year 2014, minus (y) the amount of equity incentive awards granted from January 1, 2014 through the date hereof (including equity incentive awards granted in February of 2014) and (B) from January 1, 2015 through the Closing Date, the Company may grant equity incentive awards in an aggregate amount not to exceed the amount and value of equity incentive awards granted from January 1, 2014 through May 31, 2014, plus a 4% increase to that amount and value.

        (d)    No Control of Parent's Business.     The Company acknowledges and agrees that (i) nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or any Parent Subsidiary prior to the Effective Time, and (ii) prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Parent Subsidiaries' respective operations.

        (e)    No Control of the Company's Business.     Parent acknowledges and agrees that (i) nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' respective operations.

        (f)    Advice of Changes.     Each of Parent and the Company shall promptly advise the other orally and in writing of any change or event that would prevent any of the conditions precedent described in ARTICLE VII from being satisfied.

        SECTION 5.02    No Solicitation by Parent; Parent Board Recommendation.     (a) Parent shall not, and shall not authorize or permit any of its Affiliates to, and shall instruct, and shall cause its Affiliates to instruct, its and their respective directors, officers or employees or any of their respective investment bankers, accountants, attorneys or other advisors, agents or representatives (collectively, "Representatives") not to, (i) directly or indirectly solicit, initiate, knowingly encourage, induce or knowingly facilitate any Parent Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Parent Takeover Proposal, or (ii) directly or indirectly participate in any discussions or negotiations with any Person (other than Parent's Representatives) regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not such Person is making a Parent Takeover Proposal) with respect to any Parent Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Parent Takeover Proposal. Parent shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Parent Takeover Proposal, or any inquiry or proposal that may reasonably be expected to lead to a Parent Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives. Notwithstanding the foregoing, at any time prior to obtaining the Parent Shareholder Approval, in response to a bona fide written Parent Takeover Proposal that the Parent Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Parent Proposal, and which Parent Takeover Proposal was not solicited by Parent, its Affiliates or Representatives after the date of this Agreement and was made after the date of this Agreement and did not otherwise result from a breach of this Section 5.02(a), Parent, and its Representatives at the request of Parent, may, subject to compliance with Section 5.02(c), (A) furnish information with respect to Parent and the

Parent Subsidiaries to the Person making such Parent Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to the Company or is provided to the Company prior to or substantially concurrent with the time it is provided to such Person) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement, and (B) participate in discussions regarding the terms of such Parent Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Parent Takeover Proposal (and such Person's Representatives). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.02(a) by any Representative of Parent or any of its Affiliates shall constitute a breach of this Section 5.02(a) by Parent.

        (b)   Except as set forth below, neither the Parent Board nor any committee thereof shall (i) (A) withdraw (or modify in any manner adverse to the Company), or propose publicly to withdraw (or modify in any manner adverse to the Company), the approval or recommendation by the Parent Board or any such committee thereof with respect to this Agreement, the Mergers, or the Share Issuance or (B) approve or recommend, or propose publicly to approve or recommend, any Parent Takeover Proposal (any action in this clause (i) being referred to as a "Parent Adverse Recommendation Change") or (ii) approve or recommend, or propose publicly to approve or recommend, or allow Parent or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than a confidentiality agreement referred to in Section 5.02(a)) (an "Acquisition Agreement") constituting or relating to, or that is intended to or would reasonably be expected to lead to, any Parent Takeover Proposal, or requiring, or reasonably expected to cause, Parent or the Merger Subsidiaries to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the Mergers or any of the other transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, Parent or the Merger Subsidiaries to fail to comply with this Agreement.

        (c)   Notwithstanding the foregoing, at any time prior to obtaining the Parent Shareholder Approval, the Parent Board may terminate this Agreement pursuant to Section 8.01(f)(ii); provided, however, that the Parent Board may not terminate this Agreement pursuant to Section 8.01(f)(ii) unless (i) the Parent Board has provided prior written notice to the Company (a "Parent Notice") that it is prepared to terminate this Agreement pursuant to Section 8.01(f)(ii) in response to a Superior Parent Proposal, which notice shall attach the most current draft of any written agreement relating to the transaction that constitutes such Superior Parent Proposal, (ii) the Company does not, within four Business Days after the receipt of such Parent Notice (it being understood and agreed that any amendment to the financial terms or any other material term of a Superior Parent Proposal shall require a new Parent Notice and a new four Business Day period), propose changes to this Agreement that would, in the reasonable good faith judgment of the Parent Board (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), cause the offer previously constituting a Superior Parent Proposal to no longer constitute a Superior Parent Proposal, and (iii) at the end of such four Business Day period and taking into account any changes to the terms of this Agreement proposed by the Company, the Parent Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) that the failure to terminate this Agreement pursuant to Section 8.01(f)(ii) as a result of such Superior Parent Proposal would be inconsistent with its fiduciary duties under applicable Law. Parent agrees that, during the four Business Day period prior to terminating this Agreement pursuant to Section 8.01(f)(ii) in response to a Superior Parent Proposal, if requested by the Company, Parent and its Representatives shall negotiate in good faith with the Company and its Representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by the Company. In determining whether to terminate this Agreement pursuant to Section 8.01(f)(ii), the Parent Board shall take into account all written or oral information, opinions or analyses submitted by or on behalf of the Company, and any changes to the terms of this Agreement proposed by the Company in response to such a Parent Notice.

        (d)   Notwithstanding the foregoing, at any time prior to obtaining the Parent Shareholder Approval, the Parent Board may effect a Parent Adverse Recommendation Change (x) as a result of the occurrence of a Parent Intervening Event or (y) in response to a Superior Parent Proposal, in each case if the Parent Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel and after taking into account any changes to the terms of this Agreement proposed by the Company during the four Business Day period referred to in clause (ii) below) that the failure to effect a Parent Adverse Recommendation Change as a result of the occurrence of such Parent Intervening Event or in response to such Superior Parent Proposal, as the case may be, would be inconsistent with its fiduciary duties to the shareholders of Parent under applicable Law; provided, however, that the Parent Board may not effect a Parent Adverse Recommendation Change under this clause (d) unless (i) the Parent Board has provided four Business Days prior written notice to the Company that it is prepared to effect a Parent Adverse Recommendation Change in response to a Parent Intervening Event or a Superior Parent Proposal, which notice shall, in the case of a Parent Adverse Recommendation Change in response to a Superior Parent Proposal, include summaries of the material facts, circumstances and other information that the Parent Board considered in connection with the making of any such determination and (ii) during such four Business Day period, if requested by the Company, the Parent Board negotiates in good faith with the Company and its Representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by the Company.

        (e)   In addition to the obligations of Parent set forth in paragraphs (a) and (b) of this Section 5.02, Parent shall promptly advise (and in any event within 48 hours) the Company orally and in writing of any Parent Takeover Proposal, the material terms and conditions of any such Parent Takeover Proposal (including any changes thereto) and the identity of the Person making any such Parent Takeover Proposal. Parent shall keep the Company informed in all material respects on a current basis of the terms and status (including any change to the terms thereof) of any Parent Takeover Proposal.

        (f)    Nothing contained in this Section 5.02 shall prohibit Parent from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of Parent if, in the good faith judgment of the Parent Board (after consultation with outside legal counsel) failure to so disclose would be inconsistent with its obligations under applicable Law; provided, however, that in no event shall Parent or the Parent Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.02.

        (g)   For purposes of this Agreement:

          "Parent Takeover Proposal" means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any Parent Subsidiary, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Parent Subsidiary or otherwise) of any business or assets of Parent or the Parent Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Parent and the Parent Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Parent, (iv) transaction (including any tender offer or exchange offer) in which any Person (or the shareholders of any Person) shall acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of equity securities or (v) any combination of the foregoing (in each case, other than the Mergers).

          "Superior Parent Proposal" means any bona fide written Parent Takeover Proposal from any Person (other than the Company, its Subsidiaries or Affiliates) (with all references to "20% or more" in the definition of Parent Takeover Proposal being deemed to reference "more than 50%") (i) on terms which the Parent Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation), if consummated, to be more favorable from a financial point of view to the holders of Parent Common Stock than the Mergers, taking into account all the terms and conditions of such proposal (including the legal, financial, regulatory, timing and other aspects of the proposal, the identity of the Person making the proposal and any financing required for such proposal, the ability of the Person making such proposal to obtain such required financing and the level of certainty with respect to such required financing) and this Agreement (including any changes proposed by the Company to the terms of this Agreement) and (ii) that is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

          "Parent Intervening Event" means any event, change, effect, development, condition or occurrence that affects or would be reasonably likely to affect (i) the business, financial condition or continuing results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (ii) the shareholders of Parent (including the benefits of the Mergers to Parent and the Parent Subsidiaries or the shareholders of Parent), in either case that (x) is material, (y) does not involve or relate to a Parent Takeover Proposal and (z) is not known (or the material consequences of which are not known or understood) as of the date hereof.

        SECTION 5.03    No Solicitation by the Company; Company Board Recommendation.     (a) The Company shall not, and shall not authorize or permit any of its Affiliates to, and shall instruct, and shall cause its Affiliates to instruct, its and their respective Representatives not to, (i) directly or indirectly solicit, initiate, knowingly encourage, induce or knowingly facilitate any Company Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Company Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations with any Person (other than the Company's Representatives) regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not such Person is making a Company Takeover Proposal) with respect to any Company Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Company Takeover Proposal. The Company shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Company Takeover Proposal, or any inquiry or proposal that may reasonably be expected to lead to a Company Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives. Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, in response to a bona fide written Company Takeover Proposal that the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Company Proposal, and which Company Takeover Proposal was not solicited by the Company, its Affiliates or Representatives after the date of this Agreement and was made after the date of this Agreement and did not otherwise result from a breach of this Section 5.03(a), the Company, and its Representatives at the request of the Company, may, subject to compliance with Section 5.03(c), (A) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement, and (B) participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Company Takeover Proposal (and such Person's Representatives). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.03(a) by any Representative of the Company or any of its Affiliates shall constitute a breach of this Section 5.03(a) by the Company.

        (b)   Except as set forth below, neither the Company Board nor any committee thereof shall (i) (A) withdraw (or modify in any manner adverse to Parent), or propose publicly to withdraw (or modify in any manner adverse to Parent), the approval or recommendation by the Company Board or any such committee thereof with respect to this Agreement or the Mergers or (B) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal (any action in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose publicly to approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any Acquisition Agreement (other than a confidentiality agreement referred to in Section 5.03(a)) constituting or relating to, or that is intended to or would reasonably be expected to lead to, any Company Takeover Proposal, or requiring, or reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the Mergers or any of the other transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, the Company to fail to comply with this Agreement.

        (c)   Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, the Company Board may terminate this Agreement pursuant to Section 8.01(e)(ii); provided, however, that the Company Board may not terminate this Agreement pursuant to Section 8.01(e)(ii) unless (i) the Company Board has provided prior written notice to Parent (a "Company Notice") that it is prepared to terminate this Agreement pursuant to Section 8.01(e)(ii) in response to a Superior Company Proposal, which notice shall attach the most current draft of any written agreement relating to the transaction that constitutes such Superior Company Proposal, (ii) Parent does not, within four Business Days after the receipt of such Company Notice (it being understood and agreed that any amendment to the financial terms or any other material term of a Superior Company Proposal shall require a new Company Notice and a new four Business Day period), propose changes to this Agreement that would, in the reasonable good faith judgment of the Company Board (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), cause the offer previously constituting a Superior Company Proposal to no longer constitute a Superior Company Proposal, and (iii) at the end of such four Business Day period and taking into account any changes to the terms of this Agreement proposed by Parent, the Company Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) that the failure to terminate this Agreement pursuant to Section 8.01(e)(ii) as a result of such Superior Company Proposal would be inconsistent with its fiduciary duties under applicable Law. The Company agrees that, during the four Business Day period prior to terminating this Agreement pursuant to Section 8.01(e)(ii) in response to a Superior Company Proposal, if requested by Parent, the Company and its Representatives shall negotiate in good faith with Parent and its Representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent. In determining whether to terminate this Agreement pursuant to Section 8.01(e)(ii), the Company Board shall take into account all written or oral information, opinions or analyses submitted by or on behalf of Parent, and any changes to the terms of this Agreement proposed by Parent in response to such a Company Notice.

        (d)   Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, the Company Board may effect a Company Adverse Recommendation Change (x) as a result of the occurrence of a Company Intervening Event or (y) in response to a Superior Company Proposal, in each case if the Company Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel and after taking into account any changes to the terms of this Agreement proposed by Parent during the four Business Day period referred to in clause (ii) below) that the failure to effect a Company Adverse Recommendation Change as a result of the occurrence of such Company Intervening Event or in response to such Superior Company Proposal, as the case may be, would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law; provided, however, that the Company Board may not effect a Company Adverse Recommendation Change under this clause (d) unless (i) the Company Board has provided four Business Days prior written notice to Parent that it is prepared to effect a Company Adverse Recommendation Change in response to a Company Intervening Event or a Superior Company Proposal, which notice shall, in the case of a Company Adverse Recommendation Change in response to a Superior Company Proposal, include summaries of the material facts, circumstances and other information that the Company Board considered in connection with the making of any such determination and (ii) during such four Business Day period, if requested by Parent, the Company Board negotiates in good faith with Parent and its Representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent.

        (e)   In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.03, the Company shall promptly advise (and in any event within 48 hours) Parent orally and in writing of any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the Person making any such Company Takeover Proposal. The Company shall keep Parent informed in all material respects on a current basis of the terms and status (including any change to the terms thereof) of any Company Takeover Proposal.

        (f)    Nothing contained in this Section 5.03 shall prohibit the Company from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company if, in the good faith judgment of the Company Board (after consultation with outside legal counsel) failure to so disclose would be inconsistent with its obligations under applicable Law; provided, however, that in no event shall the Company or the Company Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.03.

        (g)   For purposes of this Agreement:

          "Company Takeover Proposal" means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, (iv) transaction (including any tender offer or exchange offer) in which any Person (or the shareholders of any Person) shall acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of equity securities or (v) any combination of the foregoing (in each case, other than (A) the Mergers and (B) transactions permitted under Section 5.01(b)(viii)).

          "Superior Company Proposal" means any bona fide written Company Takeover Proposal from any Person (other than Parent, its Subsidiaries or Affiliates) (with all references to "20% or more" in the definition of Company Takeover Proposal being deemed to reference "more than 50%") (i) on terms which the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation), if consummated, to be more favorable from a financial point of view to the holders of Company Common Stock than the Mergers, taking into account all the terms and conditions of such proposal (including the legal, financial, regulatory, timing and other aspects of the proposal, the identity of the Person making the proposal and any financing required for such proposal, the ability of the Person making such proposal to obtain such required financing and the level of certainty with respect to such required financing) and this Agreement (including any changes proposed by Parent to the terms of this Agreement) and (ii) that is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

          "Company Intervening Event" means any event, change, effect, development, condition or occurrence that affects or would be reasonably likely to affect (i) the business, financial condition or continuing results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the shareholders of the Company (including the benefits of the Mergers to the Company and the Company Subsidiaries or the shareholders of the Company), in either case that (x) is material, (y) does not involve or relate to a Company Takeover Proposal and (z) is not known (or the material consequences of which are not known or understood) as of the date hereof.

ARTICLE VI

Additional Agreements

        SECTION 6.01    Preparation of the Form S-4 and the Joint Proxy Statement; Shareholders Meetings.     (a)  As promptly as practicable following the date of this Agreement, Parent and the Company shall jointly prepare and cause to be filed with the SEC a joint proxy statement to be sent to the shareholders of each of Parent and the Company relating to the Parent Shareholders Meeting and the Company Shareholders Meeting (together with any amendments or supplements thereto, the "Joint Proxy Statement") and Parent shall prepare and cause to be filed with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and Parent and the Company shall use their respective reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Mergers. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Joint Proxy Statement, and the Form S-4 and Joint Proxy Statement shall include all information reasonably requested by such other party to be included therein. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Joint Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or Joint Proxy Statement. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent (i) shall provide the other an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the Company and Parent shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Stock Consideration for offering or sale in any jurisdiction, and each of the Company and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Company and Parent shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" laws and the rules and regulations thereunder in connection with the Mergers and the issuance of the Stock Consideration.

        (b)   If, prior to the Effective Time, any event occurs with respect to Parent or any Parent Subsidiary, or any change occurs with respect to other information supplied by Parent for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent's shareholders and the Company's shareholders. Nothing in this Section 6.01(b) shall limit the obligations of any party under Section 6.01(a).

        (c)   If prior to the Effective Time, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent's shareholders and the Company's shareholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

        (d)   Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Parent Shareholders Meeting. Parent shall use its reasonable best efforts to (i) cause the Joint Proxy Statement to be mailed to Parent's shareholders and to hold the Parent Shareholders Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act and (ii) subject to Section 5.02(b), solicit the Parent Shareholder Approval. Parent shall, through the Parent Board, recommend to its shareholders that they give the Parent Shareholder Approval and shall include such recommendation in the Joint Proxy Statement, except to the extent that the Parent Board has made a Parent Adverse Recommendation Change as permitted by Section 5.02(b). Parent agrees that its obligations pursuant to this Section 6.01 (other than its obligations to recommend to its shareholders that they give the Parent Shareholder Approval and to include such recommendation in the Joint Proxy Statement, but only to the extent that the Parent Board has made a Parent Adverse Recommendation Change as permitted by Section 5.02(b)) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Parent Takeover Proposal or by the making of any Parent Adverse Recommendation Change by the Parent Board.

        (e)   The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Shareholders Meeting. The Company shall use its reasonable best efforts to (i) cause the Joint Proxy Statement to be mailed to the Company's shareholders and to hold the Company Shareholders Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act and (ii) subject to Section 5.03(b), solicit the Company Shareholder Approval. The Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval and shall include such recommendation in the Joint Proxy Statement, except to the extent that the Company Board has made a Company Adverse Recommendation Change as permitted by Section 5.03(b). The Company agrees that its obligations pursuant to this Section 6.01 (other than its obligations to recommend to its shareholders that they give the Company Shareholder Approval and to include such recommendation in the Joint Proxy Statement, but only to the extent that the Company Board has made a Company Adverse Recommendation Change as permitted by Section 5.03(b)) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or by the making of any Company Adverse Recommendation Change by the Company Board.

        (f)    Each of Parent and the Company shall use reasonable best efforts to hold the Parent Shareholders Meeting and the Company Shareholders Meeting, respectively, at the same time and on the same date as the other party.

        SECTION 6.02    Access to Information; Confidentiality.     Subject to applicable Law, each of Parent and the Company shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the Representatives of such other party reasonable access, upon reasonable advance notice, during the period from the date of this Agreement to the earlier of the Effective Time or termination of this Agreement pursuant to Section 8.01, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Parent and the Company shall, and shall cause each of its respective Subsidiaries to, make available promptly to the other party (a) to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of securities laws or filed with or sent to the SEC, the FERC, the DOE, the State Utilities Commissions or any other Federal or state regulatory agency or commission and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may withhold any document or information that is subject to the terms of a confidentiality agreement with a third party (provided that the withholding party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure) or subject to any attorney-client privilege (provided that the withholding party shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege) or is commercially sensitive. If any material is withheld by such party pursuant to one or more of the provisos to the preceding sentence, such party shall inform the other party as to the general nature of what is being withheld to the extent that doing so would not undermine the protection of the relevant proviso. Without limiting the generality of the foregoing, subject to applicable Law, each of the Company and Parent shall, within two Business Days of request by the other party therefor, provide to such other party the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock or Parent Common Stock would be entitled under Section 180.1602 of the WBCL (assuming such holder met the requirements of such section). All information exchanged pursuant to this Section 6.02 shall be subject to the mutual confidentiality and non-disclosure agreement dated as of March 6, 2014, between Parent and the Company (the "Confidentiality Agreement").

        SECTION 6.03    Reasonable Best Efforts; Required Actions.     (a) Subject to the terms and conditions of this Agreement, each of the parties shall use their respective reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, as promptly as reasonably practicable, the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, including preparing and filing all documentation to effect all necessary filings, notices, petitions, statements, submissions of information, applications and other documents, (ii) obtain the Required Consents and all other Consents, Permits and other confirmations from any Governmental Entity or other third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (iii) execute and deliver any additional instruments necessary to consummate the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement and (iv) defend or contest in good faith any litigation brought by any Governmental Entity or other third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by this Agreement.

        (b)   In connection with and without limiting Section 6.03(a), the Company and the Company Board and Parent and the Parent Board, as the case may be, shall use their respective reasonable best efforts to (x) take all action reasonably appropriate to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any transaction contemplated by this Agreement and (y) if any takeover statute or similar statute or regulation becomes applicable to this Agreement or any transaction contemplated by this Agreement, take all action reasonably appropriate to ensure that the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement.

        (c)   Notwithstanding Section 6.03(a), following the execution and delivery by the parties of this Agreement, the Company and Parent shall enter into discussions with the Governmental Entities from whom Consents or nonactions are required to be obtained pursuant to any applicable Antitrust Law or in connection with receiving the Company Required Statutory Approvals or the Parent Required Statutory Approvals in connection with the consummation of the Initial Merger and the other transactions contemplated by this Agreement. The Company and Parent shall use their respective reasonable best efforts to obtain all such required Consents or nonactions from such Governmental Entities and eliminate each and every other impediment that may be asserted by such Governmental Entities pursuant to any Antitrust Law or in connection with granting the Company Required Statutory Approvals or the Parent Required Statutory Approvals, in each case with respect to the Initial Merger, so as to enable the Closing to occur as soon as reasonably possible. In furtherance and not in limitation of its obligations under Section 6.03(a), but subject to Section 6.03(f), the Company and Parent each shall, and shall cause their respective Subsidiaries to, undertake any effort or take any action (including accepting terms, conditions, liabilities, obligations, commitments or sanctions and proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of assets or businesses of Parent or the Company or their respective Subsidiaries) necessary or required in order to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals.

        (d)   In connection with and without limiting the generality of the foregoing, each of Parent and the Company shall:

            (i)  make or cause to be made, in consultation and cooperation with the other and as promptly as practicable after the date of this Agreement and in any event within 75 days of this Agreement, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Initial Merger and (B) all other necessary registrations, declarations, notices, applications and filings relating to the Initial Merger with other Governmental Entities under any other Antitrust Law;

           (ii)  make or cause to be made, in consultation and cooperation with the other and as promptly as practicable after the date of this Agreement and in any event within 75 days of this Agreement, (A) appropriate filings to the FERC, the FCC and the State Utilities Commissions, as applicable, and (B) all other necessary registrations, declarations, notices, applications and filings relating to the Initial Merger with other Governmental Entities in relation to obtaining the Parent Required Statutory Approvals and the Company Required Statutory Approvals, as the case may be;

          (iii)  furnish to the other all assistance, cooperation and information reasonably required for any such registration, declaration, notice, application or filing and in order to achieve the effects set forth in this Section 6.03;

          (iv)  give the other reasonable prior notice of any such registration, declaration, notice, application or filing and, to the extent reasonably practicable, of any communication with any Governmental Entity relating to the Initial Merger and the Subsequent Merger (including with respect to any of the actions referred to in Section 6.03(c) and in this Section 6.03(d)), and permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such registration, declaration, notice, filing, application or communication;

           (v)  respond as promptly as practicable under the circumstances to any inquiries received from any Governmental Entity or any other authority enforcing applicable Antitrust Laws for additional information or documentation in connection with antitrust, competition or similar matters (including a "second request" under the HSR Act), and not extend any waiting period under the HSR Act or enter into any agreement with any such Governmental Entity or other authorities not to consummate any of the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; and

          (vi)  unless prohibited by applicable Law or by the applicable Governmental Entity, (A) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any substantive conversation with any Governmental Entity in respect of the Initial Merger and the Subsequent Merger (including with respect to any of the actions referred to in Section 6.03(c) and in this Section 6.03(d)) without the other, (B) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such party reasonably apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement, the Initial Merger and the Subsequent Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (E) to the extent reasonably practicable, furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of any Governmental Entity's staff, on the other hand, with respect to this Agreement, the Initial Merger and the Subsequent Merger.

        (e)   Notwithstanding anything in this Section 6.03, (i) Parent shall have primary responsibility for scheduling and conducting any meeting with any Governmental Entity, coordinating and making any applications and filings with, and resolving any investigation or other inquiry of, any agency or other Governmental Entity, obtaining the Parent Required Statutory Approvals and the Company Required

Statutory Approvals, Required Consents, Consents, Permits and other approvals and confirmations from any Governmental Entity necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that Parent agrees to consult with the Company reasonably in advance of taking any such action. The Company shall promptly notify Parent and Parent shall notify the Company of (i) any notice or other communication from any Person alleging that such Person's Consent is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement and (iii) any actions, suits, claims, litigations, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or the Company Board that, in any such case, relate to this Agreement or the transactions contemplated by this Agreement (other than litigation covered by Section 6.07). The Company shall consult with Parent with respect to, and allow Parent to participate in, the defense or settlement of any such action, suit, claim, litigation, investigation or proceeding, and no settlement thereof shall be agreed to without Parent's prior written consent. Parent shall consult with the Company with respect to the defense or settlement of any such action, suit, claim, litigation, investigation or proceeding, and shall consult with the Company prior to agreeing to any settlement thereof.

        (f)    Notwithstanding anything else contained in this Agreement, the provisions of this Section 6.03 shall not be construed to (i) require Parent or any Parent Subsidiary or (ii) permit the Company or any Company Subsidiary without the prior written consent of Parent, to undertake any efforts or to take any action (including accepting any terms, conditions, liabilities, obligations, commitments or sanctions and proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of assets or businesses of Parent or the Company or their respective Subsidiaries) if the taking of such efforts or action, individually or in the aggregate, has resulted or would reasonably be expected to result in a Parent Regulatory Material Adverse Effect.

        SECTION 6.04    Indemnification, Exculpation and Insurance.     (a) Each of Parent and the Company agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of either Parent and the Parent Subsidiaries or the Company and the Company Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of Parent or any of the Parent Subsidiaries or the Company or any of the Company Subsidiaries, in each case as in effect on the date of this Agreement, shall be continued or assumed by Parent and the Surviving Corporation following the Mergers, without further action, and shall survive the Mergers and shall continue in full force and effect in accordance with their terms.

        (b)   For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to procure the provision of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each Person currently covered by the Company's or any of the Company Subsidiaries' officers' and directors' liability insurance policy on terms with respect to coverage and in amounts that are at least as favorable as those of the applicable policy in effect on the date of this Agreement; provided that, if the aggregate annual premium for such insurance exceeds 300% of the current annual premium for such insurance, then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as is then available at a cost up to but not exceeding 300% of such current aggregate annual premium. In lieu of such insurance, prior to the Closing Date, Parent may, following consultation with the Company, purchase a "tail" directors' and officers' liability insurance policy and fiduciary liability insurance policy for the Company and the Company Subsidiaries and their current and former directors and officers who are currently covered by the directors' and officers' and fiduciary liability insurance coverage maintained by the Company or any Company Subsidiary on terms with respect to coverage and in amounts that are at least as favorable as those of the applicable policy in effect on the date of this Agreement and subject to the proviso of the immediately preceding sentence, in which event Parent shall cease to have any obligations under the immediately preceding sentence.

        (c)   The provisions of this Section 6.04 (i) shall survive consummation of the Mergers, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party, his or her heirs and his or her representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

        SECTION 6.05    Fees and Expenses.     (a) Except as provided below, all fees and expenses incurred in connection with the Mergers and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

        (b)   Parent shall pay to the Company a fee of $175,000,000 (the "Parent Termination Fee") if:

            (i)  The Company terminates this Agreement pursuant to (A) Section 8.01(e)(i) or 8.01(e)(iii) or (B) Parent terminates this Agreement pursuant to Section 8.01(f)(ii); provided, however, that if either the Company or Parent terminates this Agreement pursuant to Section 8.01(b)(iii) at any time after the Company would have been permitted to terminate this Agreement pursuant to Section 8.01(e)(i) or 8.01(e)(iii), this Agreement shall be deemed terminated pursuant to Section 8.01(e)(i) or 8.01(e)(iii) for purposes of this Section 6.05(b)(i); or

           (ii)  (A) prior to the Parent Shareholders Meeting, a Parent Takeover Proposal has been made to Parent or has been made directly to the shareholders of Parent generally or has otherwise become publicly known or any Person has publicly announced an intention (whether or not conditional) to make a Parent Takeover Proposal, (B) this Agreement is terminated by the Company or Parent pursuant to (1) Section 8.01(b)(i) and the Parent Shareholders Meeting has not been held on or prior to the fifth Business Day prior to the date of such termination or (2) Section 8.01(b)(iii), or terminated by the Company pursuant to Section 8.01(c) and (C) within 12 months of such termination, Parent enters into a definitive Contract to consummate such Parent Takeover Proposal or such Parent Takeover Proposal is consummated. For the purposes of Section 6.05(b)(ii)(C) only, the term "Parent Takeover Proposal" shall have the meaning assigned to such term in Section 5.02(g) except that all references to "20%" therein shall be deemed to be references to "50%".

Any Parent Termination Fee due under this Section 6.05(b) shall be paid by wire transfer of same-day funds (x) in the case of clause (i)(A) above, on the second Business Day immediately following the date of termination of this Agreement, (y) in the case of clause (i)(B) above, concurrently with the termination of this Agreement and (z) in the case of clause (ii) above, on the date of the first to occur of the events referred to in clause (ii)(C) above.

        (c)   The Company shall pay to Parent a fee of $175,000,000 (the "Company Termination Fee") if:

            (i)  Parent terminates this Agreement pursuant to (A) Section 8.01(f)(i) or (B) 8.01(f)(iii) or the Company terminates this Agreement pursuant to Section 8.01(e)(ii); provided, however, that if either the Company or Parent terminates this Agreement pursuant to Section 8.01(b)(iv) at any time after Parent would have been permitted to terminate this Agreement pursuant to Section 8.01(f)(i) or 8.01(f)(iii), this Agreement shall be deemed terminated pursuant to Section 8.01(f)(i) or 8.01(f)(iii) for purposes of this Section 6.05(c)(i); or

           (ii)  (A) prior to the Company Shareholders Meeting, a Company Takeover Proposal has been made to the Company or has been made directly to the shareholders of the Company generally or has otherwise become publicly known or any Person has publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, (B) this Agreement is terminated by the Company or Parent pursuant to (1) Section 8.01(b)(i) and the Company Shareholders Meeting has not been held on or prior to the fifth Business Day prior to the date of such termination or (2) Section 8.01(b)(iv) or by Parent pursuant to Section 8.01(d) and (C) within 12 months of such termination, the Company enters into a definitive Contract to consummate such Company Takeover Proposal or such Company Takeover Proposal is consummated. For the purposes of Section 6.05(c)(ii)(C) only, the term "Company Takeover Proposal" shall have the meaning assigned to such term in Section 5.03(g) except that all references to "20%" therein shall be deemed to be references to "50%".

Any Company Termination Fee due under this Section 6.05(c) shall be paid by wire transfer of same-day funds (x) in the case of clause (i)(A) above, on the second Business Day immediately following the date of termination of this Agreement, (y) in the case of clause (i)(B) above, concurrently with the termination of this Agreement and (z) in the case of clause (ii) above, on the date of the first to occur of the events referred to in clause (ii)(C) above.

        (d)   Parent and the Company acknowledge and agree that the agreements contained in Sections 6.05(b) and Section 6.05(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Parent would enter into this Agreement. Accordingly, if Parent fails promptly to pay the amount due pursuant to Section 6.05(b) or the Company fails promptly to pay the amount due pursuant to Section 6.05(c), and, in order to obtain such payment, the Person owed such payment commences a suit, action or other proceeding that results in a Judgment in its favor for such payment, the Person owing such payment shall pay to the Person owed such payment its costs and expenses (including attorneys' fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A. (the "Prime Rate") in effect on the date such payment was required to be made. In no event shall either party be obligated to pay more than one termination fee pursuant to this Section 6.05.

        SECTION 6.06    Certain Tax Matters.     (a) For U.S. Federal income Tax purposes, (i) the parties intend that the Initial Merger and the Subsequent Merger, taken together as a single integrated transaction, qualify as a "reorganization" within the meaning of Section 368(a) of the Code in which the Company is to be treated as merging directly with and into Subsequent Merger Sub with the Company Common Stock converted in such merger into the right to receive the Merger Consideration (the "Intended Tax Treatment"), and (ii) this Agreement is intended to be, and is hereby adopted as, a "plan of reorganization" for purposes of Sections 354 and 361 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a), to which the Company, Parent and Subsequent Merger Sub are parties under Section 368(b) of the Code.

        (b)   Each of the Company, Parent, Merger Sub and Subsequent Merger Sub shall use its reasonable best efforts to cause the Initial Merger and the Subsequent Merger to qualify for the Intended Tax Treatment, including by not taking any action that such party knows is reasonably likely to prevent such qualification. Each of the Company, Parent, Merger Sub and Subsequent Merger Sub shall report the Initial Merger, the Subsequent Merger and the other transactions contemplated by this Agreement in a manner consistent with the Intended Tax Treatment.

        (c)   Each of the Company, Parent, Merger Sub and Subsequent Merger Sub shall use its reasonable best efforts to obtain the Tax opinions described in Sections 7.02(d) and 7.03(e), including by making representations and covenants requested by Tax counsel in order to render such Tax opinions. Each of the Company, Parent, Merger Sub and Subsequent Merger Sub shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to Tax counsel in furtherance of such Tax opinions.

        (d)   To the extent necessary, Company, Parent, Merger Sub and Subsequent Merger Sub shall work together in good faith to effect the combination contemplated by this Agreement using an alternative structure that would be tax-free to the extent of the Stock Consideration in the event that (i) the Intended Tax Treatment cannot be achieved, (ii) the Tax opinions described in Section 7.02(d) and Section 7.03(d) are not issued with respect to the transactions contemplated by this Agreement or (iii) Parent reasonably determines that the Subsequent Merger may result in a constructive termination of American Transmission Company LLC under Section 708 of the Code.

        SECTION 6.07    Transaction Litigation.     Subject to applicable law, the Company shall keep Parent reasonably informed in respect of any litigation against the Company or its directors relating to the Initial Merger and the other transactions contemplated hereby, and the Company agrees that it shall not agree to any settlement of such litigation without Parent's prior consent (such consent not to be unreasonably withheld, conditioned or delayed). Parent shall keep the Company reasonably informed in respect of any litigation against Parent or its directors relating to the Initial Merger and the other transactions contemplated hereby.

        SECTION 6.08    Section 16 Matters.     Prior to the Effective Time, each of the Company, Parent and Merger Sub shall take all such steps as may be required to cause (a) any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Initial Merger and the other transactions contemplated by this Agreement by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Initial Merger and the other transactions contemplated by this Agreement by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        SECTION 6.09    Financing.

        (a)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain funds from lenders (the "Financing"), along with cash on hand, to (w) permit Parent and the Merger Subsidiaries to consummate the Mergers and the transactions contemplated herby on a timely basis, (x) effect, as required, the repayment or refinancing of any outstanding Indebtedness that may become due and payable as a result of the Mergers, (y) pay any and all fees and expenses required to be paid by Parent and the Merger Subsidiaries in connection with the Mergers and the Financing and (z) satisfy all of the other payment obligations of Parent and the Merger Subsidiaries contemplated hereunder, including using reasonable best efforts to (i) negotiate and enter into definitive agreements with respect thereto and (ii) satisfy (or, if deemed advisable by Parent, seek a waiver of) on a timely basis all conditions within the control of Parent and required to be satisfied by it, and otherwise comply with all terms applicable to Parent, in such definitive agreements. Parent shall deliver to the Company true and complete copies of all agreements pursuant to which any lenders (each, a "Financing Source") shall have committed to provide Parent with any portion of the Financing. Parent shall keep the Company reasonably informed of the status of its efforts to arrange the Financing.

        (b)   The Company shall, and shall cause the Company Subsidiaries to, use reasonable best efforts to cause its and their respective Representatives to, on a timely basis, provide all reasonable cooperation requested by Parent and/or the Financing Sources that is reasonably necessary and customary to assist Parent in connection with Parent obtaining the Financing, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, such cooperation shall in any event include (i) promptly providing Parent and the Financing Sources and their respective agents with (A) all historical financial information regarding the Company and the Company Subsidiaries reasonably requested by Parent or the Financing Sources in order to consummate the Financing, and (B) such other information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent, the Financing Sources or their respective agents to prepare customary bank information memoranda, lender presentations, offering memoranda and private placement memoranda (including under Rule 144A under the Securities Act and subject to customary exceptions for offerings under Rule 144A and private placements) including such other information and data as are otherwise reasonably necessary in order to receive customary "comfort" letters with respect to the financial statements and data referred to in clause (A), and other materials in connection with a syndicated bank financing or other debt offering in connection with such Financing (including information reasonably requested by such Person so as to permit Parent to prepare projections) (all information required to be delivered pursuant to this clause (i) being referred to as the "Required Information"); (ii) participating (including by making members of senior management available to participate) in a reasonable number of meetings, due diligence sessions, presentations, "road shows", drafting sessions and sessions with the rating agencies in connection with the Financing, in each case upon reasonable advance notice and at mutually agreed times; (iii) reasonably cooperating with the Financing Sources' and their respective agents' due diligence, including providing access to documentation reasonably requested by such Persons in connection with lending or capital markets transactions; (iv) reasonably cooperating with the marketing efforts for any portion of the Financing, including using its reasonable best efforts to ensure that any syndication effort benefits materially from any existing lending and investment banking relationship; (v) aiding in the preparation of documentation, including bank information memoranda and private placement memoranda (including under Rule 144A under the Securities Act) (including, in the case of bank information memoranda and private placement memoranda, the delivery of customary authorization and representation letters to the extent contemplated by the Financing), rating agency presentations (in connection with generally cooperating in the procuring of corporate and facilities ratings for the Financing from each of Standard & Poor's Ratings Services and Moody's Investors Service, Inc.), road show presentations and written offering materials and similar documents used to complete such Financing, in each case, to the extent information contained therein relates to the business of the Company and the Company Subsidiaries and is customarily included in such documents; it being understood that such information shall not include information that is customarily provided by Parent or the Financing Sources; (vi) cause its certified independent auditors to provide (A)(x) consent to use of their reports in any materials relating to the Financing, including offering memoranda that include or incorporate the Company's consolidated financial information and their reports thereon and (y) auditors' reports and customary comfort letters with respect to financial information relating to the Company and the Company Subsidiaries in customary form and (B) other customary documentation and assistance (including reasonable assistance in the preparation of pro forma financial statements by Parent); (vii) providing (including using reasonable best efforts to obtain such documents from its advisors) customary certificates, legal opinions or other customary closing documents as may be reasonably requested by Parent or the Financing Sources; (viii) entering into one or more credit, guarantee, security, hedging or other related or ancillary agreements on terms satisfactory to Parent in connection with the Financing; (ix) taking all actions reasonably necessary in connection with the payoff of existing Indebtedness of the Company and the Company Subsidiaries (including the Indebtedness contemplated to be paid off pursuant to Section 6.10) on the Closing Date; (x) causing the taking of corporate actions (subject to the occurrence of the Closing) reasonably necessary to permit the completion of the Financing; (xi) providing to the Financing Sources all documentation and other information reasonably requested by such Financing Sources that such Financing Sources reasonably determine is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; (xii) informing Parent if the Company Board, a committee of the Company Board, or any executive officer, including the chief financial officer, of the

Company concludes that any previously issued financial statements included in the Required Information should no longer be relied upon; (xiii) assisting Parent in connection with the amendment of any of the Company's or Company Subsidiaries' hedging, swap or derivative arrangements on terms satisfactory to Parent; and (xiv) updating any Required Information provided to Parent as may be necessary so that such Required Information qualifies as a Compliant Document no later than two Business Days prior to the Closing Date; provided that, notwithstanding the foregoing, no obligation of the Company and the Company Subsidiaries under any certificate, document or agreement delivered by the Company or any of the Company Subsidiaries pursuant to clauses (vii), (viii), (ix) (other than as contemplated by Section 6.10), (x) and (xiii) above shall be effective until the Effective Time and none of the Company or any of the Company Subsidiaries shall be required to take any action under any such certificate, document or agreement that is not contingent upon the Closing (including the entry into any agreement that is effective before the Effective Time) or that would be effective before the Effective Time. The Company hereby consents to the reasonable use of the Company's and its Subsidiaries' trademarks, service marks and logos in connection with the Financing; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries. Parent shall indemnify and hold harmless the Company and the Company Subsidiaries and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it in connection with the arrangement of the Financing (including all actions taken in accordance with this Section 6.09(b)) and any information utilized in connection therewith (other than historical information relating to the Company or the Company Subsidiaries or other information furnished by or on behalf of the Company or the Company Subsidiaries), except in the event such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties arose out of or result from the gross negligence, fraud or willful misconduct of the Company, any of the Company Subsidiaries or any of their respective Representatives as finally determined by a court of competent jurisdiction. Parent shall from time to time, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with this Section 6.09(b).

        SECTION 6.10    Treatment of Certain Indebtedness.

        (a)   As soon as reasonably practicable after the receipt of any written request by Parent to do so, the Company shall take the following actions on such terms and conditions that are consistent with the requirements of the Notes and otherwise reasonably specified, from time to time, by Parent: (i) make an offer to purchase with respect to all of the outstanding aggregate principal amount of the Notes (the "Debt Tender Offer"), (ii) on the Closing Date, purchase each Note validly tendered pursuant to the Debt Tender Offer and (iii) on the Closing Date, to the extent any Notes are not validly tendered pursuant to the Debt Tender Offer or are withdrawn, make arrangements satisfactory to the trustee for the holders of the Notes ("Trustee") to deliver a notice of optional prepayment for the Notes and deposit funds with the Trustee sufficient to prepay and satisfy and discharge such Notes pursuant to the terms thereof (the transactions described in clauses (i) to (iii) above, the "Change of Control Refinancing"), and Parent shall assist the Company in connection with the Change of Control Refinancing. Notwithstanding anything to the contrary in this Section 6.10, (x) the closing of any Change of Control Refinancing shall be conditioned on the occurrence of the Closing and such Change of Control Refinancing shall be funded by amounts provided by Parent or one of the Parent Subsidiaries and receipt of such funding shall be a condition to any such debt Tender Offer, and (y) the Company and the Company Subsidiaries shall not be required to take any action in violation of Law or the Indenture in connection with the Change of Control Refinancing. The Company shall provide, shall cause the Compay Subsidiaries to, and shall use its reasonable best efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with the Change of Control Refinancing.

        (b)   Parent shall prepare all necessary and appropriate documentation (including, if applicable, all mailings to the holders of the Notes and all SEC filings) in connection with the Change of Control Refinancing. Parent and the Company shall reasonably cooperate with each other in the preparation of such documentation, which shall be subject to the prior review of, and comment by, the Company. If at any time prior to the completion of the Change of Control Refinancing any information in such documentation should be discovered by the Company or Parent that should be set forth in an amendment or supplement to such documentation, so that such documentation shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement prepared by Parent (subject to the review of, and comment by, the Company) describing such information shall be disseminated by or on behalf of the Company or its Subsidiaries to the holders of the Notes.

        (c)   Parent shall promptly, upon request by the Company, reimburse the Company for all documented reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of the Company Subsidiaries in connection with the transactions contemplated by this Section 6.10. Without duplication of any amounts reimbursed by Parent pursuant to the immediately foregoing sentence, Parent shall indemnify and hold harmless the Company, its Affiliates and their respective officers, advisors and Representatives from and against any and all losses, damages, claims, costs, expenses, interests, awards, judgments and penalties suffered or incurred by any of them of any type in connection with the Change of Control Refinancing and/or the provision of information utilized in connection therewith (other than information provided in writing specifically for such use by or on behalf of the Company or any of its Affiliates) to the fullest extent permitted by applicable Law, including losses, damages, claims, costs, expenses, interests, awards, judgments and penalties arising out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the documentation relating to any Change of Control Refinancing, or arising out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that Parent shall not be liable in any such case to the extent that any such loss, damage, claim, cost, expense, interest, award, judgment or penalty arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documentation in reliance upon information provided in writing specifically for such use by or on behalf of the Company or any of its Affiliates).

        (d)   At or immediately prior to the Effective Time, the Company shall use its reasonable best efforts to deliver to Parent copies of payoff letters, in form reasonably acceptable to Parent, from the administrative agent under the Company's existing credit facilities and shall make arrangements for the release of all Liens and other security over the Company's and the Company Subsidiaries' properties and assets, if any, securing its obligations under such existing credit facilities that are being prepaid and terminated on the Closing Date (to the extent Liens under such historic credit facilities or other financing have not previously been released), together with the return of any collateral in the possession of the relevant administrative agent or the collateral agent effective as of the Effective Time.

        SECTION 6.11    Governance Matters.

        (a)   Parent shall take all necessary action to cause, effective at the Effective Time, the Parent Board to increase the number of the directors constituting the Board of Parent to a total of 12.

        (b)   Parent shall take all necessary action to cause, effective at the Effective Time, three directors serving on the Company Board immediately prior to the Effective Time to be elected or appointed as members to the Parent Board to fill the increase created by the action described in Section 6.11(a), with such directors to be selected by the Company in consultation with the Parent, provided that such directors will satisfy the NYSE independence requirements and the FERC interlocking directorship requirements, and taking into account the Parent's Corporate Governance Guidelines.

        (c)   Parent shall take all necessary action to cause, effective at the Effective Time, (i) the location of the corporate headquarters and principal executive offices of Parent to be in metropolitan Milwaukee, Wisconsin and (ii) Parent to have operational headquarters in Chicago, Illinois, Milwaukee, Wisconsin and Green Bay, Wisconsin.

        (d)   Parent shall maintain historic levels of community involvement and charitable contributions in existing service territories of the Company and the Company Subsidiaries from and after the Effective Time.

        SECTION 6.12    Dividends.     (a) Each of Parent and the Company shall coordinate with the other regarding the declaration and payment of dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of Parent and the Company that no holder of Parent Common Stock or Company Common Stock shall receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Parent Common Stock or Company Common Stock, as the case may be, and/or any shares of Parent Common Stock any holder of Company Common Stock receives pursuant to the Merger.

        (b)   The Parent Board shall adopt and approve a new dividend policy (the "Dividend Policy") to take effect following the Effective Time relating to the payment of dividends on the outstanding Parent Common Stock after the Closing Date. The Dividend Policy shall provide for a quarterly dividend per share of Parent Common Stock in an amount equal to the quarterly dividend amount paid per share by the Company on the outstanding Company Common Stock on the most recent dividend payment date of the Company prior to the Effective Time divided by the Dividend Exchange Ratio. The "Dividend Exchange Ratio" will be calculated by dividing the value of the Merger Consideration by the Average Price. For purposes of this calculation, the value of the Stock Consideration will be assumed to be equal to the Average Price multiplied by the exchange ratio provided for in Section 2.01(c)(ii).

        SECTION 6.13    Public Announcements.     Except with respect to any Company Adverse Recommendation Change or Parent Adverse Recommendation Change made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such written public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form agreed to by the parties.

        SECTION 6.14    Stock Exchange Listing.     Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Initial Merger to be approved for listing on the NYSE, in each case subject to official notice of issuance, prior to the Closing Date. The Company shall use its commercially reasonable efforts to cooperate with Parent in connection with the foregoing, including by providing information reasonably requested by Parent in connection therewith.

        SECTION 6.15    Employee Matters.     (a) During the period commencing at the Effective Time and ending on the first anniversary of the Effective Time (the "Continuation Period"), Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, provide each individual who was employed by the Company or any of the Company Subsidiaries immediately prior to the Effective Time and who continues such employment with Parent or any Parent Subsidiary (including the Company and the Company Subsidiaries) thereafter (each, a "Company Employee"), and who is not covered by a

Company Union Contract, with compensation and benefits, in each case, that are no less favorable than the compensation and benefits provided to the Company Employees immediately prior to the Effective Time. Notwithstanding the foregoing, Parent shall not, or shall cause the Surviving Corporation or its Subsidiaries not to, amend or otherwise adjust any such Company Employee's health, dental, vision or disability benefits any time following the Continuation Period and prior to December 31 of the year following the year in which the Effective Time occurs to the extent that such amendment or adjustment would subject such Company Employee to any additional costs (including, for the avoidance of doubt, any early termination fees, pre-existing condition limitations, exclusions, actively at work requirements, waiting periods or lost credit for co-payments, deductibles or similar expenses). Without limiting the generality of the foregoing, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, provide each Company Employee who is not covered by a Company Union Contract whose employment is terminated during the Continuation Period with severance and other separation benefits that are no less favorable than the severance and other separation benefits provided to such Company Employee by the Company or any Company Subsidiary as in effect immediately prior to the Effective Time.

        (b)   With respect to each Company Employee who is covered by a Company Union Contract, Parent shall cause the Surviving Corporation or its Subsidiaries, as applicable, to continue to honor the Company Union Contracts, in each case as in effect at the Effective Time, in accordance with their terms. The provisions of this Section 6.15 shall be subject to any applicable provisions of the Company Union Contracts and applicable Law in respect of such Company Employee, to the extent the provisions of this Section 6.15 are inconsistent with or otherwise in conflict with the provisions of any such Union Contract or applicable Law.

        (c)   Notwithstanding Section 6.15(a), Parent shall, or shall cause the Surviving Corporation or its Subsidiaries, to provide (i) nonsupervisory Company Employees covered by the collective bargaining agreement between Wisconsin Public Service Corporation and Local 420 of the International Union of Operation Engineers dated October 14, 2012, and (ii) any other nonsupervisory Company Employees as determined by Parent who were employed by Wisconsin Public Service Corporation immediately prior to the Effective Time and are covered by Wis. Stat. § 196.807, to the extent applicable, with at least the same wages and substantially equivalent fringe benefits and other terms and conditions of employment that such Company Employees received immediately prior to the Effective Time, in each case for a period of thirty months following the Effective Time, unless different terms and conditions of employment are collectively bargained.

        (d)   At the Effective Time, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, assume and honor in accordance with their terms all of the Company's and its Subsidiaries' employment, severance, retention, termination and change in control plans, policies, programs, agreements and arrangements (including any change in control severance agreement or other arrangement between the Company and any Company Employee) maintained by the Company or any Company Subsidiary, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event).

        (e)   With respect to all employee benefit plans of Parent, the Surviving Corporation or any of their Subsidiaries, including any "employee benefit plan" (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), each Company Employee's service with the Company or any Company Subsidiary (as well as service with any predecessor employer of the Company or any such Company Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Company Subsidiary) shall be treated as service with Parent, the Surviving Corporation or any of their Subsidiaries for all purposes (other than benefit accrual under any defined benefit plan or frozen benefit plan or vesting under any equity incentive plan), including determining eligibility to participate, level of benefits, vesting and benefit accruals, except to the extent that such service was not recognized under the corresponding Company Benefit Plan immediately prior to the Effective Time, such recognition would result in any duplication of benefits for the same period of service or for purposes of qualifying for subsidized early retirement benefits.

        (f)    Parent shall, and shall cause the Surviving Corporation to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent, the Surviving Corporation or any of their Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the corresponding Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

        (g)   For the avoidance of doubt, for purposes of any Company Benefit Plan or Company Benefit Agreement containing a definition of "change in control", "change of control" or similar term, the Closing shall be deemed to constitute a "change in control", "change of control" or such similar term.

        (h)   Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 6.15 are solely for the benefit of the parties to this Agreement, and no provision of this Section 6.15 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof including in respect of continued employment (or resumed employment). Nothing contained herein shall alter the at-will employment relationship of any Company Employee.

        SECTION 6.16    Creation of Merger Subsidiaries.     Within thirty days of the date of this Agreement, Parent shall cause to be formed the Merger Subsidiaries and shall cause the Merger Subsidiaries to become parties to this Agreement through the execution of a Joinder. Immediately prior to executing a Joinder, Parent shall (i) cause each of the Merger Subsidiaries to adopt resolutions (A) approving this Agreement and approving the execution and delivery of a Joinder, (B) determining that entering into this Agreement through a Joinder is in the best interests of Merger Sub or Subsequent Merger Sub, as applicable, and Parent, its sole shareholder and (C) recommending that Parent, as its sole shareholder, adopt this Agreement and a Joinder and directing that this Agreement be submitted to Parent, as its sole shareholder, for approval, and (ii) approve this Agreement and a Joinder in its capacity as the sole shareholder of each of the Merger Subsidiaries.

        SECTION 6.17    Company Owned Real Property; Company Leased Real Property.     Within 30 days following the date of this Agreement, the Company shall deliver to Parent a list of all Company Owned Real Property (including the street address and name of the fee owner) and the Company Leased Real Property (including the street address and the names of the parties to the applicable Company Lease).

ARTICLE VII

Conditions Precedent

        SECTION 7.01    Conditions to Each Party's Obligation to Effect the Initial Merger.     The respective obligation of each party to effect the Initial Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Shareholder Approvals.    Each of the Parent Shareholder Approval and the Company Shareholder Approval shall have been obtained.

          (b)    Listing.    The shares of Parent Common Stock issuable in the Initial Merger shall have been approved for listing on the NYSE, in each case subject to official notice of issuance.

          (c)    Governmental Approvals.

              (i)  Any waiting period (and any extension thereof) applicable to the Initial Merger under the HSR Act shall have been terminated or shall have expired.

             (ii)  The Parent Required Statutory Approvals and the Company Required Statutory Approvals shall have been obtained at or prior to the Effective Time and such approvals shall have become Final Orders. For purposes of this clause (c)(ii), a "Final Order" means an action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any mandatory waiting period prescribed by Law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by Law have been satisfied.

          (d)    No Legal Restraints.    No Law and no Judgment, preliminary, temporary or permanent, issued by any court or tribunal of competent jurisdiction (collectively, "Legal Restraints") shall be in effect that, and no suit, action or other proceeding shall be pending before any Governmental Entity in which such Governmental Entity seeks to impose, or has imposed, any Legal Restraint that, prevents, makes illegal or prohibits the consummation of the Initial Merger or the Subsequent Merger.

          (e)    Form S-4.    The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary for the issuance of the Merger Consideration.

        SECTION 7.02    Conditions to Obligations of the Company.     The obligation of the Company to consummate the Initial Merger is further subject to the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and the Merger Subsidiaries contained in this Agreement (except for the representations and warranties contained in Section 3.03) shall be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, and the representations and warranties of Parent and the Merger Subsidiaries contained in Section 3.03 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). The Company shall have received a certificate signed on behalf of each of Parent, Merger Sub and Subsequent Merger Sub by an executive officer of each of Parent, Merger Sub and Subsequent Merger Sub, respectively, to such effect.

          (b)    Performance of Obligations of Parent and the Merger Subsidiaries.    Parent and each of the Merger Subsidiaries shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent, Merger Sub and Subsequent Merger Sub by an executive officer of each of Parent, Merger Sub and Subsequent Merger Sub, respectively, to such effect.

          (c)    Absence of Parent Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

          (d)    Tax Opinion.    The Company shall have received the written opinion of Cravath, Swaine & Moore LLP, or such other nationally recognized Tax counsel reasonably satisfactory to the Company, as of the Closing Date to the effect that the Initial Merger and the Subsequent Merger will qualify for the Intended Tax Treatment. In rendering the opinion described in this Section 7.02(d), the Tax counsel rendering such opinion may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including those contained in certificates of officers of the Company and Parent.

        SECTION 7.03    Conditions to Obligation of Parent and Merger Sub.     The obligations of Parent and Merger Sub to consummate the Initial Merger are further subject to the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Section 4.03) shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, and the representations and warranties of the Company contained in Section 4.03 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c)    Absence of Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (d)    No Parent Regulatory Material Adverse Effect.    No Legal Restraint shall be in effect that, and no suit, action or other proceeding shall be pending before any Governmental Entity seeking to impose, or that has imposed, any term, condition, liability, obligation, commitment, sanction or action that, individually or in the aggregate, has resulted or would reasonably be expected to result in a Parent Regulatory Material Adverse Effect.

          (e)    Tax Opinion.    Parent shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, or such other nationally recognized Tax counsel reasonably satisfactory to Parent, as of the Closing Date to the effect that the Initial Merger and the Subsequent Merger will qualify for the Intended Tax Treatment. In rendering the opinion described in this Section 7.03(e), the Tax counsel rendering such opinion may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including those contained in certificates of officers of the Company and Parent.

ARTICLE VIII

Termination, Amendment and Waiver

        SECTION 8.01    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Parent Shareholder Approval or the Company Shareholder Approval:

        (a)   by mutual written consent of the Company and Parent;

        (b)   by either the Company or Parent:

            (i)  if the Initial Merger is not consummated on or before the End Date; provided, however, that the right to terminate this Agreement under this Section 8.01 (b)(i) shall not be available to any party if such failure of the Initial Merger to occur on or before the End Date is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party contained in this Agreement to be true and correct;

           (ii)  if the condition set forth in Section 7.01(d) is not satisfied and the Legal Restraint giving rise to such non-satisfaction has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any party if such failure to satisfy the condition set forth in Section 7.01(d) is the result of a failure of such party to comply with its obligations pursuant to Section 6.03;

          (iii)  if the Parent Shareholder Approval is not obtained at the Parent Shareholders Meeting duly convened (unless such Parent Shareholders Meeting has been adjourned, in which case at the final adjournment thereof); or

          (iv)  if the Company Shareholder Approval is not obtained at the Company Shareholders Meeting duly convened (unless such Company Shareholders Meeting has been adjourned, in which case at the final adjournment thereof);

        (c)   by the Company, if Parent or either of the Merger Subsidiaries breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Parent or either of the Merger Subsidiaries contained herein fails to be true and correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) is not reasonably capable of being cured by Parent by the Initial End Date (or, if such Initial End Date is extended, the End Date) or is not cured by Parent within 30 days after receiving written notice from the Company; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall only be available if the Company is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of the Company contained herein then fails to be true and correct such that the conditions set forth in Section 7.03(a) or 7.03(b) could not then be satisfied;

        (d)   by Parent, if the Company breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of the Company contained herein fails to be true and correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) is not reasonably capable of being cured by the Company by the End Date or is not cured by the Company within 30 days after receiving written notice from Parent; provided, however, that the right to terminate this Agreement under this Section 8.01(d) shall only be available if Parent is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Parent contained herein then fails to be true and correct such that the conditions set forth in Section 7.02(a) or 7.02(b) could not then be satisfied;

        (e)   by the Company:

            (i)  in the event that a Parent Adverse Recommendation Change has occurred; provided, however, that the right to terminate this Agreement under this Section 8.01(e)(i) shall not be available if the Parent Shareholder Approval is obtained at the Parent Shareholders Meeting;

           (ii)  if substantially concurrently with such termination the Company enters into a Company Acquisition Agreement with respect to a Superior Company Proposal, so long as (A) the Company has complied with its obligations under Section 5.03(c) and (B) concurrently with such termination the Company pays to Parent any fees required to be paid pursuant to Section 6.05; or

          (iii)  if the Parent Board fails to reaffirm publicly and unconditionally its recommendation to Parent's shareholders that they give the Parent Shareholder Approval within five Business Days of the Company's written request to do so (which request may be made at any time that a Parent Takeover Proposal is pending);

        (f)    by Parent:

            (i)  in the event that a Company Adverse Recommendation Change has occurred; provided, however, that the right to terminate this Agreement under this Section 8.01(f)(i) shall not be available if the Company Shareholder Approval is obtained at the Company Shareholders Meeting;

           (ii)  if substantially concurrently with such termination Parent enters into a Parent Acquisition Agreement with respect to a Superior Parent Proposal, so long as (A) the Company has complied with its obligations under Section 5.02(c) and (B) concurrently with such termination Parent pays to the Company any fees required to be paid pursuant to Section 6.05; or

          (iii)  if the Company Board fails to reaffirm publicly and unconditionally its recommendation to the Company's shareholders that they give the Company Shareholder Approval within five Business Days of Parent's written request to do so (which request may be made at any time that a Company Takeover Proposal is pending);

        (g)   The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), or (f) of this Section 8.01 shall give written notice of such termination to the other parties in accordance with Section 9.02, specifying the provision of this Agreement pursuant to which such termination is effected.

        SECTION 8.02    Effect of Termination.     In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or Parent, other than (a) the last sentence of Section 6.02, Section 6.05, this Section 8.02 and ARTICLE IX, which provisions shall survive such termination, and (b) liability of any party (whether or not the terminating party) for any breach of this Agreement prior to such termination, but solely to the extent such liability arises out of willful breach by such party of any covenant or agreement set forth in this Agreement that gave rise to the failure of a condition set forth in ARTICLE VII. The liabilities described in the preceding sentence shall survive the termination of this Agreement.

        SECTION 8.03    Amendment.     This Agreement may be amended by the parties at any time before or after receipt of the Parent Shareholder Approval or the Company Shareholder Approval; provided, however, that (a) no amendment shall be made to this Agreement that would adversely affect the rights of the Financing Sources as set forth in Section 8.04, Section 9.07, Section 9.11(b), Section 9.11(c) or Section 9.13 or this Section 8.03 without the consent of the Financing Sources; (b) after receipt of the Parent Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of Parent without the further approval of such shareholders, (c) after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders, (d) no amendment shall be made to this Agreement after the Effective Time and

(e) except as provided above, no amendment of this Agreement shall require the approval of the shareholders of Parent or the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 8.04    Extension; Waiver.     At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) subject to Section 8.03(a), waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Parent shall require the approval of the shareholders of Parent unless such approval is required by Law and no extension or waiver by the Company shall require the approval of the shareholders of the Company unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        SECTION 8.05    Procedure for Termination, Amendment, Extension or Waiver.     A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of the Company, Parent or any of the Merger Subsidiaries, action by its Board of Directors or the duly authorized designee of its Board of Directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of Parent or the Company.

ARTICLE IX

General Provisions

        SECTION 9.01    Nonsurvival of Representations and Warranties; Limitation on Remedies.     (a) None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. After the Effective Time, no party may bring any suit, action or proceeding based in whole or in part upon any actual or alleged inaccuracy in any such representation or warranty, whether based on fraud, gross negligence, negligence, breach of contract, breach of statute or otherwise, except to the extent mandatory applicable Law prohibits the exclusion of liability for fraudulent misrepresentation.

        (b)   After the Effective Time, no party may bring any suit, action or proceeding seeking to rescind this Agreement or any of the transactions contemplated hereby, whether based on fraud, gross negligence, negligence, breach of contract, breach of statute or otherwise, except to the extent mandatory applicable Law prohibits the waiver of the right to rescission for fraudulent misrepresentation. Each party acknowledges that, following the Effective Time, the trading of Parent Common Stock by former holders of Company Common Stock will make the remedy of rescission impractical and inequitable to innocent third party purchasers of Parent Common Stock.

        (c)   This Section 9.01 shall not limit Section 8.02 or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.02    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as may be specified by like notice):

          (a)   if to the Company, to:

      Integrys Energy Group, Inc.
      200 East Randolph Street
      Chicago, Illinois 60601-6207
      Phone: (312) 228-5400
      Facsimile: (312) 240-4219

      Attention: General Counsel

      with a copy to:

      Cravath, Swaine & Moore LLP
      Worldwide Plaza
      825 Eighth Avenue
      New York, New York 10019
      Phone: (212) 474-1000
      Facsimile: (212) 474-3700

      Attention: Mark I. Greene, Esq.
                        Andrew R. Thompson, Esq.

      with a copy to:

      Foley & Lardner LLP
      777 East Wisconsin Avenue
      Milwaukee, Wisconsin 53202
      Phone: (414) 297-5668
      Facsimile: (414) 297-4900

      Attention: Russell E. Ryba, Esq.

          (b)   if to Parent, Merger Sub or Subsequent Merger Sub, to:

      Wisconsin Energy Corporation
      231 W. Michigan Street
      P.O. Box 1331
      Milwaukee, Wisconsin 53201
      Phone: (414) 221-2345
      Facsimile: (414) 221-2435

      Attention: General Counsel

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      155 N. Wacker Drive, Suite 2700
      Chicago, Illinois 60606
      Phone: (312) 407-0700
      Facsimile: (312) 407-0411
      Attention: Susan S. Hassan, Esq.

        SECTION 9.03    Definitions.     For purposes of this Agreement:

        An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable state, foreign or supranational antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Benefit Agreement" means each employment, consulting, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, change in control, retention, termination or other material Contract between the Company or any Company Subsidiary, on the one hand, and any Company Personnel, on the other hand.

        "Company Benefit Plan" means each (i) pension plan (as defined in Section 3(2) of ERISA, whether or not subject to ERISA) or post-retirement or employment health or medical plan, program, policy or arrangement, (ii) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (iii) severance, change in control, retention or termination plan, program, policy or arrangement or (iv) other material compensation, pension, retirement, savings or other benefit plan, program, policy or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company, any Company Subsidiary or any Company Commonly Controlled Entity for the benefit of any Company Personnel.

        "Company Commonly Controlled Entity" means any person or entity, other than the Company and the Company Subsidiaries, that, together with the Company, is treated as a single employer under Section 414 of the Code.

        "Company Deferred Compensation Plans" means the Company Deferred Compensation Plan, as amended and restated effective January 1, 2014, the PELLC Directors Deferred Compensation Plan, as amended and restated April 7, 2004, and the PELLC Executive Deferred Compensation Plan, as amended and restated as of December 4, 2002.

        "Company ESOP" means the Company Employee Stock Ownership Plan, as amended and restated January 1, 2001 and the People's Energy Corporation Employee Stock Ownership Plan, as amended and restated January 1, 2005.

        "Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company.

        "Company Personnel" means any current or former director, officer or employee of the Company or any Company Subsidiary.

        "Company Rabbi Trusts" means grantor trusts established to fund nonqualified deferred compensation obligations of the Company and the Company Subsidiaries, the assets of which remain subject to the claims of the Company's general creditors.

        "Company Restricted Stock Unit" means any restricted stock unit award or performance share award payable in shares of Company Common Stock or the value of which is determined with reference to the value of shares of Company Common Stock, whether granted under any Company Stock Plan or otherwise.

        "Company Stock Option" means any option award to purchase Company Common Stock, whether granted under any Company Stock Plan or otherwise.

        "Company Stock Plans" means the Company 2014 Omnibus Incentive Compensation Plan, the Company 2010 Omnibus Incentive Compensation Plan, as amended, the Company 2007 Omnibus Incentive Compensation Plan, the Company 2005 Omnibus Incentive Compensation Plan and the PELLC Directors Stock and Option Plan, as amended December 4, 2002, and the Company Deferred Compensation Plan.

        "Compliant Documents" means Required Documents sufficiently current to permit (x) a registration statement filed by the Company using such financial statements to be declared effective by the SEC and (y) the Company's independent auditors to issue a customary comfort letter (in accordance with its normal practices and procedures).

        "End Date" means the Initial End Date; provided that if on the Initial End Date, the condition set forth in Section 7.01(c) is not satisfied but all of the other conditions to Closing are satisfied (other than those conditions that by their nature are to be satisfied at the Closing) and the condition set forth in Section 7.01(c) remains capable of being satisfied, then the End Date may, at the election of Parent or the Company by written notice to the other party, be extended until the date that is six months after the Initial End Date.

        "Equity Award Consideration" means the sum of (i) the Cash Consideration plus (ii) the product of the Stock Consideration multiplied by the Average Price.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "IES" means Integrys Energy Services and its subsidiaries.

        "IES Draft Sale Agreement" means the unexecuted draft dated June 20, 2014, of the Stock Purchase Agreement relating to the proposed sale of the IES Retail Business as delivered by the Company to Parent prior to the execution hereof.

        "IES Retail Business" means the business of the Company and the Company Subsidiaries engaged in the non-regulated marketing of electricity and natural gas in retail markets.

        "IES Solar Business" means the business of the Company and the Company Subsidiaries that invests in energy assets with renewable attributes, primarily distributed solar assets.

        "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, or (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others.

        "Indenture" means the Indenture, dated as of October 1, 1999, between the Company, as Issuer, and U.S. Bank National Association (successor Trustee to Firstar Bank, National Association), as Trustee, as amended and supplemented from time to time (including as supplemented by the Fourth Supplemental Indenture, dated as of June 1, 2009), governing the Company's Senior Debt Securities.

        "Initial End Date" means the date that is twelve months after the date of this Agreement.

        The "Knowledge" of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of such Person's executive officers after making due inquiry of the other executives and managers of such Person having primary responsibility for such matter.

        "Material Adverse Effect" with respect to any Person means any fact, circumstance, effect, change, event or development that materially adversely affects the business, properties, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any effect to the extent resulting from or arising out of (i) changes or conditions generally affecting the industries in which such Person and any of its Subsidiaries operate, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, (iii) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (iv) the execution and delivery of this Agreement or the public announcement or pendency of the Initial Merger or any of the other transactions contemplated by this Agreement, including any actions taken by the Person or any of its Subsidiaries that is required pursuant to this Agreement, or is consented to by the parties to this Agreement, to obtain approval from any Governmental Entity for consummation of the transactions contemplated by this Agreement and the results of any such actions, (v) any change in the market price for commodities, (vi) any change, in and of itself, in the market price, credit rating or trading volume of such Person's securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (vii) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof), including changes to any compliance requirements of or by the NERC, (viii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (ix) system-wide changes or developments in electric or natural gas transmission or distribution systems or (x) any hurricane, tornado, flood, earthquake or other natural disasters or other weather-related events, circumstances or developments; except (A) in the cases of clauses (i), (ii), (v), (vii), (viii) and (ix), to the extent that such Person and its Subsidiaries, taken as a whole, are disproportionately adversely affected thereby in any material respect as compared to other participants in the industries in which such Person and its Subsidiaries operate and (B) in the case of clause (x), to the extent that such Person and its Subsidiaries, taken as a whole, are disproportionately adversely affected thereby in any material respect as compared to other participants in the industries in which such Person and its Subsidiaries operate that are located in the Midwest region of the United States.

        "Notes" means the Company's 8.00% Senior Notes due June 1, 2016, which were issued pursuant to the Indenture.

        "Parent Benefit Agreement" means each employment, consulting, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, change in control, retention, termination or other material Contract between Parent or any Parent Subsidiary, on the one hand, and any Parent Personnel, on the other hand.

        "Parent Benefit Plan" means each (i) pension plan (as defined in Section 3(2) of ERISA, whether or not subject to ERISA) or post-retirement or employment health or medical plan, program, policy or arrangement, (ii) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (iii) severance, change in control, retention or termination plan, program, policy or arrangement or (iv) other material compensation, pension, retirement, savings or other benefit plan, program, policy or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by Parent, any Parent Subsidiary or any Parent Commonly Controlled Entity for the benefit of any Parent Personnel.

        "Parent Commonly Controlled Entity" means any person or entity, other than Parent and the Parent Subsidiaries, that, together with Parent, is treated as a single employer under Section 414 of the Code.

        "Parent Material Adverse Effect" means a Material Adverse Effect with respect to Parent.

        "Parent Personnel" means any current or former director, officer or employee of Parent or any Parent Subsidiary.

        "Parent Regulatory Material Adverse Effect" means any material adverse effect on the business, properties, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided that for purposes of determining whether any efforts, actions or Final Order or any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon the Company or the Company Subsidiaries has resulted or would reasonably be expected to result in a Parent Regulatory Material Adverse Effect, the effect of any such efforts, actions or Final Order or terms, conditions, liabilities, obligations, commitments or sanctions on the Company and the Company Subsidiaries shall be deemed to be an effect on Parent and the Parent Subsidiaries; and provided, further, that for purposes of determining whether a material adverse effect on the business, properties, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, would constitute a material adverse effect for purposes of this definition, Parent and the Parent Subsidiaries, taken as a whole, shall be deemed to be a consolidated group of entities of the size and scale of the Company and the Company Subsidiaries, taken as a whole.

        "Parent Stock Plan" means the Parent 1993 Omnibus Stock Incentive Plan, amended and restated as of May 5, 2011.

        "Person" means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        "Specified Performance Level" means, with respect to any Performance-Based RSU, the actual performance level projected to be achieved as of the end of the applicable performance period, as determined by the Company Board (or, if appropriate, any committee thereof administering the applicable Company Stock Plan) prior to the Effective Time.

        A "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

        "Tax Return" means all Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

        "Taxes" means all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.

        SECTION 9.04    Interpretation.     When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to "dollars" and "$" will be deemed references to the lawful money of the United States of America. The Parent Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in ARTICLE III, and the disclosure in any section shall be deemed to qualify other sections in ARTICLE III to the extent (and only to the extent) that it is reasonably apparent that such disclosure also qualifies or applies to such other sections. The Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in ARTICLE IV, and the disclosure in any section shall be deemed to qualify other sections in ARTICLE IV to the extent (and only to the extent) that it is reasonably apparent that such disclosure also qualifies or applies to such other sections.

        SECTION 9.05    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.05 with respect thereto. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

        SECTION 9.06    Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.07    Entire Agreement; No Third-Party Beneficiaries.     This Agreement, taken together with the Parent Disclosure Letter, the Company Disclosure Letter and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Mergers and the other transactions contemplated by this Agreement and (b) except for Section 2.04 and Section 6.04, is not intended to confer, and does not confer, upon any Person other than the parties any rights or remedies; provided that, notwithstanding this clause (b), the provisions of Section 8.03(a), Section 8.04(c), this Section 9.07, Section 9.11(b), Section 9.11(c) and Section 9.13 shall be enforceable by each Financing Source.

        SECTION 9.08    No Other Representations or Warranties.     (a) Except for the representations and warranties contained in ARTICLE III, the Company acknowledges that (i) none of Parent, Merger Sub, Subsequent Merger Sub, the other Parent Subsidiaries or any other Person on behalf of Parent makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement, (ii) it has relied solely on the representations and warranties of Parent, Merger Sub and Subsequent Merger Sub contained in this Agreement and (iii) it has not been induced to enter into this Agreement by any representation, warranty or other statement of or by Parent, Merger Sub, Subsequent Merger Sub, any other Parent Subsidiary or any other Person on behalf of Parent.

        (b)   Except for the representations and warranties contained in ARTICLE IV, each of Parent, Merger Sub and Subsequent Merger Sub acknowledges that (i) none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement, (ii) it has relied solely on the representations and warranties of the Company contained in this Agreement and (iii) it has not been induced to enter into this Agreement by any representation, warranty or other statement of or by the Company, any Company Subsidiary or any other Person on behalf of the Company.

        (c)   No party shall have any liability or shall have any remedy in respect of any misrepresentation or untrue statement unless, and solely to the extent that, a claim lies for breach of a representation or warranty included in this Agreement. This Section 9.08(c) shall not apply to the extent mandatory applicable Law prohibits the exclusion of liability for fraudulent misrepresentation.

        SECTION 9.09    GOVERNING LAW.     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF WISCONSIN.

        SECTION 9.10    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.11    Specific Enforcement.

        (a)   The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to ARTICLE VIII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (a) of Section 9.12, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

        (b)   Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). The parties hereto further agree that all of the provisions of Section 9.13 relating to waiver of jury trial shall apply to any action, cause of action, claim, cross-claim or third party-claim referenced in this Section 9.11(b).

        (c)   Notwithstanding anything to the contrary contained in this Agreement, the Company agrees that neither it nor any of its Representatives or Affiliates shall have any rights or claims against any Financing Source in connection with or related to this Agreement, the Financing or the transactions contemplated hereby or thereby. In addition, no Financing Source shall have any liability or obligation to the Company or any of the Company's Representatives in connection with or related to this Agreement, the Financing or the transactions contemplated hereby or thereby, including for any consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature. For avoidance of doubt, (i) in no event shall this Section 9.11(c) apply to Parent, whether before or after the Closing, and (ii) from and after the Closing, the foregoing shall not modify or alter in any respect any provision of any definitive loan documentation between or among Parent, the Company (or the Surviving Corporation), and any of

their Subsidiaries and any Financing Source entered into in connection with or as contemplated by this Agreement, and in the event of a conflict between the foregoing and any provision in any such definitive loan documentation, the provisions of such definitive loan documentation shall govern and control.

        SECTION 9.12    Jurisdiction; Venue.     Each of the parties hereto (a) consents to submit itself to the exclusive jurisdiction of any Wisconsin State court or any Federal court located in the State of Wisconsin in the event any dispute arises out of this Agreement, the Initial Merger, the Subsequent Merger or any of the other transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, the Initial Merger, the Subsequent Merger or any of the other transactions contemplated by this Agreement in any court other than any Wisconsin State court or any Federal court sitting in the State of Wisconsin.

        SECTION 9.13    Waiver of Jury Trial.     Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement, the Initial Merger, the Subsequent Merger or any of the other transactions contemplated by this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.13.

[Remainder of page left intentionally blank]

        IN WITNESS WHEREOF, the Company and Parent have duly executed this Agreement, each as of the date first written above.

WISCONSIN ENERGY CORPORATION,			INTEGRYS ENERGY GROUP, INC.,
by	/s/ GALE E. KLAPPA		by	/s/ CHARLES A. SCHROCK
	Name:	Gale E. Klappa		Name:	Charles A. Schrock
	Title:	Chairman and Chief Executive Officer		Title:	Chairman and Chief Executive Officer

Index of Defined Terms

Term	Section
Acquisition Agreement	5.02(b)
Affiliate	9.03
Agreement	Preamble
Antitrust Laws	9.03
Articles of Merger	1.03
Average Price	2.03(e)
Book-Entry Shares	2.01(c)
Business Day	9.03
Cash Consideration	2.01(c)
Certificate	2.01(c)
Change of Control Refinancing	6.10(a)
Closing	1.02
Closing Date	1.02
Code	9.03
Company	Preamble
Company Adverse Recommendation Change	5.03(b)
Company Articles	4.01
Company Benefit Agreement	9.03
Company Benefit Plan	9.03
Company Board	Recitals
Company By-laws	4.01
Company Common Stock	2.01(b)
Company Commonly Controlled Entity	9.03
Company Deferred Compensation Plans	9.03
Company Deferred Stock Unit	2.04(a)(iv)
Company Disclosure Letter	IV
Company Employee	6.15(a)
Company ESOP	9.03
Company Financial Advisor	4.19
Company Intervening Event	5.03(g)
Company Lease	4.15(b)
Company Leased Real Property	4.15(b)
Company Material Adverse Effect	9.03
Company Notice	5.03(c)
Company Owned Real Property	4.15(a)
Company Permits	4.01
Company Personnel	9.03
Company Rabbi Trusts	9.03
Company Reporting Documents	4.06(a)
Company Required Consents	4.05(a)
Company Required Statutory Approvals	4.05(b)
Company Restricted Stock Unit	9.03
Company Shareholder Approval	4.04
Company Shareholders Meeting	4.04
Company Stock Option	9.03
Company Stock Plans	9.03
Company Subsidiaries	4.01
Company Takeover Proposal	5.03(g)

Term	Section
Company Termination Fee	6.05(c)
Company Trading Guidelines	4.22
Company Union Contracts	4.18
Company Voting Debt	4.03(b)
Compliant Documents	9.03
Confidentiality Agreement	6.02
Consent	3.05(b)
Continuation Period	6.15(a)
Contract	3.05(a)
Debt Tender Offer	6.10(a)
Dividend Exchange Ratio	6.12(b)
Dividend Policy	6.12(b)
DOE	3.21(c)
Effective Time	1.03
End Date	9.03
Environmental Claim	3.13(b)(i)
Environmental Laws	3.13(b)(ii)
Environmental Permit	3.13(a)(i)
Equity Award Consideration	9.03
ERISA	9.03
Exchange Act	3.05(b)
Exchange Agent	2.03(a)
Exchange Fund	2.03(a)
FCC	3.05(b)
FCC Pre-Approvals	3.05(b)
FERC	3.05(b)
Filed Company Contract	4.14(a)
Filed Company Reporting Documents	IV
Filed Parent Contract	3.14(a)
Filed Parent Reporting Documents	III
Final Exercise Date	2.04(d)
Final Order	7.01(c)(ii)
Financing	6.09(a)
Financing Source	6.09(a)
Form S-4	3.05(b)
GAAP	3.06(b)
Governmental Entity	3.05(b)
Hazardous Materials	3.13(b)(iii)
HSR Act	3.05(b)
ICC	3.05(b)
IES	9.03
IES Draft Sale Agreement	9.03
IES Retail Business	9.03
IES Solar Business	9.03
Indebtedness	9.03
Indenture	9.03
Initial End Date	9.03
Initial Merger	Recitals
Initial Surviving Corporation	1.01
Initial Surviving Corporation Common Stock	2.01(a)

Term	Section
Intellectual Property	3.16(a)
Intended Tax Treatment	6.06(a)
IROC	4.22
IRS	3.09(b)
Joinder	Recitals
Joint Proxy Statement	6.01(a)
Judgment	3.05(a)
Knowledge	9.03
Law	3.05(a)
Legal Restraints	7.01(d)
Liens	3.02(a)
Material Adverse Effect	9.03
Merger Consideration	2.01(c)
Merger Sub	Recitals
Merger Sub Common Stock	2.01(a)
Merger Subsidiaries	Recitals
Mergers	Recitals
MPSC	3.05(b)
MPUC	3.05(b)
NERC	3.21(b)
Net Company Position	4.22
Notes	9.03
NYSE	2.03(e)
Parent	Preamble
Parent Adverse Recommendation Change	5.02(b)
Parent Articles	3.01
Parent Benefit Agreement	9.03
Parent Benefit Plan	9.03
Parent Board	Recitals
Parent By-laws	3.01
Parent Capital Stock	3.03(a)
Parent Common Stock	2.01(c)
Parent Commonly Controlled Entity	9.03
Parent Disclosure Letter	III
Parent Financial Advisor	3.19
Parent Intervening Event	5.02(g)
Parent Lease	3.15(b)
Parent Leased Real Property	3.15(b)
Parent Material Adverse Effect	9.03
Parent Notice	5.02(c)
Parent Owned Real Property	3.15(a)
Parent Permits	3.01
Parent Personnel	9.03
Parent Preferred Stock	3.03(a)
Parent Regulatory Material Adverse Effect	9.03
Parent Reporting Documents	3.06(a)
Parent Required Consents	3.05(a)
Parent Required Statutory Approvals	3.05(b)
Parent Restricted Shares	3.03(a)
Parent Shareholder Approval	3.04

Term	Section
Parent Shareholders Meeting	3.04
Parent Stock Options	3.03(a)
Parent Stock Plans	9.03
Parent Subsidiaries	3.01
Parent Takeover Proposal	5.02(g)
Parent Termination Fee	6.05(b)
Parent Union Contracts	3.18
Parent Voting Debt	3.03(b)
PBGC	3.10(d)
PCAOB	3.06(h)
Performance-Based RSU	2.04(a)(iii)
Permits	3.01
Person	9.03
Power Act	3.05(b)
Prime Rate	6.05(d)
PSCW	3.05(b)
PURPA	3.21(b)
Release	3.13(b)(iv)
Representatives	5.02(a)
Required Consents	4.05(a)
Required Information	6.09(b)
SEC	3.05(b)
Securities Act	3.05(b)
Share Issuance	3.04
SOX	3.06(b)
Specified Performance Level	9.03
State Utilities Commissions	3.05(b)
Stock Consideration	2.01(c)
Subsequent Effective Time	1.07(a)
Subsequent Merger	Recitals
Subsequent Merger Sub	Recitals
Subsidiary	9.03
Superior Company Proposal	5.03(g)
Superior Parent Proposal	5.02(g)
Surviving Corporation	1.07(a)
Tax Return	9.03
Taxes	9.03
Time-Based RSU	2.04(a)(ii)
Trustee	6.10(a)
WBCL	1.01

Exhibit A to the Merger Agreement

        FORM OF JOINDER dated as of [    •    ], 2014 (this "Joinder") to the Agreement and Plan of Merger dated as of June 22, 2014 (the "Merger Agreement"), between INTEGRYS ENERGY GROUP, INC., a Wisconsin corporation (the "Company") and WISCONSIN ENERGY CORPORATION, a Wisconsin corporation ("Parent").

        WHEREAS, pursuant to Section 6.16 of the Merger Agreement, Parent caused the formation of [Merger Sub 1] ("Merger Sub") and [Merger Sub 2] ("Subsequent Merger Sub" and, together with Merger Sub, the "Merger Subsidiaries"), each a Wisconsin corporation and a newly formed, direct wholly owned subsidiary of Parent, and is required to cause the Merger Subsidiaries to become parties to the Merger Agreement through the execution of this Joinder;

        WHEREAS the Board of Directors of Merger Sub and the Board of Directors of Subsequent Merger Sub have each adopted resolutions (the "Resolutions") (i) approving the Merger Agreement and the execution and delivery of this Agreement, (ii) determining that entering into the Merger Agreement through this Agreement was in the best interest of Merger Sub or Subsequent Merger Sub, as applicable, and their respective shareholders and (iii) recommending that Parent, as its sole stockholder, approve the Merger Agreement; and

        WHEREAS Parent has approved the Merger Agreement in its capacity as sole stockholder of the Merger Subsidiaries.

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and of other good and valuable consideration the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.01.    Definitions.     Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement.

        SECTION 1.02.    Joinder.     In accordance with the terms of the Merger Agreement, each of the Merger Subsidiaries irrevocably agrees to join and become a party to the Merger Agreement and be bound by and comply with the terms and provisions of the Merger Agreement applicable to it, in each case with the same force and effect as if it had originally been a party thereto.

        SECTION 1.03.    Representations and Warranties of the Parties.     Each of the Merger Subsidiaries represents and warrants to the Company that (a) the Resolutions have not been amended or withdrawn as of the date of this Joinder and (b) this Joinder has been duly authorized, executed and delivered by it and that this Joinder and the Merger Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof and thereof. Each of the Merger Subsidiaries represents and warrants to, and agrees with the Company with respect to, all of the representations and warranties of the Merger Subsidiaries set forth in Article III of the Merger Agreement, and the covenants and agreements set forth in Articles V and VI of the Merger Agreement applicable to it.

        SECTION 1.04.    Full Force of Merger Agreement.     Except as expressly supplemented hereby, the Merger Agreement shall remain in full force and effect in accordance with its terms.

        SECTION 1.05.    Governing Law.     THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF WISCONSIN.

Exhibit B to the Merger Agreement

Articles of Incorporation of Subsequent Merger Sub

 ARTICLES OF INCORPORATION

OF

[    •    ]

        The undersigned, acting as incorporator of a corporation incorporated under the Wisconsin Business Corporation Law Chapter 180 of the Wisconsin Statutes (the "WBCL"), adopts the following Articles of Incorporation for such corporation:

ARTICLE I

        The name of the corporation is [    •    ].

ARTICLE II

        The corporation is organized for the purpose of engaging in any lawful activity within the purposes for which corporations may be organized under the WBCL.

ARTICLE III

        The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) shares, consisting of one class only, designated as "Common Stock," of the par value of one cent ($.01) per share.

ARTICLE IV

        No holder of any stock of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares.

ARTICLE IV

        The Bylaws of the corporation may provide for a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than is provided in the WBCL.

 ARTICLE VI

        The address of the initial registered office of the corporation is 231 West Michigan Street, Milwaukee, Wisconsin 53201 and the name of its initial registered agent at such address is                                    .

ARTICLE VII

        The name and address of the incorporator is "Ryan P. Morrison", 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

        Dated this            day of                  , 2014.

Ryan P. Morrison

This document was drafted by:
"Ryan P. Morrison"
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Exhibit C to the Merger Agreement

By-laws of Subsequent Merger Sub

 BYLAWS

of

[    •    ]

Adopted
[    •    ], 2014

i

ii

ARTICLE I.
STOCKHOLDERS

        1.01.    Annual Meeting.     The annual meeting of the stockholders of the corporation shall be held each year on the first business day of June, or on such earlier or later date and at the time designated by or under the authority of the Board of Directors, the Chairman of the Board, the President or the Corporate Secretary, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

        1.02.    Special Meetings.     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board, the President or a majority of the Board of Directors. If and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The time and purpose or purposes of any special meeting shall be described in the notice required by Section 1.04 of these Bylaws and only business within the purpose(s) described in such notice shall be conducted at such meeting.

        1.03.    Place of Meetings; Postponements and Adjournments.     The Board of Directors, the Chairman of the Board, the President or the Corporate Secretary may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting, including any adjourned meeting. The Board of Directors, the Chairman of the Board, the President or the Corporate Secretary may postpone any previously scheduled annual meeting or special meeting by giving public notice of the postponed meeting date at any time prior to the scheduled meeting date. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned from time to time, whether or not a quorum is present, by the chairperson of the meeting or by vote of a majority of the votes entitled to be cast by the shares represented thereat.

        1.04.    Notices to Stockholders.

          (a)    Required Notice.    Notice may be communicated by mail, private carrier, or any other means permissible under Wisconsin law. Written notice stating the scheduled place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated or sent not less than ten (10) days, unless a longer period is required by the Wisconsin Business Corporation Law or the Articles of Incorporation, nor more than ninety (90) days, unless a longer period is permitted or a shorter period is required by the Wisconsin Business Corporation Law, before the date of the meeting, by or at the direction of the Chairman of the Board, the President or the Corporate Secretary, to each stockholder of record entitled to vote at such meeting or, for the fundamental transactions described in subsections (b)(1) to (4) below, for which the Wisconsin Business Corporation Law requires that notice be given to stockholders not entitled to vote, to all stockholders of record. For purposes of this Section 1.04, notice by "electronic transmission" (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice is effective (1) when mailed, if mailed postpaid and addressed to the stockholder's address shown in the corporation's current record of stockholders; (2) when electronically transmitted to the stockholder in a manner authorized by the stockholder. At least twenty (20) days' notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which stockholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business. A stockholder may waive notice in accordance with Section 1.10 of these Bylaws.

1

          (b)    Fundamental Transactions.    If a purpose of any stockholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles); (2) a plan of merger or share exchange for which stockholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that stockholders and beneficial stockholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Sections 180.1301 to 180.1331 (or successor provisions) of the Wisconsin Business Corporation Law.

        1.05.    Fixing of Record Date.     The Board of Directors, the Chairman of the Board, the President or the Corporate Secretary or any other officer authorized by the Board of Directors, may fix in advance a date as the record date for one or more voting groups for any determination of stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days and, in case of a meeting of stockholders, dividend or stock split, not less than ten (10) days prior to the meeting or action requiring such determination of stockholders, and may fix the record date for determining stockholders entitled to a share dividend or distribution. If within thirty (30) days after the corporation receives one or more written demands for a special stockholder meeting that purport to satisfy the requirements of Section 180.0702(1)(b) of the Wisconsin Business Corporation Law (or any successor provision) no record date has been fixed pursuant to the first sentence of this Section 1.05 for the determination of stockholders entitled to demand such a stockholder meeting, the record date for determining stockholders entitled to demand such meeting shall be the date that the first stockholder signed the demand. If no record date has been fixed pursuant to the first sentence of this Section 1.05 for the determination of stockholders entitled (A) to notice of or to vote at a meeting of stockholders prior to the time that notice of the meeting is mailed or otherwise delivered to stockholders, or (B) to consent to action without a meeting within thirty (30) days after the corporation receives the first written consent to stockholder action without a meeting, (a) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to stockholders or (b) the date that the first stockholder signed the first written consent to stockholder action without a meeting, respectively, shall be the record date for the determination of such stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall be applied to any postponement or adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting.

        1.06.    Quorum and Voting Requirements.     Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of stockholders. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law, the Articles of Incorporation, or any other provision of these Bylaws. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two (2) or more classes or voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

2

        1.07.    Conduct of Meetings.     The Chairman of the Board, or in his absence or at his request, the President, and in the President's absence, a Vice President, and in their absence, any person chosen by the stockholders present shall call the meeting of the stockholders to order and shall act as chairperson of the meeting, and the Corporate Secretary shall act as secretary of all meetings of the stockholders, but, in the absence of the Corporate Secretary, the chairperson of the meeting may appoint any other person to act as secretary of the meeting.

        1.08.    Voting at Meetings.     At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed as provided in the Wisconsin Business Corporation Law. The means by which a stockholder or the stockholder's authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the stockholder by appointing the person as proxy include:

          (1)   Appointment of a proxy in writing by signing or causing the stockholder's signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

          (2)   Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the stockholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a stockholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

        An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. The presence of a stockholder who has made an effective proxy appointment shall not of itself constitute a revocation.

        Voting at meetings of stockholders need not be by written ballot unless so determined by the Board of Directors, the Chairman of the Board, the President or the Corporate Secretary. Voting at meetings of stockholders shall be conducted by one or more inspectors of election appointed by the Board of Directors, the Chairman of the Board, the President or the Corporate Secretary. However, no director or person who is a candidate for the office of director shall be appointed as such inspector. The inspectors, or persons representing the inspector if the inspector is an institution, before entering upon the discharge of their duties, shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability.

        1.09.    Stockholder Unanimous Consent Without a Meeting.     Any action required by the Articles of Incorporation, Bylaws or any provision of law to be taken at a meeting of stockholders or any other action which may be taken at such a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

        1.10.    Stockholder Waiver of Notice.     A stockholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the stockholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records. A stockholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

3

          (a)   Lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

          (b)   Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

ARTICLE II.
BOARD OF DIRECTORS

        2.01.    Number.     The number of directors constituting the whole Board of Directors shall be such number as shall be fixed from time to time by the affirmative vote of the whole Board but in no event shall the number be less than three. The number of directors at any time constituting the whole Board shall not be reduced so as to shorten the term of any director then in office. Directors need not be stockholders of the corporation.

        2.02.    Term of Office.     The directors shall hold office until the next annual meeting of stockholders at which their respective terms of office shall expire and until their respective successors are duly elected and qualified.

        2.03.    Election and Tenure.     Unless action is taken without a meeting under these Bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a stockholders meeting at which a quorum is present. Each director shall hold office until the end of such director's term and until such director's successor has been elected, or until such director's prior death, resignation or removal. A director may resign at any time by filing a written resignation with the Corporate Secretary of the corporation.

        2.04.    Removal.     If cumulative voting for directors is not authorized by the Articles of Incorporation, any director or directors may be removed from office by the stockholders if the number of votes cast to remove the director exceeds the number cast not to remove him or her, taken at a meeting of stockholders called for that purpose (unless action is taken without a meeting under Section 1.09 of these Bylaws), provided that the meeting notice states that the purpose, or one of the purposes, of the meeting is removal of the director. The removal may be made with or without cause unless the Articles of Incorporation or these Bylaws provide that directors may be removed only for cause. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove that director.

        2.05.    Vacancies.     Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. Each director so elected shall hold office for a term expiring at the next annual stockholders' meeting.

        2.06.    Regular Meetings.     Regular meetings of the Board of Directors and any committee thereof shall be held at such time and place, either within or without the State of Wisconsin, as may from time to time be fixed by the Board or such committee without other notice than the schedule prepared by the Corporate Secretary or the resolution or other action of the Board or committee establishing the time and place of such regular meetings.

        2.07.    Special Meetings.     Special meetings of the Board of Directors may be called by or at the request of the Board of Directors, the Executive Committee, the Chairman of the Board, the President, any committee designated by the Board with specific authority to do such or any two (2) directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairman of the committee. The persons calling any special meeting of the Board of Directors or

4

committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation.

        2.08.    Meetings by Telephone or Other Communication Technology.     (a) Any or all directors may participate in a regular or special meeting of the Board of Directors or in a committee meeting by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

        (b)   If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

        2.09.    Notice of Meetings.     Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 2.06 of these Bylaws) shall be given by written notice delivered personally or mailed or given by telephone or telegram to each director at his business address or at such other address as such director shall have designated in writing filed with the Corporate Secretary, in each case not less than 6 hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company; if by telephone, at the time the call is completed. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation, Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

        2.10.    Quorum.     Except as otherwise provided by the Wisconsin Business Corporation Law or these Bylaws, a majority of the number of directors as provided in or pursuant to Section 2.01 shall constitute a quorum of the Board of Directors, and a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee. If at any meeting of the Board of Directors or any committee thereof there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

        2.11.    Manner of Acting.     The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof unless the affirmative vote of a greater number is otherwise required by the Wisconsin Business Corporation Law, the Articles of Incorporation, the Bylaws or any provision of law.

        2.12.    Committees.     The Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one or more committees, each committee to consist of two (2) or more directors appointed by the Board of Directors to serve as members of the committee, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors. Notwithstanding the foregoing, no committee may: (a) authorize distributions; (b) approve or propose to stockholders action that the Wisconsin Business Corporation Law requires

5

be approved by stockholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors.

        Unless otherwise provided by the Board of Directors, members of any committee shall serve at the pleasure of the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or upon request by the chairperson of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority.

        The provisions of Section 2.09 shall also apply to notice and waiver of notice of meetings of any committee of the Board of Directors.

        2.13.    Compensation.     The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may (a) establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and the manner and time and payment thereof, (b) provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation, and (c) provide for reimbursement of reasonable expenses incurred in the performance of directors' duties.

        2.14.    Presumption of Assent.     A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers his or her written notice of dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting, or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention and the director delivers to the corporation a written notice of that failure promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of an action.

        2.15.    Director Unanimous Consent Without a Meeting.     Any action required or permitted by the Articles of Incorporation, these Bylaws or any provision of law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

6

ARTICLE III.
OFFICERS

        3.01.    Appointment.     The officers of the corporation shall include a Chairman of the Board, a President, one or more Vice Presidents, and a Corporate Secretary. The Board of Directors shall also designate a Chief Executive Officer. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.

        3.02.    Resignation and Removal.     An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed from office by the affirmative vote of a majority of the whole Board of Directors and, unless restricted by the Board of Directors, any officer or assistant officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

        3.03.    Vacancies.     A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the Board of Directors or the Chief Executive Officer, as appropriate. The Board of Directors or the Chief Executive Officer, as appropriate, may, from time to time, omit to appoint one or more officers or may omit to fill a vacancy, and in such case, the designated duties of such officer, unless otherwise provided in these Bylaws, shall be discharged by the Chief Executive Officer or such other officers as he or she may designate.

        3.04.    Powers and Duties.     Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as described below, as well as such powers and duties as from time to time may be conferred by the Chief Executive Officer or the Board of Directors.

Chairman of the Board

        The Chairman of the Board shall:

  •
  preside at all meetings of the stockholders and of the Board of Directors; and

  •
  perform all other duties incident to the office of Chairman of the Board and any other duties as may be prescribed by the Board of Directors.

Chief Executive Officer

        The Chief Executive Officer shall:

  •
  subject to the control of the Board of Directors, in general, manage, supervise, and control all of the business, property and affairs of the corporation;

  •
  have authority to appoint officers and assistant officers of the corporation, subject to any limitations that the Board of Directors may from time to time prescribe; it being understood that the Board of Directors continues to reserve its right to also appoint officers and assistant officers;

  •
  have authority to confer powers and duties to other officers and assistant officers, including the authority to assign to the other officers the authority for the management and control of the

7

    business and affairs of the corporation, subject to any limitations as the Board of Directors may from time to time prescribe;

  •
  have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the corporation;

  •
  have authority to appoint agents and employees of the corporation to hold office at the discretion of the Chief Executive Officer; prescribe their powers, duties and compensation, and delegate authority to them;

  •
  have the authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her stead; and

  •
  perform all other duties incident to the office of Chief Executive Officer and any other duties as may be prescribed by the Board of Directors.

President

        The President shall:

  •
  be the Chief Operating Officer of the corporation, unless otherwise designated by the Board of Directors;

  •
  subject to the control of the Chief Executive Officer, direct certain operating functions; and

  •
  perform the duties incident to the office of President and any other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.

        In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's death, inability to act, resignation or removal from office, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the powers and duties of the Chief Executive Officer shall for the time being devolve upon and be exercised by the President, unless otherwise ordered by the Board of Directors of the corporation.

Vice Presidents

        The Vice Presidents shall:

  •
  perform such duties and have such authority as from time to time may be delegated or assigned to them by the Chief Executive Officer, President or the Board of Directors; and

  •
  to the extent not so delegated or assigned, they have such duties and authority as generally pertain to their office.

        In case of the absence of the President or in the event of the President's death, inability to act, resignation or removal from office, or in the event for any reason it shall be impracticable for the President to act personally, the powers and duties of the President for the time being devolve upon and be exercised by a Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated by the Chief Executive Officer, or in the absence of any designation, then in the order of their appointment, unless otherwise ordered by the Board of Directors of the corporation).

8

Treasurer

        If the Board of Directors appoints a Treasurer, the Treasurer shall:

  •
  have charge and custody of and be responsible for all funds and securities of the corporation;

  •
  receive, disburse and invest funds of the corporation, and keep proper records thereof;

  •
  negotiate and borrow short-term unsecured funds and issue and sell commercial paper and other types of short-term unsecured indebtedness;

  •
  establish depository and checking accounts at banks or other financial institutions for various corporate purposes; it being understood that the Treasurer is hereby authorized to take any action to administer these accounts, including acting as a signatory with respect to such accounts; and

  •
  in general perform all other duties incident to the office of the Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer, President, Vice President in charge, if any, or the Board of Directors.

Corporate Secretary

        The Corporate Secretary shall:

  •
  keep (or cause to be kept) the minutes of the meetings of the stockholders and of the Board of Directors and its committees as permanent records;

  •
  see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law;

  •
  be custodian of the corporate records and of the corporate seal and see that the corporate seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

  •
  keep or arrange for the keeping of a register of the post office address of each stockholder, which shall be furnished to the Corporate Secretary by such stockholder;

  •
  sign, in accordance with provisions of these Bylaws, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

  •
  have general charge of the stock transfer books of the Corporation; and

  •
  perform all other duties incident to the office of Corporate Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chief Executive Officer, President, Vice President in charge, if any, or the Board of Directors.

        3.05.    Execution of Instruments.     The execution of any instrument of the corporation by any officer or assistant officer shall be conclusive evidence, as to third parties, of his or her authority to act on behalf of the corporation.

9

ARTICLE IV.
CERTIFICATES FOR SHARES AND THEIR TRANSFER

        4.01.    Stock Certificates and Facsimile Signatures.     The certificates for shares of stock of the corporation shall be signed either manually or by facsimile signature by the Chief Executive Officer, the President or a Vice President, and by the Corporate Secretary or an Assistant Corporate Secretary of the corporation, or any other officer or officers that the Board of Directors designates, and may be sealed with the seal of the corporation.

        The certificates for shares shall be countersigned and registered either manually or by facsimile signature in such manner, if any, as the Board of Directors may from time to time prescribe. The transfer agent and the registrar may, but need not be, the same person or agency. In the event that the corporation or its agent is acting in the dual capacity of transfer agent and registrar, a single manual or facsimile signature may be used.

        In case any such person acting as an officer, transfer agent or registrar, who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar, before such certificate is issued, it may be used by the corporation with the same effect as if such person had not ceased to be such at the date of its issue.

        4.02.    Transfer of Stock.     The shares of stock of the corporation shall be transferable on the books of the corporation upon request by the holders thereof or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class and series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

        Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

        4.03.    Lost, Destroyed or Stolen Certificates.     Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

        4.04.    Shares Without Certificates.     The Board of Directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.

ARTICLE V.
INDEMNIFICATION

        5.01.    Mandatory Indemnification.     The corporation shall indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by

10

reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding.

        5.02.    Certain Definitions.     As used in this Article V, (a) "indemnify" includes the advancement of expenses upon receipt of an undertaking to repay upon specified conditions, (b) "fullest extent permitted by law" means the fullest extent to which indemnity may lawfully be provided by, pursuant to or consistently with, the provisions of Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law (or any successor provisions) or any other applicable law, whether statutory or otherwise, (c) "person" includes the person's heirs, executors and administrators, (d) "legal proceeding" means any threatened, pending or completed action, suit or proceeding, whether or not by or in right of the corporation, (e) "other enterprise" includes any corporation, partnership, joint venture, trust, dividend reinvestment plan, stock purchase plan, employee benefit plan or other plan or entity, (f) "expenses" include expenses in the enforcement of rights under this Bylaw and any excise taxes assessed with respect to an employee benefit plan and (g) in respect of any of such plans, (i) "serving at the request of the corporation as a director or officer" includes serving at the request of the corporation in any capacity that involves services or duties with respect to the plan or its participants or beneficiaries and (ii) action reasonably believed to be in the interest of such participants or beneficiaries shall be deemed reasonably believed to be in, or not opposed to, the best interests of the corporation.

        5.03.    Legal Enforceability.     The rights provided to any person by the terms of this Article V shall be legally enforceable against the corporation by such person, who shall be presumed to have relied on the provisions of this Article V in undertaking or continuing any of the positions with the corporation or other enterprise referred to in Section 5.01.

        5.04.    Limitation on Modification or Termination.     No modification or termination of this Article V shall be effected which would impair any rights hereunder arising at any time out of events occurring prior to such modification or termination.

        5.05.    Non-Exclusive Bylaw.     This Article V is not intended to be exclusive and accordingly shall not be construed as impairing in any way the power and authority of the corporation, to the extent legally permissible without regard to this Article V, in its discretion to indemnify or agree to indemnify, or to purchase insurance indemnifying, any employee, agent or other person.

ARTICLE VI.
OTHER INDEMNIFICATION PROVISIONS

        6.01.    Indemnification for Successful Defense.     Within twenty (20) days after receipt of a written request pursuant to Section 6.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

        6.02.    Other Indemnification.     (a) In cases not included under Section 6.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

          (1)   A willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest.

11

          (2)   A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

          (3)   A transaction from which the director or officer derived an improper personal profit.

          (4)   Willful misconduct.

        (b)   Determination of whether indemnification is required under this Section or Article V shall be made pursuant to Section 6.05.

        (c)   The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

        6.03.    Written Request.     A director or officer who seeks indemnification under Article V or Sections 6.01 or 6.02 shall make a written request to the corporation.

        6.04.    Nonduplication.     The corporation shall not indemnify a director or officer under Sections 6.01 or 6.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

        6.05.    Determination of Right to Indemnification.     (a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Article V or Section 6.02 shall select one of the following means for determining his or her right to indemnification:

          (1)   By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

          (2)   By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

          (3)   By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

          (4)   By an affirmative vote of shares represented at a meeting of stockholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

          (5)   By a court under Section 6.08.

          (6)   By any other method provided for in any additional right to indemnification.

        (b)   In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Article V or Section 6.02 should not be allowed.

12

        (c)   A written determination as to a director's or officer's indemnification under Article V or Section 6.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

        (d)   If it is determined that indemnification is required under Article V or Section 6.02, the corporation shall pay all liabilities and expenses not prohibited by Section 6.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

        6.06.    Advance of Expenses.     Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

          (1)   A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

          (2)   A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 6.05 that indemnification under Article V or Section 6.02 is not required and that indemnification is not ordered by a court under Section 6.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

        6.07.    Limitations on Indemnification.     (a) Regardless of the existence or rights under these Bylaws and additional rights to indemnification under any agreement with the corporation, the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses, unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 6.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceedings for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

        (b)   Sections 6.01 to 6.12 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

          (1)   As a witness in a proceeding to which he or she is not a party.

          (2)   As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

        6.08.    Court-Ordered Indemnification.     (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 6.05(a)(5) or for review by the court of an adverse determination under Section 6.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

        (b)   The court shall order indemnification if it determines any of the following:

          (1)   That the director or officer is entitled to indemnification under Article V or Sections 6.01 or 6.02.

          (2)   That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Article V or Section 6.02.

13

        (c)   If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court-ordered indemnification.

        6.09.    Indemnification and Allowance of Expenses of Employees and Agents.     The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

        6.10.    Insurance.     The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Article V or Sections 6.01, 6.02, 6.06, 6.07 and 6.09.

        6.11.    Securities Law Claims.     (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Article V or Sections 6.01 to 6.10.

        (b)   Article V and Sections 6.01 to 6.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

        6.12.    Liberal Construction.     In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 6.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

ARTICLE VII.
CONTRACTS, CHECKS, NOTES, BONDS, ETC.

        7.01.    Contracts.     The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any document or instrument, whether of conveyance or otherwise, in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

        7.02.    Checks, Drafts, Etc.     All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed or, in the case of wire transfers, shall be authorized by such officer or officers, employee or employees or agent or agents as shall be thereunto authorized from time to time by the Board of Directors; provided that checks drawn on the corporation's bank accounts may bear the facsimile signature of such officer or officers, employee or employees, or agent or agents as the Board of Directors shall authorize; and provided further that in the case of notes, bonds or debentures issued under a trust instrument of the corporation and required to be signed by two officers of the corporation, the signatures of either or both of such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument. In case any such officer who has signed or whose facsimile signature has been placed upon

14

such instrument shall have ceased to be such officer before such instrument is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

ARTICLE VIII.
FISCAL YEAR

        The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE IX.
CORPORATE SEAL

        The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

ARTICLE X.
EFFECT OF HEADINGS

        The descriptive headings and references to Articles and Sections in these Bylaws were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

ARTICLE XI.
AMENDMENTS

        11.01.    By Stockholders.     These Bylaws may be amended or repealed and new Bylaws may be adopted by the stockholders by the vote provided in Section 1.06 of these Bylaws except as specifically provided below or in the Articles of Incorporation. If authorized by the Articles of Incorporation, the stockholders may adopt or amend a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than otherwise is provided in the Wisconsin Business Corporation Law. The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for stockholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

        11.02.    By Directors.     Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Sections 2.10 and 2.11, but (a) no Bylaw adopted by the stockholders shall be amended, repealed or readopted by the Board of Directors if such Bylaw provides that it may not be amended, repealed or readopted by the Board of Directors and (b) a Bylaw adopted or amended by the stockholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

15

        11.03.    Implied Amendments.     Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

16

Annex B

745 Seventh Avenue New York, NY 10019 United States

June 22, 2014

Board of Directors
Wisconsin Energy Corporation
231 West Michigan Street
Milwaukee, WI 53201

Members of the Board of Directors:

        We understand that Wisconsin Energy Corporation (the "Company") intends to enter into a transaction (the "Proposed Transaction") with Integrys Energy Group ("Integrys") pursuant to which (i) a to-be-formed wholly-owned subsidiary of the Company ("Merger Sub") will merge with and into Integrys, with Integrys surviving the merger as the surviving corporation ("Initial Surviving Merger Sub") and then (ii) Initial Surviving Merger Sub will merge with and into a second to-be-formed wholly-owned subsidiary of the Company ("Subsequent Merger Sub"), with Subsequent Merger Sub surviving the merger as the surviving corporation (collectively, the "Mergers"). Pursuant to the Mergers, each share of Integrys Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive (1) $18.58 in cash, without interest (the "Cash Consideration") and (2) 1.128 shares of the Company's common stock, par value $0.01 (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). The terms and conditions of the Proposed Transaction are set forth in more detail in the draft of the Agreement and Plan of Merger dated of as June 21, 2014 (the "Agreement") by and among the Company and Integrys. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration paid in the Proposed Transaction or otherwise.

        In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of June 21, 2014 and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and Integrys that we believe to be relevant to our analysis, including each of (i) their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and other relevant filings with the Securities and Exchange Commission; and (ii) Federal Energy Regulatory Commission ("FERC") Form No.1 and FERC Electric & Gas Form No. 3Q filings for Integrys; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by management of the Company, including financial projections of the Company prepared by management of the Company (the "Company Projections"); (4) financial and operating information with respect to the business, operations and prospects of Integrys furnished to us by management of the Company, including financial projections of Integrys prepared by management of the Company (the "Company's Integrys Projections"); (5) the trading history of the Company's common stock from

June 20, 2012 to June 20, 2014 and the trading history of Integrys' common stock from June 20, 2012 to June 20, 2014 and a comparison of each of their trading histories with those of other companies that we deemed relevant; (6) a comparison of the historical financial results and present financial condition of the Company and Integrys with each other and with those of other companies that we deemed relevant; (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (8) the pro forma impact of the Proposed Transaction on the future financial performance of the combined company; (9) the relative contributions of the Company and Integrys to the historical and future financial performance of the combined company on a pro forma basis. In addition, we have had discussions with the management of the Company and Integrys concerning the Company's and Integrys' business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections and the Company's Integrys Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and Integrys and that the Company and Integrys will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Integrys and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Integrys. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which shares of common stock of the Company would trade following the announcement of the Proposed Transaction. Our opinion should not be viewed as providing any assurance that the market value of the shares of common stock of the Company to be held by the stockholders of the Company after the consummation of the Proposed Transaction will be in excess of the market value of common stock of the Company owned by such stockholders at any time prior to the announcement or consummation of the Proposed Transaction.

        We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof, and that the financing for the Proposed Transaction will be obtained in accordance with the terms described by the Company. Additionally, we have assumed, upon the advice of the Company, that the Proposed Transaction will qualify as a "reorganization" for United States federal income tax purposes. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Transaction is fair to the Company.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: (i) acted as active joint bookrunner and billing and delivery agent of $250 million senior debentures for Wisconsin Electric Power Company, (ii) acted as joint lead arranger in connection with the refinancing of $1.25 billion of revolving credit facilities for the Company and its affiliates, and (iii) served as purchase agent for the Company's open market share repurchase program. We have not performed services for Integrys in the past two years.

        Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Integrys for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,
/s/ BARCLAYS CAPITAL INC.

Annex C

June 21, 2014

The Board of Directors
Integrys Energy Group, Inc.
200 East Randolph Street
Chicago, IL 60601-6207

Dear Members of the Board:

        We understand that Integrys Energy Group, Inc., a Wisconsin corporation ("Company"), and Wisconsin Energy Corporation, a Wisconsin corporation ("Buyer"), propose to enter into an Agreement and Plan of Merger dated as of June 23, 2014 (the "Agreement"), pursuant to which Buyer will acquire Company (the "Transaction"). Pursuant to the Agreement, Buyer will form two direct, wholly owned subsidiaries of Buyer as Wisconsin corporations (such subsidiaries, collectively, "Merger Subsidiaries"), and one such subsidiary will merge with and into Company, with Company surviving the merger as the surviving corporation (the "Merger"). Each outstanding share of the common stock, par value $1.00 per share, of Company ("Company Common Stock"), other than shares of Company Common Stock that are owned by Company as treasury stock and shares of Company Common Stock, if any, that are owned by Buyer or the Merger Subsidiaries immediately prior to the Merger, but including shares of Company Common Stock held by the Company Rabbi Trust, upon consummation of the Merger, will be converted into the right to receive (i) $18.58 in cash (the "Cash Consideration") and (ii) 1.128 shares of the common stock, par value $0.01 per share, of Buyer ("Buyer Common Stock") (such number of shares so issuable, the "Stock Consideration" and, together with the Cash Consideration, the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement. For purposes hereof, "Excluded Holders" shall refer to the Company, Buyer or any Merger Subsidiary, each in their capacity as holders of any Company Common Stock.

        You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders.

        In connection with this opinion, we have:

  (i)
  Reviewed the financial terms and conditions of a final draft of the Agreement dated June 20, 2014;

  (ii)
  Reviewed certain publicly available historical business and financial information relating to Company and Buyer;

  (iii)
  Reviewed various financial forecasts and other data provided to us by Company relating to the business of Company and a financial forecast and other data provided to us by Buyer relating to the business of Buyer;

  (iv)
  Held discussions with members of the senior managements of Company and Buyer with respect to the businesses and prospects of Company and Buyer, respectively, and reviewed the illustrative synergies and other benefits, including the amount and timing thereof, anticipated by management of Company to be realized from the Transaction;

  (v)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of Company and Buyer, respectively;

  (vi)
  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the businesses of Company and Buyer, respectively;

  (vii)
  Reviewed historical stock prices of Company Common Stock and Buyer Common Stock; and

  (viii)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

        We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Company or Buyer or concerning the solvency or fair value of Company or Buyer, and we have not been furnished with any such valuation or appraisal. Management of Company has advised us that the "Base" case financial forecast provided to us represents the best currently available estimates and judgments as to the future financial performance of Company and, accordingly, for purposes of our analyses in connection with this opinion, you have directed us to utilize the "Base" case financial forecast. With respect to the financial forecasts utilized in our analyses, including those related to the illustrative synergies and other benefits anticipated by management of Company to be realized from the Transaction, as well as Buyer's financial forecasts, we have assumed, at the direction of Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Company and Buyer, respectively, and such synergies and other benefits. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of Company Common Stock or Buyer Common Stock may trade at any time subsequent to the announcement of the Transaction. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with Company. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by Company to engage in the Transaction.

        In rendering our opinion, we have assumed, with the consent of Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any terms or conditions material to our analysis. Representatives of Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of Company, that obtaining the necessary governmental, regulatory or third-party approvals and consents for the Transaction will not have an adverse effect on Company, Buyer or the Transaction. We further have assumed, with the consent of Company, that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

        Lazard Frères & Co. LLC ("Lazard") is acting as financial advisor to Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the

Transaction. We in the past have provided, currently are providing and in the future may provide certain investment banking services to Company, for which we have received and may receive compensation. In addition, in the ordinary course, Lazard and its respective affiliates and employees may trade securities of Company, Buyer and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Company, Buyer and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

        Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Company (in its capacity as such) and our opinion is rendered to the Board of Directors of Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any shareholder of Company or Buyer as to how such shareholder should vote or act with respect to the Transaction or any matter relating thereto.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,
LAZARD FRERES & CO. LLC
By	/s/ GEORGE BILICIC George Bilicic Managing Director

Annex D

Form of Articles of Amendment to the Restated Articles of Incorporation of Wisconsin Energy

ARTICLES OF AMENDMENT
TO THE
RESTATED
ARTICLES OF INCORPORATION
OF
WISCONSIN ENERGY CORPORATION,
AS AMENDED

        The undersigned does hereby certify to the following:

          1.     The name of the corporation is Wisconsin Energy Corporation.

          2.     Article I of the Restated Articles of Incorporation, as amended effective May 21, 2012, is hereby amended to read in its entirety as set forth below:

        "The name of the corporation is WEC Energy Group, Inc."

          3.     The foregoing amendment was adopted on [            ].

          4.     The foregoing amendment was adopted in accordance with §180.1003 of the Wisconsin Statutes.

        IN WITNESS WHEREOF, Wisconsin Energy Corporation has caused this certificate to be duly executed in its corporate name this [        ] day of [            ], 20[    ].

WISCONSIN ENERGY CORPORATION
By:
	Name:	Keith H. Ecke
	Title:	Assistant Corporate Secretary

D-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0000220924_1 R1.0.0.51160 INTEGRYS ENERGY GROUP, INC. ATTN: INVESTOR RELATIONS 200 EAST RANDOLPH STREET CHICAGO, IL 60601 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Exceptions to the voting cutoff dates are disclosed in the "Questions and Answers about the Special Meetings" section of the Proxy Statement. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone (if calling within the United States) to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. Exceptions to the voting cutoff dates are disclosed in the "Questions and Answers about the Special Meetings" section of the Proxy Statement. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1., 2. and 3.: For Against Abstain 1. To adopt the Agreement and Plan of Merger by and among Wisconsin Energy Corporation and Integrys Energy Group, Inc., dated June 22, 2014, as it may be amended from time to time (the "Merger proposal"); 2. To approve, on an advisory basis, the merger-related compensation arrangements of the named executive officers of Integrys Energy Group, Inc.; and 3. To approve any motion to adjourn the special meeting of Integrys Energy Group, Inc., if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger proposal NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000220924_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . INTEGRYS ENERGY GROUP, INC. Notice of Special Meeting of Shareholders To Be Held November 21, 2014 at 10:00 AM Proxy Solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Charles A. Schrock and Jodi J. Caro as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, and to vote at their discretion upon such other business as may properly come before the meeting, all the shares of common stock of Integrys Energy Group, Inc. held of record by the undersigned on October 13, 2014, at the Special Meeting of Shareholders to be held at 10:00 AM CT on November 21, 2014 or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3; and according to the discretion of the proxies on any matters that may properly come before the meeting or any other postponement or adjournment thereof. Continued and to be signed on reverse side